                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               Mark Centers Trust
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

MARK               An Organization of Specialists
===============================================================================
    CENTERS TRUST            [GRAPHIC OMITTED]

                                 July 10, 1998

Dear Shareholder:

     The Annual Meeting of Shareholders of Mark Centers Trust (the "Trust") will be held on August 12, 1998 at 10:00 a.m., local time, at The Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 18702.

     At the Annual Meeting, you will be asked to consider and vote upon a transaction pursuant to which, among other things: (i) Mark Centers Limited Partnership, a majority owned subsidiary of the Trust of which the Trust also serves as general partner, will acquire all or substantially all of the ownership interests in 13 retail shopping centers, five multi-family apartment complexes and one redevelopment property owned by certain real estate investment partnerships and related entities in which RD Capital, Inc., a Delaware corporation, or its affiliates serve as the general partner or in another management capacity, as well as certain third party management contracts and promissory notes, in exchange for approximately 1.8 million newly issued common shares of beneficial interest of the Trust and approximately 11.1 million limited partnership interests in Mark Centers Limited Partnership, each of which is exchangeable, on a one for one basis, for common shares; (ii) other investment partnerships in which an affiliate of RD Capital serves as general partner will purchase an aggregate of approximately 13.3 million newly issued common shares in consideration for $100 million in cash; (iii) Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RD Capital, will become the Chairman and Chief Executive Officer and the President, respectively, of the Trust; and (iv) Messrs. Dworman and Bernstein and two other designees of RD Capital will become four of the seven trustees comprising the Board of Trustees of the Trust.

     Additionally, at the Annual Meeting, you will be asked to elect six trustees to hold office until the next Annual Meeting of Shareholders; provided, however, that all but three of the newly elected trustees will resign if the transaction with RD Capital is approved at the Annual Meeting and is consummated. You will also be asked to consider and vote upon an amendment to the Trust's Declaration of Trust to increase the number of shares which the Trust has authority to issue from 50,000,000 to 100,000,000 shares, and to consider and vote upon an amendment to the Trust's Declaration of Trust to change the Trust's name from Mark Centers Trust to Acadia Realty Trust, to become effective only if the Transaction is consummated.

     THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE TRANSACTION DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND HAS DETERMINED THAT THE TRANSACTION WITH RD CAPITAL IS FAIR TO THE TRUST AND ITS SHAREHOLDERS. THE BOARD OF TRUSTEES RECOMMENDS THAT THE TRUST'S SHAREHOLDERS VOTE "FOR" EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT, INCLUDING THE RD CAPITAL TRANSACTION.

     In the materials accompanying this letter, you will find a Notice of Annual Meeting of Shareholders and a Proxy Statement relating to, among other things, the actions to be taken by the Trust's shareholders at the Annual Meeting, and a Proxy Card. Shareholders are urged to carefully review the accompanying Proxy Statement which describes in detail the RD Capital transaction and the other proposals which are being submitted to the shareholders for their consideration and approval, as well as the attendant risks associated with the foregoing.

     All shareholders of the Trust's common shares are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your Proxy Card in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you previously have returned your Proxy Card. It is important that your shares be represented and voted at the Annual Meeting.

                                        Sincerely,




                                  /s/   Marvin L. Slomowitz,
                                        ----------------------------------------
                                        Marvin L. Slomowitz,
                                        Chairman of the Board and
                                        Chief Executive Officer

                              MARK CENTERS TRUST
                               600 Third Avenue
                         Kingston, Pennsylvania 18704
                             ---------------------
                   Notice of Annual Meeting of Shareholders
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Mark Centers Trust, a Maryland real estate investment trust (the "Trust"), will be held on August 12, 1998, at 10:00 o'clock, local time, at The Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 18702, to consider and vote upon the following matters:

 1. To consider and vote upon a transaction (the "Transaction"), as more fully described in the Contribution and Share Purchase Agreement dated April 15, 1998 (the "Contribution Agreement"), pursuant to which, among other things: (i) Mark Centers Limited Partnership, a Delaware limited partnership and a majority-owned subsidiary of the Trust of which the Trust also serves as general partner (the "Operating Partnership"), will acquire fee title to, or all or substantially all of the ownership interests in, 13 retail shopping centers, five multi-family apartment complexes and one redevelopment property owned by certain real estate investment partnerships and related entities in which RD Capital, Inc., a Delaware corporation ("RDC"), or its affiliates serve as the general partner or in another similar management capacity, as well as certain third party management contracts and promissory notes, in exchange for approximately 11.1 million limited partnership interests ("Units") in the Operating Partnership and approximately 1.8 million newly issued common shares of beneficial interest, $.001 par value, of the Trust ("Common Shares"); (ii) other investment partnerships in which an affiliate of RDC serves as general partner will purchase an aggregate of approximately 13.3 million newly issued Common Shares in consideration of $100.0 million in cash; (iii) Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC, will become the Chairman and Chief Executive Officer and the President, respectively, of the Trust; and (iv) Messrs. Dworman and Bernstein and two other designees of RDC, neither of whom is an officer, trustee, director or employee of the Trust or RDC or any of their respective affiliates, will become four of the seven trustees comprising the Board of Trustees of the Trust.


 2. To elect six trustees to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; provided, however, that all but three of the newly elected trustees will resign if the Transaction is consummated.

 3. To consider and vote upon an amendment to the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust") to increase the number of Shares which the Trust has authority to issue from 50,000,000 Shares to 100,000,000 Shares.

 4. To consider and vote upon an amendment to the Trust's Declaration of Trust to change the Trust's name from "Mark Centers Trust" to "Acadia Realty Trust," to become effective only if the Transaction is consummated.


 5. To transact such other business as may properly come before the meeting.


     The Board of Trustees has fixed the close of business on July 8, 1998 as the record date for the Meeting. Only shareholders of the Trust of record as of that date are entitled to notice of and to vote at the Meeting and any adjournment and postponement thereof.


     The accompanying form of Proxy is solicited by the Board of Trustees. Reference is made to the attached Proxy Statement for further information concerning the business to be transacted at the Meeting. Duly executed but unmarked proxies will be voted "FOR" the Transaction, "FOR" the nominees for election to the Board of Trustees and "FOR" the proposed amendments to the Declaration of Trust.

     THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE CONTRIBUTION AGREEMENT AND THE TRANSACTION DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND HAS DETERMINED THAT THE TRANSACTION IS FAIR TO THE TRUST AND THE SHAREHOLDERS. IN ADDITION, IN CONNECTION WITH ITS APPROVAL OF THE CONTRIBUTION AGREEMENT AND THE TRANSACTION, THE BOARD OF TRUSTEES HAS RECEIVED THE OPINION OF ITS FINANCIAL ADVISOR, BEAR STEARNS & CO. INC., TO THE EFFECT THAT, AS OF THE DATE OF SUCH OPINION AND BASED UPON AND SUBJECT TO CERTAIN QUALIFICATIONS AND ASSUMPTIONS STATED THEREIN, THE CONSIDERATION TO BE PAID BY THE TRUST AND OPERATING PARTNERSHIP TO RDC AND ITS AFFILIATES IN THE TRANSACTION WAS FAIR TO THE TRUST FROM A FINANCIAL POINT OF VIEW. THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE TRANSACTION.


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU PREVIOUSLY SENT IN YOUR PROXY.



                                  By Order of the Board of Trustees,




                              /s/ Marvin J. Levine
                                  --------------------------------------------
                                  Marvin J. Levine, Secretary
Kingston, Pennsylvania
July 10, 1998

                              MARK CENTERS TRUST
                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being sent to holders of common shares of beneficial interest, par value $.001 per share ("Common Shares"), of Mark Centers Trust, a Maryland real estate investment trust (the "Trust"), in connection with the solicitation of proxies by the Board of Trustees of the Trust for use at the Trust's 1998 Annual Meeting of Shareholders (the "Meeting") to be held on August 12, 1998 at The Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 18702, commencing at 10:00 o'clock, local time, or at any adjournment or postponement thereof, for the purposes set forth in the foregoing notice.

     At the Meeting, shareholders will be asked to consider and vote upon a transaction (the "Transaction"), as more fully described in the Contribution and Share Purchase Agreement dated April 15, 1998 (the "Contribution Agreement"), pursuant to which, among other things: (i) Mark Centers Limited Partnership, a Delaware limited partnership and a majority-owned subsidiary of the Trust of which the Trust also serves as general partner (the "Operating Partnership"), will acquire fee title to, or all or substantially all of the ownership interests in, 13 retail shopping centers, five multi-family apartment complexes and one redevelopment property owned by certain real estate investment partnerships and related entities in which RD Capital, Inc., a Delaware corporation ("RDC"), or its affiliates serve as the general partner or in another similar management capacity, as well as certain third party management contracts and promissory notes, in exchange for approximately 11.1 million limited partnership interests ("Units") in the Operating Partnership (each of which is exchangeable, on a one-for-one basis, for Common Shares) and approximately 1.8 million Common Shares; (ii) other investment partnerships in which an affiliate of RDC serves as general partner (collectively, the "RDC Funds") will purchase an aggregate of approximately 13.3 million newly issued Common Shares in consideration of $100.0 million in cash; (iii) Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC, will become the Chairman and Chief Executive Officer and the President, respectively, of the Trust; and (iv) Messrs. Dworman and Bernstein and two other designees of RDC, neither of whom is an officer, trustee, director or employee of the Trust or RDC or any of their respective affiliates, will become four of the seven trustees comprising the Board of Trustees of the Trust. A copy of the Contribution Agreement is attached to this Proxy Statement as Annex "I". Shareholders of the Trust are not entitled to dissenters' rights of appraisal in connection with the Transaction.

     The Common Shares to be issued to the RDC Funds and to other RDC affiliates in the Transaction will represent approximately 61.8% of the Common Shares to be issued and outstanding immediately following the Transaction and, together with the Common Shares issuable upon conversion of the Units to be issued in the Transaction, the RDC Funds, together with other RDC affiliates, will beneficially own approximately 71.2% of the Common Shares to be issued and outstanding on a fully diluted basis, after giving effect to the exchange, exercise and conversion of all securities exchangeable, exercisable to purchase or convertible into Common Shares.

     In addition to the Transaction, the shareholders are being asked to consider and vote upon the election of trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event the Transaction is approved by the shareholders and consummated, the newly elected trustees other than Marvin Slomowitz, Lawrence Longua and Marvin Levine will resign as trustees of the Trust effective upon the Closing Date (as defined herein). Shareholders are also being asked to consider a proposal to amend the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust") to increase the number of Shares which the Trust is authorized to issue from 50,000,000 Shares to 100,000,000 Shares, and a proposal to amend the Declaration of Trust to change the Trust's name from "Mark Centers Trust" to "Acadia Realty Trust," which will become effective only if the Transaction is consummated.

     On July 8, 1998, the record date for shareholders entitled to notice of and to vote at the Meeting, there were 9,357,977 Common Shares issued and outstanding, each of which is entitled to one vote on all matters to be presented at the Meeting. Approval of the Transaction and of the proposed amendments to the Declaration of Trust requires the affirmative vote of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Meeting. Trustees will be elected by the affirmative vote of the holders of a majority of the issued and outstanding Common Shares voting in person or by proxy at the Meeting.

     Information set forth herein concerning the Trust, the Operating Partnership and their respective subsidiaries, assets and operations is provided by the Trust. Information set forth herein concerning RDC, its affiliates, their assets and operations is provided by RDC.

     Shareholders are urged to review this Proxy Statement for further information regarding the Transaction, RDC and its related entities, the real estate and other assets to be contributed to the Trust and the proposed new executive management of the Trust. Reference is also made to the information set forth herein under "Risk Factors" for a discussion of certain factors that should be considered by shareholders before voting on the Transaction.

This Proxy Statement is first being mailed to shareholders of the Trust on July
                                   10, 1998.

                               TABLE OF CONTENTS



Special Note Regarding Forward-Looking Statements ........................................    3
Available Information ....................................................................    3
Incorporation of Certain Documents by Reference ..........................................    3
Summary ..................................................................................    5
Comparative Per Share Data ...............................................................   15
The Annual Meeting .......................................................................   16
Mark Centers Trust Summary Financial Data ................................................   18
RDC Group Summary Financial Data .........................................................   20
Risk Factors .............................................................................   21
Capitalization ...........................................................................   25
The Transaction ..........................................................................   25
The Contribution Agreement and Related Matters ...........................................   33
Interests of Certain Persons in the Transaction ..........................................   42
Management of the Trust Before and After the Transaction .................................   44
Market Price Information and Dividend Policy .............................................   46
Mark Centers Trust Management's Discussion and Analysis of Financial Condition and
Results of Operations ....................................................................   47
RDC Group Management's Discussion and Analysis of Financial Condition and Results of
  Operations .............................................................................   53
Mark Centers Trust Selected Financial Information ........................................   57
RDC Group Selected Financial Information .................................................   59
Pro Forma Combined Financial Information .................................................   60
Mortgage Debt Following the Transaction ..................................................   71
Certain Information Concerning Mark Centers Trust ........................................   73
Certain Information Concerning RD Capital, Inc. ..........................................   73
Election of Trustees .....................................................................   79
Certain Relationships and Related Transactions ...........................................   80
The Other Proposals ......................................................................   81
Security Ownership of Certain Beneficial Owners and Management ...........................   83
Executive Compensation ...................................................................   85
Report of the Compensation and Share Option Plan Committees on Executive Compensation ....   87
Share Price Performance Graph ............................................................   88
Compliance with Section 16(a) of the Securities Exchange Act of 1934 .....................   89
Proposals of Security Holders ............................................................   89
Independent Auditors .....................................................................   89
Index to Financial Statements ............................................................   F-1


Glossary

Annex I  Contribution and Share Purchase Agreement
Annex II  Opinion of Bear Stearns & Co. Inc.
Annex III Proposed Amendments to Declaration of Trust

     No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Trust or any other person. This Proxy Statement does not constitute the solicitation of a proxy to or from any person in any jurisdiction to whom it is not lawful to make such solicitation in such jurisdiction. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Trust or any of its subsidiaries since the date hereof or that the information herein is correct as of any time subsequent to its date.


                               ---------------
               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in the Summary and under the captions "RISK FACTORS," "THE TRANSACTION--Reasons for the Transaction; Recommendation of the Board of Trustees," and "--Opinion of Financial Advisor to the Trust," and elsewhere in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Trust, the Operating Partnership and one or more of the real estate assets currently owned or to be acquired in the Transaction to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, affect demand for rental space, the availability and creditworthiness of prospective tenants, lease rents and the availability of financing; adverse changes in the Trust's real estate markets, including, among other things, competition with other companies; risks of real estate development and acquisition; governmental actions and initiatives; environmental/safety requirements; and other changes and factors to which reference is made in this Proxy Statement. See "RISK FACTORS."

                             AVAILABLE INFORMATION

     The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Trust with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Trust's Common Shares are listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning the Trust are made available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Such information can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Web Site on the Internet (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Trust with the Commission pursuant to the Exchange Act, are incorporated by reference in this Proxy Statement/Prospectus:

     1. The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Trust's Current Report on Form 8-K dated April 15, 1998 and filed with the Commission on April 20, 1998.

     3. The Trust's Form 10-K/A Amendment No. 1 to its Annual Report on Form 10-K, filed with the Commission on April 29, 1998.


     4. The Trust's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.


     All documents and reports subsequently filed by the Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Proxy Statement.


     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner of Common Shares, to which this Proxy Statement is delivered, on written or oral request, without charge, directed to 600 Third Avenue, Kingston, Pennsylvania 18704, telephone
(717) 288-4581, Attention: Chief Financial Officer. To ensure timely delivery of these documents, any request should be made by July 27, 1998.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement and the Annexes hereto. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms elsewhere in this Proxy Statement. See the "Glossary" included in this Proxy Statement. Shareholders are urged to read this Proxy Statement in its entirety.


                                 The Companies


Mark Centers Trust.......   Mark Centers Trust (the "Trust"), a Maryland real
                            estate investment trust, together with its subsidiaries, including Mark Centers Limited
                            Partnership, a Delaware limited partnership (the
                            "Operating Partnership") (the Trust, the Operating
                            Partnership and all such other subsidiaries collectively being "Mark Centers" or the "Company"), is a fully-integrated, self-managed and self-administered equity real estate investment trust which owns, acquires, develops and operates primarily neighborhood and community shopping centers in the eastern and southeastern United
                            States. At March 31, 1998, the Company owned and operated 39 properties comprising approximately 7.3 million square feet of gross leasable area ("GLA"), consisting of 34 neighborhood and community shopping centers, three enclosed malls and two mixed use
                            (retail/office) properties located in ten states.
                            The principal executive offices of the Company are located at 600 Third Avenue, Kingston, Pennsylvania
                            18704, and the telephone number is (717) 288-4581.
                            See "Certain Information Concerning Mark Centers
                            Trust."

RD Capital, Inc..........   RD Capital, Inc., a Delaware corporation ("RDC"),
                            is a fully integrated real estate operating company formed in 1987 to acquire, redevelop, own and manage neighborhood and community shopping centers and multi-family properties located in the eastern and midwestern regions of the United States. At June 30,
                            1998, RDC, together with partnerships and other entities in which it or its affiliates serve as general partner or in another management capacity
                            (collectively, the "RDC Property Partnerships"), owned and operated 20 properties, consisting of 13 neighborhood and community shopping centers aggregating approximately 2.2 million square feet of GLA, five multi-family residential properties containing 2,273 residential units, one redevelopment property and one unimproved property held for future development. All of these properties, except the unimproved property, are being contributed to the Company in the Transaction.
                            The unimproved property will be subject to a right of first offer granted to the Company at Closing.
                            These properties are managed by an affiliated company, Acadia Managment Company LLC, which, together with Sound View Managment LLC, another affiliated company also provide third party management services. The principal executive office of RDC is located at 805 Third Avenue, New York, New
                            York 10022, and the telephone number is (212)
                            421-8830. See "Certain Information Concerning RD
                            Capital, Inc."

The RDC Funds............   The RDC Funds comprise three real estate
                            investment limited partnerships (RD Properties, L.P.
                            VI, RD Properties, L.P. VIA and RD Properties, L.P.
                            VIB). One of the RDC Funds will contribute two
                            Interim Premises to the Company. All of the RDC
                            Funds have been formed principally for the purpose of purchasing the Common Shares to be issued in the Transaction for an aggregate $100.0 million cash investment. The principal executive offices of the RDC Funds are located at 805 Third Avenue, New York,
                            New York 10022, and the telephone number is
                            (212) 421-8830.



                                  The Meeting


Date, Time and Place of
 Meeting.................   The Annual Meeting of Shareholders of the Trust
                            (the "Meeting") will be held at 10:00 a.m., local time, on August 12, 1998, at The Woodlands Inn and
                            Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania
                            18702.

Record Date; Shares
 Entitled to Vote........   Holders of record of the Trust's Common Shares at
                            the close of business on July 8, 1998 are entitled to notice of and to vote at the Meeting. As of the record date for the Meeting, there were issued and outstanding 9,357,977 Common Shares, of which 1,108,698 Common Shares, or approximately 11.85%, were beneficially owned by the trustees and executive officers of the Trust as a group. See "The
                            Annual Meeting -- Voting Securities; Record Date;
                            Quorum."

Purpose of the Meeting...   Holders of Common Shares are being asked to
                            consider and vote upon: (i) a proposal to approve and adopt the Transaction; (ii) the election of six nominees for election as trustees to serve until the next annual meeting of shareholders (if the Transaction is consummated, however, and assuming the nominees for trustee are elected at the Meeting, all but three of the newly elected trustees will resign as trustees); (iii) a proposal to amend the Trust's Declaration of Trust to increase the number of Shares which the Trust is authorized to issue from 50,000,000 Shares to 100,000,000 Shares; and
                            (iv) a proposal to amend the Trust's Declaration of Trust to change the Trust's name from "Mark Centers
                            Trust" to "Acadia Realty Trust," to become effective only if the Transaction is consummated. See "The
                            Transaction" and "The Other Proposals."

Vote Required; Security
 Ownership of Management
 and Certain Other Persons  The affirmative vote of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Meeting is required to approve and adopt the Transaction and the proposed amendments to the Trust's Declaration of Trust. The affirmative vote of the holders of a majority of the issued and outstanding Common Shares voting either in person or by proxy at the Meeting is required to elect the nominees for trustee as trustees of the Company. Approximately 11.85% of the total number of issued and outstanding Common Shares entitled to vote at the Meeting was beneficially owned by the trustees and executive management of the Trust as of the record date. Each of the trustees and executive officers of the Trust has indicated his present intention to vote for the Transaction, for the nominees for election as trustees and for the other proposals to be submitted to the shareholders at the Meeting. See "The Annual Meeting -- Voting Securities, Record Date, Quorum."



                                The Transaction



Principal Features of the
 Transaction.............   The Transaction will include a number of related
                            transactions that are expected to occur
                            simultaneously (the "Closing") on the closing date of the Transaction (the "Closing Date"). Each of these transactions is conditioned upon the consummation of each other transaction. The following summarizes these related transactions:

                            (i) RDC Properties Acquisition; Third Party
                             Management Contracts; Contributed Notes. The
                             Operating Partnership, either directly or through one or more of its subsidiaries, will acquire fee title to, or all or substantially all of the ownership interests in, 13 retail shopping centers aggregating approximately 2.2 million square feet of GLA, five multi-family residential properties containing 2,273 residential units and one redevelopment property (collectively, the "RDC Properties") currently owned by the RDC Property Partnerships. As to six of the RDC Properties, the interests to be acquired by the Company will represent less than 100% of the ownership interests therein. As to all of such RDC Properties, the Company will constitute the general partner or managing member, but as to two of such RDC Properties, the Company's ownership interest will constitute a minority ownership interest therein. The Operating Partnership will also acquire from two RDC affiliates the rights, subject to the obligations thereunder, under property management contracts with third parties (the "RDC Management Contracts"), and will acquire from another RDC affiliate, its rights under two promissory notes which represent the substantial economic benefits associated with one of the RDC Properties to be acquired by the Operating Partnership at Closing (the "Contributed Notes"). In consideration of the interests in the RDC Properties, and the rights under the RDC Management Contracts and Contributed Notes, the Operating Partnership will: (i) issue an aggregate of 11,100,000 limited partnership interests in the Operating Partnership ("Units"), each of which is exchangeable, on a one-for-one basis, for Common Shares, and will issue approximately 1.8 million Common Shares (subject to adjustment depending upon the market price of the Common Shares during the 20 day period prior to Closing (see -- "Agreement Concerning Interim Properties" below)); and (ii) will assume approximately $177.2 million of mortgage and other related indebtedness (including mortgage indebtedness which, pursuant to the Contribution Agreement, may be incurred by the RDC Property Partnerships between the date of the Contribution Agreement and the Closing Date), approximately $61.5 million of which will be repaid at Closing from the proceeds of the Cash Investment. The Units to be issued for the RDC Properties, the RDC Management

                            Contracts and the Contributed Notes will, in the aggregate, constitute an approximately 30.5% interest in the Operating Partnership. The Units and Common Shares being issued for the RDC Properties, the RDC Management Contracts and the Contributed Notes are valued at $7.50 per Unit and Common Share. The Operating Partnership is also obligated to issue additional Units upon the completion of certain improvements and the commencement of rental payments from a designated tenant at one of the RDC Properties to be acquired at Closing. The number of additional Units to be issued will equal $2.75 million divided by the average per share market price of the Common Shares for the 20 consecutive trading days ending on the date the additional Units are to be issued.


                            (ii) Development Property. The Operating
                             Partnership will be obligated to acquire from an RDC affiliate, and such RDC affiliate will be obligated to contribute to the Operating Partnership, its 25% ownership interests in the limited partnerships which hold the fee and leasehold interest in a 160,000 square foot retail facility currently under construction (the "Development Property"), upon completion of construction and attainment of certain predetermined tenant occupancy levels; provided, however, that the obligation of the Operating Partnership to acquire, and of the RDC affiliate to contribute such ownership interests is contingent upon all such conditions having been met on or prior to January 1, 2000 and on the consent of the general partners to such limited partnerships to the transfer of such interests having been obtained. In consideration for such ownership interests, the Operating Partnership will issue additional Units, equal to $5.5 million divided by the average per share market price for the Common Shares for the 20 consecutive trading days ending on the date the additional Units are issued. The purchase price for the Development Property is subject to adjustment depending upon any increase or decrease in the amount of mortgage indebtedness encumbering the Development Property on the date of its contribution to the Operating Partnership compared to the amount of mortgage indebtedness encumbering the Development Property on the date of the Contribution Agreement.


                            (iii) The Cash Investment. The Trust will issue and
                             deliver to the RDC Funds an aggregate of 13,333,333 newly issued Common Shares for a $100.0 million cash investment, or $7.50 per Common Share (the "Cash Investment"). The Common Shares to be issued to the RDC Funds for the Cash Investment will constitute approximately 54.4% of the Common Shares to be issued and outstanding immediately following the Transaction. Of the proceeds from the sale of the Common Shares for the Cash Investment, it is currently expected that approximately $87.0 million will be used to discharge mortgage and other indebtedness encumbering or otherwise relating to certain properties already owned by Mark Centers and certain of the RDC Properties to be acquired at Closing, and the balance will be used for working capital, for reserves for deferred maintenance costs and for various transaction costs. See "Mortgage Debt Following the Transaction."

                            (iv) Management Changes. Concurrently upon Closing,
                             Marvin Slomowitz will resign as Chairman of the Board of Trustees and Chief Executive Officer of the Trust, and Ross Dworman and Kenneth Bernstein will become the Chairman and Chief Executive Officer and the President, respectively, of the Trust. Messrs. Dworman and Bernstein, together with Martin L. Edelman and Gregory White, two designees of RDC, neither of whom is an officer, trustee, director or employee of the Trust or RDC or any of their respective affiliates (the "RDC Designees"), will be appointed to the Board of Trustees, and all of the then incumbent trustees other than Marvin Slomowitz, Lawrence Longua and Marvin Levine, each of whom is a nominee for reelection as trustee, will resign. Neither of the RDC Designees has been previously affiliated with the Trust. All of the trustees serving on the Board of Trustees immediately following consummation of the Transaction will serve until the next annual meeting of the Trust's shareholders and until their successors are duly elected and qualified. Additionally, Messrs. Dworman and Bernstein will enter into non-competition agreements with the Trust, pursuant to which each will agree not to engage in certain activities competitive with those of the Company. The Trust has been advised that following Closing, Messrs. Dworman and Bernstein will seek employment contracts with the Trust providing for compensation and benefits, including options, in amount and on terms to be commensurate with those accorded executive management of similarly situated public REITs and as approved by the then disinterested trustees of the Trust.

                            (v) Registration Rights and Lock-Up Agreement. The
                             recipients of Units and Common Shares in the Transaction will execute at Closing a Registration Rights and Lock-Up Agreement (the "Registration Agreement") pursuant to which (A) the holders of such Common Shares and Units will agree not to sell or otherwise transfer such Units or Common Shares (or Common Shares issuable upon exchange of the Units), subject to certain limited exceptions, prior to the one year anniversary of the Closing Date, and (B) the Trust will be obligated, following the one year anniversary of the Closing Date, to register under the Securities Act of 1933, as amended (the "Securities Act"), the Common Shares being issued in the Transaction on the Closing Date and the Common Shares issuable from time to time upon exchange of the Units issued in the Transaction. The holders of Common Shares and the Unitholders, with respect to the Common Shares underlying such Units, will also be entitled to certain demand and piggyback registration rights under the Registration Agreement.

                            (vi) Voting Agreement and Proxies. Each RDC Fund
                             has agreed to appoint each of its partners as such RDC Fund's proxy with respect to the Common Shares to which such partner would be entitled upon a dissolution of the RDC Fund and a distribution in liquidation of such Common Shares among the partners. If any partner declines to accept the RDC Fund's proxy as to such Common Shares, the RDC Fund will enter into a Voting Trust Agreement appointing the Board of Trustees as voting trustee with respect to those Common Shares owned by the RDC Fund and not otherwise subject to a proxy held by its partners for so long as Messrs. Dworman and Bernstein remain as executive officers of the Trust.

                            (vii) Agreement Concerning Interim Properties. The
                             Contribution Agreement provides that if, between the date of the Contribution Agreement and the Closing Date, RDC or any of its affiliates acquires real property or any interest therein (including, but not limited to, a leasehold interest as ground lessee) (an "Interim Premises"), the Trust will have the option to acquire the Interim Premises at the Closing. The purchase price payable at the Closing for the Interim Premises will consist, at the option of the seller of the Interim Premises, of either cash or Units, valued on the basis of the average per share market price of the Common Shares for the 20 consecutive trading days ending on the Closing Date, equal to (i) the purchase price paid for the Interim Premises, plus (ii) brokerage commissions and legal fees, due diligence costs and acquisition expenses and other closing costs initially paid by the seller for the Interim Premises, plus (iii) the documented costs for renovation and improvement to the Interim Premises incurred between the date of its purchase and the Closing Date, plus (iv) an amount equal to 1% of all of the foregoing for each month between the date the Interim Premises was purchased and the Closing Date, but in no event less than 3% of the foregoing, and by subtracting therefrom any acquisition financing or other mortgage indebtedness assumed by the Operating Partnership in connection with the purchase. As of the date of this Proxy Statement, the Trust has exercised its option to acquire two Interim Premises, which currently comprise two of the RDC Properties referred to herein, and has separately agreed to pay the requisite purchase price in Common Shares rather than in Units or cash. See "The Contribution Agreement and Related Matters -- Certain Additional Covenants of RDC and the RDC Funds."



Reasons for
 the Transaction..........  The Board of Trustees believes that the Transaction presents an opportunity for the Trust's shareholders to benefit from a larger, financially stronger company with new management. The combination of the Trust's portfolio and RDC's portfolio of properties will not only increase the size and diversity of the Company's real estate portfolio, but will diversify and strengthen the Company's tenant base. The increase in the Company's size is also expected to improve the Company's access to the capital markets and its ability to obtain more favorable terms for debt and equity financing. Additionally, the Cash Investment to be made by the RDC Funds will be used to deleverage the Company's balance sheet, thereby reducing the Company's debt to market capitalization ratio and providing new opportunities to raise additional financing to support further development, expansion and acquisition activities. The trustees also considered the demonstrable success of RDC's management in the acquisition, development and management of the RDC Properties, and believes that this new management will help to reposition the Company in the public capital markets and improve the marketability and performance of its Common Shares. The Board of Trustees also considered the possible impact on the Common Share market price of its conclusion that, in the absence of a transaction on terms such as those contemplated by the Transaction, the Company would have suspended its dividend for the foreseeable future (other than to meet REIT distribution requirements) to use its available cash flow to install tenants with which the Company has signed leases. See "The Transaction -- Reasons for the Transaction; Recommendation of the Board of Trustees."


Recommendation of the Board
 of Trustees.............   The Board of Trustees has unanimously approved the
                            Contribution Agreement and the Transaction, and recommends that the Trust's shareholders vote "FOR" the Transaction. All of the trustees have indicated their intention to vote the Common Shares owned by them FOR the Transaction. See "The Transaction --
                            Reasons for the Transaction; Recommendation of the Board of Trustees."


Opinion of
 Financial Advisor........  The Trust retained Bear Stearns & Co. Inc. ("Bear
                            Stearns") to act as its financial advisor to render its opinion as to whether the Units to be issued in exchange for the RDC Properties and related assets to be contributed to the Operating Partnership in the Transaction, and the number of Common Shares to be issued in consideration for the Cash Investment (together, the "Contribution") is fair, from a financial point of view, to the Trust. Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities and in rendering opinions in connection with mergers, acquisitions, corporate transactions and other purposes. The Trust retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to similar transactions.

                            At a meeting held on April 13, 1998, Bear Stearns orally advised the Board of Trustees of its conclusions and subsequently delivered its written opinion to the effect that, based upon and subject to certain qualifications and assumptions set forth in such opinion, as of the date of such opinion, the Contribution was fair, from a financial point of view, to the Trust. The summary of Bear Stearns' opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex II to this Proxy Statement. The Trust's shareholders are urged to, and should, read such opinion carefully in its entirety in connection with this Proxy Statement for assumptions made, matters considered and limits of the review by Bear Stearns. See "The Transaction -- Opinion of Financial Advisor of the Trust."


Interests of Certain
 Persons in the
 Transaction............    If the Transaction is approved by the shareholders
                            and consummated, Marvin Slomowitz, the current
                            Chairman of the Board of Trustees and the Chief
                            Executive Officer, and each of Messrs. Lawrence
                            Longua and Marvin Levine, two incumbent trustees and nominees for reelection as trustee at the Meeting, will remain as trustees of the Trust until the 1999
                            Annual Meeting of Shareholders. Additionally, although it is expected that the Trust will relocate its principal executive offices from Kingston, Pennsylvania to New York City, the Trust will continue to lease from a partnership controlled by Mr. Slomowitz the Trust's current principal office in

                            Kingston, Pennsylvania. Further, concurrently with the execution of the Contribution Agreement, the Trust entered into an agreement with Mr. Slomowitz providing, among other things, for the payment at Closing to Mr. Slomowitz of a $600,000 severance payment and for a payment of $100,000 to Mr. Slomowitz in each of the next three years for his agreement not to compete with the Company and for certain consulting services. At Closing, the Trust will also grant to Mr. Slomowitz ten year options to purchase 300,000 Common Shares at an exercise price of $9.00 per Common Share, exercisable in three equal cumulative annual installments commencing on the Closing. As part of the Transaction, the Company will cancel Mr.
                            Slomowitz's currently exercisable options to purchase 200,000 Common Shares at an exercise price of $12.00 per Common Share. The Trust has also agreed that, for a predetermined period following the Closing Date, any sales or refinancings of certain of the properties owned by the Operating Partnership which were initially contributed by Mr. Slomowitz in exchange for Units will be made only in a manner designed to defer the recognition of taxable gain for federal income tax purposes which Mr. Slomowitz initially deferred when such properties were originally contributed to the Company. Additionally, the Company has also agreed to pay to Mr. Slomowitz a brokerage commission of 2.0% of the sales price for nine designated properties currently comprising a portion of the Mark Centers property portfolio, provided that total commissions payable to Mr. Slomowitz will not exceed $600,000 in the aggregate. At Closing, the Company and Mr. Slomowitz will also exchange general releases. The Trust has also agreed to provide for ongoing indemnification of the current officers and trustees of the Trust following the Closing and for the maintenance of trustee and officer liability insurance for such persons for six years following the Closing Date. See
                            "Interests of Certain Persons in the Transaction."
Conditions to the
 Transaction;
 Termination of the
 Contribution Agreement...  The obligations of RDC and of the Company to consummate the Transaction are subject to certain conditions, including, but not limited to: (a) approval by the Trust's shareholders; (b) the absence of legal challenges to the Transaction; (c) the accuracy of the representations and warranties made by the other party and compliance by the other party with applicable covenants; and (d) the delivery of all documents and other instruments necessary to consummate the Transaction. The Contribution Agreement may be terminated and the Transaction abandoned prior to Closing, whether before or after shareholder approval is obtained, due to a number of events, including, but not limited to: (i) by mutual consent of the parties;
                            (ii) by either party upon a breach by the other party of its representations or warranties or failure by such party to perform all covenants required to be performed on or prior to Closing;
                            (iii) by either party if a permanent injunction or other action preventing the Transaction shall become non-appealable; (iv) by the Trust or RDC if approval of the Transaction by the Trust's shareholders is not obtained; (v) by the Trust or RDC if the Trust has executed an agreement constitut-ing a Superior Proposal; (vi) by the Trust if there has occurred an RDC Material Adverse Effect, or by RDC if there has occurred a Trust Material Adverse Effect; and (vii) by either party if the Transaction is not consummated on or before October 30, 1998. If the Contribution Agreement is terminated due to a Superior Proposal, the Trust will be obligated to pay to RDC a break-up fee equal to $1.75 million and to reimburse RDC for its out-of-pocket costs and expenses in connection with the Transaction, up to $1.25 million. In certain other instances resulting in the termination of the Contribution Agreement, principally due to the other party's breach or misrepresentation of any of its warranties or its failure to perform a covenant, or in the event shareholder approval of the Transaction is not obtained, the non-terminating party will be required to reimburse the terminating party for its out-of-pocket costs and expenses in connection with the Transaction, up to $1.25 million. See "The Contribution Agreement and Related Matters -- Conditions of the Transaction; Termination; Waiver and Amendment."



Regulatory Filings
 or Approvals..............  Other than (i) approvals in connection with applicable state securities laws associated with the offer and sale of the Units and Common Shares, and
                            (ii) such filings as may be required for the payment of realty transfer and associated taxes, neither the management of RDC nor the management of the Trust believes that any filings with or approval of any governmental authority is necessary in connection with the consummation of the Transaction. See "The Contribution Agreement and Related Matters -- Regulatory Filings and Approvals."


New York Stock Exchange

 Listing of
  Common Shares...........  The Trust has obtained preliminary approval, subject to notice of issuance, for the listing on the NYSE of the Common Shares to be issued on the Closing Date and of the Common Shares issuable upon exchange of the Units to be issued in the Transaction. See "Summary of the Contribution Agreement and Related Matters -- New York Stock Exchange Listing of Common Shares."

Proposed NYSE Symbol.....   "AKR."


Dissenters' Rights
 of Appraisal.............  Holders of Common Shares are not entitled dissenters' rights of appraisal under Maryland law in connection with the Transaction.

Federal Income Tax

 Consequences............   The Trust does not expect that the Transaction
                            will have any specific Federal income tax consequences to the Trust's current shareholders.
                            The Transaction has been structured so as to preserve the Trust's qualification as a REIT under Federal income tax law. See "The Contribution
                            Agreement and Related Matters -- Certain Federal
                            Income Tax Consequences of the Transaction."


Accounting Treatment of the

 Transaction.............   The Trust will account for the Transaction with
                            RDC and certain of its real estate investment partnerships and related entities which are not under common control (collectively, the "RDC Group") as (i) a purchase of properties and other related assets in exchange for Units and Common Shares and the assumption of certain mortgage debt and other liabilities using the purchase method of accounting in accordance with generally accepted accounting principles and, accordingly, 100% of the assets and liabilities of the RDC Group will be adjusted to fair value and the results of operations of the RDC Group will be included in the results of operations of the Trust for periods subsequent to Closing, and (ii) an issuance of Common Shares for cash.



Risk Factors.............   The Transaction, the RDC Properties and related
                            assets of RDC to be contributed to the Company and the changes in management of the Trust is subject to certain risks which all shareholders should consider in evaluating the proposal to approve the Transaction. See "Risk Factors."


                              The Other Proposals



Proposed Amendment to

 Increase Authorized
  Shares..................  At the Meeting, the Trust's shareholders are being asked to consider and approve an amendment to the Trust's Declaration of Trust to increase the number of Shares which the Trust has authority to issue from 50,000,000 Shares to 100,000,000 Shares. As a result of the Transaction, the Trust will issue approximately 15.1 million newly issued Common Shares, including approximately 13.3 million Common Shares to be issued to the RDC Funds for the Cash Investment, and will be obligated to reserve approximately 11.1 million additional Common Shares for issuance upon exchange of Units to be issued in the Transaction. RDC has also advised the Company that, promptly following consummation of the Transaction, new management intends to seek authorization from the Board of Trustees to commence an offering of preferred shares, convertible into Common Shares, intended to raise approximately $75.0 million to $100.0 million of additional capital for acquisition, development, expansion and other working capital purposes. As a result of the Transaction and the proposed offering of convertible preferred shares, the number of Shares which would be available for issuance from time to time for such other corporate purposes that the Board of Trustees may in the future deem advisable would be diminished. The Board of Trustees believes that an increase in the number of authorized Shares will provide additional Shares for issuance, without the delay and expense of further shareholder approval, for such other corporate purposes as the Board of Trustees may in the future deem advisable, including, but not limited to, as consideration in connection with acquisitions and to raise additional capital for the Company. See "The Other Proposals -- Amendment to Declaration of Trust to Increase


Proposed Amendment to Change

 Trust's Name............   At the Meeting, shareholders are being asked to
                            consider and approve a proposed amendment to the Trust's Declaration of Trust to change the name of the Trust from Mark Centers Trust to Acadia Realty
                            Trust. The change in the Trust's name, which would be effective only if the Transaction is consummated, is intended to reposition the Company in the marketplace in light of the substantial changes which are expected to occur to the Company as a result of the Transaction, including, but not limited to, the increase in size and diversity of the Company's portfolio, the change in management, the deleveraging of the Company's assets and the increase in equity. See "The Other Proposals --
                            Amendment to Declaration of Trust to Approve Name
                            Change."

                          COMPARATIVE PER SHARE DATA


     Set forth below is certain information regarding the book value per Common Share and income (loss) per Common Share of the Trust on an historical basis at and for the periods indicated and on a pro forma basis assuming the Transaction had been consummated at March 31, 1998 with respect to book value per Common Share, and January 1, 1997 with respect to net (loss) income per Common Share. See "Market Price Information and Dividend Policy" for information concerning the dividends paid by the Trust on its Common Shares. Pro forma book value per Common Share is based upon outstanding Common Shares of the Trust as adjusted to give effect to the issuance of the Common Shares to the RDC Funds in the Transaction (but does not give effect to the Common Shares which will be reserved for issuance upon the exchange of Units to be issued in the Transaction). The information set forth below should be read in conjunction with both the historical consolidated financial statements of the Company, including the notes thereto, and the unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, appearing elsewhere herein.





                                                  At and For the Three Months            At and For the Year
                                                     Ended March 31, 1998              Ended December 31, 1997
                                               ---------------------------------   --------------------------------
                                                                      Combined                           Combined
                                                                        Pro                                 Pro
                                                Mark Centers(1)     Forma(2)(3)                          Forma(3)
                                                  (unaudited)       (unaudited)     Mark Centers(1)     (unaudited)
                                               -----------------   -------------   -----------------   ------------
Book value per Common Share ................   $ 5.64              $ 7.09          $  5.70               n/a
Net (loss) income per Common Share .........   $(0.06)             $ 0.06          $ (0.18)            $ 0.23



-------------
(1) Book value per Common Share was computed by dividing shareholders' equity at March 31, 1998 and December 31, 1997 by 8,554,177 Common Shares outstanding on those dates. Net (loss) income per Common Share was computed by dividing the net (loss) income for the three months ended March 31, 1998 and the year ended December 31, 1997 by the weighted average number of Common Shares outstanding during the period, or 8,554,177 and 8,551,930 Common Shares, respectively, for the three months ended March 31, 1998 and the fiscal year ended December 31, 1997.

(2) Assumes 15,130,288 Common Shares are issued in connection with the Transaction and 800,000 Common Shares are issued in connection with the exchange of Units by a limited partner of the Operating Partnership for an equivalent number of Common Shares, resulting in 24,484,465 Common Shares used to compute book value per Common Share at March 31, 1988 after giving effect to the Transaction for the period noted above.

(3) Assumes 15,130,288 Common Shares are issued in connection with the Transaction and 800,000 Common Shares are issued in connection with the exchange of Units by a limited partner of the Operating Partnership for an equivalent number of Common Shares, resulting in 24,484,465 and 24,482,218 Common Shares at March 31, 1998 and December 31, 1997, respectively, used to compute net (loss) income per Common Share after giving effect to the Transaction for the periods noted above.

                              THE ANNUAL MEETING



     This Proxy Statement is being furnished to the holders of Common Shares in connection with the solicitation of proxies by the Board of Trustees of the Trust for use at the Trust's 1998 Annual Meeting of Shareholders to be held on August 12, 1998, at 10:00 a.m., local time, at The Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 18702.


     At the Meeting, shareholders will be asked to consider and vote upon the proposal to approve and adopt the Transaction. In addition to the Transaction, the holders of Common Shares are being asked to consider and vote upon (i) the election of six trustees to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified (provided, that, if the Transaction is approved and consummated and, provided, further that all of the nominees for election as trustee are elected at the Meeting, all of the newly elected trustees other than Marvin Slomowitz, Lawrence Longua and Marvin Levine will resign as trustees of the Trust effective upon the Closing Date of the Transaction); (ii) an amendment to the Declaration of Trust to change the Trust's name from Mark Centers Trust to Acadia Realty Trust; (iii) an amendment to the Declaration of Trust to increase the number of Shares which the Trust has authority to issue from 50,000,000 Shares to 100,000,000 Shares; and (iv) such other business as may properly come before the Meeting or any adjournments or postponements thereof.


     Under the terms of the Contribution Agreement, and subject to the satisfaction or waiver of the conditions set forth therein: (i) the Operating Partnership will acquire fee title to, or all or substantially all of the ownership interests in, 13 shopping centers, five multi-family residential developments and one redevelopment property owned by the RDC Property Partnerships in exchange for an aggregate of approximately 11.1 million Units and approximately 1.8 million Common Shares; (ii) the RDC Funds will purchase an aggregate of approximately 13.3 million newly issued Common Shares in consideration for $100.0 million in cash; (iii) Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC, will become the Chief Executive Officer and President, respectively, of the Trust; and (iv) Messrs. Dworman and Bernstein, together with two additional independent designees of RDC, will comprise four of the seven trustees on the Board of Trustees. Giving effect to the Transaction, the RDC Funds will beneficially own an aggregate of approximately 61.8% of the Common Shares to be issued and outstanding immediately following the Transaction and, together with the Common Shares issuable upon exchange of the Units to be issued in the Transaction, the RDC Funds, together with other RDC affiliates, will beneficially own an aggregate of approximately 71.2% of the Common Shares to be issued and outstanding giving effect to the Transaction and to the exercise, conversion or exchange of all securities exercisable, convertible or exchangeable into Common Shares.



Solicitation of Proxies


     The enclosed proxy is being solicited by the Board of Trustees for use in connection with the Meeting and any postponement or adjournment thereof. All Common Shares represented at the Meeting by properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, the proxies will be voted in favor of the proposal to approve and adopt the Transaction, for the nominees of the Board for election as trustee, for each of the other proposals being submitted to shareholders at the Meeting for their consideration and, at the discretion of the proxy holder, as to any other matter which properly may come before the Meeting.


     The Board of Trustees knows of no matter that will be presented for consideration at the Meeting other than those matters set forth in the Notice of Annual Meeting accompanying the Proxy Statement. If any other matters are properly presented for action at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in their sole discretion.


     If a quorum for the Meeting is not obtained or, as to any one or more proposals, if fewer Common Shares are voted in favor of the proposal than the number of Common Shares required for such approval, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting. Any proxies voted against the Transaction may not be voted at the Meeting in favor of adjournment of the Meeting.


     Proxies marked "abstain" and which have not voted on a particular proposal are included in determining a quorum for the Meeting. Abstentions and broker non-votes are not treated as votes cast in the election of trustees, and thus are not the equivalent of votes against a nominee. An abstention will be counted as present at the Meeting and is the equivalent of a vote against matters other than the election of trustees (i.e., to take affirmative action, the number of affirmative votes must exceed the combined number of "no votes" and abstentions). For all matters on which a vote of a majority of the Common Shares outstanding and entitled to vote is required (approval of the Transaction and of the proposals to amend the Declaration of Trust), broker non-votes will have the same effect as a vote against the proposal. Broker non-votes on any matter on which the affirmative vote of plurality or a majority of the votes cast at a meeting is required will not affect the vote with respect to that matter.


     The Company will bear the costs of the solicitation of its proxies in connection with the Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, proxies in connection with the Meeting may be solicited by trustees of the Company, at no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements have also been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of Common Shares held of record by such persons or firms with their nominees, and in connection therewith, such firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding such materials.


     Additionally, the Trust has retained Morrow & Company, a proxy solicitation firm, to assist in the solicitation of proxies. The Trust anticipates that the cost of such proxy solicitation firm to the Trust, in the aggregate, will not exceed $4,500, plus expenses. The telephone number of Morrow & Company is (212) 754-8000. Other than as set forth above, neither the Trust nor any other person acting on its behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the Transaction or any other proposal submitted to the shareholders for consideration at the Meeting.



Revocation of Proxies


     Proxies may be revoked by those persons executing proxies at any time before the authority granted thereby is exercised by (i) delivering to the Secretary of the Trust at or prior to the Meeting a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequently dated proxy related to the same Common Shares and delivering it to the Secretary of the Trust at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to the attention of the Secretary, Mark Centers Trust, 600 Third Avenue, Kingston, PA 18704.


Voting Securities, Record Date, Quorum



     Only holders of Common Shares of record at the close of business on July 8, 1998 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. As of that date, there were 9,357,977 Common Shares issued and outstanding. Each Common Share entitles the holder thereof of record to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the Meeting or any adjournment or postponement thereof.



     The presence, in person or by proxy, of holders of Common Shares entitled to cast at least a majority of the Common Shares outstanding on the record date will constitute a quorum for purposes of the Meeting.



     As of July 8, 1998, trustees and executive officers of the Trust as a group beneficially owned 1,108,698 outstanding Common Shares, representing approximately 11.85% of all votes entitled to be cast by the holders of Common Shares at the Meeting, and each such person has advised the Trust that he intends to vote to approve and adopt the Transaction, to approve the nominees for election as trustee and to approve each of the other proposals submitted to shareholders for consideration at the Meeting.


     The affirmative vote of the holders of a majority of the issued and outstanding Common Shares entitled to vote is required to approve and adopt the Transaction. The affirmative vote of the holders of a majority of the issued and outstanding Common Shares entitled to vote is also required to approve and adopt the proposals to amend the Trust's Declaration of Trust to change the Trust's name and to increase the number of Shares authorized for issuance. The approval of a plurality of the votes cast by holders of Common Shares in person or by proxy at the Meeting in the election of trustees will be required to approve the nominees for trustee at the Meeting. There is no cumulative voting in the election of trustees.


                   MARK CENTERS TRUST SUMMARY FINANCIAL DATA

     The selected historical consolidated financial information as of and for each of the four years in the period ended December 31, 1997 and for the period June 1, 1993 to December 31, 1993 is derived from the audited consolidated financial statements of Mark Centers Trust. Reference is made to the historical audited consolidated financial statements as of December 31, 1997 and for each of the three years in the period then ended appearing elsewhere herein. The selected historical financial information for Mark Development Group, the Company's predecessor ("MDG"), for the period January 1, 1993 to May 31, 1993 is derived from the audited financial statements of MDG. The selected historical consolidated financial information as of and for the fiscal quarters ended March 31, 1998 and 1997 is unaudited, and has been prepared on a basis consistent with the audited historical consolidated financial statements. In the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the unaudited summary financial information have been made. The historical data should be read in conjunction with the "Mark Centers Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. All of the data set forth below are qualified by reference to, and should be read in conjunction with, the unaudited pro forma combined financial information and notes thereto included elsewhere herein.

                                 MARK CENTERS TRUST




                                              Pro Forma       Pro Forma     Three Months    Three Months
                                              Combined        Combined          Ended           Ended
                                               3/31/98        12/31/97         3/31/98         3/31/97
                                             (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                           --------------  --------------  --------------  --------------
                                                               (Dollars in Thousands)
OPERATING DATA:
Revenue:
Minimum rents ...........................   $     16,107   $   63,238       $     8,464     $     8,444
Percentage rents ........................            840        3,676               565             684
Expense reimbursements ..................          2,993       11,732             1,753           1,777
Other ...................................            762        3,574               169             219
                                            ------------   -----------      -----------     -----------
  Total revenue .........................         20,702       82,220            10,951          11,124
                                            ------------   -----------      -----------     -----------
Operating expenses ......................          8,612       33,585             4,176           4,539
Interest and other financing expense               5,224       21,473             3,923           3,736
Depreciation and amortization ...........          4,714       18,660             3,473           3,324
                                            ------------   -----------      -----------     -----------
                                                  18,550       73,718            11,572          11,599
                                            ------------   -----------      -----------     -----------
(Loss) income before gain on sale,
 reorganization costs,
 extraordinary items and minority
 interest ...............................          2,152        8,502              (621)           (475)
(Loss) gain on sale of land .............             --          (12)                              (12)
Reorganization costs ....................             --           --                --              --
Extraordinary items .....................             --           --                --              --
                                            ------------   -----------      -----------     -----------
(Loss) income before minority
 interest ...............................          2,152        8,490              (621)           (487)
Minority interest .......................           (705)      (2,780)               88              71
                                            ------------   -----------      -----------     -----------
Net (loss) income .......................   $      1,447   $    5,710       $      (533)    $      (416)
                                            ============   ===========      ===========     ===========
Net (loss) income per Common
 Share
 -- basic and diluted ...................   $       0.06   $     0.23       $     (0.06)    $     (0.05)
                                            ============   ===========      ===========     ===========
Weighted average number of
 Common Shares outstanding
 -- basic ...............................     24,484,465   24,482,218         8,554,177       8,548,817
                                            ============   ===========      ===========     ===========
 -- diluted(1) ..........................     24,488,265   24,486,018         8,554,177       8,548,817
                                            ============   ===========      ===========     ===========
Funds from Operations(2) ................   $         --   $       --       $     2,642     $     2,569
                                            ============   ===========      ===========     ===========
Funds from Operations per share(3)          $         --   $       --       $      0.26     $      0.25
                                            ============   ===========      ===========     ===========
BALANCE SHEET DATA:
Real estate before accumulated
 depreciation ...........................   $    576,111       N/A          $   311,541     $   306,926
Total assets ............................        524,433       N/A              255,787         262,815
 Total mortgage indebtedness ............        252,977       N/A              185,240         184,974
Minority interest -- Operating
 Partnership ............................         86,931       N/A                9,144          10,079
Total equity (deficit) ..................        173,691       N/A               48,267          53,312

                                                                                                                           MARK
                                                                                                                       DEVELOPMENT
                                                                                                                          GROUP
                                                                                                                      -------------
                                                                                                            Seven         Five
                                             Year Ended     Year Ended     Year Ended     Year Ended    Months Ended   Months Ended
                                              12/31/97       12/31/96       12/31/95       12/31/94       12/31/93       5/31/93

                                             ----------     ----------     ----------     ----------    -----------    ------------
                                                                      (Dollars in Thousands)
OPERATING DATA:
Revenue:
Minimum rents ...........................   $    33,669    $    33,695    $    32,740    $    27,543    $    12,971    $   9,267
Percentage rents ........................         3,183          2,795          3,340          2,505          1,644        1,147
Expense reimbursements ..................         6,632          6,559          6,431          5,220          2,629        1,687
Other ...................................         1,014            747            821          1,065            961           72
                                            -----------    -----------    -----------    -----------    -----------    ---------
  Total revenue .........................        44,498         43,796         43,332         36,333         18,205       12,173
                                            -----------    -----------    -----------    -----------    -----------    ---------
Operating expenses ......................        17,055         18,260         16,374         14,797          7,718        5,182
Interest and other financing expense             15,444         12,733         10,598          5,763          2,094        5,172
Depreciation and amortization ...........        13,768         13,398         11,820          9,066          3,945        2,934
                                            -----------    -----------    -----------    -----------    -----------    ---------
                                                 46,267         44,391         38,792         29,626         13,757       13,288
                                            -----------    -----------    -----------    -----------    -----------    ---------
(Loss) income before gain on sale,
 reorganization costs,
 extraordinary items and minority
 interest ...............................        (1,769)          (595)         4,540          6,707          4,448       (1,115)
(Loss) gain on sale of land .............            21             93            305             --             --
Reorganization costs ....................            --             --             --             --         (2,629)          --
Extraordinary items .....................            --           (190)            --             --            194           --
                                            -----------    -----------    -----------    -----------    -----------    ---------
(Loss) income before minority
 interest ...............................        (1,781)          (764)         4,633          7,012          2,013       (1,115)
Minority interest .......................           217             40           (833)        (1,222)          (321)          39
                                            -----------    -----------    -----------    -----------    -----------    ---------
Net (loss) income .......................   $    (1,564)   $      (724)   $     3,800    $     5,790    $     1,692    $  (1,076)
                                            ===========    ===========    ===========    ===========    ===========    =========
Net (loss) income per Common
 Share
 -- basic and diluted ...................   $     (0.18)   $      (.08)   $      0.44    $      0.68    $      0.20
                                            ===========    ===========    ===========    ===========    ===========
Weighted average number of
 Common Shares outstanding
 -- basic ...............................     8,551,930      8,546,553      8,540,631      8,533,688      8,445,493
                                            ===========    ===========    ===========    ===========    ===========
 -- diluted(1) ..........................     8,551,930      8,546,553      8,563,466      8,563,529      8,490,114
                                            ===========    ===========    ===========    ===========    ===========
Funds from Operations(2) ................   $    10,827    $    12,372    $    15,281    $    14,831    $     8,262
                                            ===========    ===========    ===========    ===========    ===========
Funds from Operations per share(3)          $      1.06    $      1.22    $      1.50    $      1.46    $      0.81
                                            ===========    ===========    ===========    ===========    ===========
BALANCE SHEET DATA:
Real estate before accumulated
 depreciation ...........................   $   311,688    $   307,411    $   291,157    $   278,611    $   210,133    $ 163,095
Total assets ............................       254,500        258,517        249,515        242,483        180,083      127,968
 Total mortgage indebtedness ............       183,943        172,823        151,828        124,410         61,578      150,392
Minority interest -- Operating
 Partnership ............................         9,244         10,752         13,228         14,827         16,049           --
Total equity (deficit) ..................        48,800         56,806         69,779         78,183         84,606      (32,993)

------------
(1) Due to a net loss for the quarter ended March 31, 1998 and for the years ended December 31, 1997 and 1996, the weighted average number of Common Shares outstanding on a diluted basis is not presented as the inclusion of additional Common Shares is anti-dilutive.

(2) The Company, along with most industry analysts, consider funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") as an appropriate supplemental measure of operating performance. However, FFO does not represent cash generated from operations as defined by generally accepted accounting principles and is not indicative of cash available to fund cash needs. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Generally, NAREIT defines FFO as net income (loss) before gains (losses) on sales of property, non recurring charges and extraordinary items, adjusted for certain non-cash charges, primarily depreciation and amortization of capitalized leasing costs.

(3) Includes Units.

                       RDC GROUP SUMMARY FINANCIAL DATA


     The summary historical combined financial information as of December 31, 1997, 1996 and 1995 and for the three years in the period ended December 31, 1997 is derived from the audited combined financial statements of RDC Group. Reference is made to the historical audited combined financial statements as of December 31, 1997 and 1996 and for each of the three years then ended appearing elsewhere herein. The summary historical combined financial information as of March 31, 1998 and 1997 and for the three month periods then ended, and as of December 31, 1994 and 1993 and for the two years in the period ended December 31, 1994 is unaudited and has been prepared on a basis consistent with the audited historical combined financial statements. In the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the selected financial information have been made. The historical data should be read in conjunction with the "RDC Group Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. All of the data set forth below are qualified by reference to, and should be read in conjunction with, the unaudited pro forma combined financial information and notes thereto included elsewhere herein.






                                                 Three months ended        Year Ended
                                               3/31/98        3/31/97       12/31/97
                                             (unaudited)    (unaudited)
                                            -------------  -------------   -----------
                                                      (Dollars in Thousands)
Balance Sheet Data:
 Real estate before accumulated depre-
  ciation ................................     $194,496       $167,964      $184,778
 Total assets ............................      190,478        170,748       179,710
 Total mortgage indebtedness .............      140,599        124,789       138,805
 Total equity ............................       39,342         31,849        30,541
Operating Data:
Revenue
 Rental income and
  reimbursements .........................     $  8,244       $  7,612      $ 31,495
 Other ...................................          271            210           883
 Equity in earnings of partnership .......           59            169           745
 Fees and commissions ....................          580            395         1,838
                                               --------       --------      --------
  Total Revenue ..........................        9,154          8,386        34,961
 Operating expenses ......................        4,142          3,573        15,359
 Interest ................................        2,941          2,858        11,879
 Depreciation and amortization ...........        1,600          1,571         6,211
                                               --------       --------      --------
  Total Operating Expenses ...............        8,683          8,002        33,449
Operating income .........................          471            384         1,512
 Extraordinary item ......................           --             --            --
Net income/(loss) ........................     $    471       $    384      $  1,512
                                               ========       ========      ========

                                             Year Ended    Year Ended     Year Ended    Year Ended
                                              12/31/96      12/31/95       12/31/94      12/31/93
                                                                         (unaudited)    (unaudited)
                                           -------------  ------------   -----------    -----------
                                                            (Dollars in Thousands)
Balance Sheet Data:
 Real estate before accumulated depre-
  ciation ................................    $157,961      $150,707       $147,877      $103,828
 Total assets ............................     160,112       156,764        144,120        99,661
 Total mortgage indebtedness .............     125,079       124,311        118,741        93,144
 Total equity ............................      20,851        18,298         18,049         1,251
Operating Data:
Revenue
 Rental income and
  reimbursements .........................    $ 27,665      $ 26,593       $ 25,919      $ 19,055
 Other ...................................         915           695            122            79
 Equity in earnings of partnership .......         531           238             --            --
 Fees and commissions ....................       1,595         2,474          1,816         1,254
                                              --------      --------       --------      --------
  Total Revenue ..........................      30,706        30,000         27,857        20,388
 Operating expenses ......................      14,540        14,504         13,809        10,548
 Interest ................................      11,526        11,272          7,964         5,970
 Depreciation and amortization ...........       6,218         5,447          6,027         4,886
                                              --------      --------       --------      --------
  Total Operating Expenses ...............      32,284        31,223         27,800        21,404
Operating income .........................      (1,578)       (1,223)            57        (1,016)
 Extraordinary item ......................       3,461            --          3,334            --
Net income/(loss) ........................    $  1,883      $ (1,223)      $  3,391      $ (1,016)
                                              ========      ========       ========      ========

                                 RISK FACTORS

     The Trust's shareholders should carefully consider, among other things, the following risk factors before voting on the Transaction. Certain statements set forth below under this caption may constitute "forward looking statements" within the meaning of the Reform Act. See "Special Note Regarding Forward -- Looking Statements" for additional factors relating to such statements.


Conflicts of Interest Related to the Transaction


     Conflicts of interest relating to the Transaction exist because certain members of the Board of Trustees have certain interests in, and will receive certain benefits from, the Transaction that are in addition to the interests of and benefits to be received by the shareholders of the Trust. In this regard, if the Transaction is approved and consummated, and if the nominees for election as trustee are elected at the Meeting, each of Marvin Slomowitz, Lawrence Longua and Marvin Levine, incumbent trustees of the Trust and nominees for reelection as trustees at the Meeting, will remain on the Board of Trustees of the Trust, while the other newly elected trustees of the Trust will resign from the Board effective as of the Closing Date. Additionally, the Trust has agreed to maintain for not less than six years following the Closing Date the current trustee and officer liability insurance policies for the benefit of those persons serving as trustees and officers of the Trust prior to the Closing Date with respect to matters arising on or prior to the Closing Date, and has further agreed that for the six year period following the Closing Date, it will not to amend its Declaration of Trust or permit the Operating Partnership to amend its Limited Partnership Agreement concerning indemnification, advancement of expenses or limitation of liability for the benefit of trustees, officers, employees and consultants in any manner adversely affecting the rights of such persons.

     Further, concurrently with the execution of the Contribution Agreement, the Trust entered into an agreement with Mr. Slomowitz pursuant to which the Company will pay to Mr. Slomowitz a $600,000 severance payment at Closing, will grant to Mr. Slomowitz at Closing ten year options to purchase 300,000 Common Shares at $9.00 per share, exercisable in three equal cumulative annual installments commencing at Closing. As part of the Transaction, the Company will cancel Mr. Slomowitz's currently exercisable options to purchase 200,000 Common Shares at an exercise price of $12.00 per Common Share. The Company also will pay Mr. Slomowitz $100,000 annually for each of the next three years in consideration for his agreement not to compete with the Company and for the provision of certain consulting services. Mr. Slomowitz also will be entitled to receive a brokerage commission of 2.0% of the sales price upon the sale of nine designated properties in the Mark Centers portfolio, provided that total brokerage commissions payable to Mr. Slomowitz will not exceed $600,000 in the aggregate. Mr. Slomowitz and the Trust will also exchange general releases at Closing. The Trust has also agreed that, for an approximately five year period following the Closing Date, any sales or refinancings of certain properties owned by the Company which were initially contributed by Mr. Slomowitz in exchange for Units will be made only in a manner intended to defer the recognition of taxable gain for federal income tax purposes which Mr. Slomowitz deferred upon his initial contribution of the properties to the Company. As a result, any such sales or refinancings may not be on terms or during periods which would otherwise be most favorable to the Trust and its shareholders.


     Additionally, although the Company's executive officers will be relocated to New York City following the Transaction, the Trust will initially continue to lease from a limited partnership controlled by Mr. Slomowitz its current executive offices located in Kingston, Pennsylvania. See "Interests of Certain Persons in the Transaction."


Change in Management and Control of Board of Trustees


     In the event the Transaction is consummated, Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC, together with Martin L. Edelman and Gregory White, two additional designees of RDC, neither of whom is an officer, trustee, director or employee of the Trust or RDC or any of their respective affiliates, will become trustees of the Trust effective on the Closing Date, thereby constituting four of the seven members of the Board of Trustees. Consequently, RDC and its affiliates will have substantial influence and control over matters to be considered by the Board of Trustees and as to those matters which the Board determines to submit to shareholders for consideration. Additionally, Messrs.

Dworman and Bernstein will be appointed the Chairman and Chief Executive Officer and the President, respectively, of the Trust effective on the Closing Date. As the principal officers of the Trust, Messrs. Dworman and Bernstein will have substantial influence over the Company's day-to-day operations. Notwithstanding the foregoing, however, Messrs. Dworman and Bernstein have agreed that any agreement or other transaction which would constitute a conflict of interest or interested transaction involving the Company and RDC or its affiliates shall be submitted to and determined by the disinterested trustees of the Board of Trustees. Additionally, although Messrs. Dworman and Bernstein have in excess of 25 years of combined experience in real estate development and management, neither has any experience in managing a publicly traded entity. See "Management of the Trust Before and After the Transaction."



Concentration of Share Ownership


     Immediately following the Transaction, the RDC Funds, will collectively beneficially own approximately 61.8% of the Common Shares to be issued and outstanding. Additionally, the RDC Funds, together with other RDC affiliates, will beneficially own approximately 71.2% of the Common Shares to be issued and outstanding immediately following the Transaction, after giving effect to the exercise, conversion and/or exchange of all securities exercisable to purchase or convertible or exchangeable into Common Shares (including the Units to be issued in the Transaction). As a result of the number of Common Shares to be beneficially owned by the RDC Funds, the Board of Trustees has exercised its authority to exempt from the excess share limitations of the Trust's Declaration of Trust the RDC Funds as well as the other affiliates of RDC which are receiving Units which, upon exchange of such Units into Common Shares, would exceed the excess share limitations. In light of the substantial concentration of ownership of the issued and outstanding Common Shares by the RDC Funds, the RDC Funds have agreed to grant to each of their respective partners a proxy, appointing such partners as proxy to vote the Common Shares to which such partners would be entitled assuming a dissolution of the RDC Funds and a distribution in liquidation of the Common Shares to the partners. Nonetheless, it is anticipated that RDC may be able to exercise influence over the manner in which such Common Shares are voted. See "Security Ownership of Certain Beneficial Owners and Management."



Rights Granted to New Unit Holders in Connection with Sales or Transfers of RDC Properties


     The Company has agreed that, for a period of approximately five years (determined on a weighted average basis among all of the RDC Properties) following the Closing Date, the Partnership shall be prohibited from the sale, transfer or other disposition of the RDC Properties (other than by way of foreclosure), and from repaying mortgage indebtedness secured by one or more of the RDC Properties, unless either: (i) the terms of any such transaction comply with certain conditions intended to permit the transferring holders of ownership interests in such RDC Properties to defer the recognition of gain for federal income tax purposes which such persons would ordinarily recognize on the sale of such property or satisfaction of such mortgage indebtedness (such as a like-kind exchange for federal income tax purposes); or (ii) the Partnership were to make a payment to such persons of an amount equal to the tax which such persons would be obligated to pay in the absence of complying with such conditions, and "grossed up" to cover the taxes imposed on the receipt of such payment. As a result of these contractual agreements, the Company may be prevented from entering into transactions during times or on terms which might otherwise be in the best interests of the Trust's shareholders or may incur certain costs or expenses in favor of such persons at a time which might not be in the best interests of the Trust's shareholders. See "The Contribution Agreement and Related Matters -- Certain Additional Covenants of the Company."



Potential Adverse Effects of Combining Operations

     Each of the Company and RDC is a large enterprise with substantial operations in numerous states. There can be no assurance that costs or other factors associated with the integration of the two companies would not adversely affect future combined results of operations or the benefits of expected cost savings to occur as a result of the Transaction. Additionally, the timing and integration of the two separate business enterprises may cause substantial fluctuations in operating results for the foreseeable future.


Establishment of the Relative Values of Assets Contributed

     Pursuant to the terms of the Contribution Agreement, various interests in the RDC Property Partnerships and the RDC Properties, as well as associated real estate assets, will be acquired by the Company in exchange for approximately 11.1 million Units and approximately 1.8 million Common Shares and the assumption of approximately $177.2 million of mortgage and related indebtedness. The terms on which the ownership interests, RDC Properties and related assets will be contributed to the Company were negotiated between the Company and RDC on behalf of the RDC Property Partnerships and the owners of the interests therein, but without any appraisals of any of the RDC Properties or other real estate assets. Consequently, no assurance can be given that the Company is not paying more than the fair value for these assets.


Risks Associated with a Fixed Per Unit Purchase Price


     The Common Shares and Units to be issued in the Transaction (other than the Common Shares to be issued in consideration for the Interim Premises to be purchased at Closing) have been valued for purposes of the Transaction at a fixed price of $7.50 per Common Share or Unit, which price was below the current market price for the Common Shares on the date the Contribution Agreement was executed. If the Transaction is consummated at a time when the market price for the Common Shares on the NYSE exceeds $7.50 per share, then the persons receiving Common Shares and Units will be receiving a consideration in the Transaction which has a market value in excess of the fixed price attributable to such securities in the Contribution Agreement and, on the basis of the market price of the securities to be issued, the Company may be receiving assets having a value less than the aggregate market value attributable to the securities issued as consideration for the contribution of those assets. Changes in the market price of the Common Shares at the time of the consummation of the Transaction will affect the value of the securities to be issued in the Transaction.


Risks of Unenforceability of Non-Compete Agreements


     At the Closing of the Transaction, each of Messrs. Dworman and Bernstein will enter into a Non-Compete Agreement with the Company, the terms of which will continue in effect so long as such person is an officer or trustee of the Company or a beneficial owner of more than 10% of the Common Shares, prohibiting him from engaging in activities involving the acquisition, development or operation of shopping centers and multi-apartment dwellings throughout the United States, with certain exceptions. Marvin Slomowitz will also enter into an agreement prohibiting him from engaging in certain activities deemed competitive with the Company. See "The Contribution Agreement and Related Matters -- Certain Additional Covenants of RDC and the RDC Funds -- Non-Compete Agreements" and "Interests of Certain Persons in the Transaction." While the Company believes such agreements are enforceable as drafted, there can be no assurance that, if subsequent to Closing, the terms of such agreement should be contested in legal proceedings, a court may not rule that such agreements are not fully enforceable in accordance with their terms.

Conflicts of Interests in Failure to Enforce Terms of Contribution Agreement and Other Agreements


     Following the Transaction, RDC, through Messrs. Dworman and Bernstein, will have substantial influence over the Board of Trustees. Consequently, such persons may have a conflict of interest with respect to their obligations as officers and trustees to the extent the Trust or the Operating Partnership attempts to enforce its rights under the Contribution Agreement or any other agreement to which RDC or its affiliated entities are parties. As a result, decisions regarding the enforcement of the terms of certain agreements involving RDC and its affiliates will be made only by a majority vote of the disinterested trustees. The failure to enforce the material terms of any such agreement, particularly indemnification provisions and the remedy provisions for breaches of representations and warranties or failures to perform covenants, could result in a substantial monetary loss to or otherwise might have a material adverse effect on the Trust and its shareholders.


Impact of Minority Partners with Respect to Certain RDC Properties


     The Contribution Agreement provides that, in the case of six of the RDC Properties to be contributed in the Transaction, less than 100% of the ownership interests therein will be acquired by the Company. As to all of these RDC Properties, the Company will constitute the general partner or managing member, but, as to two of such RDC Properties, the Company will only own a minority interest therein (although in the case of one of these properties, the Company will be granted a proxy to vote an additional 1.0% of the interests, bringing its effective ownership interest up to 50%). While the Company may serve as general partner of and have a majority ownership in certain of these RDC Properties, the Company will, under certain circumstances, have certain fiduciary responsibilities to those unaffiliated partners under applicable law which it will need to consider when making decisions that affect those properties (including decisions regarding the sale, refinancing and the timing and amount of distributions therefrom) which might not fully reflect the interests of the Company at such time. Despite having only a minority interest, the ownership interests held by the minority partners will permit them to exercise certain rights and impose certain restrictions on the Trust's right to take certain action concerning these RDC Properties.

Shares Eligible for Future Sale

     Sales of substantial amounts of Common Shares in the public market from time to time following the Transaction could adversely affect prevailing market prices of the Common Shares. In the Transaction, approximately 15.1 million Common Shares will be issued to the RDC Funds and approximately 11.1 million Common Shares will be issuable from time to time upon exchange of Units to be issued to RDC and its affiliates in the Transaction. Additionally, the Trust currently contemplates an offering of preferred shares which would be convertible into Common Shares. It is anticipated that the Common Shares issuable upon conversion of any such preferred shares would be freely transferable under federal securities laws. Pursuant to the Registration Rights and Lock-Up Agreement, the RDC Funds and the holders of Units, have agreed not to sell, transfer or otherwise dispose of their Common Shares, including Common Shares issued upon exchange of Units, for a period of 12 months following the Closing Date, subject to certain limited exceptions. Pursuant to such Agreement, however, the Trust has agreed to promptly file, following such 12 month "lock-up period," a registration statement with the Commission to register under the federal securities laws the Common Shares issued to the RDC Funds and the Common Shares issuable to Unitholders upon exchange or conversion of such Units. Following the registration of such Common Shares, the sale in the public market of such Common Shares could, and depending upon the number of Common Shares involved, likely would, adversely affect prevailing market prices. Such sales could reduce the market price of the Common Shares, and the Trust's ability to raise additional capital through equity markets could adversely be affected.

Status of RDC Funds Commitment to Raise Cash Investment

     A condition to the Trust's consummation of the Transaction is the purchase by the RDC Funds of approximately 13.3 million Common Shares in consideration of a cash payment at Closing of $100.0 million. The RDC Funds are newly formed investment limited partnerships which have been formed by RDC principally for the purpose of making an investment in the Trust. As of the date of this Proxy Statement, the RDC Funds have received binding commitments from third parties to contribute 100% of the Cash Investment. There can be no assurance, however, that investors in the Funds will make the capital contributions to the Fund in accordance with their subscriptions as and when the funds are due at Closing. In the event such funds are not available, the Trust has the right to terminate the Agreement. See "The Contribution Agreement and Related Matters -- Conditions of the Transaction; Termination; Waiver and Amendment."

Dependence on Key Personnel

     It is expected that the Trust will substantially depend upon the services of certain key personnel, including Ross Dworman and Kenneth Bernstein, following the consummation of the Transaction. Both the Trust's management and RDC believe that the loss of the services of either of these key personnel could have a material adverse effect on the future results of operations of the Company. See "Management Before and After the Transaction."

Termination Payments if Transaction Fails to Occur

     The Contribution Agreement provides that, in the event the Transaction is not approved by the Trust's shareholders, or if the Contribution Agreement is terminated by RDC prior to consummation of the Transaction as a result of a breach of warranty or misrepresentation by the Company or a failure by the Company to perform a covenant required to be performed prior to Closing, the Trust would be obligated to pay to RDC the fees and expenses incurred by RDC in connection with the Transaction, in an amount not to exceed $1.25 million. In addition, if the Contribution Agreement is terminated either by RDC or by the Company as a result of the execution by the Trust, in the exercise of the Board of Trustees' fiduciary duties, of an agreement constituting a Superior Proposal, the Company would be obligated to pay to RDC, in addition to the foregoing fees and expenses, a "break-up fee" in the amount of $1.75 million. See "The Contribution Agreement and Related Matters -- Conditions of the Transaction; Termination; Waiver and Amendment."

                                CAPITALIZATION

     The following table sets forth the capitalization of each of the Trust and of the RDC Group, at March 31, 1998, and the pro forma combined capitalization of the Trust as adjusted to give effect to the Transaction as if the Transaction had occurred on March 31, 1998. The Transaction would have resulted in the issuance of 15,130,288 Common Shares, resulting in an aggregate of 24,484,465 Common Shares to be issued and outstanding following the Transaction (including the exchange of 800,000 Units for Common Shares by a limited partner of the Operating Partnership), and in the application of approximately $87.0 million of the proceeds to be received upon sale of the Common Shares to discharge outstanding mortgage and other related indebtedness. The following table should be read in conjunction with the historical and pro forma financial statements and related notes included elsewhere herein, or incorporated by reference into, this Proxy Statement.



                                                      March 31, 1998
                                        -------------------------------------------
                                                        (unaudited)
                                                      (in thousands)
                                                                         Combined
                                         Mark Centers        RDC         Pro Forma
                                             Trust          Group       (unaudited)
                                        --------------   -----------   ------------
Debt ................................      $188,290       $144,085       $252,977
Minority Interest ...................         9,144            600         86,931
Shareholders' Equity:
 Common Stock .......................             9             --             24
 Additional Paid-in-Capital .........        51,073         39,342        176,482
 Deficit ............................        (2,815)            --         (2,815)
                                           --------       --------       --------
Total Shareholders' Equity ..........        48,267         39,342        173,691
                                           --------       --------       --------
Total Capitalization ................      $245,701       $184,027       $513,599
                                           ========       ========       ========


                                THE TRANSACTION


Purpose of the Transaction


     The purpose of the Transaction is for the Company to acquire the real estate operations and properties of RD Capital, Inc. and its affiliated entities and to integrate those operations with those of the Company. To that end, the Company will acquire fee title to, or all or substantially all of the ownership interests in, the RDC Property Partnerships' 13 shopping centers, five multi-family residential properties and one redevelopment property, and the rights under all third party property management contracts and notes, in exchange for an aggregate of approximately 11.1 million Units and approximately
1.8 million Common Shares and the assumption of approximately $177.2 million of mortgage indebtedness (including mortgage indebtedness which, pursuant to the terms of the Contribution Agreement, may be incurred by the RDC Property Partnerships between the date of the Contribution Agreement and the Closing
Date). Additionally, other newly formed investment partnerships in which an affiliate of RDC serves as general partner will purchase an aggregate of approximately 13.3 million Common Shares in consideration for a cash payment to the Trust at Closing of $100.0 million.

     As a result of the Transaction, the Common Shares to be issued to the RDC Funds will represent approximately 61.8% of the Common Shares to be issued and outstanding following the Transaction, and, together with the Common Shares issuable upon exchange of the Units to be issued in the Transaction, the RDC Funds and other RDC affiliates will beneficially own approximately 71.2% of the Common Shares to be issued and outstanding, after giving effect to the exercise, conversion and/or exchange of all securities exercisable to purchase and/or convertible or exchangeable into Common Shares. Additionally, as a result of the Transaction, the Chairman and Chief Executive Officer and the Chief Operating Officer, respectively, of RDC will become the Chairman and Chief Executive Officer and the President, respectively, of the Trust and will serve as trustees of the Trust's Board of Trustees.



Background of the Transaction

     On December 13, 1996, the Trust engaged Bear Stearns to assist the Company in evaluating its strategic alternatives. Following several months of due diligence regarding the Company and its property portfolio, Bear

Stearns met with the Company's Board of Trustees on March 13, 1997 to review its findings. At the meeting, the Board of Trustees authorized Bear Stearns to initiate inquiries concerning a possible merger with a select group of qualified public shopping center REITs identified by Bear Stearns based on portfolio similarity, geographic synergies and financial strength. On March 18, 1997, the Company issued a press release announcing its fourth quarter earnings for fiscal year 1996 as well as its engagement of Bear Stearns.



     From March 1997 through May 1997, Bear Stearns initiated discussions with a select group of public shopping center REITs. Due to the limited interest expressed by the initial group in pursuing a transaction with the Company, Bear Stearns expanded its discussions to include the remaining public shopping center REITs. At a Board meeting on May 28, 1997, Bear Stearns reported to the Board of Directors that three shopping center REITs had expressed an interest regarding a possible transaction with the Company, although at valuations which were substantially below the Board's expectation. At the meeting, the Board concluded to continue discussions with interested parties as well as to authorize Bear Stearns to begin discussions with private shopping center owners which might be considering a public vehicle as part of their growth and development objectives. The Board also authorized Bear Stearns to pursue the possibility of raising private equity.



     From June 1997 through August 1997, Bear Stearns contacted private shopping center owners and private equity sources to determine whether they would have an interest in pursuing a transaction with the Company. During this time, meetings were held between Marvin Slomowitz, the Company's Chairman and Chief Executive Officer, and interested parties. As a result of these discussions, the Company received two proposals from private shopping center owners to contribute assets and cash to the Company, one of which was RDC.


     In July 1997, RDC contacted Bear Stearns to inquire about the Company and to express an interest in possibly pursuing a transaction. On August 7, 1997, Bear Stearns initiated an introductory meeting between Marvin Slomowitz and Ross Dworman, the President and Chief Executive Officer of RDC. During August and September 1997 Bear Stearns worked with RDC to evaluate the feasibility of a transaction. On November 3, 1997, Mr. Slomowitz and Messrs. Dworman and Bernstein met to discuss RDC's continuing level of interest regarding a possible transaction with the Company, and the following day, RDC submitted an initial proposal to the Company, providing extensively for a combination transaction in which RDC would contribute substantially all of its affiliated properties and other real estate assets and make a $100.0 million equity investment in consideration for Units and Common Shares. The precise number of Units and Common Shares was to be determined on the basis of valuations to be conducted following a due diligence investigation. During the next several weeks, Bear Stearns, together with Messrs. Larry Longua, Joseph Castle, John Vincent Weber and Marvin Levine, four independent trustees, also engaged in numerous discussions to discuss the status of conversations between the Company, Bear Stearns and RDC. During the week of November 10, 1997, RDC and the Company also continued to provide due diligence information to each other for purposes of refining the proposed business terms.


     On November 24, 1997, the Board of Trustees met to discuss the proposals received from the two private shopping centers owners. At that meeting, the Board concluded that the quality of the RDC portfolio in terms of physical characteristics, geographic location, tenant profile and other factors would provide greater benefit if combined with the Company's portfolio. The Board concluded to further negotiate with RDC regarding their proposal. On November 28, 1997, Donaldson, Lufkin & Jenrette Securities Corporation, RDC's financial adviser ("DLJ"), submitted a preliminary term sheet to Bear Stearns on behalf of RDC. The term sheet confirmed the principal terms of the transaction, providing for the issuance of 8,200,000 Units and 11,111,111 Common Shares, valued on the basis of $9.00 per Common Share, for the RDC Properties and the Cash Investment, all of which terms were contingent upon confirmation by RDC of historical and projected financial data which had previously been delivered by the Trust to RDC. The proposal called for a change in the composition of executive management and in the Board of Trustees and for a break-up fee if the Company were to complete an alternative transaction. On December 4, 1997, Bear Stearns held a telephone conference call with the Board of Trustees to review the term sheet, and on December 5, 1997, Bear Stearns on behalf of the Company submitted a revised term sheet to RDC and DLJ.


     On December 15, 1997, the Board of Trustees of the Company met to discuss the RDC term sheet and the status of the negotiations. At that meeting, the Board concluded to execute an agreement with RDC to continue negotiations of a transaction with RDC on an exclusive basis through January 15, 1998. Shortly following the meeting, representatives of the Trust and RDC held an organizational meeting to begin due diligence and the Company instructed its counsel to begin the preparation of definitive documentation.

     From December 16, 1997 through February 10, 1998, each party and its financial and legal representatives engaged in extensive due diligence concerning the other party's properties, leases and financial results of operations. Preliminary drafts of a proposed agreement were exchanged between representatives of RDC and the Company on the basis of the term sheet which was reviewed by the Board of Trustees at its December 15th meeting.

     On February 11, 1998, Messrs. Dworman and Bernstein met with Messrs. Slomowitz and Longua as well as with Bear Stearns to discuss RDC's reassessment of the relative valuation of the Company's portfolio and RDC's portfolio based upon the completion of the due diligence investigation. Messrs. Dworman and Bernstein advised the Company's representatives at that meeting that their valuation model of the combined companies indicated a greater relative value of the RDC portfolio when compared to the Company's portfolio, as a result of, among other factors, certain recent tenant bankruptcies, the impact of co-tenancy requirements resulting from certain of these bankruptcies, and the delay in installing certain signed tenants pending completion of required tenant improvements. Messrs. Dworman and Bernstein also expressed concern regarding the apparent deteriorating cash position of the Company as reflected in preliminary fiscal year 1997 fourth quarter financial statements and 1998 preliminary first quarter results reviewed by RDC.

     On February 13, 1998, RDC submitted a revised proposal, reducing the per share valuation from $9.00 per Common Share to $7.50 per Common Share, resulting in an increase in the number of Units and Common Shares to be issued for the RDC Properties and the Cash Investment. Additionally, RDC's revised proposal required that the Company sell five identified properties at a designated price, and issue to RDC additional Units, valued at $7.50 per Common Share, equal to any deficiency between the designated price and the actual aggregate sales price for the properties. The other terms of the proposed transaction, including, but not limited to, a change in the management and composition of the Board of Trustees of the Company, as well as the amount of the break-up fee, remained principally unchanged.


     On February 17, 1998, the Board of Trustees met to discuss RDC's revised proposal. At the meeting, the Board concluded that the requirement that the Company sell certain designated properties at no less than a designated price or be required to issue additional Units equal to the deficiency was unacceptable. In considering that the proposed valuation of the Units and Common Shares to be issued to RDC was below current market price, the Board considered the impact on the Common Share market price once the Company's fourth quarter and year-end earnings and funds from operations per share were announced. The Board also reviewed its current cash position and its capital commitments and concluded that if the RDC transaction or a similar transaction was not consummated, the Board in all likelihood would have to suspend its dividend for the foreseeable future to preserve cash to meet its capital commitments and to install additional tenants to increase funds from operations. The Board considered the impact on the market price of a suspension of the Company's dividend. The Board also noted that, notwithstanding the exclusivity period with RDC, the Company had not received any further indications of interest from other third parties. Following a lengthy discussion, the Board instructed Bear Stearns to renegotiate the revised proposal of RDC to eliminate the additional Unit issuance requirement associated with the sale of the five properties, and to attempt to increase the $7.50 per share valuation. The Board also advised Bear Stearns to instruct RDC that the Company was no longer willing to accept the impediment caused by a substantial break-up fee in encouraging an alternative transaction since the RDC proposal was then valued at below current market price for the Common Shares.

     Following several rounds of negotiation, RDC submitted a final term sheet to the Company on February 26, 1998. The final term sheet retained the $7.50 per Common Share valuation, but eliminated the requirement for the sale of the designated properties. The break-up fee remained unchanged. On February 27, 1998, the Board met to discuss the new term sheet as well as the Company's current cash position and potential results of operations in the event it did not pursue the transaction with RDC. The Board also considered the advice of Bear Stearns concerning the lack of expressions of interest from other parties concerning a possible transaction with the Company as well as the likelihood that securing additional equity capital on financially attractive terms was unlikely. Further, the Board considered that, in the absence of a transaction on terms such as those contemplated by the Transaction, the Company would have suspended its dividend to use its cash flow to install tenants with which the Company had signed leases. After further discussion, the Board of Trustees concluded to accept RDC's final term sheet, but only after a reduction in the break-up fee and expense reimbursement cap. Following the Board meeting, the Company's counsel and Bear Stearns met with Messrs. Dworman and Bernstein and their representatives concerning the break-up fee. Over the next several days, further discussions ensued and an agreement was reached to reduce the break-up fee from $2.5 million to $1.75 million. The Board of Trustees instructed its counsel to recommence negotiation of definitive documentation giving effect to the revised terms.


     From March 1 through April 13, 1998, counsel and representatives of RDC and the Company continued negotiations concerning the definitive documentation. On April 13, 1998, the Board of Trustees convened a meeting in New York to discuss the status of the proposed agreement with RDC. At the meeting, representatives of Bear Stearns and counsel for the Company reported to the Board that the parties were close to agreement on substantially all substantive issues. Bear Stearns then reviewed with the Company its analysis of the proposed transaction and delivered to the Board its oral opinion, which was subsequently confirmed in writing to the effect, that, as of the date of the opinion and based upon and subject to certain qualifications and assumptions described in its subsequent written opinion, the Contribution was fair, from a financial point of view, to the Company (See "Opinion of Financial Advisor to the Trust"). The Board also discussed the status of binding commitments which had been received by RDC to date regarding the $100.0 million cash investment as well as all other issues which continued to be the subject of negotiation between the parties. At the meeting, the Board concluded to defer any decision regarding the transaction with RDC until each of the Board members had an opportunity to review in detail the materials presented to the Board by Bear Stearns regarding its analysis of the proposed transaction. The Board agreed to convene a meeting by conference telephone during the afternoon of April 14th at which the trustees would have an opportunity to discuss with Bear Stearns any questions or comments regarding the materials presented and to discuss the final outcome of open issues. The Board also instructed counsel to continue negotiations and finalization of the Contribution Agreement.

     During the afternoon of April 14, 1998, the Board convened a meeting by telephone conference to consider authorizing the execution of the Contribution Agreement. Among other issues discussed by the Board was its determination that RDC be required to deliver to the Company binding commitments for the $100.0 million cash investment within thirty days from the execution of the Contribution Agreement, the failure of which would give rise to the Trust's right to terminate the agreement and to recover its out-of-pocket expenses from RDC. The Board instructed counsel to continue negotiations concerning this issue, and agreed to reconvene the Board meeting that evening to discuss the status of negotiations and again to consider approval of the Contribution Agreement.

     That evening, the Board of Trustees reconvened its earlier meeting by telephone conference. Counsel for the Company advised the Board of Trustees that RDC had agreed to the Board's demand regarding the timing of receipt of binding commitments for the $100.0 million cash investment. After further discussion with counsel regarding the final terms of the Contribution Agreement, the Board unanimously approved the Transaction, concluding that the Transaction was fair to and in the best interests of the Trust's shareholders, authorized management of the Company to execute the Contribution Agreement, and recommended that the Trust's shareholders adopt the Contribution Agreement and approve the Transaction. On April 16, 1998, the Company issued a press release to the effect that the definitive agreement had been executed.



Reasons for the Transaction; Recommendation of the Board of Trustees

     The Board of Trustees believes that the Transaction is fair to, and in the best interests of, the Trust and its shareholders. Accordingly, the Board of Trustees has unanimously approved the Transaction and recommends that the Trust's shareholders vote FOR approval and adoption of the Transaction. In reaching its determination, the Board of Trustees consulted with its management, its financial advisor, legal counsel and accountants, and considered a variety of factors, including, but not limited to, the following:

     1. Although the Board determined that the Company's available cash from operations is sufficient to enable the Company to meet all debt service payments, recurring capital improvements and its obligations to make distributions required to maintain its status as a REIT, the Board of Trustees concluded that, if the Transaction were not consummated, and in the absence of additional external capital, the Company would have to suspend the payment of its dividend to preserve its cash to complete tenant improvements necessary to install new tenants currently under signed leases to generate additional cash flow and increase funds from operations. Even if the dividend were suspended, however, further development and expansion opportunities would be severely curtailed. All or substantially all of the Company's properties are already encumbered by mortgage indebtedness and there could be no assurance that additional external financing could be obtained on commercially reasonable terms. Furthermore, the Company had been unsuccessful in identifying any other strategic transaction or other potential private equity on terms acceptable to the Board. Consequently, the Board of Trustees concluded that the increase in the size and diversity of the Company's portfolio of properties resulting from the Transaction, in combination with the deleveraging of a substantial portion of its portfolio from a portion of the proceeds of the equity investment, could be expected to significantly improve the Trust's access to equity capital and debt financing, thereby providing resources to permit the Company not only to meet its current and anticipated capital requirements, including, but not limited to tenant improvement and development obligations, but also to support continued development and expansion of the Company's portfolio, including through acquisition opportunities.

     2. The Board considered that the increase in the size and diversity of the Company's portfolio resulting from the Transaction, in combination with the de-leveraging of the Company's balance sheet through the repayment of RDC's debt and the Company's debt with the Cash Investment, could significantly improve the Trust's access to financing on more financially attractive terms. The Board believed that this improved access to financing would not only allow the Company to improve the performance of certain of its properties through expansion, renovation and re-tenanting, but also support external growth through acquisitions and selective development.

     3. The Board considered that the combination of the RDC Properties with the properties currently owned by the Company will not only increase and diversify the mix of retail tenants, but will also improve and strengthen the quality of existing tenant relationships. It is expected that, as a result of the Transaction, the Trust will be better able to manage the risks associated with tenant delinquencies due to bankruptcy and other conditions which have historically impacted tenants' ability to meet their leasing obligations. The Board also considered that the Transaction will expand the diversity and geographic location of its portfolio, making it less susceptible to regional economic conditions and other factors which could adversely affect its ability to attract and retain high quality tenants at market rents.


     4. The Board also considered that the Transaction is expected to significantly increase the market capitalization of the Company and generate renewed interest in the Company among the financing community.
The Board believed that these factors would also increase the likelihood of success in raising debt and equity capital.

     5. The Board also considered the fact that Bear Stearns had been engaged by the Company since December 1996 to identify potential candidates interested in pursuing a strategic transaction with the Company and, to date, there had been only limited interest from public and private shopping center owners and equity investors in pursuing a transaction with the Company. Further, the Board believed that the Transaction represented the only proposal to be of strategic value to the Company and its shareholders on acceptable terms.


     6. The Board also considered the demonstrable success of RDC's management in the acquisition, development and management of the RDC Properties, and believes that such management will provide tangible future benefits to the Company.

     7. The Board also considered the opinion of Bear Stearns, delivered orally on April 13, 1998 and confirmed by means of its written opinion dated as of such date, to the effect that, as of that date and based upon and subject to certain qualifications and assumptions stated therein, the Contribution was fair from a financial point of view to the Trust (See "Opinion of Financial Advisor to the Trust").


     The Board of Trustees also considered certain potentially negative factors which could arise from the Transaction, including, but not limited to: (i) the significant costs involved in connection with consummating the Transaction and the substantial management time and effort required to effectuate the Transaction and to integrate the businesses of the Trust and RDC and its affiliates; and (ii) the substantial influence to be exercised by RDC and its affiliates through its control of the executive management of the Trust and by its serving as two of the seven trustees on the Board of Trustees, and through the concentration of ownership of the Common Shares by the RDC Funds and, upon the conversion or exchange of Units, by other RDC affiliates. The Board also considered that, at the time the Board approved the Transaction, the market price for the Common Shares exceeded the price at which the Units and Common Shares to be issued in the Transaction were valued. As to this factor, the Board considered the likely impact on the market price for its Common Shares of its report on the fourth quarter and fiscal year 1997 net income and funds from operations, in part due to tenant bankruptcies and delays in the installation of tenants with signed leases, and on its conclusion that, in the absence of the Transaction, it would have suspended the dividend for the foreseeable future to preserve its cash to fund operations and capital improvements. Finally, the Board of Trustees also considered that the anticipated benefits to be derived from the Transaction might not be fully realized. The Board of Trustees did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the perceived advantages of the Transaction. Further, in view of the variety of factors considered by the Board of Trustees in connection with its evaluation of the Transaction, the Board of Trustees did not find it practicable to, and did not quantify or otherwise assign relative weights, to the specific factors considered in reaching its conclusion.


     As a result of the foregoing, the Board of Trustees believes that the Transaction is fair to and in the best interests of the Trust and its shareholders and has approved the Transaction, and recommends that the Transaction be approved and adopted by the shareholders at the Meeting. All of the Trustees of the Trust have indicated their intention to vote the Common Shares owned by them in favor of the Transaction at the Meeting. At July 8, 1998, the Trustees and executive officers of the Trust owned 1,108,698 Common Shares entitled to vote at the Meeting, representing approximately 11.85% of the Common Shares issued and outstanding on the record date and entitled to vote at the Meeting.



Opinion of Financial Advisor to the Trust

     The Trust retained Bear Stearns to act as its financial advisor and to render its opinion as to whether the Contribution is fair, from a financial point of view, to the Trust. Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities and in rendering opinions in connection with mergers, acquisitions, corporate transactions and other purposes. The Trust retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to similar transactions.


     Bear Stearns has delivered its opinion dated April 13, 1998 to the effect that, based upon and subject to certain qualifications and assumptions set forth in such opinion, as of the date of such opinion, the Contribution was fair, from a financial point of view, to the Trust. The summary of Bear Stearns' opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex II to this Proxy Statement. The Trust's shareholders are urged to, and should, read such opinion carefully in its entirety in connection with this Proxy Statement for assumptions made, matters considered and limits of the review by Bear Stearns.


     In rendering its opinion, Bear Stearns did not opine as to any other transactions or contractual arrangements to be entered into or payments to be made by or to the Trust or any other person concurrently with the Transaction. Bear Stearns' opinion was directed to the Board of Trustees of the Trust and addresses solely the fairness, from a financial point of view, of the Contribution to the Trust and does not address the Trust's underlying business decision to effect the Transaction and is not a recommendation to the Trust's shareholders as to whether to approve or vote for the Transaction. Although Bear Stearns evaluated the fairness of the Contribution to the Trust, the Transaction itself was determined by the Trust and RDC through arm's length negotiations. The Trust did not provide specific instructions to, or place any limitations upon, Bear Stearns with respect to the procedures to be followed or factors to be considered by Bear Stearns in performing its analyses or rendering its opinion. Bear Stearns does not intend to update its opinion based on information since the date of its opinion.


     In arriving at its opinion, Bear Stearns: (i) reviewed the Contribution Agreement; (ii) reviewed the Trust's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 through 1996, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and a draft of its Annual Report on Form 10-K for the year ended December 31, 1997; (iii) met with certain members of the Trust's senior management to discuss the operations, historical financial statements and future prospects of the Trust and their view of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Contribution; (iv) met with certain members of the RDC's senior management to discuss the operations, historical financial statements and future prospects of RDC and their view of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Contribution; (v) reviewed historical stock prices and trading activity of the Trust's Common Shares; (vi) reviewed publicly available financial data and stock market performance data of companies that Bear Stearns deemed generally comparable to the Trust and RDC; (vii) reviewed the terms, to the extent available, of recent transactions that Bear Stearns deemed generally comparable to the Contribution or otherwise relevant to their inquiry; (viii) reviewed the Limited Appraisal Restricted Appraisal Report prepared by CB Commercial dated April 1, 1998 concerning the Company's properties; and (ix) considered such other information and conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     In the course of its review, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by the Trust and RDC. With respect to the projected financial results of the Trust and RDC (including projected divestitures, cost savings and synergies resulting from, and contemplated tax and accounting effects of, the Contribution and related transactions), Bear Stearns assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Trust and RDC as to the expected future performance of the Trust and RDC. Bear Stearns was informed that, in light of the Trust's current cash position, the Board of Trustees intended to suspend dividend distributions to shareholders for the foreseeable future, if the Transaction was not to be consummated. Bear Stearns does not assume any responsibility for the information provided to it and has relied upon the assurances of the Trust and RDC's management that they are unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. Bear Stearns has also assumed with the consent the Trust and RDC that the Contribution will be consummated in accordance with the terms described in the Contribution Agreement. In arriving at its opinion, Bear Stearns did not perform any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Trust or RDC. With respect to the value of RDC's properties, Bear Stearns relied on the estimates and analysis of the Trust's management.

     In rendering its opinion, Bear Stearns considered: (i) the Trust's recent financial performance, current financial condition and future prospects; (ii) the Trust's prospects for raising debt and/or equity in the public and private markets; and (iii) various terms and conditions of the Transaction relating to the Contribution, including that the Contribution is subject to a vote of the Trust's shareholders and that the no solicitation and termination provisions of the Contribution Agreement provide the Board of Trustees with the flexibility to exercise its fiduciary duty to pursue certain alternative transactions in lieu of the Transaction.

     The following is a summary of the principal financial and valuation analyses that were performed by Bear Stearns to arrive at its opinion. Based on these financial and valuation analyses and the other factors discussed herein, Bear Stearns determined that, as of the date of its opinion, the Contribution is fair, from a financial point of view, to the Trust. In arriving at its opinion, Bear Stearns did not attribute any particular weight to any analysis or factor considered by it, but rather made a single judgment as to fairness based on its experience and professional judgment and the analyses as a whole.

     Review of Trust's Financial and Operating Performance. Bear Stearns reviewed the historical and financial performance of the Trust for the fiscal years ended December 31, 1995, 1996 and 1997. This review considered the Trust's revenues, earnings before interest expense, taxes, depreciation and amortization ("EBITDA"), net income, funds from operations ("FFO") and cash available for distribution ("CAD"). Bear Stearns noted that the Trust's revenues were $43.3 million in 1995, $43.8 million in 1996 and $44.5 million in 1997; EBITDA was $27.0 million in 1995, $25.5 million in 1996 and $27.4 million in 1997; net income was $3.8 million in 1995, ($.7) million in 1996 and ($1.6) million in 1997; FFO was $15.3 million or $1.50 per share in 1995, $12.4 million or $1.22 per share in 1996 and $10.8 million or $1.06 per share in 1997; and CAD was $13.2 million or $1.30 per share in 1995, $10.3 or $1.01 per share in 1996 and $6.2 million or $.61 per share in 1997.

     Review of Limited Appraisal Restricted Appraisal Report. Bear Stearns reviewed the Limited Appraisal Restricted Appraisal Report dated April 1, 1998, prepared by CB Commercial Real Estate Group, Inc. Appraisal Services ("CB Commercial") of the Trust's properties. Bear Stearns noted that CB Commercial appraised each property in the Trust's portfolio utilizing the discounted cash flow methodology. Bear Stearns also noted that the total appraised value of the Trust's properties was $270 million. From the value determined by CB Commercial, Bear Stearns subtracted (i) the Trust's outstanding indebtedness at March 31, 1998; (ii) estimated costs the Trust could reasonably be expected to incur in connection with the assumption/prepayment of its above market debt;

and (iii) estimated transaction costs the Trust could reasonably be expected to incur if it were to sell its properties in order to derive the net equity value of the Trust's properties. Based on these calculations, the net equity value of the Trust's properties as of April 1, 1998 was $73 million or $7.18 per share. Bear Stearns observed that the net equity value per share as calculated was below the current trading value of the Trust's common shares of $8.75 on April 9, 1998, the last trading day before Bear Stearns delivered its opinion. Bear Stearns also observed that the net equity value per share as calculated was below the $7.50 per share price used to determine the number of Units and Common Shares to be issued in the Contribution.

     Analysis of Selected Comparable Transactions. Bear Stearns reviewed and analyzed the publicly available financial terms of nine transactions, four involving public shopping center REITs acquiring private shopping center companies/portfolios and five involving public multifamily REITs acquiring private multifamily companies/portfolios. The shopping center transactions consisted of (acquiror / target): Burnham Pacific Properties/Golden State Properties; Ramco-Gershenson Properties Trust/15 shopping centers; Mid-Atlantic Realty Trust/Pector Group; and Regency Realty Corporation/ Branch Properties. The multifamily transactions consisted of Berkshire Realty/Questar Cos.; Apartment and Investment Management Company/Winthrop Financial Associates; Mid-America Apartments/Flournoy Development Co.; Equity Residential Properties Trust/Capital Apartment Properties, Inc.; and Walden Residential Properties/Drever Partners. Bear Stearns considered the implied net operating income capitalization rate of each of these transactions. Bear Stearns noted that the range of capitalization rates was 9.0% to 9.6% for the shopping center transactions and 8.3% to 9.8% for the multifamily transactions. Bear Stearns observed that the implied net operating income capitalization rates, based on the number of Units and Common Shares to be issued in the Contribution, were 9.6% and 9.5% for RDC's shopping center and multifamily properties, respectively.


     Has / Gets Analysis. Bear Stearns compared the FFO, CAD and net book value represented by a share of the Trust on a standalone basis (e.g., what a Trust shareholder "Has") to the FFO, CAD and net book value represented by a share of the Trust as a result of the Contribution (e.g., what a Trust shareholder "Gets") based on management's internal projections. Bear Stearns noted that on a Has basis in 1998, each Trust share represents FFO of $1.02 and CAD of $.53 compared to FFO of $.77 and CAD of $.55 on a Gets basis. Bear Stearns noted that on a Has basis, each Trust share represents net book value at December 31, 1997 of $4.80 on a fully diluted basis compared to $6.38 on a Gets basis.


     Relative Contribution Analysis. Bear Stearns compared the contribution of the Trust and RDC to the Trust/RDC combined in terms of 1998, 1999 and 2000 management estimates of revenues, EBITDA, FFO and CAD. Bear Stearns noted that based on these projections, the Trust's contribution to revenues was 55% in 1998, 54% in 1999 and 53% in 2000 compared to RDC's contribution of 45% in 1998, 46% in 1999 and 47% in 2000. The Trust's contribution to EBITDA was 54% in 1998, 52% in 1999 and 51% in 2000 compared to RDC's contribution of 46% in 1998, 48% in 1999 and 49% in 2000. The Trust's contribution to FFO was 52% in 1998, 46% in 1999 and 44% in 2000 compared to RDC's contribution of 48% in 1998, 54% in 1999 and 56% in 2000. The Trust's contribution to CAD was 45% in 1998, 37% in 1999 and 35% in 2000 compared to RDC's contribution of 55% in 1998, 63% in 1999 and 65% in 2000. Bear Stearns observed that pro forma for the Contribution, RDC would own approximately 52.7% of the fully diluted Common Shares of the Trust before the $100 million cash investment and approximately 70.8% taking into account Common Shares issued in consideration for the $100 million cash investment.


     Pro Forma Accretion/Dilution Analysis. Bear Stearns analyzed certain pro forma effects resulting from the Contribution, including among other things, the impact of the Contribution on the Trust's projected FFO per share and CAD per share for the fiscal years ended 1998, 1999 and 2000 based on management's internal estimates. The impact of the Contribution on FFO per share and CAD per share was analyzed both before and after contribution of the $100 million cash investment. The results of the pro forma accretion/dilution analysis before the cash investment suggested that the Contribution would be dilutive to FFO in 1998 and accretive in 1999 and 2000. With respect to CAD, the pro forma accretion/dilution analysis suggested that the Contribution would be accretive in 1998, 1999 and 2000. The results of the pro forma accretion/dilution analysis after the cash investment suggested that the Contribution would be dilutive to FFO in 1998, 1999 and 2000. With respect to CAD, the pro forma accretion/dilution analysis suggested that the Contribution would be accretive in 1998, 1999 and 2000. The actual results achieved by the combined company may vary from projected results and such variations may be material.

     Bear Stearns also analyzed the effect of the Contribution on the equity market capitalization, total market capitalization and credit statistics of the Trust. In this regard, Bear Stearns noted that the Contribution would create a significant increase in the Trust's equity and total market capitalization. Bear Stearns further observed that the Trust's credit statistics improved as measured by the ratios of EBITDA to interest and debt to EBITDA.

     The foregoing summary does not purport to be a complete description of the analyses performed and factors considered by Bear Stearns in arriving at its opinion, although it includes the material factors considered by Bear Stearns. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such reviews, calculations and analyses. No company or transaction used in the analyses described above as a comparison is identical to the Trust or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading or private market values of the company or companies to which they are being compared.

     The analyses were prepared solely for purposes of providing Bear Stearns' opinion as to the fairness, from a financial point of view, of the Contribution to the Trust and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold to other parties. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, neither the Trust, RDC, Bear Stearns or any other person assumes responsibility if future results are materially different from those forecast. The Bear Stearns opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as they existed and could be evaluated on the date of the opinion. Bear Stearns' opinion does not imply any conclusion as to the likely trading range for the Trust's securities either prior to or following the consummation of the Transaction, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.


     In the ordinary course of business, Bear Stearns may actively trade the securities of the Trust, for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in such securities.


     Pursuant to a letter agreement dated December 13, 1996 between the Trust and Bear Stearns, as amended by a letter agreement dated April 13, 1998, the Trust agreed to pay Bear Stearns (i) an initial retainer of $150,000, (ii) an additional fee of $300,000, of which one half was payable at the time Bear Stearns rendered its written opinion and the balance of which became payable upon mailing of this Proxy Statement and (iii) a success fee of $2.55 million upon consummation of the Transaction. The Trust has agreed to reimburse Bear Stearns for its out-of-pocket expenses up to $35,000. In addition, the Trust has agreed to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws.


                THE CONTRIBUTION AGREEMENT AND RELATED MATTERS


     The following summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached as Annex "I" to this Proxy Statement and incorporated herein by reference. Shareholders of the Trust are urged to read the Contribution Agreement in its entirety.


Principal Features of the Transaction; Effects of the Transaction



     The Transaction will involve a number of related transactions that are expected to occur simultaneously following approval of the Transaction and the Contribution Agreement by the Trust's shareholders and the satisfaction or waiver of the other conditions to the Transaction as set forth in the Contribution Agreement.

     Contribution of RDC Properties; Third Party Management Contracts and Contributed Notes. The Operating Partnership, either directly or through one or more of its subsidiaries, will acquire 19 RDC Properties, consisting of 13 retail shopping centers, five multi-dwelling residential properties and one redevelopment property, either through the acquisition of all or substantially all of the ownership interests of the RDC Property Partnerships, or through the conveyance by the RDC Property Partnerships of fee title or the ground leasehold interest to such properties. As to six of the RDC Properties to be acquired in the Transaction, less than 100% of the ownership interests therein will be contributed to the Company. As to all of the RDC Properties, the Company will constitute the general partner or managing member but, as to two of such RDC Properties, it will only own a minority interest therein (although in the case of one of these properties, the Company will be granted a proxy to vote an additional 1.0% of the interests, bringing its effective ownership interest up to 50%). As to one of the RDC Properties in which the Company will own less than a 100% interest, RD Abington Associates Limited Partnership, the Company will acquire an 89% capital interest and a 99% profit interest in the limited partnership and, 37 months following the Closing Date, will acquire the remaining capital interest and profit interest in such limited partnership. Finally, the Operating Partnership will be assigned management contracts pursuant to which two RDC affiliates currently provide third party property management services, and will be assigned two notes held by another RDC affiliate and another note held by an unaffiliated third party which provide for the receipt of substantially all of the cash flow from one of the RDC Properties being acquired at Closing (and which notes will be cancelled upon Closing). In consideration of the RDC Properties to be acquired by the Operating Partnership as well as the rights in and to the RDC Management Contracts and Contributed Notes, the Trust will issue an aggregate of approximately 1.8 million Common Shares, valued on the basis of the average per share market price for the 20 consecutive trading days ending on the Closing Date, the Operating Partnership will issue an aggregate of 11,100,000 Units, each of which is exchangeable, on a one-for-one basis, for Common Shares and valued at a price of $7.50 per Unit, and the Operating Partnership will assume approximately $177.2 million of mortgage and related indebtedness encumbering the RDC Properties (including mortgage indebtedness which, pursuant to the Contribution Agreement, may be incurred by the RDC Property Partnerships between the date of the Contribution Agreement and the Closing Date), of which approximately $61.5 million is to be repaid at the Closing.


     In addition to the foregoing Units, the Operating Partnership is also obligated to issue additional Units upon completion of certain improvements and the commencement of rental payments from a designated tenant at one of the RDC Properties to be acquired at Closing. The number of additional Units to be issued upon satisfaction of such conditions will be valued in the aggregate at $2.75 million, and issued on the basis of the average market price for the Common Shares for the 20 consecutive trading days ending on the date the additional Units are issued. For information concerning the RDC Properties to be acquired in the Transaction, reference is made to the information set forth in this Proxy Statement under the caption "Certain Information Concerning RD Capital, Inc. -- The RD Capital Properties."


     Development Property Acquisition. The Operating Partnership will also be obligated to acquire from an RDC affiliate, and such affiliate will be obligated to contribute to the Operating Partnership, its 25% limited partnership interest in each of two limited partnerships which own the respective fee interest and leasehold interest in a shopping center currently under construction (the "Development Property"), which obligation will arise only upon completion of construction and improvements, the attainment of certain tenant occupancy levels and receipt of consents by the general partners of such limited partnerships to the transfer of such minority interests; provided, however, that the Operating Partnership's obligation to acquire, and the RDC affiliate's obligation to contribute, such interests shall terminate on January 1, 2000 if the conditions are not then met. In consideration for such ownership interests, the Operating Partnership will be obligated to issue additional Units valued in the aggregate at $5.5 million, and issued on the basis of the average market price for the Common Shares for the 20 consecutive trading days ending on the date the additional Units are issued. The purchase price for the Development Property is subject to adjustment depending upon any increase or decrease in the amount of mortgage indebtedness encumbering the Development Property on the date the interests therein are contributed to the Operating Partnership compared to the amount of mortgage indebtedness encumbering the Development Property on the date of the Contribution Agreement.




     Cash Investment. In consideration for the payment of $100,000,000 in cash, the Trust will issue and deliver to the RDC Funds an aggregate of 13,333,333 newly issued Common Shares, representing a purchase price of

$7.50 per share. Of the proceeds to be received for the Common Shares, it is currently expected that approximately $60.2 million will be used to discharge mortgage indebtedness encumbering the RDC Properties to be contributed in the Transaction and $25.5 million will be used to discharge mortgage and other indebtedness relating to properties currently owned by the Trust. See "Mortgage Debt Following the Transaction." The balance of the net proceeds from the Cash Investment will be used by the Company for working capital, for reserves for deferred maintenance costs and for various transaction costs and expenses.

     Changes in Management; Change in Board of Trustees. Concurrently upon the Closing, the Trust will appoint Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC, as the Chairman and Chief Executive Officer and the President, respectively, of the Trust. Messrs. Dworman and Bernstein, together with Martin L. Edelman and Gregory White, two independent trustee designees of RDC, will be appointed to the Board of Trustees, and all of the incumbent trustees other than Marvin Slomowitz, the Trust's current Chairman and Chief Executive Officer, and Messrs. Lawrence Longua and Marvin Levine will resign.



Representations and Warranties

     The Contribution Agreement contains various customary representations and warranties relating to the parties to the Contribution Agreement (including the RDC Property Partnerships as well as the owners of the ownership interests in such entities) as well as pertaining to the RDC Properties and interests therein to be contributed to the Company at Closing. These representations and warranties include, among other things: (i) the respective organization, formation, corporate or similar structure and ownership, and other corporate and partnership matters; (ii) the due authorization, execution, delivery, performance and enforceability of the Contribution Agreement and related matters; (iii) absence of conflicts in connection with the Transaction and the Contribution Agreement arising under the charters and constituent documents, as well as required consents and approvals from third parties; (iv) representations pertaining to title and condition of the RDC Properties, including, representations concerning title, environmental condition, engineering, easements and similar rights of way and restrictions; (v) representations and warranties concerning tenants, leases, management contracts and other agreements and instruments; (vi) representations concerning absence of liabilities and absence of any litigation which could adversely affect the combined business or the acquired assets; (vii) compliance with applicable licenses, regulations, rules and other orders; (viii) absence of certain material adverse events, changes or effects; (ix) representations relating to insurance, taxes, labor relations, and employment rules and regulations; and
(x) representations and warranties pertaining to audited and unaudited financial statements and financial information and, as to the Trust, reports and other documents filed with the Commission and other regulatory agencies.


Conditions of the Transaction; Termination; Waiver and Amendment


     In addition to approval of the Transaction by the shareholders of the Trust, the obligations of the Trust and the Operating Partnership to consummate the Transaction are subject to the satisfaction or waiver of certain other conditions, including, among others: (i) that all representations and warranties of RDC and its affiliates as well as of the RDC Funds shall be true in all material respects as of the Closing Date; (ii) that RDC, its affiliates and the RDC Funds shall have performed all of their respective covenants and obligations required to be performed by RDC, its affiliates and the RDC Funds at or prior to Closing; (iii) that the title company selected by the parties shall be unconditionally committed to issue the title insurance policies on terms consistent with marked-up commitments in the form agreed upon by the Trust and the Partnership; (iv) the receipt by the Partnership of tenant estoppel certificates from a certain percentage of those tenants designated as major tenants of the RDC Properties; (v) the receipt of binding commitments of the partners of the RDC Funds to make the Cash Investment; (vi) the execution and delivery by RDC and its affiliates and by the RDC Funds of certain agreements and instruments, including, but not limited to, the Registration Rights and Lock Up Agreement and the Non-Compete Agreements; and (vii) the absence of any preliminary or permanent injunction which would prevent consummation of the Transaction.


     The obligations of RDC and its affiliates and of the RDC Funds to consummate the Transaction are conditioned on the satisfaction or waiver of certain other conditions, including, among others: (i) that all representations and warranties of the Partnership and the Trust shall be true in all material respects as of the Closing Date; (ii) that the Partnership and Trust shall have performed all of their respective covenants and obligations required to be performed by the Trust and the Partnership at or prior to Closing; (iii) that the Transaction shall have been approved by the Trust's shareholders; (iv) that the Board of Trustees shall have taken all action necessary to authorize an exemption from the excess share limitations provided in the Declaration of Trust concerning the issuance of the Cash Investment Shares and the Units to be issued in the Transaction; (v) the receipt by RDC of tenant estoppel certificates from a certain percentage of those tenants designated as major tenants of the properties within the Trust's portfolio; (vi) that the Trust shall not have revoked its election to be taxed as a REIT and shall be in material compliance with all applicable REIT rules and regulations; and (viii) the execution and delivery by the Trust and the Partnership of certain agreements and instruments.

     The Contribution Agreement may be terminated and the Transaction abandoned prior to the Closing Date, whether before or after approval by the Trust's shareholders have been obtained: (i) by mutual written consent of the Trust and RDC, acting on behalf of all of the RDC affiliates; (ii) by the Board of Trustees or by RDC, on behalf of all of its affiliates, if a court or governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transaction; (iii) by either the Company or by RDC, on behalf of all of its affiliates, if the Closing Date shall not have occurred on or before October 30, 1998, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Contribution Agreement to perform in all material respects each of its obligations required to be performed by it on or prior to the Closing Date;
(iv) by either the Company or RDC, on behalf of all of its affiliates, if the Trust's shareholders do not approve the Transaction; (v) by the Company, if RDC and its affiliates or the RDC Funds fail to perform in all material respects their obligations under the Contribution Agreement; (vi) by RDC, on behalf of all of its affiliates, if the Company fails to perform in all material respects its obligations under the Contribution Agreement; (vii) by the Company if there shall have occurred an "RDC Material Adverse Effect," (defined generally as a change in the business, assets, properties, results of operations or financial condition or prospects of RDC and its affiliates as a result of which there is a reduction by more than 10% of the aggregate net operating income from all of the RDC Properties to be contributed in the Transaction, determined on the basis of aggregate net operating income for the twelve months as of December 31, 1997); (viii) by RDC, on behalf of all of its affiliates, if there shall have occurred a "Trust Material Adverse Effect" (defined generally as a change in the business, assets, properties, results of operations, financial condition or prospects of the Trust's portfolio as a result of which there is a reduction by more than 20% of the funds from operations from the Trust's properties, determined on the basis of funds from operations for the twelve months ended December 31, 1997); and (ix) by the Trust or by RDC, on behalf of its affiliates, if the Company consummates a transaction constituting a "Superior Proposal." See "No Solicitation; Board Action; Termination Payment."


     In the event of a termination of the Contribution Agreement, neither of the parties will be liable to the other as a result of the termination; provided, that the termination of the Contribution Agreement will not relieve any party from any liability for any willful breach or willful default of any provision of the Contribution Agreement giving rise to the termination. In addition, in the event the Agreement is terminated as a result of shareholder approval not being obtained, or by RDC, on behalf of all of its affiliates, as a result of a failure on the part of the Trust and the Operating Partnership to perform in all material respects their obligations under the Contribution Agreement, the Operating Partnership and the Trust will be jointly and severally liable to pay to RDC, on behalf of all of its affiliates, all out-of-pocket expenses, costs, and fees incurred in connection with the Contribution Agreement and the fulfillment of their obligations in the transactions contemplated thereunder, but in no event shall such payment exceed $1.25 million. Similarly, in the event the Trust were to terminate the Contribution Agreement as a result of the failure on the part of RDC, its affiliates, or the RDC Funds to perform in all material respects their obligations under the Contribution Agreement, each of the foregoing would be jointly and severally liable to the Operating Partnership and the Trust for its out-of-pocket costs, expenses and fees incurred, but in no event would such payment exceed $1.25 million.


     No change, amendment, modification or waiver of the Contribution Agreement is permitted in the absence of a writing signed by the parties to the Contribution Agreement who would be affected by such amendment, modification or waiver.


No Solicitation; Board Action; Termination Payment


     The Contribution Agreement provides that the Trust will not, directly or indirectly, solicit or encourage (including, by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Common Shares or Units (including, but not limited to, a tender offer) or a similar transaction involving the Trust or the Operating Partnership (all of which are defined in the Contribution Agreement as an "Acquisition Proposal").


     Notwithstanding the foregoing, however, if, after consultation with its financial advisors, and after receiving advice from its outside counsel to the effect that the Board of Trustees of the Trust is required to do so in order to discharge properly its fiduciary duties, the Board may consider, negotiate, approve and recommend to the shareholders and to the limited partners of the Partnership an unsolicited bona fide Acquisition Proposal which the Board of Trustees determines in good faith would result in a transaction more favorable to the shareholders of the Trust and to the limited partners of the Operating Partnership than the Transaction (such transaction being a "Superior Proposal").


     The Trust is required to immediately notify RDC after its receipt of any Acquisition Proposal or any request for non-public information relating to the Trust, the Operating Partnership or any of their respective subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of any of the foregoing by any person or entity that informs the Board of Trustees that it is considering making, or has made, an Acquisition Proposal. If the Board of Trustees receives a request for material non-public information by a party who makes a bona fide Acquisition Proposal, then, and only in such case, the Trust may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding the Trust.


     If the Board of Trustees determines, in accordance with its fiduciary obligations, to execute an agreement constituting a Superior Proposal, either prior to Closing or within twelve months after the termination of the Contribution Agreement by the Trust other than due to a default by RDC, its affiliates or the RDC Funds, or due to a failure by any of the foregoing to perform their obligations under the Contribution Agreement, then, upon the execution of a definitive binding agreement between the Trust and the third party providing for the Superior Proposal and containing the affirmative recommendation of the Board of Trustees as to the Superior Proposal, and provided that RDC and its affiliates shall have not theretofore otherwise breached or failed to perform its obligations under the Contribution Agreement which would permit the Trust to terminate the Contribution Agreement, the Trust will be obligated to pay to RDC an amount equal to $1.75 million in liquidated damages in addition to RDC's out-of-pocket costs and expenses, but not in excess of $1.25 million.


Conduct of the Business of the Company and RDC Pending the Closing



     Covenants of the Company. The Contribution Agreement provides that, except as otherwise expressly permitted or contemplated by the Contribution Agreement or as otherwise consented to by RDC on behalf of its affiliates, during the period between the date of the Contribution Agreement and the Closing Date, the
Company: (i) will not take or suffer or permit any action which would render untrue any of its representations or warranties, or omit to take any action, the omission of which would render untrue any of its representations or warranties; (ii) will, at its expense, make all repairs and replacements which are required with respect to any portion of its properties to maintain the properties in their present condition, ordinary wear and tear accepted; (iii) will operate and manage the Company's portfolio in the same manner as it had been operated and managed prior to the date of the Contribution Agreement and in accordance with all Applicable Laws; (iv) will comply with all of its obligations under Company leases, mortgages, service agreements and other agreements and contractual arrangements by which the Company or any of its properties is bound to affected, (without limiting the foregoing, the Operating Partnership will not enter into any new service agreement without first obtaining the prior consent of RDC unless the agreement is entered into in the ordinary course of business and provides that the Operating Partnership may terminate the agreement upon 30 days notice without the payment of a penalty or termination payment); (v) will not encumber any of its properties with any indebtedness; (vi) will not declare, set aside or pay any cash dividends or make any cash distributions to shareholders or partners on account of their Common Shares or Units other than those required to permit the Trust to maintain its status as a REIT; and (vii) will seek the approval from RDC in connection with any new proposed lease to be entered into for more than 10,000 square feet of GLA; provided, however, that RDC's approval shall not be required for customary modifications to the Company's standard lease form so long as the modifications do not affect square footage, tenant improvement or tenant allowance costs, rent, percentage rent or obligations to pay proportionate shares of taxes or common area maintenance charges.

     Covenants of RDC. The Contribution Agreement also provides that, except as otherwise expressly permitted or contemplated by the Contribution Agreement, or as otherwise consented to by the Company, during the period between the date of the Contribution Agreement and the Closing Date, RDC and its affiliates: (i) will not take, suffer or permit any action which would render untrue any of its representations or warranties, or omit to take any action, the omission of which would render untrue any of its representations or warranties; (ii) will make all necessary repairs and replacements which are required with respect to any of the RDC Properties to maintain them in their present condition, ordinary wear and tear accepted. To the extent any bills, invoices, expenses, taxes, assessments and other charges pertain to periods prior to the Closing Date, but are not due and payable on or prior to the Closing Date, such items will be treated as adjustments to the consideration to be paid for the RDC Properties at Closing; (iii) will operate and manage the RDC Properties in the same manner as they had been operated and managed prior to the date of the Contribution Agreement and in accordance with Applicable Laws; (iv) will comply with all of its obligations under its leases, mortgages, services agreements and other agreements and contractual agreements by which it or any of its properties is bound or affected; (v) will not encumber any of its properties with any indebtedness; provided, however, that RDC may incur additional indebtedness to the extent that the indebtedness is paid or satisfied prior to Closing out of funds other than the Cash Investment; and provided, further, that, RDC is permitted to incur additional mortgage indebtedness not to exceed amounts which have been mutually determined are necessary to finance the improvements of certain of the RDC Properties to be contributed at Closing in accordance with construction budgets which had been delivered to the Operating Partnership prior to the execution of the Contribution Agreement. To the extent that any improvements financed from the additional indebtedness have been completed on or prior to the Closing Date, such additional indebtedness shall be discharged together with the other mortgage indebtedness to be discharged at Closing using the proceeds from the Cash Investment; (vi) will seek the approval of the Company in connection with any new proposed lease for more than 10,000 square feet of GLA; provided, however, the Company's approval shall not be required for customary modifications to RDC's standard lease form so long as the modifications do not affect square footage, tenant improvement or other tenant allowance costs, rent, percentage rent or obligations to pay proportionate shares of taxes or common area maintenance charges.



Certain Additional Mutual Covenants


     The Contribution Agreement provides that each of RDC and the Company will:
(i) cooperate with each other in preparing, responding to the Commission in respect of, and causing to be mailed to the Trust's shareholders this Proxy Statement; (ii) cooperate with one another in affording access to information regarding their respective business and to hold in confidence non-public information relating to the other party (subject to customary exceptions and conditions); (iii) provide prompt notice to the other party of the obtaining by such party of actual notice of any fact or the occurrence or failure to occur of any event which would cause a misrepresentation or breach of warranty or any material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under the Contribution Agreement; and (iv) consult with each other prior to making any public statements regarding the Contribution Agreement or the Transaction.



Certain Additional Covenants of the Company


     Change in Board of Trustees. The Trust has covenanted and agreed that at the Closing Date, the Trust will cause its Board of Trustees to consist of seven trustees. At the Closing, the Board will appoint four trustees, two of whom will be Messrs. Dworman and Bernstein, and two of whom will be designated by RDC and who will be neither officers nor employees of the Trust, the Partnership, RDC or any of their respective affiliates (i.e., Messrs. Edelman and White), and the Board of Trustees will appoint two trustees reasonably acceptable to Messrs. Dworman and Bernstein and who will also not be officers or employees, the Trust, the Partnership, RDC or any of their respective affiliates. As a result of the foregoing, and assuming the Transaction is consummated, four of the seven trustees will comprise Messrs. Dworman and Bernstein and two independent RDC designees, and the remaining three trustees will comprise Mr. Slomowitz and two independent trustees designated by the Board of Trustees (i.e., Messrs. Levine and Longua). All of such trustees shall serve until the next annual meeting of shareholders of the Trust and until their successors are duly elected and qualified.


     Right to Market Company Property. The Company also has agreed that, following receipt by the Company of evidence reasonably satisfactory to it that
(i) the RDC Funds have obtained binding and irrevocable commitments from its partners to make capital contributions in an aggregate amount not less than $50,000,000 in respect of its obligation to make the Cash Investment, and (ii) sufficient consents have been obtained from those persons holding ownership interests in the RDC Property Partnerships such that the RDC Properties will be contributed to the Company as contemplated by the Contribution Agreement, RDC, on behalf of the Company, will be entitled to negotiate and execute agreements concerning the disposition and/or financing of properties currently within the Company's portfolio; provided, however, that: (a) none of the Trust, the Operating Partnership or any of its subsidiaries will have any obligations to any third parties under any such agreements unless and until Closing will have occurred;
(b) none of the Trust, the Operating Partnership or any subsidiary will incur any costs or expense in connection with RDC's rights granted by this covenant; and (c) neither RDC nor any agent or affiliate of RDC will represent itself as an agent or otherwise act on behalf of the Trust, the Operating Partnership or any subsidiary, nor have any authority to bind any of the foregoing, except upon consummation of the Closing and subject to any ratification which must then be obtained by the Board of Trustees of the Trust.


     Further Issuance of Preferred Stock. The Trust has agreed that following Closing, if the Board of Trustees determines, in the exercise of its duties, to engage in an offering of preferred stock convertible into Common Shares, then, upon commencement of any such offering, the Trust shall use commercially reasonable efforts to provide a right of first preference to those partners of the RDC Funds who are equity owners of the RDC Funds on the Closing Date and who have made capital contributions to permit the RDC Funds to meet their obligations to make the Cash Investment at Closing, to purchase such convertible preferred stock, on terms and conditions which will be identical to the offer and sale of any preferred stock to investors other than such partners, provided that any such rights of first preference shall be made only and if to the extent permitted by applicable federal, state and securities laws and that the terms of any such rights of first preference shall be only in a manner determined fair and equitable to the Trust.


     Certain Tax-Related Restrictions Affecting the RDC Properties. In order to permit the RDC Property Partnership and the persons contributing ownership interests therein (collectively, the "RDC Property Group") to avoid or defer the recognition of gain for federal income tax purposes on the contribution of the RDC Properties or interests therein to the Partnership, the Contribution Agreement imposes certain limitations and restrictions on the Company with respect to the RDC Properties or interests therein. Consequently: (i) the RDC Property Group is permitted to guarantee portions of the Partnership's debt with respect to the RDC Properties for specified periods averaging five years among all of the RDC Properties (as to each RDC Property, a "Restricted Period"); (ii) to that end, the Company has agreed to maintain an aggregate Partnership indebtedness of at least $50,000,000 during the Restricted Period and, thereafter, to maintain the debt which encumbers the RDC Properties (up to 60% of their fair market value); (iii) the Company has agreed not to dispose of any of the RDC Properties during the Restricted Period, except for dispositions (such as a tax-free exchange of like-kind properties) which would not result in gain recognition and, if any RDC Property is nevertheless disposed of in a taxable transaction (other than as a result of foreclosure) during the Restricted Period, the Company must reimburse the RDC Property Group for an amount equal to the taxes actually payable by the RDC Property Group by virtue of the disposition, "grossed up" to cover the taxes imposed on the receipt of the reimbursement payment; and (iv) if the Company desires to sell an RDC Property during the two years following the Restricted Period, the RDC Property Group may under certain circumstances elect to purchase that property and may use a portion of its Units, or may cause the Partnership to encumber the RDC Property with debt which the RDC Property Group will take subject to or assume, in order to effectuate this purchase.


     Indemnification of Trustees and Officers. The Company has also agreed that those provisions of the Declaration of Trust and the Limited Partnership Agreement of the Partnership with respect to indemnification, advancement of expenses and limitation on liability for the benefit of trustees, officers, employees and consultants will not be amended, repealed or otherwise modified for a period of six years following the Closing Date in any manner that would adversely affect the rights of the individuals to whom such indemnification would be available.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Additionally, the Trust has agreed to maintain in effect for a period of six years following the Closing Date the trustee and officer liability insurance in effect on behalf of the officers and trustees of the Trust immediately prior to the Closing Date; provided, however, that the Trust will be obligated to pay only up to 200% of the annual premium with respect to such policy during each year the policy is continued and, to the extent that coverage cannot be maintained at such level, to purchase as much coverage as possible at that amount of premium. At April 30, 1998, the Trust maintained a $5.0 million trustee and officer liability insurance policy and paid an annual premium of approximately $135,000 therefor.



Certain Additional Covenants of RDC and the RDC Funds



     Covenants Pertaining to Interim Premises. RDC has agreed that if it or any of its affiliates enters into an agreement to purchase real property or any ownership interests therein, RDC or such affiliates shall cause the agreement of sale to provide that the purchaser may assign its rights to the Company which, upon such assignment, shall have a right to elect to assume the obligations of the purchaser under the Purchase Agreement. Additionally, if, between the date of the Contribution Agreement and the Closing Date, RDC or any of its affiliates acquires real property or any ownership interests therein (an "Interim Premises"), the Trust shall have the option to cause RDC or such affiliate to convey at Closing either fee simple title to the Interim Premises or 100% of the interests owned by such person in the Interim Premises on the same terms and subject to the same conditions as if the Interim Premises constituted a part of the RDC Properties to be contributed at Closing. At the option of RDC or its affiliate, the consideration shall consist of either cash or Units, the number of which would be determined based upon the average market price of the Common Shares for the 20 consecutive trading days ending on the Closing Date. The consideration for the Interim Premises shall mean the aggregate of: (i) the purchase price paid for the Interim Premise (as reflected in the Agreement of Sale) pursuant to which the Interim Premises was purchased, plus (ii) brokerage fees, legal fees and due diligence costs and acquisition expenses and commissions and other closing costs paid by the purchaser for the Interim Premises, plus (iii) the documented costs, if any, for renovation or other improvements to the Interim Premises incurred between the date of purchase and the Closing Date, plus (iv) an amount equal to 1% of the sum of the amounts determined by clauses (i) through (iii) above for each month which has elapsed between the date the Interim Premises was purchased and the Closing Date, but in no event less than the aggregate of 3%, and by subtracting from such sum all indebtedness assumed by the Operating Partnership in connection with the acquisition of the Interim Premises or the interests therein. The Purchase Price is also subject to adjustment based on normal closing adjustments in accordance with local custom. As of the date of this Proxy Statement, the Trust has exercised its option to acquire two Interim Premises, which currently comprise two of the RDC Properties referred to herein, and has separately agreed to pay the requisite purchase price in Common Shares rather than in Units or cash.


     Further, RDC, on behalf of its affiliates, has also agreed to deliver to the Operating Partnership a right of first offer agreement to purchase following Closing those properties, or equity interests in those properties, which, although initially anticipated to be contributed at Closing, will not be contributed at Closing because certain required third party consents have not been obtained. RDC, on behalf of its affiliates, has also delivered to the Operating Partnership a right of first offer agreement to purchase following Closing the unimproved property currently owned by RDC which is not being contributed to the Operating Partnership at Closing because it is not currently consistent with the Company's portfolio and investment strategy. See "Certain Information Concerning RD Capital, Inc. -- Non-Contributed Properties."


     Approval of Affiliated Transaction. RDC has agreed that, following the Closing Date, and ending on the third anniversary of the Closing Date, any transaction between the Partnership, the Trust or any of its respective subsidiaries on the one hand, and Messrs. Dworman or Bernstein, any of their designees to the Board of Trustees or any of their respective affiliates on the other hand, shall require approval by a majority of the then disinterested trustees of the Trust; provided, however, that any such agreement shall not be deemed to prevent or otherwise impair the exercise by the Board of Trustees of its obligations under applicable law in respect of corporate opportunities, interested transactions and similar conflicts or alleged conflicts of interests involving the Trust, the Operating Partnership or any of its respective affiliates.


     Proxies Granted to Partners of RDC Funds. Each RDC Fund has agreed that at Closing, it will execute and deliver to its partners a proxy, appointing each partner such RDC Fund's proxy with respect to those Common

Shares to which such partner would be entitled upon a dissolution of such RDC Fund and a distribution in liquidation of such Common Shares, with authority to consent or withhold consent, in such partner's sole discretion, with respect to any manner as to which shareholders may act pursuant to the Declaration of Trust or Bylaws of the Trust. If, however, any partner of an RDC Fund determines not to accept such RDC Fund's proxy concerning such Common Shares, then such RDC Fund shall enter into a Voting Trust Agreement with the Trust, appointing the Board of Trustees of the Trust as the Voting Trustee with respect to those Common Shares to which such RDC Fund would otherwise be entitled to vote for so long as Messrs. Dworman and Bernstein remain as executive officers of the Trust. The Trust has been advised by RDC that RDC contemplates that, proxies will be granted to partners of the RDC Funds as to all of the Common Shares to be issued for the Cash Investment.

     Registration Rights and Lock-Up Agreement. At Closing, each of the RDC Funds and each of the persons to whom Units will be issued in consideration for the RDC Properties, the RDC Management Contracts and Contributed Notes, or the ownership interests therein, will enter into a Registration Rights and Lock-Up Agreement with the Company and the Partnership (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, each recipient of Common Shares or Units will agree not to sell, assign or otherwise transfer the Units or Common Shares to be issued at Closing or the Common Shares issuable upon exchange of Units to be issued at Closing, for 12 months from the Closing Date, except under certain limited circumstances. Additionally, the Registration Rights Agreement provides that the Trust shall grant certain piggyback and demand registration rights to the holders of such Common Shares and Units (but only as to the Common Shares issuable upon exchange of such Units) following the first anniversary of the Closing Date, and will agree to use commercially reasonable efforts to register for resale under the Securities Act the Common Shares to be issued on the Closing Date and the Common Shares issuable upon exchange or conversion of the Units, and to maintain the effectiveness of such registration statement until the earlier of the date when all of such Common Shares have been disposed of or three years after the conversion or exchange of all Units issued in the Transaction. The Registration Agreement contains customary covenants and agreements of the respective parties concerning the registration of the Common Shares, the provision of certain information and the incurrence of certain costs and expenses in connection with the obligations of the parties thereunder, as well as the agreement of the parties to provide customary indemnification from material misstatements or omissions in connection with any registration of the Common Shares as required.


     Non-Compete Agreement. At Closing, each of Kenneth Bernstein and Ross Dworman will execute a non-compete agreement for the benefit of the Company pursuant to which each agrees that, without the prior written consent of a majority of the disinterested trustees of the Trust, neither will engage directly or indirectly in the acquisition, ownership, development, operation, management or leasing of shopping centers and residential multi-dwelling properties within the Continental United States for a period ending on the later to occur of the date on which such person is no longer an officer or trustee of the Trust or the Operating Partnership and the date when such person beneficially owns less than 10% of the Common Shares then issued and outstanding. Additionally, Messrs. Dworman and Bernstein have agreed to maintain the confidentiality of all information deemed confidential and proprietary by the Trust and the Partnership.



New York Stock Exchange Listing Of Common Shares


     The Trust has obtained the preliminary approval for the listing, subject to notice of issuance, on the NYSE of the Common Shares to be issued in the Transaction as well as the Common Shares issuable upon conversion and/or exchange of Units to be issued in the Transaction. Approval of the listing of such Common Shares for trading on the NYSE is a condition to the obligation of RDC and its affiliates to consummate the Transaction.



Regulatory Approval


     Other than approvals in connection with compliance with applicable federal and state securities laws in connection with the offer and sale of the Units and the Common Shares in the Transaction as well as the payment and filings necessary in connection with realty transfer and other taxes associated with the contribution of the RDC Properties and related real estate assets to the Company, neither the management of RDC nor the management of the Trust believes that any filing with or approval of any governmental authority is necessary in connection with the consummation of the merger.

Accounting Treatment


     The Trust will account for the Transaction with the RDC Group as (i) a purchase of properties and other related assets in exchange for Units and Common Shares and the assumption of certain mortgage debt and other liabilities using the purchase method of accounting in accordance with generally accepted accounting principles and, accordingly, 100% of the assets and liabilities of the RDC Group will be adjusted to fair value and the results of operations of the RDC Group will be included in the results of operations of the Trust for periods subsequent to Closing, and (ii) an issuance of Common Shares for cash.



Certain Federal Income Tax Consequences Of The Transaction


     The Company does not expect that the Transaction will have any specific federal income tax consequences to the Trust's current shareholders. Following the Transaction, the Trust's shareholders will continue to own Common Shares as before the Transaction, and the acquisition by RDC and its affiliates of Common Shares or Units is not expected to alter the income tax effect of owning or subsequently transferring Common Shares. In view of the individual nature of each shareholder's income tax situation, shareholders are urged to consult their own tax adviser with respect to the specific federal, state and local tax consequences associated with the Transaction. Reference is also made to the information set forth herein under the caption "Summary of the Contribution Agreement -- Additional Covenants of the Company" for a discussion of certain federal income tax aspects concerning the contribution of the RDC Properties.



Federal Securities Laws Consequences


     All of the Common Shares and Units to be issued in the Transaction will be offered and sold pursuant to an exemption from the registration provisions of the Securities Act and, therefore, will be subject to restrictions on their transferability. Moreover, pursuant to the Registration Agreement to be executed and delivered at Closing, each of the RDC Funds receiving Common Shares and each of the persons and entities receiving Units in the Transaction will agree not to transfer such Common Shares or Units, or the Common Shares issuable upon exchange of the Units, for a period of 12 months following the Closing Date, subject to certain limited exceptions.

     Following the foregoing 12 month "lock-up period," the Trust has granted to the recipients of Common Shares and Units in the Transaction certain piggyback and demand registration rights with respect to the Common Shares and the Common Shares issuable upon exchange of the Units, and has agreed to promptly file a registration statement with the Commission to register such Common Shares under the Securities Act and to maintain the effectiveness of such registration statement until the later of the date when all of the Common Shares issuable to the RDC Funds and the other RDC affiliates have been transferred pursuant to such registration statement or, as to the Common Shares to be issued to the RDC Funds, 42 months and, as to the Common Shares issuable upon conversion of the Units, three years, following the exchange of all Units for Common Shares. See "Risk Factors -- Shares Eligible for Future Sale."



Dissenters' Rights Of Appraisal

     Shareholders of the Trust are not entitled to dissenters' rights of appraisal under Maryland law in connection with the Transaction.


                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION


     Certain of the officers and trustees of the Trust have interests in the Transaction in addition to their interests as shareholders of the Trust and, in the case of Marvin Slomowitz, a partner in the Operating Partnership. The following summary of these conflicts should be reviewed carefully by the Trust's shareholders in evaluating the Transaction.


     If the Transaction is consummated, Messrs. Slomowitz, Longua and Levine, the Chairman of the Board of Trustees and Chief Executive Officer and incumbent trustees, respectively, will remain trustees of the Trust (although Mr. Slomowitz will resign as Chairman and Chief Executive Officer effective as of the Closing Date), until the next annual meeting of the Trust and until their respective successors are duly elected and qualified.

     The Trust's current Chief Operating Officer and Chief Financial Officer are entitled to severance payments aggregating $554,410 in connection with the execution of the Contribution Agreement, and are entitled to such sums regardless of whether the Transaction is consummated. Additionally, five other members of management are entitled to payments aggregating $239,078 if the Transaction is consummated. Twenty-five additional persons currently employed by the Company are entitled to varying amounts aggregating $695,649 if such persons are terminated by the Company other than for cause within the six month period following the Closing Date.


     The Contribution Agreement provides that, following the Closing Date, the Trust and the Operating Partnership will jointly and severally indemnify and hold harmless each person who was or at any time prior to the date of the Contribution Agreement or who becomes prior to the Closing Date an officer or trustee of the Trust or the Operating Partnership against losses, claims, damages, costs and expenses and similar amounts incurred by such persons on account of claims arising on or prior to the Closing Date in connection with the performance of their duties on behalf of the Trust or the Company. The Trust and the Operating Partnership have also agreed that, for a period of six years following the Closing Date, neither shall amend or otherwise modify those provisions in the Declaration of Trust or Agreement of Limited Partnership of the Operating Partnership pertaining to indemnification, advancement of expenses or limitation of liability of such persons who were serving as officers, trustees, employees and consultants of the Trust or Operating Partnership which would adversely affect their rights thereunder. The Trust has also agreed to maintain, following the Closing Date, the trustees and officers liability insurance maintained by the Trust immediately prior to the Closing Date, provided that the annual premium does not exceed 200% of the annual premium paid for the policy period in which the Closing Date occurs.


     Concurrently with the execution of the Contribution Agreement, the Trust entered into an agreement with Mr. Slomowitz pursuant to which the Company will: (i) pay Mr. Slomowitz at Closing $600,000 as a severance payment; (ii) pay Mr. Slomowitz $100,000 annually for three years commencing on the Closing Date for Mr. Slomowitz' agreement not to compete with the Company and for certain consulting services; and (iii) grant Mr. Slomowitz ten year options to purchase up to 300,000 Common Shares at an exercise price of $9.00 per Common Share, exercisable in three equal annual installments commencing on the Closing Date. As part of the Transaction, the Company will cancel Mr. Slomowitz's currently exercisable options to purchase 200,000 Common Shares at an exercise price of $12.00 per Common Share. The Company has also agreed that if the Company sells any of nine designated properties currently owned by the Operating Partnership, it will pay to Mr. Slomowitz a brokerage commission equal to 2.0% of the sales price for such property, but in no event will the aggregate amount of commissions payable to Mr. Slomowitz for all nine properties exceed $600,000. At Closing, the Company and Mr. Slomowitz will also exchange general releases, and Mr. Slomowitz will agree not to engage in certain competitive activities with the Company for a period of three years from the Closing Date.


     Following the Transaction, the Trust will continue to lease from a partnership controlled by Mr. Slomowitz the Kingston, Pennsylvania premises currently serving as the Company's executive offices. Net rental payments, excluding escalations, for fiscal year 1997 aggregated $104,000. See "Certain Relationships and Related Transactions."


     Further, the Company has agreed that, until the fifth anniversary of the Closing Date, it will not sell or transfer certain of the Company's properties which were contributed by Mr. Slomowitz to the Operating Partnership upon its formation, in exchange for Units unless either the sale or transfer is made in a like-kind exchange or similar method intended to avoid or defer the recognition of gain for federal income tax purposes which Mr. Slomowitz would ordinarily incur upon such sale or transfer, or unless the Company pays to Mr. Slomowitz an amount equal to the tax payable by Mr. Slomowitz upon such sale or transfer. The Trust has also agreed to maintain $55.0 million of mortgage indebtedness secured by such properties or to otherwise permit Mr. Slomowitz to guarantee certain indebtedness so as to allow Mr. Slomowitz to defer the recognition of gain which Mr. Slomowitz was able to defer when he first contributed the properties to the Company in exchange for Units. The terms of the foregoing agreement between the Trust and Mr. Slomowitz are substantially identical to the agreement between the Trust and RDC and its affiliates set forth in the Contribution Agreement and pertaining to the RDC Properties to be contributed to the Company at Closing. See "Summary of the Contribution Agreement and Related Matters; Additional Covenants of the Company."

           MANAGEMENT OF THE TRUST BEFORE AND AFTER THE TRANSACTION


Board of Trustees Following the Transaction



     The Contribution Agreement provides that, assuming the Transaction is consummated, the Board of Trustees will consist of seven trustees, consisting of Ross Dworman and Kenneth Bernstein, two other persons designated by RDC, neither of whom is affiliated with any of the Trust, the Operating Partnership, RDC or any affiliates of any of the foregoing (i.e., Martin Edelman and Gregory White), Marvin Slomowitz and two designees of the current Board of Trustees neither of whom is an officer or employee of the Trust, the Operating Partnership, RDC or any of their respective affiliates (i.e., Lawrence Longua and Marvin Levine). The aforementioned trustees will serve until the next annual meeting of shareholders of the Trust and until their respective successors are duly elected and qualified, and neither the Trust nor RDC shall have the right to designate any person to serve as a trustee. The following sets forth certain information concerning those persons who will serve as trustees assuming the Transaction is consummated:






                Name                   Age     Trustee Since
                ----                   ---     -------------

       Marvin Slomowitz ...........    68          1993
       Ross Dworman ...............    38            --
       Kenneth Bernstein ..........    36            --
       Martin L. Edelman ..........    57            --
       Gregory White ..............    42            --
       Lawrence Longua ............    56          1993
       Marvin Levine ..............    48          1993



     Each of Messrs. Slomowitz, Longua and Levine are incumbent trustees and nominees of the Board of Trustees for reelection as trustee. For information concerning the other incumbent trustees and the other nominees for election as trustee, see "Election of Trustees."

     Marvin Slomowitz has been Chairman of the Board of Trustees and Chief Executive Officer of the Trust since the Trust's inception in March 1993. He also served as President of the Trust from its inception until February 1994. Mr. Slomowitz founded Mark Development Group, the Trust's predecessor ("MDG"), in 1960 and had been Chairman of the Board and Chief Executive Officer of MDG since its inception. Mr. Slomowitz is a director of Charming Shoppes, Inc., a national retail clothing chain, and serves as a member of the board of directors of SLE (Lupus) Foundation. Mr. Slomowitz is a member of the International Council of Shopping Centers and the National Real Estate Board.

     Ross Dworman has been President and Chief Executive Officer of RDC since 1987. From 1984 to 1987, Mr. Dworman was an associate at Odyssey Partners, L.P., a hedge fund engaged in leveraged buy-outs and real estate investment, and from 1981 until 1984, he was a Financial Analyst for Salomon, Inc. Mr. Dworman received his Bachelor of Arts Degree from the University of Pennsylvania.


     Kenneth Bernstein has served as the Chief Operating Officer of RDC since 1990, and in such capacity, is responsible for overseeing the day-to-day operations of RDC and its management companies, Acadia Management Company LLC and Sound View Management LLC. Prior to joining RDC, Mr. Bernstein was associated with the New York law firm of Battle Fowler, LLP, from 1986 to 1990. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law.

     Martin L. Edelman is Of Counsel to Battle Fowler LLP, a New York City law firm specializing in real estate and corporate law, which is counsel to RDC. He is one of the managing partners of Chartwell Hotel Associates (an affiliate of Fisher Brothers, the Getty Family and Soros Family Interests), which, together with Remington Hotel Corporation, owns and operates in excess of 70 hotels. He also is on the Board of Directors and Executive Committee of Grupo Chartwell de Mexico, S.A. de C.V. an active hotel developer in Mexico. Mr. Edelman is a graduate of Princeton University and Columbia University School of Law. He is currently a director of Soros Realty, Cendant Incorporated, Northstar Capital Investment Corporation, Avis-Rent-a-Car Inc. and Capital

Trust. A number of purported class action suits and related cases (approximately 60 separate actions) have been commenced against Cendant Corporation and several of its current and former directors, officers, employees and financial advisers, alleging various securities claims relating to potential accounting irregularities at a division of CUC International Inc. which merged with HPS Incorporated in late 1997 to form Cendant. The allegations in these cases include claims of violations of Rule 10b-5, the Securities Act of 1933, the Securities Exchange Act of 1934 and related common law claims. The individual defendants (the current and former directors and officers of Cendant) are not named as defendants in all of the cases.


     Gregory White is a founding partner and Managing Director of Schroder Mortgage Associates in New York, New York and has been associated with Schroder Mortgage Associates since 1992. Schroder Mortgage Associates is an investment adviser that specializes in commercial mortgages and commercial mortgage backed securities. From 1988 to 1992, he was a Managing Director of the Salomon Brothers Inc. real estate finance department. Mr. White also serves as a trustee of New Plan Realty Trust. He has a degree in civil engineering from Tufts University and an MBA from the Wharton School of Business. Mr. White is also on the advisory board of the Guggenheim Realty Fund and is a visiting professor of real estate finance at New York University.


     Marvin J. Levine, Esq., has been a trustee of the Company since its inception. Since July 1997, Mr. Levine has been a partner in the New York City law firm of Wachtel & Masyr, LLP. Previously, he had been a partner in the New York City law firms of Gold & Wachtel, LLP for three years and prior to that Stadtmauer, Bailkin, Levine & Masyr for more than five years. Mr. Levine represented MDG from 1982 until the Company's initial public offering. See "Certain Relationships and Related Transactions."


     Lawrence J. Longua, has been a trustee of the Company since its inception. Mr. Longua has been Senior Managing Director of the Witkoff Group, LLC, an owner and operator of major office properties in New York City, Philadelphia, Newark and Dallas, since March 1998. From 1990 to February 1998, Mr. Longua had been a Senior Vice President and Assistant General Manager of Mitsubishi Trust & Banking Corporation where he had been manager of the Real Estate Finance Group at the Bank's New York Branch, and responsible for the management of a substantial portfolio of real estate properties. From 1984 to 1990, Mr. Longua was a Vice President and Manager of Bankers Trust Company, responsible for overseeing a $3.0 billion real estate loan portfolio. Mr. Longua currently is the Chairman of the Board of Trustees of the Mortgage Bankers Association of New York Scholarship Foundation. Mr. Longua is the former president of the Mortgage Bankers Association of New York and is the former Director of the Association of Foreign Investors in U.S. Real Estate.



Senior Management of the Trust Following the Transaction


     The Contribution Agreement provides that, assuming the Transaction is consummated, Marvin Slomowitz will resign as Chairman of the Board of Trustees and Chief Executive Officer, and Ross Dworman and Kenneth Bernstein will be appointed the Chairman and Chief Executive Officer and the President, respectively. For information concerning Messrs. Dworman and Bernstein, see "Board of Trustees Following the Transaction." For information concerning the current executive management of the Trust, see "Senior Management of the Trust Prior to the Transaction."



     The Board of Trustees has been advised by RDC that, promptly following the consummation of the Transaction, Messrs. Dworman and Bernstein will submit to the Board's newly constituted compensation committee proposed employment agreements which will include compensation and benefits, including share options, which are expected to be commensurate in terms and amount with compensation and benefits accorded executives of other similarly situated public shopping center REITs. It is expected that the Board's compensation committee will seek the advice of the Trust's investment bankers to assist in determining "market rate" terms for the compensation of its senior management.



     At Closing, each of Messrs. Dworman and Bernstein will enter into Non-Compete Agreements with the Trust pursuant to which each agrees not to engage in certain competitive activities for a designated period of time following Closing. See "The Contribution Agreement and Related Matters -- Additional Covenants of RDC and the RDC Funds -- Non-Compete Agreement."

Senior Management of the Trust Prior to the Transaction

     Set forth below is certain information concerning the executive management of the Trust as of the date of this Proxy Statement. For information concerning Marvin Slomowitz, the Chairman of the Board of Trustees and Chief Executive Officer, see "Board of Trustees Following the Transaction." For information concerning payments to be made to the following officers in connection with the Transaction, see "Interests of Certain Persons in the Transaction."

     David S. Zook, age 50, has been Executive Vice President and Chief Operating Officer of the Trust since December 1994. Previously, he had been Senior Vice President and Director of Leasing of the Trust since its inception, positions he previously held with MDG since 1984. Prior to joining MDG, Mr. Zook held various executive positions at Oxford Development Company, where he was General Manager from 1977-1984. From 1971 to 1977, Mr. Zook was employed at Eagan Real Estate, Inc. and the Edward J. DeBartolo Corporation. All of the foregoing entities have been engaged in shopping center development. Mr. Zook is a member of the ICSC.

     Joshua Kane, age 38, has been the Chief Financial Officer of the Company since its inception, a position he previously held with MDG since 1986, and has been Senior Vice President and Chief Financial Officer since December 1994. From 1981 to 1986 he was employed as an accountant at Charles Hecht and Company, most recently as Senior Accountant. Mr. Kane is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.


                 MARKET PRICE INFORMATION AND DIVIDEND POLICY


Market Price Information


     The Common Shares are designated for trading on the NYSE under the symbol "MCT." The following table sets forth for the periods indicated the high and low sales price for the Common Shares as reported on the NYSE, and cash dividends paid or declared per Common Share for such periods:





                                                         Dividend
        Quarter Ended             High         Low       Per Share
        -------------             ----         ---       ---------

March 31, 1996 .............  $12 3/4         $10 1/2       $ .36
June 30, 1996 ..............   11               9 3/4         .36
September 30, 1996 .........   11 3/4          10             .36
December 31, 1996 ..........   11 1/4           9 3/4         .36
March 31, 1997 .............   11 3/4          10 1/8         .36
June 30, 1997 ..............   10 7/8           8 7/8         .20
September 30, 1997 .........    9 9/16          8 15/16       .20
December 31, 1997 ..........    9 7/16          8 3/4          -- (1)
March 31, 1998 .............    9 5/16          8 11/16        -- (1)
June 30, 1998 ..............    9               7 7/16         -- (1)


------------
(1) Pursuant to the Contribution Agreement, the Trust has agreed not to pay, declare or set aside for payment any dividend other than such as is necessary to meet REIT qualification requirements until the earlier of termination of the Contribution Agreement and Closing. See "The Contribution Agreement and Related Matters -- Conduct of the Business of the Company and RDC Pending the Closing."


     On April 15, 1998, the last trading day prior to public announcement of the Transaction, the closing price per Common Share as reported on the NYSE was $8.50. On July 9, 1998, the most recent date for which a closing price for the Common Shares on the NYSE was available prior to the date of this Proxy Statement, the closing sale price was $7.50.



Dividend Policy

     To maintain its qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and applicable treasury regulations, the Trust is generally required to distribute to its shareholders at least 95% of its taxable income after certain adjustments. The Trust's cash flow from operations from which such dividends are typically payable is affected by a number of factors, including the revenues received from rental properties, the operating expenses of the Company and the interest expense on its indebtedness, the ability of the Company's tenants to meet their rental obligations and unanticipated capital expenditures. In the event funds from operations are insufficient to meet these distribution requirements, the Trust could be required to borrow the amount of the deficiency or sell assets to obtain the cash necessary to meet these REIT distribution requirements.

     The Trust has agreed in the Contribution Agreement that, between the date of the Contribution Agreement and the Closing Date, the Trust will not declare, set aside or pay any dividend other than to meet REIT distribution requirements. If the Transaction is consummated, the amount and frequency of any dividends will be determined by the Board of Trustees depending upon a number of factors, including cash from operations, operating expenses, capital requirements and other factors. If the Transaction is not consummated, the Board of Trustees does not intend to pay a dividend, other than to meet REIT distribution requirements, for the foreseeable future as it intends to use its cash flow to meet capital requirements and for working capital.

     The Trust currently maintains a dividend reinvestment program pursuant to which shareholders may elect to reinvest their distributions automatically in additional Common Shares.

          MARK CENTERS TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical consolidated financial statements of the Company (including the related notes thereto), and the pro forma combined financial information (and the notes related thereto), appearing elsewhere in this Proxy Statement.

Results of Operations


 Comparison of Three Months Ended March 31, 1998 ("1998") to Three Months Ended March 31, 1997 ("1997")

     Total revenue decreased $173,000, or 2%, to $11.0 million for 1998 compared to $11.1 million for 1997.

     In total, minimum rents were essentially constant at $8.5 million for 1998 and 1997. Minimum rents increased at certain centers in 1998 following the re-tenanting of various space at increased market rates as well as the effect of Stern's at the Ledgewood Mall reverting to paying minimum rent of $138,000 in 1998. During 1997, Stern's was paying percentage rent in lieu of minimum rent pursuant to anchor contenancy requirements with Jamesway which vacated the Ledgewood Mall in 1996. These increases were offset by the $141,000 effect of the State of Alabama Department of Public Health vacating its leased space at the Normandale Mall following the expiration of its leases in April 1997, the $32,000 effect of the sale of the Newberry Plaza in March 1997 and the $48,000 effect of Bruno's vacating its 48,000 square feet at the Martintown Plaza following its Chapter 11 bankruptcy filing on January 2, 1998. On March 31, 1998, the Company signed a lease with Office Depot, Inc. for 30,000 square feet of this space at a higher per square foot rent and is engaged in re-leasing efforts for the balance of the space.

     Percentage rents decreased $119,000, or 17%, to $565,000 for 1998 compared to $684,000 for 1997. The decrease was primarily the result of Stern's at the Ledgewood Mall paying minimum rent rather than percentage rent in 1998 as discussed above.

     Other income decreased $50,000 for 1998 primarily as a result of a decrease in interest earning assets.

     Total operating expenses of $7.6 million for 1998 decreased $214,000, or 3%, from $7.9 million for 1997.

     Property operating expenses decreased $271,000 for 1998 compared to 1997 primarily due to a $287,000 decrease in winter related expenses following the comparatively mild weather experienced in the Northeast in 1998.

     Depreciation and amortization increased $149,000 for 1998 primarily due to the Company's property development and expansion activities.

     General and administrative expenses decreased $81,000 for 1998 primarily as a result of lower salaries expense and certain professional fees.

     Interest expense of $3.9 million for 1998 increased $187,000, or 5%, from $3.7 million for 1997 primarily as a result of higher average outstanding borrowings related to increased property development and expansion activities.

     As a result of the foregoing, the net loss for 1998 increased $117,000 to a loss of $533,000 from a loss of $416,000 for 1997.


 Comparison of the Year Ended December 31, 1997 ("1997") to the Year Ended
December 31, 1996   ("1996")

     Total revenue increased $702,000, or 2%, to $44.5 million in 1997 compared to $43.8 million in 1996. In total, minimum rents of $33.7 million for 1997 were essentially unchanged from 1996. Increases in minimum rents of $757,000 and $102,000 were achieved in 1997 following the completion of the development of Phase I of the Union Plaza and completion of the initial lease-up of the Pittston Plaza following its construction in 1996, respectively. A $680,000 increase in minimum rents was realized throughout the remaining portfolio, except at those properties as noted below, primarily from rents received following the installation of new tenants in excess of rents lost due to vacating tenants. These increases were, however, offset by declines in minimum rent for 1997 of (i)$1.1 million at the Ledgewood Mall and Auburn Plaza following the loss of two anchor tenants during 1996 as well as certain remaining tenants at these two centers paying percentage rent in lieu of minimum rent pursuant to anchor cotenancy requirements, (ii)$338,000 at the Normandale Mall primarily as a result of the State of Alabama Department of Public Health vacating its leased space following the expiration of its leases in April 1997 and (iii)$155,000 following the sale of the Newberry Plaza in March 1997.

     Percentage rents increased $388,000, or 14%, to $3.2 million for 1997 compared to $2.8 million for 1996 primarily as a result of tenants paying percentage rent in lieu of minimum rents at the Ledgewood Mall and Auburn Plaza as previously discussed.

     Expense reimbursements of $6.6 million for 1997, which represent the pass-through of certain property expenses to the tenants, were essentially unchanged from 1996. Increases relating to the pass-through of higher real estate taxes in 1997 were offset by a decline in expense reimbursements as a result of a decrease in other property operating expenses in 1997, and by a decrease in expense reimbursements following the loss of anchor tenants at the Ledgewood Mall and Auburn Plaza as previously discussed.

     Other income increased $267,000, or 36%, to $1.0 million for 1997 compared to $747,000 for 1996 primarily as a result of an increase in interest earned on mortgage escrows in connection with financings with Morgan Stanley Mortgage Capital, Inc. and Nomura Asset Capital Corporation.

     Total 1997 operating expenses decreased $443,000, or 1%, to $30.8 million compared to $31.3 million in 1996.

     Property operating expenses decreased $759,000, or 8%, to $9.0 million for 1997 from $9.8 million for 1996, primarily due to the establishment of a $425,000 reserve in 1996 for estimated environmental remediation costs and related consulting fees related to two properties and a decrease in winter related costs due to the comparatively mild winter experienced in the Northeast during 1997.

     Real estate taxes increased $406,000, or 8%, to $5.7 million for 1997 from $5.3 million for 1996 primarily due to the expiration of a ten-year development abatement at the Greenridge Plaza and increases in assessed property values as a result of recent development and expansion activities.

     Depreciation and amortization increased $370,000, or 3%, to $13.8 million for 1997 from $13.4 million for 1996 primarily due to an increase in depreciation expense following the completion of the development of Phase I of the Union Plaza in October 1996.

     General and Administrative expense decreased $460,000, or 16%, to $2.4 million for 1997 from $2.8 million for 1996 primarily due to the write-off during 1996 of non-recurring costs totalling $492,000 as a result of the Company's decision to terminate certain acquisition and development activities.


     Net interest expense increased $2.7 million, or 21%, to $15.4 million in 1997, compared to $12.7 million in 1996 due to higher borrowing levels primarily associated with development and tenant replacement activities.

     The loss before minority interest for 1997 was $1.8 million, representing an increased loss of $1.0 million compared to the loss before minority interest of $764,000 for 1996 due to the above items, as well as a $392,000 loss in 1996 on the reduction in the carrying value of certain property held for sale and $190,000 in extraordinary expense for 1996 related to certain 1996 refinancings.

 Comparison of 1996 to the Year Ended December 31, 1995 ("1995")


     Total revenue increased $464,000, or 1% to $43.8 million in 1996 compared to $43.3 million in 1995. This increase was attributable to increases in minimum rents and expense reimbursements partially offset by decreases in percentage rents and other income.

     Minimum rents increased $955,000, or 3%, in 1996 primarily as a result of the inclusion of a full year of results from the acquisition of the Plaza 15 Shopping Center in July 1995 and the development of the Route 6 Mall opened in April 1995, and from the development of the Pittston Plaza completed in June 1996 and completion of Phase I of development at the Union Plaza.

     Expense reimbursements, which represent the pass-through of certain property expenses to the tenants, increased $128,000, or 2%, from $6.4 million in 1995 to $6.5 million in 1996. The increase was primarily due to increases in property operating expenses and real estate taxes.

     Percentage rents, representing the Company's participation in tenants' gross sales above predetermined thresholds, decreased $545,000, or 16%, to $2.8 million in 1996 compared to $3.3 million in 1995. This decrease was primarily attributable to timing differences effecting the period that tenant sales figures were received and percentage rent recognized.

     Additionally, 1996 revenues were unfavorably impacted by the loss of two anchor tenants during 1996 as a result of bankruptcies (Jamesway at the Ledgewood Mall, for which a replacement anchor tenant has been signed, and Rich's at the Auburn Plaza) which resulted in a decline in total revenues at the two properties totalling $984,000.

     Total 1996 operating expenses, including depreciation and amortization increased $3.1 million, or 11%, to $31.3 million compared to $28.2 million in 1995. Of this increase, a $1.4 million increase in depreciation expense was related to increased investments in properties as a result of acquisition, development and expansion activities. The remaining $1.7 million increase was a result of several factors including: (i) a $496,000 increase in real estate taxes due primarily to acquisition, development and expansion activities, (ii) increased winter related costs of $469,000 due to the extremely harsh winter experienced in the Northeast during the first quarter of 1996, (iii) the establishment of a $425,000 reserve for estimated environmental remediation costs and related consulting fees related to two properties and (iv) a $253,000 increase in bad debt expense primarily as a result of certain tenant bankruptcies offset by repair work completed at certain properties below initial insurance estimates.

     Net interest expense and financing fees increased $2.1 million, or 20%, to $12.7 million in 1996, compared to $10.6 million in 1995 primarily due to higher borrowing levels associated with acquisition, development, expansion and tenant replacement activities.

     As a result of the foregoing, and in addition to a $392,000 reduction in the carrying value of certain property held for sale in 1996 (See Note 13 to the consolidated financial statements) and extraordinary expenses of $190,000 related to the write-off of deferred financing costs in 1996, the loss before minority interest for 1996 was $764,000, representing a decrease of $5.4 million from income before minority interest of $4.6 million for 1995.



Liquidity and Capital Resources

     During 1997, the Company invested $11.8 million in its property portfolio (of which $3.3 million was included in accounts payable as of December 31, 1996), including $6.5 million for new development, $3.5 million for renovation and tenant replacement at existing centers, $1.2 million for deferred leasing and other charges and $624,000 for non-revenue generating capital expenditures at the properties. Total debt outstanding at December 31, 1997 and 1996 was $183.9 million and $172.8 million, respectively. The $11.1 million increase in debt was primarily a result of funding the 1997 investment activity.

     At March 31, 1998, the Company's capitalization consisted of $185.2 million of debt and $91.0 million of market equity. Interest rates on the Company's mortgage indebtedness ranged from 7.7% to 10.0% with maturities that ranged from July 1998 to November 2021. Of the total outstanding debt, $173.8 million, or 94% was carried at fixed interest rates and the remaining $11.4 million, or 6%, carried at variable rates. Mortgage payments are due in monthly installments of principal and/or interest. The loan agreements contain customary representations, covenants and events of default. Certain loan agreements require the Company to comply with certain affirmative and negative covenants, including the maintenance of certain debt service coverage ratios. Additionally, Mr. Slomowitz has personally guaranteed the repayment of mortgage loans with an aggregate balance of $41.0 million at March 31, 1998 without consideration from the Company. Of the total outstanding debt as of March 31, 1998, $99.5 million will become due by 2000, with scheduled maturities of $2.5 million in 1998, $2.1 million in 1999 and $94.9 million in 2000. As the Company does not anticipate having sufficient cash on hand to repay such indebtedness, it will need to refinance this indebtedness or select other alternatives based on market conditions at that time. The Company believes that the current loan-to-value ratios on the collateral properties are at levels which would allow it to fully refinance these loans on commercially competitive terms.

     As of March 31, 1998, the Company currently estimates capital outlays of approximately $9.2 million will be required for tenant improvements, related renovations and other property improvements primarily as a result of executed leases under which the Company expects tenants to commence occupancy during the next 12 months. Certain tenant improvement costs are being incurred earlier than anticipated because of early termination of leases due to tenant bankruptcies. Of this amount, approximately $3.1 million is expected to be provided through existing construction financing.

     Historically, the principal sources for funding operations, renovations, expansion, development and acquisitions have been funds from operations, construction and permanent secured debt financings, as well as short term construction and line of credit borrowings from various lenders. The Company anticipates that cash flow from operating activities will continue to provide adequate capital for all debt service payments, recurring capital expenditures and REIT distribution requirements. Consistent with past practice, the Company anticipates that it will obtain construction financing related to capital outlays for certain property development, property expansion and tenant improvements. However, the Company may experience a cash shortfall in 1998, in the absence of consummating the proposed RDC transaction, if there are delays in obtaining construction financing to fund these anticipated capital outlays. Any delays in construction financing will increase the Company's short term reliance on cash from operations to meet these commitments.

     On June 1, 1998, the Company closed on $20.7 million in short-term financing with Credit Suisse First Boston Mortgage Capital LLC ("CS First Boston") which is expected to fund a significant portion of the Company's planned 1998 capital outlays for tenant improvements, related renovations and other property improvements. The facility, which bears interest at LIBOR plus 312 basis points through the original term ending December 1, 1998 and LIBOR plus 462 basis points during the extension period ending June 1, 1999, is secured by four of the Company's properties (the "Properties"). The loan agreement contains customary representations, events of default and certain affirmative and negative covenants. $2.0 million was unfunded and held back for certain planned construction at one of the Properties (which comprises $1.8 million of the Company's estimated 1998 capital outlays discussed above) as well as an additional $2.0 million for an interest reserve and a ground lease at one of the Properties. Approximately $10.9 million was used to refinance existing debt and pay for transaction costs, $326,000 was deposited into escrows and the remaining $5.5 million was available for working capital. At closing, the Company paid $1.5 million from this available working capital to Pharmhouse Corp., a tenant at the Ledgewood Mall who had obtained an injunction against the installation of Walmart at the mall based on certain exclusive use provisions within Pharmhouse Corp.'s lease. As a result of this agreed settlement, the Company anticipates proceeding with the installation of Walmart in approximately 120,000 square feet at the property.

     The Company intends on repaying this loan with the cash to be invested by affiliates of RD Capital following the closing of the RDC transaction. If the Company is unable to close on the RDC transaction as anticipated and the Company is unable to repay the loan by June 1, 1999, CS First Boston would then have the option to (a) foreclose on the Properties or (b) convert the facility to a permanent loan with a term of ten years and monthly payment of interest at a rate equal to the applicable U.S. Treasury rate plus 300 basis points and principal payments based on a thirty year amortization period.

     On June 1, 1998, the Company completed an amendment with Fleet National Bank whereby it terminated a Standby Letter of Credit in the amount of $1.7 million following the placement of $1.7 million in escrow with John Hancock Mutual Life Insurance Co.

     On March 24, 1998, the Company completed an initial amendment to and extension of its existing agreement with Mellon Bank, N.A. which extended the maturity date to July 2, 1998 and established minimum monthly payments equal to the greater of (a) actual net operating income from the collateral property or
(b) $50,000 plus interest at the current rate of LIBOR plus 200 basis points. On June 30, 1998, the maturity date was extended to September 30, 1998.

     On January 28, 1998, the Company completed a closing on a construction loan with Royal Bank of Pennsylvania in the maximum amount of $3.5 million. The loan, which is secured by one of the Company's properties, requires monthly payment of interest only at the lender's prime rate plus 150 basis points and matures in February 1999 with additional extension periods through February 2000.

     On September 18, 1997, the Company closed on a $5.5 million construction loan with Firstrust Savings Bank ("Firstrust") which refinanced and expanded the Company's existing $2.0 million credit facility with Firstrust. This construction loan, which was for the expansion of the Mark Plaza in Edwardsville, Pennsylvania, incurred interest, payable monthly, at the Firstrust commercial reference rate plus 1% and was scheduled to mature in March 1999. This facility was repaid in full on June 1, 1998 in connection with the financing with CS First Boston as previously discussed.

     On March 4, 1997, the Company closed on $23.0 million of fixed rate financing from Nomura Asset Capital Corporation. The loan, which matures in March 2022, is secured by a mortgage on one of the Company's properties, bears interest at 9.02% and requires monthly payments of interest and principal amortized over 25 years. Approximately $10.2 million of the proceeds were used to retire existing debt with Fleet Bank of Massachusetts, NA, $673,000 was used to pay financing costs, $3.0 million was deposited in escrows, and the remaining proceeds were used for working capital. The Company is subject to certain affirmative and negative covenants relating to this facility.

     As part of the Company's ongoing strategic evaluation and realignment of its property portfolio, the Company completed the sale of the Newberry Plaza on March 5, 1997 for $1.3 million, collecting $1.2 million in net sales proceeds after closing costs and adjustments. The proceeds were used to supplement working capital.


Pro Forma Liquidity and Capital Resources

     On a pro forma basis, after giving effect to the consummation of the Transaction, the Company expects that cash flow from operating activities will provide adequate capital for all debt service payments, recurring capital improvements, as well as dividend payments in accordance with REIT requirements. The Company expects that following the consummation of the Transaction, the new Board of Trustees will determine whether and to what extent the Trust will consider the payment of quarterly dividends in excess of REIT distribution requirements. See "Market Price Information and Dividend Policy."

     The Company will require sources of capital in addition to cash from operating activities to finance acquisition, tenant installation, development and property expansion activities. Sources of this capital are planned to include cash on hand, future equity or debt financings, including, for example, the proposed offering of preferred shares following the consummation of the Transaction which is intended to raise approximately $75 million to $100 million, and refinancing of its properties. With the repayment of approximately $87.0 million of indebtedness at Closing from the Cash Investment, 13 retail properties in the combined portfolio will become unencumbered. As a result, the Company expects to be able to obtain a substantial credit facility on favorable terms commensurate with the deleveraged balance sheet and the size and diversity of the combined portfolio of properties. Further, the Company expects that it will also from time to time issue Units as consideration in connection with future property acquisitions.


Funds from Operations

     The Company, along with most industry analysts, consider funds from operations("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT")as an appropriate supplemental measure of operating performance. However, FFO does not represent cash generated from operations as defined by generally accepted accounting principles and is not indicative of cash available to fund cash needs. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Generally, NAREIT defines FFO as net income (loss) before gains (losses) on sales of property, non-recurring charges and extraordinary items, adjusted for certain non-cash charges, primarily depreciation and amortization of capitalized leasing costs.

                              MARK CENTERS TRUST

                             FUNDS FROM OPERATIONS
               For the Three Months Ended March 31, 1998 and 1997
                     (in thousands, except per share data)





                                                                              March 31,     March 31,
                                                                                 1998         1997
                                                                             -----------   ----------
                       Revenue
Minimum rents(a) .........................................................    $  8,407      $  8,349
Percentage rents .........................................................         565           684
Expense reimbursements ...................................................       1,753         1,777
Other ....................................................................         169           219
                                                                              --------      --------
   Total revenue .........................................................      10,894        11,029
                                                                              --------      --------
                       Expenses
Property operating(b) ....................................................       2,262         2,553
Real estate taxes ........................................................       1,428         1,439
General and administrative ...............................................         447           531
                                                                              --------      --------
   Total operating expenses ..............................................       4,137         4,523
                                                                              --------      --------
Operating income .........................................................       6,757         6,506
Interest expense .........................................................       3,923         3,736
Amortization of deferred financing costs .................................         145           149
Depreciation of non-real estate assets ...................................          47            52
                                                                              --------      --------
Funds from operations ....................................................    $  2,642      $  2,569
                                                                              ========      ========
Funds from operations per share (c) ......................................    $   0.26      $   0.25
                                                                              ========      ========
                           Reconciliation of funds from operations to net income
                             determined in accordance with Generally Accepted
                                       Accounting Principles (GAAP)
Funds from operations above ..............................................    $  2,642      $  2,569
Depreciation of real estate and amortization
 of leasing costs ........................................................      (3,281)       (3,123)
Straight-line rents and related write-offs (net) .........................          29            94
Minority interest ........................................................          88            71
Loss on sale of property .................................................          --           (12)
Other non-cash adjustments ...............................................         (11)          (15)
                                                                              --------      --------
 Net loss ................................................................    $   (533)     $   (416)
                                                                              ========      ========
 Net loss per share (d) ..................................................    $  (0.06)     $  (0.05)
                                                                              ========      ========



------------
(a) Excludes income from straight-lining of rents.


(b) Represents all expenses other than depreciation, amortization, write-off of unbilled rent receivables recognized on a straight-line basis and the non-cash charge for compensation expense related to the Company's restricted share plan.


(c) Assumes full conversion of 1,623,000 OP Units into common shares of the Company for the three months ended March 31, 1998 and 1997, respectively, for a total of 10,177,177 and 10,171,817 shares, respectively.


(d) Net loss per share (basic and diluted) is computed based on the weighted average number of shares outstanding for the three months ended March 31, 1998 and 1997 of 8,554,177 and 8,548,817, respectively.

Historical Cash Flow

     The following discussion of historical cash flow compares the Company's cash flows for 1997 with 1996.

     Net cash provided by operating activities decreased $815,000 to $13.2 million in 1997 from $14.1 million in 1996. This decrease was primarily attributable to a $1.3 million decrease in cash provided by net income as adjusted for non-cash expenses including depreciation, amortization, property carrying value adjustment and the write-off of deferred financing costs. This was offset by a $525,000 increase in cash provided by changes in operating assets, primarily an increase in accounts payable related to operations in 1997.

     Investing activities used $10.5 million during 1997, a decrease of $9.5 million from $20.0 million for 1996 due primarily to greater development costs paid associated with the Union Plaza in New Castle, Pennsylvania in 1996.

     Net cash used in financing activities was $5.4 million for 1997, representing a $12.2 million decrease from net cash provided by financing activities of $6.8 million for 1996. This decrease is primarily attributable to a decrease in borrowings related to property investment in 1997.


Inflation

     The Company's long-term leases contain provisions designed to mitigate the adverse impact of inflation on the Company's net income. Such provisions include clauses enabling the Company to receive percentage rents based on tenants' gross sales, which generally increase as prices rise, and/or, in certain cases, escalation clauses, which generally increase rental rates during the terms of the leases. Such escalation clauses are often related to increases in the consumer price index or similar inflation indexes. In addition, many of the Company's leases are for terms of less than 10 years, which permit the Company to seek to increase rents upon re-rental at market rates if rents are below the then existing market rates. Most of the Company's leases require the tenants to pay their share of operating expenses, including common area maintenance, real estate taxes, insurance and utilities, thereby reducing the Company's exposure to increases in costs and operating expenses resulting from inflation.


Year 2000 Compliance

     The Company is in the process of evaluating its major information systems to verify that they are Year 2000 compliant. If these systems are not compliant, the appropriate upgrades will be purchased. The cost of any required upgrades are not anticipated to be significant. In addition, the Company is communicating with its customers, suppliers and service providers to determine whether they are actively involved in projects to ensure that their products and business systems will be Year 2000 compliant. The Company is not aware of any significant Year 2000 issues involving its customers, suppliers or service providers.



          RDC GROUP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "The RDC Group Selected Financial Information" and the combined financial statements of the RDC Group and the notes thereto, appearing elsewhere in this Proxy Statement.

     At December 31, 1997, the RDC Properties consisted of 16 assets comprised of eleven retail and five multi-family properties. During the quarter ending March 31, 1998, the RDC Group acquired an additional retail property located in Greenwich, Connecticut which is currently being redeveloped. Subsequent to March 31, 1998, the RDC Group acquired two additional shopping centers totalling 255,306 square feet which are located in Smithtown, New York and Methuen, Massachusetts. As a result, the RDC Properties currently consist of 19 assets totaling approximately 4.1 million square feet and comprising 13 retail properties, five multi-family properties and one redevelopment property.

     The RDC retail properties, which currently approximate 2.2 million square feet, are located primarily throughout the northeast/mid-atlantic and midwest regions of the United States. Their occupancy rate was approximately 92% as of both March 31, 1998 and December 31, 1997.

     The RDC multi-family properties, which have averaged over 90% occupancy over the past three years, comprise five garden apartment communities containing 2,273 units and are located in the mid-atlantic and midwest regions. The occupancy rate for the multi-family properties was approximately 90% as of March 31, 1998 and 91% as of December 31, 1997.



Results of Operations


Comparison of the Three Months Ended March 31, 1998 ("1998Q") to the Three Months Ended March 31, 1997 ("1997Q")

     Total revenues increased $0.8 million, or 9.2%, to $9.2 million for 1998Q compared to $8.4 million for 1997Q.

     Minimum rents increased $0.5 million, or 8.1% for 1998Q, primarily as a result of the post March 31, 1997 acquisition of two shopping centers, The Marketplace of Absecon and Town Line Plaza, and the re-anchoring and expansion of the Merrillville Plaza Shopping Center. Construction related to this expansion was completed in 1997 and the tenant, JC Penney Home Store, took occupancy and commenced paying rent in January 1998.

     Percentage rent decreased $46,000, or 32.4%, for 1998Q, primarily due to the reinstatement of minimum rent for a tenant at the Merrillville Plaza Shopping Center who had been paying percentage rent until the anchor tenant was replaced as described above.

     Expense reimbursements increased $155,000, or 14.9%, primarily due to post March 31, 1997 acquisitions.

     Fees and commissions increased $185,000, or 46.8%, primarily as a result of additional leasing and construction management fees during 1998Q.

     Equity in earnings of a 49% partnership interest in the Crossroads Shopping Center decreased $110,000, or 65.1%, primarily due to additional interest costs resulting from the refinancing of the underlying mortgage debt in August 1997. The existing debt, which had a balance of $23.5 million, was replaced with a new mortgage debt of $36 million. The excess refinancing proceeds were distributed to the partners and used by the RDC Group to pay off mezzanine debt which was used to finance the acquisition of this partnership interest in September 1995.

     Other income increased $61,000, or 29%, primarily as a result of additional interest income earned for 1998Q.

     Total operating expenses for 1998Q increased $0.7 million, or 8.5%, to $8.7 million compared to $8 million for 1997Q.

     Property operating expenses increased $332,000 or 16.7%, primarily as a result of post March 31, 1997 acquisitions and non-recurring legal expenses during 1998Q.

     Real estate taxes increased $101,000 or 11%, primarily due to post March 31, 1997 acquisitions.

     Interest expense increased $83,000 or 2.9%, primarily due to increases in mortgage indebtedness associated with two shopping centers which were financed after March 31, 1997, partially offset by a decrease in interest associated with the payment of the mezzanine debt related to the Crossroads Shopping Center which was described above.

     General and administrative expenses increased $136,000, or 20.3%, primarily due to increases in salaries attributable to additional senior management and staff personnel hired during the current period.

     Net income increased $87,000, or 22.7%, primarily due to the factors discussed above.


Comparison of the Year Ended December 31, 1997 ("1997") to the Year Ended December 31, 1996 ("1996")

     Total revenues increased $4.3 million, or 13.9%, to $35 million in 1997 compared to $30.7 million in 1996, due primarily to increases in minimum rents of $3.1 million and expense reimbursements from tenants of $0.8 million. These increases were primarily due to two shopping center acquisitions in 1997 and in 1996. The Marketplace of Absecon and Town Line Plaza were acquired in April and September, 1997, respectively (the "1997 Acquisitions"). In addition, Hobson Plaza West and the Smithtown Shopping Center were acquired during the fourth quarter of 1996 (the "1996 Acquisitions") resulting in partial year revenues being included for 1996. The remaining increase in total revenues of $0.4 million was primarily attributable to additional fees and commissions and increases in equity in earnings of an unconsolidated 49% partnership interest.

     Total operating expenses for 1997 increased $1.1 million, or 3.4%, to $33.4 million compared to $32.3 million in 1996.


     Property operating expenses increased $318,000, or 4.2%, to $7.8 million for 1997 compared to $7.5 million in 1996, due primarily to the 1996 and 1997 Acquisitions offset by a decrease in snow removal costs due to the comparatively mild winter experienced in the Northeast during 1997.


     Real estate taxes increased $630,000, or 19.6%, to $3.8 million for 1997 from $3.2 million for 1996, primarily due to increases resulting from 1996 and 1997 Acquisitions and increases in tax rates and assessed valuations, offset by a tax decrease at Glen Oaks Apartments resulting from a successful tax appeal.


     Interest expense increased $353,000, or 3%, to $11.9 million in 1997, compared to $11.5 million in 1996, primarily due to the increase in mortgage indebtedness associated with 1997 and 1996 Acquisitions, partially offset by decreases in the effective interest rates on variable rate debt resulting from the refinancing or restructuring of certain loans.


     General and administrative expenses decreased $129,000, or 3.4%, to $3.7 million for 1997 as compared to $3.8 million in 1996. This decrease was primarily due to a non-recurring fee to an affiliate that was paid in 1996 in the amount of $775,000 offset by increases in salaries attributable to additional senior management and staff personnel hired in 1997 and additional general and administrative expenses resulting from 1997 and 1996 Acquisitions.


     Income before extraordinary item increased $3.1 million, or 195.8%, to $1.5 million in 1997 compared to a loss of $1.6 million in 1996 due to the factors discussed above.


     An extraordinary gain of $3.5 million in 1996 resulted from the early settlement of a mortgage obligation at a discount.


Comparison of the Year Ended December 31, 1996 ("1996") to the Year Ended December 31, 1995 ("1995")


     Total revenues increased $0.7 million, or 2.4% to $30.7 million in 1996 compared to $30 million in 1995.


     Minimum rents increased $0.9 million, or 4%, in 1996, primarily as a result of 1996 Acquisitions as well as new leasing and re-tenanting within the portfolio at improved rental rates. In addition, the Colony Apartments were acquired in May 1995 resulting in partial year revenues being included for 1995 (the "1995 Acquisition"). These increases were partially offset by the loss of an anchor tenant at the Merrillville Shopping Center. This tenant was subsequently replaced with a larger anchor, JC Penney Home Store, at increased rental rates. Construction related to this expansion was completed in 1997 and the tenant took occupancy and commenced paying rent in January 1998.


     Percentage rent decreased $45,000, or 12.4%, in 1996, primarily due to a lease modification and extension at the Elmwood Shopping Center that resulted in a higher sales breakpoint offset by an increase in minimum rent.


     Expense reimbursements increased $172,000, or 5%, primarily due to increases in occupancy.


     Other income increased $220,000, or 31.6%, primarily due to a real estate tax refund applicable to earlier years.


     Fees and commissions decreased $879,000, or 35.5% primarily as a result of a third party asset management contract which expired in 1995 and a net decrease in other third party fees.


     Equity in earnings of a 49% partnership interest in the Crossroads Shopping Center, which was acquired on September 7, 1995, increased $293,000, or 123% as a result of the inclusion of a full year of operating results for 1996.


     Total operating expenses for 1996 increased $1.1 million or 3.4%, to $32.3 million compared to $31.2 million in 1995. This increase is primarily due to an $0.8 million increase in depreciation and amortization expense resulting from the write-off of unamortized tenant improvements and leasing costs associated with a tenant that vacated in 1996 and increased amortization of deferred loan costs and tenant improvements due to a refinancing in December 1995 and renovations within the existing portfolio. The increases in general and administrative expenses of $0.3 million, which was due primarily to staffing increases, was offset against a $0.3 million decrease in property operating expenses.


     Interest expense increased $254,000, or 2.3%, to 11.5 million in 1996, compared to $11.3 million in 1995, primarily due to the increase in mortgage indebtedness associated with 1996 and 1995 Acquisitions, partially offset by decreases in the effective interest rates on variable rate debt.


     Loss before extraordinary item increased $0.4 million, or 28.9%, to $1.6 million in 1996 compared to a loss of $1.2 million in 1995 due to the factors discussed above.


     An extraordinary gain of $3.5 million in 1996 resulted from the early settlement of a mortgage obligation at a discount.


Liquidity and Capital Resources


     Historically, rental revenue has been the principal source of funds to pay operating expenses, debt service and routine capital expenditures. Major capital expenditures and property acquisitions have been historically financed through partner capital contributions and mortgage debt. The RDC Group expects to meet its short-term liquidity requirements generally through its working capital and net cash provided by operating activities.


     The RDC Group does not generally reserve funds to retire mortgages upon maturity. Instead, The RDC Group seeks to refinance such debt at maturity. The RDC Group anticipates that its available cash and cash equivalents and cash flows from operating activities, together with cash available from borrowings and partner contributions, will be adequate to meet The RDC Group s capital and liquidity needs both in the short and long term.



     Net cash provided by operating activities increased to $1.5 million in 1998Q from $1 million for 1997Q primarily due to increases in net income, which were described in detail above, and net changes in operating assets and liabilities (primarily receivables and prepaid expenses offsetting changes in accounts payable).


     Net cash provided by operating activities increased to $8 million in 1997 from $5.2 million for 1996 primarily due to the acquisition of new properties during 1997, the realization of a full year's operations from properties purchased in 1996 and improved property performance. Net cash provided by operating activities increased to $5.2 million in 1996 from $2.9 million for the year ended December 31, 1995 primarily due to net changes in operating assets and liabilities.


     Net cash used in investing activities decreased to $9.6 million in 1998Q from $10.5 million for 1997Q. This decrease was primarily due to a slight decrease in acquisition activity during the current quarter in the amount of $0.6 million and additional distributions of operating cash flow of $0.4 million received from the investment (49% partnership interest) in the Crossroads Shopping Center.



     Net cash used in investing activities increased to $14.4 million in 1997 from $7.8 million for 1996. This increase was primarily attributable to an increase in property acquisitions and related redevelopment, the expansion of the Merrillville Plaza Shopping Center and the renovation of two residential properties, which collectively totalled $12 million. The increase was partially offset by additional distributions, totalling $5.6 million, received with respect to the investment (49% partnership interest) in the Crossroads Shopping Center. The majority of this distribution related to the refinancing of the underlying partnership debt in 1997. Proceeds from this distribution were primarily used to discharge debt, which approximated $5.3 million, that was used to finance the acquisition of the partnership interest in 1995.



     Net cash used in investing activities decreased to $7.8 million in 1996 from $16.4 million for 1995. This decrease was primarily attributable to the purchase of the 49% partnership interest in Crossroads Shopping Center for $9 million and the refinancing of five of the properties in 1995 which resulted in a net increase of deferred charges of approximately $2.3 million. This decrease was partially offset against an increase attributable to additional property acquisitions and improvements of $3.2 million in 1996.

     Net cash provided by financing activities increased to $10.7 million in 1998Q from $10.3 million for 1997Q. This increase was primarily attributable to an increase in minority interest of $0.6 million and a net increase in mortgage borrowings of $2 million which resulted from the net affect of property acquisitions and refinancings, offset by a $2.5 million decrease in capital contributions.


     Net cash provided by financing activities increased to $7.8 million in 1997 from $5.2 million for 1996. This increase was primarily attributable to an increase in capital contributions from partners of $10.1 million, which were primarily used for property acquisitions and redevelopment. This increase was partially offset by a $5.1 million repayment of a note associated with the 49% partnership interest in the Crossroads Shopping Center and increases in distributions to partners totalling $2.6 million.


     Net cash provided by financing activities decreased by $8.4 million to $5.2 million for 1996 compared to $13.6 million in the same period in 1995. This decrease was primarily due to a $5.1 million reduction in borrowings associated with the financing of the 49% partnership interest in the Crossroads Shopping Center which was acquired in 1995. Additionally, there was a net decrease in mortgage borrowings of $2.4 million which resulted from the net affect of property acquisitions and the refinancing of five properties in 1995. The remaining difference of approximately $0.9 million was primarily attributable to an increase of $2.8 million in capital contributions, which were primarily used for property acquisitions, offset against a net increase in amounts distributed to the partners of $3.6 million.


               MARK CENTERS TRUST SELECTED FINANCIAL INFORMATION

     The selected historical consolidated financial information as of and for each of the four years in the period ended December 31, 1997 and for the period June 1, 1993 to December 31, 1993 is derived from the audited consolidated financial statements of Mark Centers Trust. Reference is made to the historical audited consolidated financial statements as of December 31, 1997 and for each of the three years in the period then ended appearing elsewhere herein. The selected historical financial information for Mark Development Group, the Company's predecessor ("MDG"), for the period January 1, 1993 to May 31, 1993 is derived from the audited financial statements of MDG. The selected historical consolidated financial information as of and for the fiscal quarters ended March 31, 1998 and 1997 is unaudited, and has been prepared on a basis consistent with the audited historical consolidated financial statements. In the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the unaudited summary financial information have been made. The historical data should be read in conjunction with the "Mark Centers Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. All of the data set forth below are qualified by reference to, and should be read in conjunction with, the unaudited pro forma combined financial information and notes thereto included elsewhere herein.

                                 MARK CENTERS TRUST

                                              Pro Forma       Pro Forma     Three Months    Three Months
                                              Combined        Combined          Ended           Ended
                                               3/31/98        12/31/97         3/31/98         3/31/97
                                             (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                           --------------  --------------  --------------  --------------
                                                               (Dollars in Thousands)
OPERATING DATA:
Revenue:
Minimum rents ...........................   $     16,107   $   63,238       $     8,464     $     8,444
Percentage rents ........................            840        3,676               565             684
Expense reimbursements ..................          2,993       11,732             1,753           1,777
Other ...................................            762        3,574               169             219
                                            ------------   -----------      -----------     -----------
  Total revenue .........................         20,702       82,220            10,951          11,124
                                            ------------   -----------      -----------     -----------
Operating expenses ......................          8,612       33,585             4,176           4,539
Interest and other financing expense               5,224       21,473             3,923           3,736
Depreciation and amortization ...........          4,714       18,660             3,473           3,324
                                            ------------   -----------      -----------     -----------
                                                  18,550       73,718            11,572          11,599
                                            ------------   -----------      -----------     -----------
(Loss) income before gain on sale,
 reorganization costs,
 extraordinary items and minority
 interest ...............................          2,152        8,502              (621)           (475)
(Loss) gain on sale of land .............             --          (12)                              (12)
Reorganization costs ....................             --           --                --              --
Extraordinary items .....................             --           --                --              --
                                            ------------   -----------      -----------     -----------
(Loss) income before minority
 interest ...............................          2,152        8,490              (621)           (487)
Minority interest .......................           (705)      (2,780)               88              71
                                            ------------   -----------      -----------     -----------
Net (loss) income .......................   $      1,447   $    5,710       $      (533)    $      (416)
                                            ============   ===========      ===========     ===========
Net (loss) income per Common
 Share
 -- basic and diluted ...................   $       0.06   $     0.23       $     (0.06)    $     (0.05)
                                            ============   ===========      ===========     ===========
Weighted average number of
 Common Shares outstanding
 -- basic ...............................     24,484,465   24,482,218         8,554,177       8,548,817
                                            ============   ===========      ===========     ===========
 -- diluted(1) ..........................     24,488,265   24,486,018         8,554,177       8,548,817
                                            ============   ===========      ===========     ===========
Funds from Operations(2) ................   $         --   $       --       $     2,642     $     2,569
                                            ============   ===========      ===========     ===========
Funds from Operations per share(3)          $         --   $       --       $      0.26     $      0.25
                                            ============   ===========      ===========     ===========
BALANCE SHEET DATA:
Real estate before accumulated
 depreciation ...........................   $    576,111       N/A          $   311,541     $   306,926
Total assets ............................        524,433       N/A              255,787         262,815
 Total mortgage indebtedness ............        252,977       N/A              185,240         184,974
Minority interest -- Operating
 Partnership ............................         86,931       N/A                9,144          10,079
Total equity (deficit) ..................        173,691       N/A               48,267          53,312

                                                                                                                            MARK
                                                                                                                        DEVELOPMENT
                                                                                                                           GROUP
                                                                                                                       -------------
                                                                                                            Seven           Five
                                             Year Ended     Year Ended     Year Ended     Year Ended    Months Ended    Months Ended
                                              12/31/97       12/31/96       12/31/95       12/31/94       12/31/93        5/31/93

                                             ----------     ----------     ----------     ----------    ------------    ------------
                                                                          (Dollars in Thousands)
OPERATING DATA:
Revenue:
Minimum rents ...........................   $    33,669    $    33,695    $    32,740    $    27,543    $    12,971    $   9,267
Percentage rents ........................         3,183          2,795          3,340          2,505          1,644        1,147
Expense reimbursements ..................         6,632          6,559          6,431          5,220          2,629        1,687
Other ...................................         1,014            747            821          1,065            961           72
                                            -----------    -----------    -----------    -----------    -----------    ---------
  Total revenue .........................        44,498         43,796         43,332         36,333         18,205       12,173
                                            -----------    -----------    -----------    -----------    -----------    ---------
Operating expenses ......................        17,055         18,260         16,374         14,797          7,718        5,182
Interest and other financing expense             15,444         12,733         10,598          5,763          2,094        5,172
Depreciation and amortization ...........        13,768         13,398         11,820          9,066          3,945        2,934
                                            -----------    -----------    -----------    -----------    -----------    ---------
                                                 46,267         44,391         38,792         29,626         13,757       13,288
                                            -----------    -----------    -----------    -----------    -----------    ---------
(Loss) income before gain on sale,
 reorganization costs,
 extraordinary items and minority
 interest ...............................        (1,769)          (595)         4,540          6,707          4,448       (1,115)
(Loss) gain on sale of land .............            21             93            305             --             --
Reorganization costs ....................            --             --             --             --         (2,629)          --
Extraordinary items .....................            --           (190)            --             --            194           --
                                            -----------    -----------    -----------    -----------    -----------    ---------
(Loss) income before minority
 interest ...............................        (1,781)          (764)         4,633          7,012          2,013       (1,115)
Minority interest .......................           217             40           (833)        (1,222)          (321)          39
                                            -----------    -----------    -----------    -----------    -----------    ---------
Net (loss) income .......................   $    (1,564)   $      (724)   $     3,800    $     5,790    $     1,692    $  (1,076)
                                            ===========    ===========    ===========    ===========    ===========    =========
Net (loss) income per Common
 Share
 -- basic and diluted ...................   $     (0.18)   $      (.08)   $      0.44    $      0.68    $      0.20
                                            ===========    ===========    ===========    ===========    ===========
Weighted average number of
 Common Shares outstanding
 -- basic ...............................     8,551,930      8,546,553      8,540,631      8,533,688      8,445,493
                                            ===========    ===========    ===========    ===========    ===========
 -- diluted(1) ..........................     8,551,930      8,546,553      8,563,466      8,563,529      8,490,114
                                            ===========    ===========    ===========    ===========    ===========
Funds from Operations(2) ................   $    10,827    $    12,372    $    15,281    $    14,831    $     8,262
                                            ===========    ===========    ===========    ===========    ===========
Funds from Operations per share(3)          $      1.06    $      1.22    $      1.50    $      1.46    $      0.81
                                            ===========    ===========    ===========    ===========    ===========
BALANCE SHEET DATA:
Real estate before accumulated
 depreciation ...........................   $   311,688    $   307,411    $   291,157    $   278,611    $   210,133    $ 163,095
Total assets ............................       254,500        258,517        249,515        242,483        180,083      127,968
 Total mortgage indebtedness ............       183,943        172,823        151,828        124,410         61,578      150,392
Minority interest -- Operating
 Partnership ............................         9,244         10,752         13,228         14,827         16,049           --
Total equity (deficit) ..................        48,800         56,806         69,779         78,183         84,606      (32,993)


------------
(1) Due to a net loss for the quarter ended March 31, 1998 and for the years ended December 31, 1997 and 1996, the weighted average number of Common Shares outstanding on a diluted basis is not presented as the inclusion of additional Common Shares is anti-dilutive.

(2) The Company, along with most industry analysts, consider funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") as an appropriate supplemental measure of operating performance. However, FFO does not represent cash generated from operations as defined by generally accepted accounting principles and is not indicative of cash available to fund cash needs. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Generally, NAREIT defines FFO as net income (loss) before gains (losses) on sales of property, non-recurring charges and extraordinary items, adjusted for certain non-cash charges, primarily depreciation and amortization of capitalized leasing costs.

(3) Includes Units.

                   RDC GROUP SELECTED FINANCIAL INFORMATION

     The selected historical combined financial information as of December 31, 1997, 1996 and 1995 and for the three years in the period ended December 31, 1997 is derived from the audited combined financial statements of RDC Group. Reference is made to the historical audited combined financial statements as of December 31, 1997 and 1996 and for each of the years then ended appearing elsewhere herein. The selected historical combined financial information as of March 31, 1998 and 1997 and for the three month periods then ended, and as of December 31, 1994 and 1993 and for the two years in the period ended December 31, 1994 is unaudited and has been prepared on a basis consistent with the audited historical combined financial statements. In the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the selected financial information have been made. The historical data should be read in conjunction with the "RDC Group Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. All of the data set forth below are qualified by reference to, and should be read in conjunction with, the unaudited pro forma combined financial information and notes thereto included elsewhere herein.



                                                 Three months ended        Year Ended
                                               3/31/98        3/31/97       12/31/97
                                             (unaudited)    (unaudited)
                                            -------------  -------------   ----------
                                                      (Dollars in Thousands)
Balance Sheet Data:
 Real estate before accumulated depre-
  ciation ................................     $194,496       $167,964      $184,778
 Total assets ............................      190,478        170,748       179,710
 Total mortgage indebtedness .............      140,599        124,789       138,805
 Total equity ............................       39,342         31,849        30,541
Operating Data:
Revenue
 Rental income and
  reimbursements .........................     $  8,244       $  7,612      $ 31,495
 Other ...................................          271            210           883
 Equity in earnings of partnership .......           59            169           745
 Fees and commissions ....................          580            395         1,838
                                               --------       --------      --------
  Total Revenue ..........................        9,154          8,386        34,961
 Operating expenses ......................        4,142          3,573        15,359
 Interest ................................        2,941          2,858        11,879
 Depreciation and amortization ...........        1,600          1,571         6,211
                                               --------       --------      --------
  Total Operating Expenses ...............        8,683          8,002        33,449
Operating income .........................          471            384         1,512
 Extraordinary item ......................           --             --            --
Net income/(loss) ........................     $    471       $    384      $  1,512
                                               ========       ========      ========

                                             Year Ended    Year Ended     Year Ended    Year Ended
                                              12/31/96      12/31/95       12/31/94      12/31/93
                                                                         (unaudited)    (unaudited)
                                           -------------  ------------   -----------    -----------
                                                            (Dollars in Thousands)
Balance Sheet Data:
 Real estate before accumulated depre-
  ciation ................................    $157,961      $150,707       $147,877      $103,828
 Total assets ............................     160,112       156,764        144,120        99,661
 Total mortgage indebtedness .............     125,079       124,311        118,741        93,144
 Total equity ............................      20,851        18,298         18,049         1,251
Operating Data:
Revenue
 Rental income and
  reimbursements .........................    $ 27,665      $ 26,593       $ 25,919      $ 19,055
 Other ...................................         915           695            122            79
 Equity in earnings of partnership .......         531           238             --            --
 Fees and commissions ....................       1,595         2,474          1,816         1,254
                                              --------      --------       --------      --------
  Total Revenue ..........................      30,706        30,000         27,857        20,388
 Operating expenses ......................      14,540        14,504         13,809        10,548
 Interest ................................      11,526        11,272          7,964         5,970
 Depreciation and amortization ...........       6,218         5,447          6,027         4,886
                                              --------      --------       --------      --------
  Total Operating Expenses ...............      32,284        31,223         27,800        21,404
Operating income .........................      (1,578)       (1,223)            57        (1,016)
 Extraordinary item ......................       3,461            --          3,334            --
Net income/(loss) ........................    $  1,883      $ (1,223)      $  3,391      $ (1,016)
                                              ========      ========       ========      ========

                              MARK CENTERS TRUST
                   PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The accompanying financial statements present the Trust's unaudited pro forma combined Balance Sheet as of March 31, 1998 and its unaudited pro forma combined Statements of Operations for the three-months ended March 31, 1998 and the year ended December 31, 1997. The Trust will account for the Transaction with RDC, and its certain real estate investment partnerships and related entities which are not under common control (collectively, the "RDC Group") as
(i) a purchase of properties and other related assets in exchange for the issuance of Common Shares and limited partnership interests in the Operating Partnership and the assumption of certain mortgage debt and other liabilities using the purchase method of accounting in accordance with generally accepted accounting principles and, accordingly, 100% of the assets and liabilities of the RDC Group will be adjusted to fair value and the results of operations of the RDC Group will be included in the results of operations of the Trust for periods subsequent to Closing, and (ii) an issuance of Common Shares for cash.

     The unaudited pro forma combined Balance Sheet as of March 31, 1998 is presented as if the Transaction had occurred on March 31, 1998. The unaudited pro forma combined Statements of Operations for the three-months ended March 31, 1998 and the year ended December 31, 1997 is presented as if the Transaction had occurred as of January 1, 1997 and carried forward through March 31, 1998 and December 31, 1997, respectively. The pro forma combined Statements of Operations do not reflect the payment of non-recurring expenses aggregating $1,394,000 relating to contractual termination and change in control payments to be made to certain members of management of the Trust in connection with the Transaction.

     The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Transaction had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the consolidated historical financial statements of the Trust and the combined historical financial statements of the RDC Group included in this Proxy Statement.

                              Mark Centers Trust
                       Pro Forma Combined Balance Sheet
                                March 31, 1998
                                (In Thousands)
                                  (Unaudited)

                                         MCT         Combined RDC
                                     Historical    Group Historical
                                         (A)              (A)
                                    ------------  ------------------
Assets
  Investments in Properties,
  Partnerships and Joint
  Ventures, net ..................    $228,437         $164,591
 Cash and Cash Equivalents .......         757            9,936
 Cash in Escrow ..................       8,612               --
 Rent Receivable, net ............       4,105            4,675
 Prepaid Expenses ................       1,122            1,949
 Due from Related Parties ........         206              372
 Furniture, Fixtures and
  Equipment, net .................                        1,330
 Deferred Charges, net ...........      11,625            5,166
 Other Assets ....................         923            2,459
                                      --------         --------
 Total Assets ....................    $255,787         $190,478
                                      ========         ========
Liabilities and Shareholders' Equity
Liabilities
 Mortgage Notes Payable ..........    $185,240         $140,559
 Other Notes Payable .............          --            3,526
 Accounts Payable and
  Accrued Expenses ...............       8,457            3,783
 Due to Related Parties ..........          --            1,014
   Note Payable to Principal
  Shareholder ....................       3,050               --
 Other Liabilities ...............       1,629            1,654
                                      --------         --------
 Total Liabilities ...............     198,376          150,536
Minority Interest ................       9,144              600
Shareholders' Equity
   Common Shares, $.001 par
  value ..........................           9               --
 Additional Paid-In Capital ......      51,073           39,342
 Retained Earnings (Deficit) .....      (2,815)              --
                                      --------         --------
 Total Shareholders' Equity ......      48,267           39,342
                                      --------         --------
 Total Liabilities and
  Shareholders' Equity ...........    $255,787         $190,478
                                      ========         ========

                                                        Pro Forma Adjustments
                                    -------------------------------------------------------------
                                     Acquisition of      Pending       Offering of     Minority      Pro Forma
                                        RDC Group        Property     Common Stock     Interest      Combined
                                                       Acquisitions
                                           (B)             (C)             (D)            (E)
                                    ----------------  -------------  --------------  ------------
Assets
  Investments in Properties,
  Partnerships and Joint
  Ventures, net ..................      $ 98,851         $1,128        $              $              $493,007
 Cash and Cash Equivalents .......        (9,420)                          3,380                        4,653
 Cash in Escrow ..................                                                                      8,612
 Rent Receivable, net ............        (4,770)                                                       4,010
 Prepaid Expenses ................        (1,950)                             75                        1,196
 Due from Related Parties ........          (417)          (202)                                          (41)
 Furniture, Fixtures and
  Equipment, net .................        (1,164)                                                         166
 Deferred Charges, net ...........        (5,163)                                                      11,628
 Other Assets ....................        (2,180)                                                       1,202
                                        --------         ------        ---------      ----------     --------
 Total Assets ....................      $ 73,787         $  926        $   3,455      $       --     $524,433
                                        ========         ======        =========      ==========     ========
Liabilities and Shareholders'
Equity
Liabilities
 Mortgage Notes Payable ..........      $  8,912         $  926        $ (82,660)     $              $252,977
 Other Notes Payable .............        (3,526)                                                          --
 Accounts Payable and
  Accrued Expenses ...............        (3,746)                                                       8,494
 Due to Related Parties ..........        (1,059)                                                         (45)
   Note Payable to Principal
  Shareholder ....................                                        (3,050)                          --
 Other Liabilities ...............          (898)                                                       2,385
                                        --------         ------        ---------      ----------     --------
 Total Liabilities ...............          (317)           926          (85,710)             --      263,811
Minority Interest ................         1,750                                          75,437       86,931
Shareholders' Equity
   Common Shares, $.001 par
  value ..........................             2                              13                           24
 Additional Paid-In Capital ......        72,352                          89,152         (75,437)     176,482
 Retained Earnings (Deficit) .....                                                                     (2,815)
                                                                                                     --------
 Total Shareholders' Equity ......        72,354             --           89,165         (75,437)     173,691
                                        --------         ------        ---------      ----------     --------
 Total Liabilities and
  Shareholders' Equity ...........      $ 73,787         $  926        $   3,455      $       --     $524,433
                                        ========         ======        =========      ==========     ========



The accompanying notes and management's assumptions are an integral part of this statement.

                              Mark Centers Trust
                   Notes to Pro Forma Combined Balance Sheet
                                March 31, 1998
                            (Dollars In Thousands)
                                  (Unaudited)

     (A) Represents the Trust and RDC Group historical balance sheets at March 31, 1998.

     (B) Represents adjustments to record the purchase by the Trust of the RDC Properties, RDC Management Contracts and Contributed Notes (including the purchases of the Greenwich property (acquired by the RDC Group in January, 1998 for $9,046), the Branch shopping center (acquired in April, 1998 for a purchase price, including closing costs, of $14,500 including debt of $9,800) and the Methuen shopping center (acquired by the RDC Group in May, 1998 for a purchase price of $4,465)) based upon an assumed purchase price of $96.7 million and the assumption of certain mortgage debt and other liabilities based on a value of MCT Common Shares of $7.50 and an exchange ratio of 1.0 for Operating Partnership Units into Common Shares, as well as other events effecting the capital structure of the RDC Group as follows:




                                                                                                      Total
                                                (i)           (ii)          (iii)         (iv)      Adjustment
                                            ----------   -------------   -----------   ---------   -----------
Assets
Investments in Properties, Partnerships
 and Joint Ventures, net ................    $ 98,851      $              $             $           $ 98,851
Cash and Cash Equivalents ...............                     (9,420)                                 (9,420)
Cash in Escrow ..........................                                                                 --
Rent Receivable, net ....................      (3,029)        (1,741)                                 (4,770)
Prepaid Expenses ........................                     (1,294)         (656)                   (1,950)
Due from Related Parties ................                       (417)                                   (417)
Furniture, Fixtures and Equipment, net         (1,164)                                                (1,164)
Deferred Charges, net ...................      (5,163)                                                (5,163)
Other Assets ............................                     (2,180)                                 (2,180)
                                             --------      ---------      --------      ------      --------
Total Assets ............................    $ 89,495      $ (15,052)     $   (656)     $   --      $ 73,787
                                             ========      =========      ========      ======      ========
Liabilities
Mortgage Notes Payable ..................    $  9,800      $    (888)     $             $           $  8,912
Other Notes Payable .....................                       (568)       (2,958)                   (3,526)
Accounts Payable and Accrued
 Expenses ...............................                     (2,956)         (790)                   (3,746)
Due to Related Parties ..................                       (500)                     (559)       (1,059)
Other Liabilities .......................                       (898)                                   (898)
                                             --------      ---------      --------      ------      --------
Total Liabilities .......................       9,800         (5,810)       (3,748)       (559)         (317)
                                             --------      ---------      --------      ------      --------
Minority Interest .......................       1,750             --            --          --         1,750
Common Shares, $ .001 par value .........           2             --            --          --             2
Additional Paid-In Capital ..............      77,943         (9,242)        3,092         559        72,352
Retained Earnings (Deficit) .............
Total Shareholders' Equity ..............      77,945         (9,242)        3,092         559        72,354
                                             --------      ---------      --------      ------      --------
Total Liabilities and Shareholders'
 Equity .................................    $ 89,495      $ (15,052)     $   (656)     $   --      $ 73,787
                                             ========      =========      ========      ======      ========

Cost:



            (i) 11,100,000 Operating Partnership Units and
               1,796,955 Common Shares (multiplied by the
               exchange ratio and the value of MCT Common
               Shares of $7.50 per share).......................    $ 96,727
       Mortgage notes assumed ..................................     150,359
       Minority interests in properties ........................       2,350
       Assumed liabilities and other transaction costs .........       5,169
                                                                    --------
                                                                    $254,605
          Less: Historical book value of the RDC Group equity
        acquired ...............................................     153,196
       Adjustments to reflect certain assets and liabilities of
        the RDC Group at fair value:
       Straight-line rents receivable ..........................       3,029
       Furniture, fixtures & equipment .........................       1,324
       Deferred charges, net ...................................       5,197
       Investment in partnership ...............................       2,364
                                                                    --------
         Adjustment required to reflect investment in proper-
           ties, partnerships and joint ventures, net at fair
        value ..................................................    $ 89,495
                                                                    --------



Final Distribution to the RDC Group:

       (ii) In connection with the Transaction, represents a final distribution of $9,242 representing the net working capital assets and liabilities of the RDC Group after making provision for certain costs aggregating $1,589 related to the Transaction which were the responsibility of the RDC Group.


Other:


       (iii) In connection with the Transaction, certain subordinated mortgage notes payable to an affiliate having an aggregate outstanding balance of $2,958 and accrued interest of $790 and certain receivables from limited partners for capital contributions having an aggregate balance of $656 were extinguished and charged to equity.


       (iv) In connection with the Transaction, $559 payable to a principal of RDC was assumed to be reclassified as equity.

     (C) To reflect the acquisition by the Trust of the Blackman Shopping Center for a net purchase price of $1,128

     (D) To record the issuance of 13,333,333 Common Shares with a par value of $ .001 per share for $100 million and the use of proceeds therefrom, as follows:

     Use of Proceeds:


       Repayment of mortgage notes payable ...................    $ 82,660
       Repayment of note payable to shareholder ..............       3,050
       Transaction costs allocable to stock issuance .........       3,876
       Transaction costs allocable to RDC Properties, RDC
        Management Contracts and Contributed Notes ...........       3,881
        Payment of liabilities assumed in connection with
          acquisition of RDC Properties, RDC Management
        Contracts and Contributed Notes ......................       1,288
        Prepayment and assumption fees on mortgage notes
         repaid ..............................................         371
        Contractual payments to Trust management person-
         nel pursuant to severance and change in control
         obligations .........................................       1,494
       Additions to working capital ..........................       3,380
                                                                  --------
                                                                  $100,000
                                                                  ========



     (E) To reflect Minority Interest in the Trust attributable to Operating Partnership Units at March 31, 1998 after giving effect to the Transaction, and to the exchange of 800,000 Units for an equivalent number of Common Shares by a limited partner as follows:


         Total pro-forma stockholders' equity and minority
          interest ............................................    $    258,272
         Minority interest ownership percentage ...............         32.7488%
                                                                   ------------
         Minority interest in the equity of the Trust .........    $     84,581
                                                                   ============

                              Mark Centers Trust
                  Pro Forma Combined Statement of Operations
                       Three Months Ended March 31, 1998
                                (In Thousands)
                                  (Unaudited)






                                          MCT          Combined RDC
                                       Historical    Group Historical
                                          (A)               (A)
                                     -------------  ------------------
 Minimum Rent .....................   $     8,464         $6,954
 Percentage Rent ..................           565             96
 Expense Reimbursements ...........         1,753          1,194
 Other ............................           169            271
 Fees & Commissions ...............            --            580
 Equity in earnings of
  partnership .....................            --             59
                                      -----------         ------
  Total Revenue ...................        10,951          9,154
Expenses
 Property Operating ...............         2,292          2,322
 Real Estate Taxes ................         1,428          1,014
 Depreciation and Amortization              3,473          1,600
 General and Administrative .......           456            806
                                      -----------         ------
  Total Operating Expenses ........         7,649          5,742
Operating Income ..................         3,302          3,412
Interest Expense ..................         3,923          2,941
Gain (Loss) on Sale of Land .......                           --
                                      -----------         ------
 (Loss)/Income before Minority
 Interest .........................          (621)           471
Minority Interest .................            88             --
                                      -----------         ------
Net (Loss)/Income .................   $      (533)        $  471
                                      ===========         ======
 Net (Loss)/Income per common
 share:
   Basic ..........................   $     (0.06)
                                      ===========
   Diluted ........................       n/a
Weighted Average Shares
 Outstanding (F):
   Basic ..........................     8,554,177
                                      ===========
   Diluted ........................       n/a
                                      ===========

                                                        Pro Forma Adjustments
                                     -----------------------------------------------------------
                                      Acquisition of      Pending       Offering of    Minority      Pro Forma
                                         RDC Group        Property     Common Stock    Interest      Combined
                                                        Acquisitions
                                            (B)             (C)             (D)           (E)
                                     ----------------  -------------  --------------  ----------     ------------
 Minimum Rent .....................      $    79          $   610       $               $          $     16,107
 Percentage Rent ..................                           179                                           840
 Expense Reimbursements ...........                            46                                         2,993
 Other ............................                                                                         440
 Fees & Commissions ...............                          (317)                                          263
 Equity in earnings of
  partnership .....................                                                                          59
                                         -------          -------       ---------       ------     ------------
  Total Revenue ...................           79              518              --           --           20,702
Expenses
 Property Operating ...............                           142                                         4,756
 Real Estate Taxes ................                           127                                         2,569
 Depreciation and Amortization              (468)             109                                         4,714
 General and Administrative .......                                            25                         1,287
                                         -------          -------       ---------       ------     ------------
  Total Operating Expenses ........         (468)             378              25           --           13,326
Operating Income ..................          547              140             (25)                        7,376
Interest Expense ..................                            20          (1,660)                        5,224
Gain (Loss) on Sale of Land .......                                                                          --
                                                                                                   ------------
 (Loss)/Income before Minority
 Interest .........................          547              120           1,635           --            2,152
Minority Interest .................           --                                          (793)            (705)
                                         -------          -------       ---------       ------     ------------
Net (Loss)/Income .................      $   547          $   120       $   1,635       $ (793)    $      1,447
                                         =======          =======       =========       ======     ============
 Net (Loss)/Income per common
 share:
   Basic ..........................                                                                $       0.06
                                                                                                   ============
   Diluted ........................                                                                $       0.06
                                                                                                   ============
Weighted Average Shares
 Outstanding (F):
   Basic ..........................                                                                  24,484,465
                                                                                                   ============
   Diluted ........................                                                                  24,488,265
                                                                                                   ============



The accompanying notes and management's assumptions are an integral part of this statement.

                              Mark Centers Trust
              Notes to Pro Forma Combined Statement of Operations
                                March 31, 1998
                            (Dollars In Thousands)
                                  (Unaudited)

     (A) Represents the Trust and the RDC Group historical statements of operations for the three-months ended March 31, 1998.

     (B) (i) To adjust minimum rent on the RDC Group to reflect straight-line amounts related to leases which will be reset in connection with the Transaction, as follows:
            Historical straight-lined rent .........    $166
            Reset straight-lined rent ..............     245
                                                        ----
                                                        $ 79
                                                        ====
       (ii) To reflect the decrease in depreciation on the RDC Group as a result of recording the Transaction at acquisition value as opposed to historical cost and the changes in estimated useful lives.

            Historical depreciation and amortization expense .........    $1,589
            Pro forma depreciation expense ...........................     1,121
                                                                          ------
                                                                          $  468
                                                                          ======

     (C) (i) To reflect revenues and expenses of properties acquired in 1998, as follows:

                                                Blackman     Branch     Methuen     Total
                                               ----------   --------   ---------   ------
         Minimum rent ......................      $ 59        $436        $115      $610
         Percentage rent ...................        26         112          41       179
         Expense reimbursements ............        21          --          25        46
                                                  ----        ----        ----      ----
  Total revenues ...........................       106         548         181       835
         Property operating ................        26         111           9       146
         Real estate taxes .................        20          82          25       127
         Interest ..........................        20          --          --        20
         Depreciation and amortization .....         7          79          23       109
                                                  ----        ----        ----      ----
  Total expenses ...........................        73         272          57       402
                                                  ----        ----        ----      ----
         Net income ........................      $ 33        $276        $124      $433
                                                  ====        ====        ====      ====


       (ii) To eliminate management fees of $4 charged by the Trust to the Blackman property in 1998

       (iii) To eliminate fees of $313 for acquisition and advisory services charged by RD Capital to affiliated entities in 1998 which would not have been earned.

     (D) To adjust interest and financing expense as a result of the reduction in debt in connection with the use of proceeds from the issuance of common stock and to reflect the payments to Marvin Slomowitz relating to a consulting and non-compete agreement in connection with the Transaction, as follows:

                                                 Trust       RDC        Total
                                                -------   ---------   ---------
       Reduction in interest and financing
        expense (a) .........................    $556     $1,104       $1,660
       Consulting fees/Non-compete agreement     $ 25                  $   25

------------
(a) For the Trust, assumes repayment of specifically identified debt aggregating $14,440 having associated historical interest expense of $301 and the repayment of other debt aggregating $10,977 having interest of $255 assuming a weighted average interest rate of 9.28%. For the RDC Group, assumes repayment of specifically identified debt aggregating $40,819 having associated historical interest expense of $904, the repayment of other debt aggregating $9,674 having interest of $200 assuming a weighted average interest rate of 8.26%, and the repayment of debt of $9,800 relating to the Branch shopping center simultaneous with the assumed acquisition of the properties.

     (E) To reflect minority interest share in income, as follows:




            Total pro-forma income before minority interest .........    $      2,152
            Minority interest ownership percentage ..................         32.7488%
                                                                         ------------
            Minority interest in the equity of the Trust ............    $        705
                                                                         ============




     (F) The pro-forma weighted average shares outstanding is computed as follows:





                                                                     Basic         Diluted
                                                                 ------------   ------------
         Trust historical weighted average shares outstanding.    8,554,177      8,557,977
         Exchange of 800,000 Units for Common Shares by
          limited partner ....................................      800,000        800,000
         Issuance of Trust shares in connection with the
          Transaction ........................................   15,130,288     15,130,288
                                                                 ----------     ----------
                                                                 24,484,465     24,488,265
                                                                 ==========     ==========

                              Mark Centers Trust
                  Pro Forma Combined Statement of Operations
                         Year Ended December 31, 1997
                                (In Thousands)
                                  (Unaudited)






                                          MCT          Combined RDC
                                       Historical    Group Historical
                                          (A)               (A)
                                     -------------  ------------------
 Minimum Rent .....................   $    33,669         $26,769
 Percentage Rent ..................         3,183             302
 Expense Reimbursements ...........         6,632           4,424
 Other ............................         1,014             883
 Fees & Commissions ...............            --           1,838
 Equity in earnings of
  partnership .....................            --           1,058
                                      -----------         -------
  Total Revenue ...................        44,498          35,274
Expenses
 Property Operating ...............         9,013           7,813
 Real Estate Taxes ................         5,691           3,840
 Depreciation and Amortization             13,768           6,211
 General and Administrative .......         2,351           3,706
                                      -----------         -------
  Total Operating Expenses ........        30,823          21,570
Operating Income ..................        13,675          13,704
Interest Expense ..................        15,444          11,879
Gain (Loss) on Sale of Land .......           (12)             --
                                      -----------         -------
 (Loss)/Income before Minority
 Interest .........................        (1,781)          1,825
Minority Interest .................           217              --
                                      -----------         -------
Net (Loss)/Income .................   $    (1,564)        $ 1,825
                                      ===========         =======
 Net (Loss)/Income per common
 share:
   Basic ..........................   $     (0.18)
                                      ===========
   Diluted ........................       n/a
Weighted Average Shares
 Outstanding (F):
   Basic ..........................     8,551,930
                                      ===========
   Diluted ........................       n/a
                                      ===========


                                                         Pro Forma Adjustments
                                     -------------------------------------------------------------
                                      Acquisition of      Pending       Offering of     Minority       Pro Forma
                                         RDC Group        Property     Common Stock     Interest       Combined
                                                        Acquisitions
                                            (B)             (C)             (D)            (E)
                                     ----------------  -------------  --------------  ------------   -------------
 Minimum Rent .....................     $     363        $   2,437      $               $            $     63,238
 Percentage Rent ..................                            191                                          3,676
 Expense Reimbursements ...........                            676                                         11,732
 Other ............................                                                                         1,897
 Fees & Commissions ...............                         (1,219)                                           619
 Equity in earnings of
  partnership .....................                                                                         1,058
                                        ---------        ---------      ---------       --------     ------------
  Total Revenue ...................           363            2,085             --             --           82,220
Expenses
 Property Operating ...............                            560                                         17,386
 Real Estate Taxes ................                            511                                         10,042
 Depreciation and Amortization             (1,755)             436                                         18,660
 General and Administrative .......                                           100                           6,157
                                        ---------        ---------      ---------       --------     ------------
  Total Operating Expenses ........        (1,755)           1,507            100             --           52,245
Operating Income ..................         2,118              578           (100)                         29,975
Interest Expense ..................                             81         (5,931)                         21,473
Gain (Loss) on Sale of Land .......                                                                           (12)
                                                                                                     ------------
 (Loss)/Income before Minority
 Interest .........................         2,118              497          5,831             --            8,490
Minority Interest .................            --                                         (2,997)          (2,780)
                                        ---------        ---------      ---------       --------     ------------
Net (Loss)/Income .................     $   2,118        $     497      $   5,831       $ (2,997)    $      5,710
                                        =========        =========      =========       ========     ============
 Net (Loss)/Income per common
 share:
   Basic ..........................                                                                  $       0.23
                                                                                                     ============
   Diluted ........................                                                                  $       0.23
                                                                                                     ============
Weighted Average Shares
 Outstanding (F):
   Basic ..........................                                                                    24,482,218
                                                                                                     ============
   Diluted ........................                                                                    24,486,018
                                                                                                     ============



The accompanying notes and management's assumptions are an integral part of this statement.

                              Mark Centers Trust
              Notes to Pro Forma Combined Statement of Operations
                               December 31, 1997
                            (Dollars In Thousands)
                                  (Unaudited)

     (A) Represents the Trust and the RDC Group historical statements of operations for the year ended December 31, 1997.

     (B) (i) To adjust minimum rent on the RDC Group to reflect straight-line amounts related to leases which will be reset in connection with the Transaction, as follows:

            Historical straight-lined rent .........    $618
            Reset straight-lined rent ..............     981
                                                        ----
                                                        $363
                                                        ====

       (ii) To reflect the decrease in depreciation on the RDC Group as a result of recording the Transaction at acquisition value as opposed to historical cost and the changes in estimated useful lives.

            Historical depreciation and amortization expense .........    $6,226
            Pro forma depreciation expense ...........................     4,471
                                                                          ------
                                                                          $1,755
                                                                          ======

     (C) (i) To reflect revenues and expenses of properties acquired in 1998, as follows:


                                                Blackman     Branch     Methuen      Total
                                               ----------   --------   ---------   ---------
         Minimum rent ......................      $222       $1,747       $468      $2,437
         Percentage rent ...................       114           --         77         191
         Expense reimbursements ............        83          447        146         676
                                                  ----       ------       ----      ------
  Total revenues ...........................       419        2,194        691       3,304
         Property operating ................        85          412         63         560
         Real estate taxes .................        80          326        105         511
         Interest ..........................        81           --         --          81
         Depreciation and amortization .....        28          315         93         436
                                                  ----       ------       ----      ------
  Total expenses ...........................       274        1,053        261       1,588
                                                  ----       ------       ----      ------
         Net income ........................      $145       $1,141       $430      $1,716
                                                  ====       ======       ====      ======

       (ii) To eliminate management fees of $19 charged by the Trust to the Blackman property in 1997

       (iii) To eliminate fees of $1,200 for acquisition and advisory services charged by RD Capital to affiliated entities in 1997 which would not have been earned.

     (D) To adjust interest and financing expense as a result of the reduction in debt in connection with the use of proceeds from the issuance of common stock and to reflect the payments to Marvin Slomowitz relating to a consulting and non-compete agreement in connection with the Transaction, as follows:

                                                  Trust        RDC        Total
                                                ---------   ---------   --------
       Reduction in interest and financing
        expense (a) .........................    $2,221     $3,710       $5,931
        Consulting fees/Non-compete agreement    $  100                  $  100


------------
(a) For the Trust, assumes repayment of specifically identified debt aggregating $12,763 having associated historical interest expense of $1,064 and the repayment of other debt aggregating $12,654 having interest of $1,157 assuming a weighted average interest rate of 9.15%. For the RDC Group, assumes repayment of specifically identified debt aggregating $38,687 having associated historical interest expense of $3,098, the repayment of other debt aggregating $11,806 having interest of $983 assuming a weighted average interest rate of 8.32%, the repayment of debt of $9,800 relating to the Branch shopping center simultaneous with the assumed acquisition of the properties on January 1, 1997, offset by $371 of prepayment and assumption fees to be incurred in connection with the RDC Group debt.


     (E) To reflect minority interest share in income, as follows:



            Total pro-forma income before minority interest ........    $       8,490
            Minority interest ownership percentage .................          32.7488%
                                                                        -------------
            Minority interest in the equity of the Trust ...........    $       2,780
                                                                        =============



     (F) The pro-forma weighted average shares outstanding is computed as follows:




                                                                     Basic         Diluted
                                                                 ------------   ------------
         Trust historical weighted average shares outstanding.    8,551,930      8,555,730
         Exchange of 800,000 Units for Common Shares by
          limited partner ....................................      800,000        800,000
         Issuance of Trust shares in connection with the
          Transaction ........................................   15,130,288     15,130,288
                                                                 ----------     ----------
                                                                 24,482,218     24,486,018
                                                                 ==========     ==========

                    MORTGAGE DEBT FOLLOWING THE TRANSACTION


     In connection with the consummation of the Transaction, it is currently contemplated that of the $100.0 million purchase price to be paid by the RDC Funds for the Common Shares, approximately $61.5 million will be used to discharge mortgage and other indebtedness encumbering the RDC Properties to be contributed to the Company and approximately $25.5 million will be used to discharge mortgage and other indebtedness relating to certain of the Company's properties. Upon discharge of such mortgage indebtedness, the Company will have reduced its total outstanding mortgage indebtedness, on a combined basis with the mortgage indebtedness of RDC, from $375.8 million to $288.8 million. Of the debt to be outstanding, $244.7 million, or 84.7%, will be carried at a fixed rate and the remaining $44.1 million, or 15.3%, at variable rates. The weighted average annual interest rate on the remaining mortgage debt will be 8.23% (assuming variable debt in effect on June 30, 1998), and the weighted average maturity of such indebtedness will be 93 months. The following table sets forth certain information regarding the mortgage indebtedness encumbering the RDC Properties and the Company's properties which will remain outstanding immediately following consummation of the Transaction:

                                                    Principal         Estimated
                                                     Balance           Balance          Current
                                                       at                 at           Interest
Co.    Lender/Property               Type           3/31/1998        Closing (1)       Rate (2)
-------- ------------------------    ----------  --------------  -------------------  ----------
MARK CENTERS TRUST
       John Hancock
       New Louden                  Fixed        $ 9,787,000      $    9,752,000        9.11%
       Ledgewood                   Fixed         16,638,000          16,578,000        9.11%
       Lebanon                     Fixed          2,936,000           2,925,000        9.11%
       Towanda                     Fixed         10,765,000          10,727,000        9.11%
       Tioga                       Fixed          3,181,000           3,169,000        9.11%
       Berlin                      Fixed          4,649,000           4,632,000        9.11%
       Honesdale                   Fixed          6,850,000           6,826,000        9.11%
       Morgan Stanley
       Allentown                   Fixed          3,170,000           3,153,000        8.84%
       Danville                    Fixed            886,000             882,000        8.84%
       Dothan                      Fixed          3,390,000           3,372,000        8.84%
       Dunmore                     Fixed          1,130,000           1,123,000        8.84%
       Easton                      Fixed          7,948,000           7,905,000        8.84%
       Ft. Ogelthorpe              Fixed          2,641,000           2,627,000        8.84%
       Kingston                    Fixed          2,267,000           2,255,000        8.84%
       Lewisburg                   Fixed          2,154,000           2,142,000        8.84%
       Martintown                  Fixed          2,898,000           2,882,000        8.84%
       Moosic                      Fixed          3,359,000           3,341,000        8.84%
       Opelika                     Fixed          2,489,000           2,476,000        8.84%
       Reading                     Fixed          2,875,000           2,860,000        8.84%
       Shamokin                    Fixed          1,013,000           1,007,000        8.84%
       Shamokin Dam                Fixed          1,245,000           1,238,000        8.84%
       Smyrna Beach                Fixed          1,526,000           1,518,000        8.84%
       Stroudsburg                 Fixed          3,787,000           3,767,000        8.84%
       Troy                        Fixed          2,394,000           2,381,000        8.84%
       Metropolitan Life
       Valmont                     Fixed          6,100,000           6,100,000        7.75%
       Luzerne                     Fixed          2,000,000           2,000,000        7.75%
       Greenridge                  Fixed          6,700,000           6,700,000        7.75%
       Brockton                    Fixed         12,000,000          12,000,000        7.75%
       East End                    Fixed         14,200,000          14,200,000        7.75%
       CS First Boston (a)
       Blackman Plaza              Floating              --          16,700,000(a)     8.78%
       Mark Plaza                  Floating              --                  --        8.78%
       Union Plaza (New Castle)    Floating              --                  --        8.78%
       Wesmark Plaza               Floating              --                  --        8.78%
       Nomura - Northwood          Fixed         22,775,000          22,680,000        9.02%

         Fixed/Index                                                                       Debt          Revised
         + Spread                   Amortization     Interest         Debt To         Remaining       Interest
            Rate        Maturity        Period       in $'s (3)        Be Paid       after Paydown      in $'s
       -------------  ------------  --------------  ------------  ----------------  ---------------  ------------
          9.11%            4/1/2000      30 years    $  888,407    $           --     $ 9,752,000     $  888,407
          9.11%            4/1/2000      30 years     1,510,256                --      16,578,000      1,510,256
          9.11%            4/1/2000      30 years       266,468                --       2,925,000        266,468
          9.11%            4/1/2000      30 years       977,230                --      10,727,000        977,230
          9.11%            4/1/2000      30 years       288,696                --       3,169,000        288,696
          9.11%            4/1/2000      30 years       421,975                --       4,632,000        421,975
          9.11%            4/1/2000      30 years       621,849                --       6,826,000        621,849
          8.84%           11/1/2021      25 Years       278,725                --       3,153,000        278,725
          8.84%           11/1/2021      25 Years        77,969                --         882,000         77,969
          8.84%           11/1/2021      25 Years       298,085                --       3,372,000        298,085
          8.84%           11/1/2021      25 Years        99,273                --       1,123,000         99,273
          8.84%           11/1/2021      25 Years       698,802                --       7,905,000        698,802
          8.84%           11/1/2021      25 Years       232,227                --       2,627,000        232,227
          8.84%           11/1/2021      25 Years       199,342                --       2,255,000        199,342
          8.84%           11/1/2021      25 Years       189,353                --       2,142,000        189,353
          8.84%           11/1/2021      25 Years       254,769                --       2,882,000        254,769
          8.84%           11/1/2021      25 Years       295,344                --       3,341,000        295,344
          8.84%           11/1/2021      25 Years       218,878                --       2,476,000        218,878
          8.84%           11/1/2021      25 Years       252,824                --       2,860,000        252,824
          8.84%           11/1/2021      25 Years        89,019                --       1,007,000         89,019
          8.84%           11/1/2021      25 Years       109,439                --       1,238,000        109,439
          8.84%           11/1/2021      25 Years       134,191                --       1,518,000        134,191
          8.84%           11/1/2021      25 Years       333,003                --       3,767,000        333,003
          8.84%           11/1/2021      25 Years       210,480                --       2,381,000        210,480
          7.75%            6/1/2000         n/a         472,750                --       6,100,000        472,750
          7.75%            6/1/2000         n/a         155,000                --       2,000,000        155,000
          7.75%            6/1/2000         n/a         519,250                --       6,700,000        519,250
          7.75%            6/1/2000         n/a         930,000                --      12,000,000        930,000
          7.75%            6/1/2000         n/a       1,100,500                --      14,200,000      1,100,500
       L + 312 bps          12/1/98         n/a       1,466,260       (16,700,000)             --             --
       L + 312 bps          12/1/98         n/a              --                --              --             --
       L + 312 bps          12/1/98         n/a              --                --              --             --
       L + 312 bps          12/1/98         n/a              --                --              --             --
       9.02%              3/11/2022      25 Years     2,045,736                --      22,680,000      2,045,736

                                                                  Principal          Estimated
                                                                   Balance            Balance          Current
                                                                     at                  at           Interest
Co.    Lender/Property                              Type            3/31/1998         Closing (1)       Rate (2)
------------------------------------------         ----------  ----------------  -------------------  ----------
       Bankers Sec. - Manahawkin
       K-Mart                                     Fixed            6,039,000          5,886,000         7.70%
       Anchor National - Pittston                 Fixed            4,009,000          3,977,000         7.93%
       First Western-Union Plaza                  Floating         4,000,000                 --         9.50%
       First Trust-Mark Plaza                     Floating         3,941,000                 --         9.50%
       Mellon Credit Facility - Auburne           Floating         2,487,000          2,237,000         7.66%
       Principal Shareholder - Union              Floating         3,030,000          3,030,000         7.66%
       Royal Bank of PA - Manahawkin              Floating         1,012,000          3,500,000        10.00%
                                                  ----------       ---------          ----------       -----
       Total MCT Debt                                          $ 188,271,000       $ 198,548,000        8.64%
RD CAPITAL GROUP
       Sun America - Bloomfield                   Fixed        $  11,072,524       $ 11,012,500         7.75%
       Sun America - Walnut Hill                  Fixed            9,568,408          9,508,258         7.75%
       Sun America - Atrium                       Fixed           11,173,243         11,103,410         7.75%
       Sun America - GHT                          Fixed            8,525,671          8,472,385         7.75%
       Sun America - Village                      Fixed            8,847,166          8,786,496         7.75%
       A&P - Absecon                              Floating         6,900,000          8,100,000(b)      8.25%
       Manulife - Hobson                          Fixed            4,422,409          4,394,839         7.73%
       Sun America - Colony                       Fixed            4,007,795          3,982,745         7.75%
       Lehman Bros - Glen Oaks                    Fixed           18,255,788         18,192,080         8.32%
       Lehman Bros - Merrillville                 Floating        14,750,000         14,750,000         7.11%
       GECC - Soundview                           Floating         7,058,983          7,021,496         8.30%
       GECC - Elmwood                             Floating        11,793,073         11,656,828         9.55%
       Fleet Bank - Smithtown                     Floating         7,376,307          9,545,000(b)      7.44%
       Kredietbank - Marley Run                   Floating        15,920,000         15,840,000         6.91%
       TBD - Branch                               Floating         9,800,000          9,800,000         7.50%
       TBD - Town Line                            Floating                --          6,300,000(b)      7.75%
       Unconsolidated Partnerships
       Bank of NY - Crossroads (4)         49%    Floating        12,550,343         12,503,912         6.71%
       Bank of NY - Crossroads (4)         49%    Fixed            5,000,000          5,000,000         7.53%
                                                               -------------      -------------        -----
       Sub-Total RD Capital Debt                               $ 167,021,710      $ 175,969,949        7.73%
                                                               -------------      -------------        -----
       RD Capital Affliliate Debt
       Heller - Evan Fraizer                      Fixed        $     699,939       $    679,200        10.00%
       Kawasaki - Evan Frazier                    Fixed              600,000            600,000         7.38%
                                                               -------------       -------------       -----
        Sub-Total RD Capital Affliliate
       Debt                                                    $   1,299,939       $  1,279,200         8.77%
                                                               -------------      -------------        -----
       Total RD Capital Debt                                   $ 168,321,649       $177,249,149         7.74%
                                                               -------------      -------------        -----
       Combined Debt                                           $ 356,592,649      $ 375,797,149         8.22%
                                                               =============      =============        =====

         Fixed/Index                                                                             Debt            Revised
          + Spread                  Amortization        Interest           Debt To          Remaining          Interest
           Rate        Maturity        Period         in $'s (3)          Be Paid        after Paydown         in $'s
       -------------  ------------  --------------  ---------------  ------------------  ---------------  -----------------
        7.70%           12/1/2008     15 Years            453,222                  --         5,886,000           453,222
        7.93%            1/1/2004     22 Years            315,376                  --         3,977,000           315,376
       P + 100 bps      3/27/1998     15 Years                 --                  --                --                --
       P + 100 bps      3/15/1999        n/a                   --                  --                --                --
       L + 200 bps      9/30/1998        n/a              171,354          (2,237,000)               --                --
       L + 200 bps      6/12/1999        n/a              232,098          (3,030,000)               --                --
       P + 150 bps         n/a           n/a              350,000          (3,500,000)               --                --
       -------------    ---------   --------------        -------          ----------         ---------           -------
                                                     $ 17,158,150      $  (25,467,000)    $ 173,081,000     $  14,938,438
                                                                                                                     8.63%

        7.75%           1/01/2001     25 Years       $    853,469      $           --     $  11,012,500     $     853,469
        7.75%           1/01/2001     25 Years            736,890                  --         9,508,258           736,890
        7.75%           1/01/2001     25 Years            860,514                  --        11,103,410           860,514
        7.75%           1/01/2001     25 Years            656,610                  --         8,472,385           656,610
        7.75%           1/01/2001     25 Years            680,953          (8,786,496)               --                --
        8.25%          12/31/1998     Int. Only           668,250          (8,100,000)               --                --
        7.73%          12/10/1999     25 Years            339,721                  --         4,394,839           339,721
        7.75%           1/01/2001     25 Years            308,663                  --         3,982,745           308,663
        8.32%            3/1/2004     25 Years          1,513,581                  --        18,192,080         1,513,581
        L+145 bps      12/31/2000     25 Years          1,048,725          (7,500,000)        7,250,000           515,475
        GECC + 275
           bps           1/1/2002     25 Years            582,784                  --         7,021,496           582,784
        GECC + 400
           bps         11/30/1999     25 Years          1,113,227         (11,656,828)               --                --
        L +178 bps      5/31/2002     25 Years            710,148          (2,100,000)        7,445,000           553,908
       L + 125 bps     12/31/2000     25 Years          1,094,544          (6,000,000)        9,840,000           679,944
           tbd             tbd           tbd              735,000          (9,800,000)               --                --
           tbd             tbd           tbd              488,250          (6,300,000)               --                --
                                                                                                     --                --
        L +105 bps      10/1/2007     25 Years            839,012                  --        12,503,912           839,012
        7.53%           10/1/2007     Int. Only           376,500                  --         5,000,000           376,500
       -----           ----------   --------------   ------------      --------------     -------------     -------------
                                                     $ 13,606,842      $  (60,243,324)    $ 115,726,625     $   8,817,071
                                                     ------------      --------------     -------------     -------------
       10.00%          12/21/2000     10 Years       $     67,920      $     (679,200)               --                --
        7.38%            2/1/2004     Int. Only            44,280            (600,000)               --                --
       -----           ----------   --------------   ------------      --------------     -------------     -------------
                                                     $    112,200      $   (1,279,200)               --                --
                                                     ------------      --------------     -------------     -------------
                                                     $ 13,719,042      $  (61,422,524)    $ 115,826,625     $   8,824,511
                                                     ------------      --------------     -------------     -------------
                                                                                                                     7.62%
                                                     $ 30,877,192      $  (86,939,524)    $ 288,807,625     $  23,755,509
                                                     ============      ==============     =============     =============
                                                                                                                     8.23%

--------
Notes:
1) Closing is assumed to occur on approximately August 15, 1998 and the Principal Balance at Closing from above reflects the outstanding balance as of that date.
2) With respect to the Current Interest Rate: the LIBOR and Prime rates were 5.66% and 8.50%, respectively, as of June 30, 1998. GECC: General Electric Capital Corp. commercial paper was 5.55% as of June 30, 1998.
3) Interest in $'s is as of the estimated closing date of August 15, 1998.
4) Total debt collateralized by Crossroads is approximately $35.8 million. Of this RD Capital Group's allocable debt is $17.5 million (from above).
(a) Credit Suisse First Boston loan of $16,700,000 is cross--collateralized by Blackman, Mark, Union and Wesmark Plazas.
(b) Increase of Estimated Balance at Closing from 3/31/1998 is attributable to anticipated construction costs incurred.

               CERTAIN INFORMATION CONCERNING MARK CENTERS TRUST


     Mark Centers Trust was formed on March 4, 1993 as a Maryland Real Estate Investment Trust ("REIT") to continue the business of its predecessor company, Mark Development Group ("MDG" or the "Partnership"). The Company is a fully integrated, self- managed and self-administered equity REIT which owns, acquires, develops and operates primarily neighborhood and community shopping centers in the eastern and southeastern United States. The Company currently specializes in neighborhood and community shopping centers strategically located in secondary markets where basic staple merchandise is not available in adequate supply. The Company currently owns and operates 39 properties totalling approximately 7.3 million square feet of gross leasable area ("GLA"), consisting of 34 neighborhood and community shopping centers, three enclosed malls, and two mixed use (retail/office) properties located in ten states.


     The Company conducts substantially all of its activities through, and substantially all of its properties are owned by the Operating Partnership, a Delaware limited partnership, and its majority owned partnerships. The Company owns an 84% interest in the Operating Partnership as the sole general partner. Upon consummation of the Transaction, the Company's interest in the Operating Partnership will be 62.8%. Concurrently with the consummation of the Company's initial public offering (the "Offering") on June 1, 1993, the Operating Partnership acquired 31 properties from Marvin L. Slomowitz, the founder of MDG and the Company's Chairman and Chief Executive Officer, or from affiliates of Mr. Slomowitz, in exchange for Units which are exchangeable, on a one-for-one basis into Common Shares. The properties had been developed directly or indirectly by Mr. Slomowitz from 1964 through 1992 and were operated under MDG's direction. Mr. Slomowitz currently owns in excess of 99% of the remaining 16% of the Operating Partnership in the form of Units. The remaining Units, which represent less than 1% ownership of the Operating Partnership, were issued by the Company in July 1995 to an unrelated entity in consideration for a property acquired by the Company. The Company at all times will be the general partner of and own no less than a 51% interest in the Operating Partnership.


     Operating and administrative functions such as leasing, property management, construction, finance and legal are provided by Company personnel, providing for fully integrated property management. In addition, management believes that the experience and tenant relationships developed through in-house leasing and property management staff enhance the Company's ability to attract and retain high quality tenants. Property operations are managed centrally at the Company's headquarters and are augmented by regional management and leasing offices at the Northwood Centre in Tallahassee, Florida, the Normandale Mall in Montgomery, Alabama and in Columbia, South Carolina. The Company also maintains property management offices at the Ledgewood Mall in Ledgewood, New Jersey, the Northside Mall in Dothan, Alabama, and the Searstown Mall in Titusville, Florida.


     The Company has transacted its affairs so as to qualify as, and has elected to be treated as, a real estate investment trust under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, a real estate investment trust that meets applicable requirements is not subject to Federal income tax to the extent it distributes at least 95% of its REIT taxable income to its shareholders.


     The Company's executive offices are located at 600 Third Avenue, Kingston, Pennsylvania, and its telephone number is (717) 288-4581.


                CERTAIN INFORMATION CONCERNING RD CAPITAL, INC.



General


     RD Capital, Inc. ("RDC") is a fully integrated real estate operating company formed in 1987 by Ross Dworman to acquire, redevelop, own and manage neighborhood and community shopping centers and multi-family properties located in the East and Midwest regions of the United States. In 1990, Kenneth F. Bernstein joined Mr. Dworman as Chief Operating Officer.



     RDC's investment strategy is to acquire sub-performing properties at discounts to replacement cost, to create significant value through timely capital improvements and property redevelopment, and to realize the need for and utilize financial engineering to enhance investor returns. In contrast to opportunity funds which rely primarily on "value recognition" by simply acquiring an undervalued sector and recognizing value as it recovers, RDC "creates value" through active management and leasing.

     Messrs. Dworman and Bernstein work closely with the members of RDC's financial/acquisition, leasing, management, construction and legal teams to integrate investment strategy with day-to-day operations. The successful implementation of this strategy is accomplished by RDC's group of highly experienced professionals using a vertically-integrated organization specializing in acquisition, finance, asset and property management, leasing and redevelopment.


     By constantly educating and increasing its contacts with potential sources of assets, RDC solicits over 1,200 property submissions annually. Its acquisition team then quickly identifies opportunities, prices deals and negotiates contracts. Since 1987, RDC has acquired, re-positioned and enhanced operations at more than 40 commercial and residential properties valued in excess of $500 million.


     As RDC seeks to maximize asset values, it similarly seeks to maximize the value of each facet of its organization. Property management's (accounting, leasing, construction and legal) involvement is an essential component to a successful acquisition and "value creation" program. Value maximization relies on purchasing properties at an appropriate price and incorporating the property management group into the acquisition process which results in acquisitions that are appropriately priced giving effect to each asset's specific risks and returns. This integration provides a carefully coordinated effort of acquisition with property management members working in unison to accomplish clearly defined objectives for each asset.

     Because of property management's involvement with, and corresponding understanding of, the acquisition process, management minimizes transition time and can immediately execute an asset's strategic plan. RDC's property management members have extensive experience in providing solutions to complex management, construction and leasing issues as well as in-depth regional and local market knowledge. Only by closely coordinating RDC's financial, leasing, construction and legal efforts is each property and RDC's portfolio's cash flows and values efficiently and effectively maximized.



The RD Capital Properties


     The RDC Properties consist of 19 assets comprising 13 retail properties, five multi-family properties and one redevelopment property. The retail properties comprise an aggregate of 2.2 million square feet of GLA, range in size from approximately 87,000 to 310,000 square feet of GLA, and average 171,000 square feet of GLA, while the multi-family properties total 2,273 units and range in size from 282 to 600 units, averaging 455 units. As of December 31, 1997, the retail properties were leased to over 254 tenants and had a weighted average occupancy rate of approximately 92%; weighted average occupancy rate for the multi-family properties was approximately 91%. Upon completion of construction, the redevelopment property will comprise approximately 19,000 GLA of retail space and 21 residential units.

     RDC's retail properties are located primarily throughout the Northeast/Mid-Atlantic and Midwest regions of the continental United States. These properties are generally well-established, anchored community and neighborhood shopping centers situated in infill, densely populated areas offering attractive trade area demographics. The shopping centers have good visibility and access from major thoroughfares with layouts and features which are attractive to current and prospective tenants.

     The retail properties are leased to a variety of national, regional and credit tenants, as well as a large number of local enterprises. Major tenants include, among others, A&P (representing 8.4% of the base rent attributable to the retail properties), Grand Union (2.8%) and TJ Maxx (2.0%) with Caldor, Cineplex Odeon, Pergament, Shaw's Supermarket, JC Penney, Circuit City, Walgreen's, King Kullen and Office Max each accounting for between 1.2% and 1.8% of the base rent attributable to the retail properties.

     RDC's multi-family properties consist of good quality garden apartment communities well positioned in their specific target markets. The properties have maintained consistently high occupancy levels and achieved strong net operating income growth.

     The following table sets forth certain information concerning the RDC
Properties:

                                  RD CAPITAL


                         Portfolio Summary By Property





                                                               Retail: Gross
                                                                  Leasable               %
                                                               Area (Sq. Ft.)         Occupied        Total
                                Year Built/    Ownership   ---------------------       as of        Number of
Property/Location              Renovated(1)     Interest    Multi-Family: Units    3/31/1998 (2)     Tenants
----------------------------  --------------  -----------  ---------------------  ---------------  -----------
I. RETAIL:
Crossroads Shopping Center    1979/1994        Fee(a)             310,897               100%            43
Greenburgh, NY
Walnut Hill Plaza             1959/1989        Fee                260,988(b)             90%            23
Woonsocket, RI
Merrillville Plaza            1988/1997        Fee                235,420                97%            28
Hobart, IN


Bloomfield Town Square        1957/1994        Fee                216,303(c)             94%            20
Bloomfield Hills, MI


Town Line Plaza               1970/1998        Fee                192,752(d)             96%(e)         11
Rocky Hill, CT
Atrium Mall                   1958/1989        Fee(f)             178,434                78%            12
Abington, PA
Soundview Marketplace         1950/1994        LI/Fee(g)          169,583(h)             92%(i)         22
Port Washington, NY

The Caldor Shopping Center    1974/1988        Fee                129,494               100%             4
Methuen, MA
Branch Shopping Center        1965/1995        LI(j)              125,812               100%            18
Village of the Branch, NY
Elmwood Park Plaza            1951             Fee                124,144(k)             84%            14
Elmwood Park, NJ
Hobson West Plaza             1989(l)          Fee                 99,950                90%            22
Naperville, IL
Smithtown Shopping Center     1955/1998        Fee(m)              87,180                84%            23
Smithtown, NY
Marketplace of Absecon        1995             Fee(n)              75,699(o)             97%(o)         14
Absecon, NJ
II. MULTIFAMILY:
Village Apartments            1970/1993        Fee                    600                86%            na
WinstonSalem, NC
Columbia Apartments (GHT)     1964/1991        Fee                    592                90%            na
Columbia, MO

                                   Annualized Base Rent                            Tenants Leasing           Current
                                 In Place at 3/31/1998(3)       Percentage         10% or More of             Lease
                              ------------------------------     of 1998         Gross Leasable/Area       Expiration
                                               Per Occupied     Total Base          Per Property          (Lease Option
Property/Location              Total ($000)       Sq. Ft.      Rent ($000)          as of 3/31/98          Expiration)
----------------------------  --------------  --------------  -------------  --------------------------  --------------
I. RETAIL:
Crossroads Shopping Center        $4,677         $ 15.20         13.3%       Caldor (32%)                 2012 (2037)
Greenburgh, NY                                                               Waldbaum's (A&P) (12%)       2007 (2032)
Walnut Hill Plaza                  1,557           6.63           4.4%       Sears (21%)                  2003 (2033)
Woonsocket, RI                                                               Shaw's Supermarket (18%)     2013 (2043)
Merrillville Plaza                 2,086           9.04           5.9%       JC Penney (21%)              2008 (2018)
Hobart, IN                                                                   Office Max (12%)             2008 (2028)
                                                                             TJ Maxx (12%)                2004 (2009)
                                                                             Kids 'R Us (10%)             2014 (2029)
Bloomfield Town Square             1,788           8.98           5.1%       Burlington Coat (19%)        2009 (2014)
Bloomfield Hills, MI                                                         Drug Emporium (16%)          2000 (2020)
                                                                             TJ Maxx (16%)                2003 (2013)
                                                                             Office Max (11%)             2010 (2025)
Town Line Plaza                      511           5.54           1.5%       Waldbaum's (A&P) (57%)       2017 (2052)
Rocky Hill, CT                                                               Goodwill Indus. (11%)        2008 (none)
Atrium Mall                        1,783          12.81           5.1%       SuperFresh (A&P) (25%)       2009 (2039)
Abington, PA                                                                 Circuit City (18%)           2009 (2029)
Soundview Marketplace              2,063          13.22           5.9%       King Kullen (23%)            2007 (2022)
Port Washington, NY                                                          Cineplex Odeon (14%)         2010 (2030)
                                                                             McCrory's (11%)              2003 (none)
The Caldor Shopping Center           468           3.61           1.3%       Caldor (66%)                 2001 (2021)
Methuen, MA                                                                  DeMoulas Market (24%)        2000 (2015)
Branch Shopping Center             1,778          14.13           5.1%       Grand Union (50%)            2013 (2028)
Village of the Branch, NY                                                    Pergament (16%)              2004 (2019)
Elmwood Park Plaza                 1,634          15.67           4.6%       Grand Union (22%)            2001 (none)
Elmwood Park, NJ
Hobson West Plaza                    857           9.32           2.4%       Eagle Foods (52%)            2007 (2032)
Naperville, IL
Smithtown Shopping Center          1,381          19.80           3.9%       Daffy's (19%)                2008 (2028)
Smithtown, NY                                                                Walgreens (10%)              2021 (none)
Marketplace of Absecon             1,031          14.04           2.9%       SuperFresh (A&P) (40%)       2015 (2055)
Absecon, NJ
II. MULTIFAMILY:
Village Apartments                 2,753             na           7.8%                  na
WinstonSalem, NC
Columbia Apartments (GHT)          2,228           na             6.3%                  na
Columbia, MO

                                                               Leasable               %        Retail: Gross
                                                            Area (Sq. Ft.)         Occupied        Total
                             Year Built/    Ownership   ---------------------       as of        Number of
Property/Location           Renovated(1)     Interest    Multi-Family: Units    3/31/1998 (2)     Tenants
-------------------------  --------------  -----------  ---------------------  ---------------  -----------
Glen Oaks Apartments       1979/1995-        Fee                    463             94%               na
Greenbelt, MD                 present
Marley Run Apartments      1990              Fee                    336             97%               na
Pasadena, MD
White Gate Village         1960's/1992       Fee                    282             83%               na
 Apartments (The Colony)
Columbia, MO
III. REDEVELOPMENT:
239 Greenwich Avenue       1910/1998         Fee(p)
Greenwich, CT
 Retail                                                          19,199             na                na
 Multi-Family                                                        21             na                na
Total Retail:                                                 2,225,855             na               254
Average:                                                        171,220             92%               20
                                                              -------------------------------------------
Total Multifamily:                                                2,294             na                na
Average:                                                            459             90%(4)            na
                                                              -------------------------------------------
Total Portfolio:


                                Annualized Base Rent                         Tenants Leasing         Current
                              In Place at 3/31/1998(4)       Percentage       10% or More of          Lease
                           ------------------------------     of 1998      Gross Leasable/Area     Expiration
                                            Per Occupied     Total Base        Per Property       (Lease Option
Property/Location           Total ($000)       Sq. Ft.      Rent ($000)       as of 3/31/98        Expiration)
-------------------------  --------------  --------------  -------------  ---------------------  --------------
Glen Oaks Apartments           $ 4,593          na         13.1%                    na
Greenbelt, MD
Marley Run Apartments            2,945          na          8.4%                    na
Pasadena, MD
White Gate Village               1,029          na          2.9%                    na
 Apartments (The Colony)
Columbia, MO
III. REDEVELOPMENT:
239 Greenwich Avenue
Greenwich, CT
 Retail                          na             na              na                  na                 na
 Multi-Family                    na             na              na                  na
Total Retail:                  $21,614          na           61%
Average:                         1,663     $ 10.52              na
                               -------     -------         -------
Total Multifamily:              13,548          na           39%
Average:                         2,710          na              na
                               -------        -------      -------
Total Portfolio:               $35,162          na          100%
                               -------        -------      ----

Notes:
(1) Year of renovation is defined as the year in which the property incurred capital costs of at least $1 million.
(2) Represents leased occupancy.
(3) Reflects March 1998 base rent, annualized.
(4) Does not include 239 Greenwich Avenue, which is currently under redevelopment.
(a) It is expected that the Trust will only acquire a 49% interest in the two partnerships that own the fee interests in the property.
(b) Excludes basement space of 29,592 gross leaseable square feet.
(c) Excludes non-retail space of 12,688 rentable square feet
(d) Includes a 92,500 gross leaseable square foot non-owned Caldor department store. The property is being redeveloped and expanded by an additional 13,000 square feet of gross leaseable area to accommodate a 65,000 square foot Waldbaums (A&P) Supermarket.
(e) Occupancy excludes the occupied and non-owned 92,500 gross leaseable square foot Caldor department store.
(f) It is expected that the Trust will only acquire a 89% interest in the partnership that owns the fee interest in the property.
(g) LI: Leasehold Interest -- A portion of the property is subject to a long-term ground lease having at least 35 years remaining in term. It is expected that the Trust will only acquire a 50% interest in the partnership that owns the leasehold interest in the property.
(h) Property is comprised of retail: 161,340 gross leaseable square feet and office: 22,128 rentable square feet, of which the Gross Leaseable Area excludes to-be-built office space of 13,885 rentable square feet.
(i) Reflects retail gross leaseable area occupancy. Office occupancy is 37%, inclusive of the to-be-built 13,885 rentable square feet.
(j) LI: Leasehold Interest The property is subject to a long-term ground lease having at least 65 years remaining in term (including options) and the existing rental rate is fixed until 2020.
(k) Property is currently 124,144 sq. ft., excluding a vacant office tower of approximately 65,000 sq. ft. Owner is currently seeking township approval to redevelop the property and construct additional gross leaseable area to accommodate an A&P Supermarket.
(l) Property was built in two phases in 1980 and 1989.
(m) It is expected that the Trust will only acquire a 49% interest in the partnership that owns the fee interest in the property.
(n) It is expected that the Trust will only acquire a 50% interest in the partnership that owns the fee interest in the property.
(o) Property is currently 75,699 gross leaseable square feet and 97% occupied. Ownership is currently constructing an additional 15,500 square feet of which 12,247 square feet is pre-leased and has obtained township approval to construct up to a total of approximately 42,000 square feet.
(p) Property is currently vacant and is being redeveloped. It is expected that the Trust will only acquire a 75% interest in the partnership that owns the fee interest in the property.

Lease Expirations

     The following table sets forth a schedule of the annual lease expirations at the RDC Retail Properties with respect to leases in place as of March 31, 1998 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other defaults):


                                       Gross
                                     Leaseable                                                Weighted
    Expiring       No. of Leases        Area       % of GLA       Current          % of       Avg. Rent
      Year            Expiring         (GLA)       Expiring     Annual Rent     Base Rent      P.S.F.
---------------   ---------------   -----------   ----------   -------------   -----------   ----------
        1998             20             46,818      2.27%      $   755,723       3.44%        $ 16.14
        1999             28             74,502      3.61%        1,367,030       6.23%          18.35
        2000             36            180,233      8.73%        1,816,561       8.28%          10.08
        2001             27            187,499      9.08%        1,480,576       6.75%           7.90
        2002             34            115,448      5.59%        1,900,018       8.66%          16.46
        2003             17            175,470      8.50%        1,635,915       7.45%           9.32
        2004             19            141,893      6.87%        1,769,512       8.06%          12.47
        2005             16             75,778      3.67%          998,026       4.55%          13.17
        2006             12             53,864      2.61%          828,889       3.78%          15.39
        2007             13            181,354      8.79%        2,017,808       9.20%          11.13
                         --            -------    ------       -----------     ------         -------
    Subtotal            222          1,232,859     59.72%      $14,570,058      66.40%        $ 11.82
   Thereafter            40            831,473     40.28%        7,374,413      33.60%           8.87
                        ---          ---------    ------       -----------     ------         -------
     Total              262          2,064,332    100.00%      $21,944,471     100.00%        $ 10.63
                        ===          =========    ======       ===========     ======         =======


Non-Contributed Properties


     Although RDC currently owns 20 properties, only 19 properties comprise the RDC Properties to be contributed to the Company at Closing. The only property not being contributed is an eight acre parcel of undeveloped land located in Southampton, New York.

     The Southampton property is a development property which is unimproved and does not currently generate any cash flow. The Southampton property is not currently consistent with the Company's portfolio and investment strategy. Nonetheless, the Trust has been granted a right of first offer with respect to this property, exercisable in the event RDC determines to sell such property, all as set forth more fully in the Contribution Agreement.


Properties Which Represent Less Than 100% of the Ownership Interests or Which Are Subject to Unresolved Conditions Precedent


     As noted above, the Company will not acquire 100% of the following six properties: Marketplace of Absecon (50%), Crossroads Shopping Center (49%, with voting control over an additional 1%), Atrium Mall (89%), Smithtown Shopping Center (49%), 239 Greenwich Avenue (75%) and Soundview Marketplace (50%). The Pro Forma Financial Statements set forth in this Proxy Statement take into account the fact that the Company is acquiring only a portion of the interests in these properties, although the Company's economic interests in such properties will generally be greater than such equity percentage interests. Furthermore, as of the date of this Proxy Statement, RDC has not yet obtained all consents necessary to permit it to contribute Soundview Marketplace ("Soundview") (or 100% of the interests in Soundview) to the Company. The following is a summary of the status of RDC's efforts to obtain the necessary consent for Soundview and the impact, if any, on the Pro Forma Financial Statements if such consents are not obtained.

     Soundview Marketplace. Soundview Marketplace is owned in a general partnership (the "Soundview JV") which is 50% controlled by RDC and 50% by unaffiliated third parties (the "JV Partners"). Due to the economics of the structure of the Soundview JV, the RDC interests represent approximately 100% of the economics of the investment. However, the JV Partners have the right to approve the sale of Soundview to the Company and have asserted a right to acquire RDC's ownership interest in the Soundview JV, which assertion has been disputed by RDC.

     As of the date of this Proxy Statement, RDC has not yet obtained consent from, or resolved its dispute with, its JV Partners to allow the transfer of RDC's interest to the Company. RDC believes that at the Closing it will obtain the consent of the JV Partners to permit RDC to transfer its interest in the Soundview JV to the Company, although there can be no assurance that RDC will be successful in obtaining such consent.

     The pro forma financial information included elsewhere herein reflects the Company's ownership of RDC's 50% ownership interest in the Soundview JV, which entitles the Company to substantially all of the economic benefits of 100% ownership of the property. If RDC is unable to obtain the consent of the JV Partners to the transfer of the RDC interest to the Company, the impact on the Pro Forma Financial Statements would be as follows:





                                                                                                      Proforma
                                                                                 Proforma            as Adjusted
                                                                              March 31, 1998       March 31, 1998
                                                                           -------------------   ------------------
Balance Sheet Data -- March 31, 1998 (unaudited)
Investment in properties, partnerships and joint ventures, net .........       $  493,007            $  481,341
Total assets ...........................................................          524,433               512,767
Total liabilities ......................................................          263,811               256,752
Minority interest ......................................................           86,931                83,899
Shareholders' equity ...................................................          173,691               172,116
Total liabilities and shareholders' equity .............................          524,433               512,767

Book value per share(1) ................................................       $     7.09            $     7.03
                                                                           =================     =================
Income Statement Data -- Three months ended March 31, 1998
 (unaudited)
Total revenue ..........................................................       $   20,702            $   19,935
Total expenses .........................................................           18,550                17,694
Minority interest ......................................................              705                   710
Net income .............................................................            1,447                 1,531
Net income per share(2)
   Basic ...............................................................       $     0.06            $     0.06
                                                                           =================     =================
   Diluted .............................................................       $     0.06            $     0.06
                                                                           =================     =================





                                                                                   Proforma
                                                              Proforma            as Adjusted
                                                         December 31, 1997     December 31, 1997
                                                        -------------------   ------------------
Income Statement Data -- Year ended December 31, 1997
 (unaudited)
Total revenue .......................................        $ 82,220              $ 79,182
Total expenses ......................................          73,730                71,132
Minority interest ...................................           2,780                 2,542
Net income ..........................................           5,710                 5,508
Net income per share(3)
   Basic ............................................        $   0.23              $   0.22
                                                             ========              ========
   Diluted ..........................................        $   0.23              $   0.22
                                                             ========              ========




------------
(1) Book value per share is calculated by dividing total shareholders' equity by the pro-forma Common Shares outstanding of 24,484,465.

(2) Net income per share is calculated by dividing net income by the pro-forma basic and diluted weighted average Common Shares outstanding of 24,484,465 and 24,488,265, respectively, at March 31, 1998.

(3) Net income per share is calculated by dividing net income by the pro-forma weighted basic and diluted Common Shares outstanding of 24,482,218 and 24,486,018. respectively, at December 31, 1997.

                             ELECTION OF TRUSTEES

     The Trust's By-laws provide that the Board of Trustee may be composed of up to a maximum of 15 members. The Board of Trustees currently consists of six trustees, each of whom serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Election of each trustee requires the affirmative vote of a majority of the Common Shares present in person or by proxy at the Meeting. As stated elsewhere herein, the enclosed proxy will be voted for the election as trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as trustees of the Trust. Management believes that all of its nominees are willing and able to serve the Trust as a trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the discretion and authority to vote or refrain from voting for other nominees in accordance with their judgment. The Board of Trustees has a nominating committee, but the nominating committee did not meet in connection with the Meeting.


     The following is a brief description of the nominees for election as trustees of the Trust, other than Marvin Slomowitz, Marvin Levine and Lawrence Longua. For information concerning Messrs. Slomowitz, Longua and Levine, see "Management of the Trust Before and After the Transaction -- Board of Trustees." As described elsewhere herein, if the Transaction is consummated, the Board shall increase the number of trustees serving on the Board of Trustees from six trustees to seven trustees. All of the then incumbent trustees other than Messrs. Slomowitz, Longua and Levine (assuming each of such persons is reelected a trustee at the Meeting) will resign as a trustee, and Messrs. Dworman and Bernstein, and Messrs. Edelman and White, two independent designees of RDC, will be appointed to the Board of Trustees, to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.


     Harvey Shanus, age 67, has been a trustee of the Company since its inception in March 1993 and, until February 1994, served as Executive Vice President. Since February 1994, Mr. Shanus has been a private investor. Previously, he served as Executive Vice President of MDG since 1978. From 1972 to 1978 he was a Vice President and Director of Construction of MDG. Mr. Shanus is a member of the ICSC. See "Certain Relationships and Related Transactions."

     Joseph L. Castle, II, age 65, has been a trustee of the Company since its inception. Since 1981, Mr. Castle has been Chairman and Chief Executive Officer and a director of Castle Energy Corporation, a public company engaged in oil and gas exploration, and production. Mr. Castle also is a director of Comcast Corporation and Charming Shoppes, Inc.

     John Vincent ("Vin") Weber, age 45, has been a trustee of the Company since its inception. Since December 1994, Mr Weber has been a partner of Clark & Weinstock, a consulting firm. From 1980 through 1992, Mr. Weber was a United States Congressman, representing Minnesota's Second Congressional District. During his tenure in Congress, Mr. Weber was appointed to various committees and subcommittees and held various leadership positions within the Republican Party. In January 1993, Mr. Weber co-formed Empower America, a conservative public policy advocacy group of which he was President until January 1994 when he was appointed Vice Chairman. Mr. Weber is currently Co-director of Empower America. Mr. Weber also is a director of Dept. 56, Inc., Twin Cities Federal Bank and ITT Educational Systems, Inc.


Committees of the Board of Trustees

     The Board's Audit Committee is empowered to review the scope and results of the audit by the Trust's independent auditors. The Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Committee's examinations and the choice of the Trust's independent auditors are reported to the full Board. The Audit Committee includes no officers or employees of the Trust or Operating Partnership. Members of the Audit Committee during the last fiscal year were Messrs. Castle, Longua and Shanus. The Committee met once during the last fiscal year.

     The Board's Compensation Committee met once during the last fiscal year for the purpose of evaluating key officers' salaries and bonuses. Members of the Compensation Committee during the last fiscal year were Messrs. Weber, Castle and Longua. See "Report of the Compensation and Share Option Plan Committees on Executive Compensation."

     The Board's Share Option Plan Committee is responsible for administering the Trust's Share Option Plan, including determining eligible participants, the number and terms of options granted and other matters pertaining to the Share Option Plan. The Trustees' Plan is administered by the Board of Trustees. Members of the Share Option Plan Committee during the last fiscal year were Messrs. Weber, Castle and Longua. The Committee met once during the last fiscal year. See "Report of the Compensation and Share Option Plan Committees on Executive Compensation."

     The Board's Nominating Committee is responsible for recommending to the Board of Trustees nominees for election as trustee and for supervising procedures with respect to shareholder nominations for election as trustee. The Committee did not meet during the last fiscal year. Members of the Nominating Committee during the last fiscal year were Messrs. Castle, Shanus and Weber.


Trustees' Attendance at Meetings


     The Board of Trustees held eight meetings during the last fiscal year. Each incumbent trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served.


Trustees' Fees


     Each trustee who is not also an officer and full-time employee of the Trust or the Operating Partnership received an annual trustee fee in the amount of $12,000 plus a fee of $1,000 for each Board meeting and each Board committee meeting attended. Board committee chairmen received $2,000 for each committee meeting attended. Trustees who are officers and full-time employees of the Trust or the Operating Partnership receive no separate compensation for service as a trustee or committee member. Additionally, Board members are reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Additionally, pursuant to the 1994 Non-Employee Trustee's Share Option Plan, non-employee trustees are entitled to automatic grants of options to purchase 1,000 Common Shares on January 1 of each year during their service as trustee, which options vest in five equal cumulative annual installments commencing on the date of grant.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During fiscal year 1997, the Company held an option to acquire 26 acres contiguous to the Plaza 15 in Lewisburg, Pennsylvania from Mr. Slomowitz for $1,325,000, which represents the fair market value as established by an independent appraisal. The Company and Mr. Slomowitz agreed to terminate this option in March 1998.



     In 1996, the Company issued a note payable to Mr. Slomowitz for $3,030,000 for the purchase of the Union Plaza, located in New Castle, Pennsylvania. The note, which bears interest payable monthly at a rate equal to that charged on the Mellon Bank, N.A. facility, is payable in full on the earlier of (i) two years following the date the Union Plaza is completed or (ii) on June 12, 1999. This obligation will be paid from the proceeds of the Cash Investment if the Transaction is consummated.



     The Company leases office space from Mr. Slomowitz under the terms of a noncancelable ten year operating triple net lease expiring June 2003, which provides for annual rent of $104,000 for the first five years with annual escalations thereafter based on increases in the consumer price index. Rent expense, excluding escalations, for fiscal 1997 aggregated $104,000.


     Marvin J. Levine, a trustee of the Company, became a partner in the law firm of Wachtel & Masyr, LLP during fiscal 1997. Prior to that Mr. Levine was a partner in the law firm of Gold & Wachtel, LLP. Payments to such firms aggregated $272,197 for legal services rendered to the Trust during fiscal year 1997.


     The Company has not recognized rental income for fiscal 1997 pursuant to a ground lease on Blackman Plaza (a limited partnership in which Mr. Slomowitz is the sole general partner owning a one percent economic interest) due to the lessee's inability to pay the ground rent as a result of insufficient cash flow from the property. The lease, which expires in the year 2051, provides the Company with an option, exercisable between

January 2, 1997 and August 2, 2001, to purchase the lessee's interests in the shopping center. On January 7, 1998, the Company exercised its option to purchase the lessee's interests in the Blackman Plaza with a closing date anticipated to occur during fiscal 1998. All ground rent currently in arrears will be applied as a credit towards the Company's purchase price.

     Mr. Slomowitz is also a member of the Board of Directors of a tenant which leases space in twelve of the Company's properties. Rental income from this tenant for fiscal 1997 aggregated $885,389. Additionally, for fiscal 1995, the Company paid approximately $1,050,000 for tenant improvements at three properties for this tenant.

     Harvey Shanus, a trustee of the Company, has provided consulting services to the Company in connection with construction activities in which the Company is engaged. Mr. Shanus was paid $100,000 by the Company during fiscal year 1997 for the provision of such consulting services.


                              THE OTHER PROPOSALS


Amendment to Declaration of Trust to Increase Authorized Shares

     The Board of Trustees unanimously recommends that the shareholders approve a proposal to amend Section 6.1 of the Declaration of Trust to increase the number of Shares which the Trust has authority to issue from 50,000,000 Shares to 100,000,000 Shares. Attached as Annex "III" to this Proxy Statement and incorporated herein by reference is the complete text of the proposed amendment to Section 6.1 of the Declaration of Trust.


     At July 8, 1998, there were 8,554,177 Common Shares issued and outstanding, representing 17.1% of the authorized Shares of the Trust. Additionally, an aggregate of 1,961,300 Common Shares are reserved for issuance upon exercise of outstanding options, for issuance upon conversion of outstanding securities convertible or exchangeable into Common Shares, including Units, and for issuance in connection with the Trust's Dividend Reinvestment Plan.

     Additionally, in connection with the Transaction, the Trust will issue an additional 15.1 million Common Shares, and will reserve an additional 11.1 million Common Shares for issuance upon exchange of Units to be issued in the Transaction. See "Summary of the Contribution Agreement and Related Matters -- Principal Features of the Transaction." Additionally, the Trust will be obligated to reserve an additional 300,000 Common Shares for issuance upon exercise of options to be granted to Mr. Slomowitz at Closing in exchange for currently outstanding options to purchase 200,000 Common Shares. Consequently, as a result of the Transaction, and giving effect to the obligation of the Trust to reserve additional Common Shares as aforesaid, there would remain only 14,717,857 Shares authorized but unissued.


     RDC has also advised the Trust that, promptly following consummation of the Transaction, new management intends to seek authorization from the Board of Trustees to commence an offering of Preferred Shares intended to raise approximately $75.0 million to $100.0 million of additional capital for acquisition, development, expansion and other working capital purposes. Pursuant to the authority vested in the Board of Trustees and the Trust's Bylaws, the Board would designate authorized but unissued Shares as Preferred Shares with such designations, rights and preferences as the Board deemed advisable, including the right to convert the Preferred Shares into Common Shares.

     As is the case with the existing Shares, under the current terms of the Declaration of Trust, the additional Shares which would be authorized by the proposed amendment could be designated as Common Shares or Preferred Shares as the Board of Trustees determines, without further shareholder approval. In the opinion of the Board of Trustees, the additional authorized Shares will benefit the Trust by providing flexibility to the Board of Trustees, without requiring further action or authorization by the Trust's shareholders (except as may be required by law or the rules of any stock exchange on which the Trust's securities may then be listed), to issue additional shares from time to time in responding to business needs and opportunities as they arise, or for other corporate purposes. These opportunities, needs and purposes might include, for example, the obtaining of capital funds through public and private offerings of shares or of securities convertible into shares, and the use of shares in connection with structuring possible acquisitions or businesses and assets. Additionally, the Board, in its discretion, could in the future declare share splits or share dividends, or increase, establish or extend share options and other share award plans. The Company has no present plans, arrangements or understandings with respect to possible acquisitions, financings, splits, dividends or other actions requiring the availability of the additional shares, other than in connection with the Transaction as described above, the potential offer and sale of convertible preferred shares and the reservation of shares in connection with the grant of additional options to executives following the Transaction. See "Management of the Trust Before and After the Transaction -- Senior Executives of the Trust Following the Transaction."

     The New York Stock Exchange, on which the Common Shares currently are listed, requires shareholder approval as a prerequisite to listing shares in instances where the issuance of shares in any transaction or series of related transactions could result in an increase in the number of Common Shares outstanding by 20% or more.

     Although the Board of Trustees would only authorize the issuance of additional shares based on its judgment as to the best interest of the Trust and its shareholders, the issuance of additional authorized shares could have the effect of diluting the voting power or book value per share of the outstanding Common Shares. Moreover, the amendment, if approved, would strengthen the position of management and might make the removal of management more difficult, even if such removal would be generally beneficial to the Trust's shareholders. The authorization to issue the additional Shares would provide management with the capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management. This proposal is not the result, however, of the current or pending future management's knowledge of any specific effort to accumulate the Trust's securities or obtain control of the Trust by means of a merger, tender offer, proxy solicitation, solicitation in opposition to management or otherwise. The Trust is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation. Moreover, the excess share limitations set forth in the Declaration of Trust would effectively prevent concentration of share ownership in any one or group of related shareholders without trustee approval.


     The submission of this proposal is not part of any plan by the Trust's management to adopt a series of amendments to the Declaration of Trust or Bylaws so as to render a takeover of the Trust more difficult.

     Approval of this amendment to the Declaration of Trust requires approval by the holders of a majority of Common Shares entitled to vote thereon by person or by proxy at the Meeting. As a result, any Common Shares not affirmatively voted (whether by abstention, non-vote or otherwise) will have the same effect as a vote against the proposal.

     The Board of Trustees recommends that shareholders vote FOR the proposal to approve this amendment.


Amendment to Declaration of Trust to Approve Name Change

     The Board of Trustees unanimously recommends that the shareholders approve a proposal to amend Section 1.1 of the Declaration of Trust to change the Trust's name from "Mark Centers Trust" to "Acadia Realty Trust." Attached as Annex "III" to this Proxy Statement and incorporated herein by reference is the complete text of the proposed amendment to Section 1.1 of the Declaration of Trust.

     The change in the Trust's name, which would be effective only if the Transaction is consummated, is intended to reposition the Company in the marketplace in light of the substantial changes which are expected to occur to the Company as a result of the Transaction, including, but not limited to, the increase in size and diversity of the Company's portfolio, the change in management, the deleveraging of the Company's assets and the increase in equity.

     Approval of this amendment to the Declaration of Trust requires approval by the holders of a majority of Common Shares entitled to vote thereon by person or by proxy at the Meeting. As a result, any Common Shares not affirmatively voted (whether by abstention, non-vote or otherwise) will have the same effect as a vote against the proposal.

     The Board of Trustees recommends that shareholders vote FOR the proposal to approve this amendment.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of July 8, 1998 and as adjusted to give effect to the Transaction, certain information concerning the holdings of each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Shares at July 8, 1998 and immediately following the Transaction, and all Common Shares beneficially owned by each trustee, each nominee for trustee, each executive officer named in the Executive Compensation Summary table appearing elsewhere herein, by all trustees and executive officers as a group and by each person appointed as a trustee in connection with the Transaction. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his name, except as otherwise noted.





                                           Number of
                                             Common
                                             Shares
                                          Beneficially           Percent of
  Beneficially Owned                         Owned                 Class       As Adjusted
  ------------------              ---------------------------   -----------   ------------
Marvin L. Slomowitz(1)                2,038,840(2)              19.79%         5.58%
Joseph L. Castle, II                     10,000(3)                  *
Marvin J. Levine                         10,000(3)(4)               *             *
Lawrence J. Longua                       11,000(3)                  *             *
Harvey Shanus                            10,000(3)                  *
John Vincent Weber                       10,000(3)                  *
David S. Zook                            15,879(5)                  *             *
Joshua Kane                              11,979(6)                  *             *
Ross Dworman(7)                      15,130,288(8)                            61.79%
Kenneth Bernstein(7)                 15,130,288(8)                            61.79%
Martin L. Edelman                           --
Gregory White                            10,000(9)                                *
RD Properties, L.P. VI(7)             7,600,000(10)                           31.04%
RD Properties, L.P. VIA(7)            2,266,667(10)                            9.26%
RD Properties, L.P. VIB(7)            5,263,621(10)                           21.49%
Franklin Resources, Inc.
777 Mariners Island Blvd
6th floor
San Mateo, CA 94404                     821,800(11)              8.78%         3.36%
Corbyn Investment
Management, Inc.
Suite 108
2330 W. Joppa Road
Lutherville, MD 21093                   607,427(12)              6.49%         2.48%
First Manhattan Co.
437 Madison Avenue
New York, NY 10022                      496,480(13)              5.31%         2.03%
All Executive Officers and
Trustees as a Group (8
persons, 9 persons as
adjusted for the Transaction)         2,117,698(2)-(6);
                                     17,227,986(2)-(9)          20.21%        67.62%

------------
 * Percentage less than 1% of class.

 (1) Mr. Slomowitz's address is c/o Mark Centers Trust, 600 Third Avenue, Kingston, PA 18704.

 (2) Includes 821,000 Units which are immediately exchangeable into an equivalent number of Common Shares, and immediately exercisable options to purchase 120,000 Common Shares. Does not include 240 Common Shares held by Mr. Slomowitz's children, as to which Mr. Slomowitz disclaims beneficial interest.


 (3) Represents immediately exercisable options to purchase 10,000 Common
     Shares.

 (4) Does not include 500 Common Shares held by Mr. Levine's wife, as to which Mr. Levine disclaims beneficial interest.

 (5) Represents immediately exercisable options to purchase 9,000 Common Shares. Does not include 250 Common Shares held by Mr. Zook's daughter, as to which Mr. Zook disclaims beneficial interest.

 (6) Includes immediately exercisable options to purchase 9,000 Common Shares.

 (7) The address of each of such persons and entities is c/o Acadia Management Company LLC, 20 Soundview Marketplace, Port Washington, NY 11050

 (8) Represents Common Shares issued to the RDC Funds of which an affiliate of RDC, which is wholly-owned by Messrs. Dworman and Bernstein, serves as general partner. Messrs. Dworman and Bernstein disclaim beneficial ownership of all but 133,333 of such Common Shares. Does not include 11,100,000 Common Shares issuable upon exchange of Units which are owned by entities in which RDC or its affiliates serve as the general partner or in another similar management capacity, and which are not exchangeable until one year following closing of the Transaction, and as to all but 1,466,000 of such Common Shares Messrs. Dworman and Bernstein disclaim beneficial interest.

 (9) Represents Common Shares owned by Mr. White's wife. Does not include 20,000 Common Shares issuable upon exchange of Units which are owned by Mr. White's wife and which are not exchangeable until one year following closing of the Transaction.

(10) Represents Common Shares issuable in the Transaction. The RDC Funds have sole dispositive power, but no voting power, as to these Common Shares.

(11) Franklin Resources, Inc., consisting of a registered investment advisor and an investment company, has sole voting and dispositive power with respect to the Common Shares. This information has been obtained by reference to a Schedule 13G filed by the named entity.

(12) Cobryn Investment Management, Inc., consisting of a registered investment advisor and an investment company, has sole voting and dispositive power with respect to the Common Shares. This information has been obtained by reference to a Schedule 13G filed by the named entity.

(13) First Manhattan Co. is a registered investment advisor and has sole voting and sole dispositive power with respect to 48,800 Common Shares. It has shared voting and shared dispositive power with respect to 429,130 and 447,680 Common Shares, respectively. The total number of Common Shares reported herein includes 27,300 shares owned by family members of general partners of First Manhattan Co. which are reported for informational purposes only. First Manhattan Co. disclaims dispositive power as to 4,700 of such Common Shares and beneficial ownership as to 25,100 of such Common Shares. This information has been obtained directly from First Manhattan Co.

                            EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table shows for the fiscal years ended December 31, 1997, 1996 and 1995, the annual and long-term compensation paid and accrued by the Company to the Company's Chief Executive Officer and to each of the executive officers whose total annual compensation for fiscal year 1997 exceeded $100,000.




                                           Annual Compensation                             Long-Term Compensation
                              ----------------------------------------------  ------------------------------------------------------
                                                                   Other      Restricted                  Long-Term         All
                                                                  Annual         Share      Options/    Compensation       Other
                               Fiscal      Salary     Bonus    Compensation     Awards        SARs         Payouts      Compensation
                                Year        ($)        ($)          ($)           ($)          ($)           (#)            ($)(1)
                              --------  -----------  -------  -------------- ------------  ----------  ---------------  ------------
Marvin L. Slomowitz            1997      $181,692      --           --(2)        --           --        100,000(3)(4)           --
 Chief Executive Officer       1996      $176,400      --           --(2)        --           --             --                 --
                               1995      $168,000      --           --(2)        --           --        100,000(3)(4)           --

David S. Zook                  1997      $146,003      --           --(2)        --           --          7,500(3)          $1,480
 Executive Vice President,     1996      $141,750      --           --(2)        --           --             --             $1,457
 President and Chief           1995      $135,000      --           --(2)        --           --          7,500(3)          $1,446
 Operating Officer

Joshua Kane                    1997      $116,385      --           --(2)        --           --          7,500(3)          $3,580
 Senior Vice President and     1996      $ 94,500      --           --(2)        --           --             --             $  483
 Chief Financial Officer       1995      $ 90,000      --           --(2)        --           --          7,500(3)          $  471


------------
(1) Represents contributions made by the Company to the account of the named executive officer under a 401(k) Plan.

(2) Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(3) Represents options granted under the Company's 1994 Share Option Plan. The options granted during fiscal 1995 vested as to 20% of the Common Shares subject thereto upon the approval of the Plan on June 15, 1995. The options granted during fiscal 1997 vested as to 20% of the Common Shares subject thereto upon the grant date. The remaining options vest in 20% increments over a four year period.

(4) If the Transaction is consummated, these options will be tendered to the Trust in exchange for newly granted options to purchase 300,000 Common Shares, exercisable in three equal cumulative annual installments commencing on the Closing Date, at an exercise price of $9.00 per Common Share.

Share Option Grants, Exercises and Holdings

     The following tables set forth certain information concerning share options granted to the persons named in the Summary Compensation Table above during fiscal year 1997 and unexercised share options held by such persons at the end of fiscal year 1997.


                    Share Option Grants in Fiscal Year 1997




                                          Percentage of
                                          Total Annual
                                          Options/SARs                                        Potential Realizable Value
                                           Granted to                                                 At Assumed
                                          Employees in      Exercise or                       Annual Rate of Share Price
                          Option/SARs      Fiscal Year      Base Price/                            for Option Term
       Name(1)            Granted(2)          1997        Per Share $(3)    Expiration Date        5%           10%
---------------------  ----------------  --------------  ----------------  -----------------  -----------  -------------
Marvin L. Slomowitz         100,000(4)         78%       $ 11.1875            3/12/2007        $703,582     $1,782,952
David S. Zook                 7,500             6%       $ 11.1875            3/12/2007        $ 52,769     $  133,721
Joshua Kane                   7,500             6%       $ 11.1875            3/12/2007        $ 52,769     $  133,721

------------
(1) See Summary Compensation Summary Table for title of the persons named above.

(2) Represents options granted under the 1994 Share Option Plan. The options vested immediately as to 20% of the common shares subject thereto, with the remainder to vest in 20% increments over a four year period.

(3) All options were granted at fair market value on the date of grant.

(4) If the Transaction is consummated, these options will be tendered to the Trust in exchange for newly issued options to purchase 300,000 Common Shares, exercisable in three equal cumulative annual installments commencing on the Closing Date, at an exercise price of $9.00 per Common Share.

                      1997 Fiscal Year End Option Values

                                                                                      Value of
                                                             Number of               Unexercised
                                                            Unexercised             in-the-Money
                                                           Options/SARs             Options/SARs
                                                             at Fiscal                at Fiscal
                                                             Year-End                Year-End(2)
                                                  ------------------------------   --------------
                          Shares
                         Acquired
                            on          Value              Exercisable/             Exercisable/
       Name(1)           Exercise     Realized             Unexercisable            Unexercisable
---------------------   ----------   ----------   ------------------------------   --------------
Marvin L. Slomowitz        --           --                100,000/100,000(3)(4)        --/--
David S. Zook              --           --                    7,500/7,500(3)           --/--
Joshua Kane                --           --                    7,500/7,500(3)           --/--

------------
(1) See Summary Compensation Table for title of the persons named above.

(2) At December 31, 1997, the exercise price for the options exceeded the fair market value for the underlying Common Shares.

(3) Represents options granted under the 1994 Share Option Plan. The options vested immediately as to 20% of the common shares subject thereto, with the remainder to vest in 20% increments over a four year period.

(4) If the Transaction is consummated, these options will be tendered to the Trust in exchange for newly issued options to purchase 300,000 Common Shares, exercisable in three equal cumulative annual installments commencing on the Closing Date, at an exercise price of $9.00 per Common Share.

               REPORT OF THE COMPENSATION AND SHARE OPTION PLAN
                     COMMITTEES ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Trustees, composed of outside trustees of the Board of Trustees of the Trust, reviews the performance of the Trust's executive personnel and develops and makes recommendations to the Board with respect to executive compensation policies, including the awarding of appropriate bonuses. The Share Option Plan Committee, composed of outside trustees of the Board of Trustees of the Trust, is empowered by the Board to recommend to the Board those executive officers to whom share options and restricted share awards should be granted and the number of common shares to which such options and awards should be subject.

     Each Committee has access to independent compensation data and is authorized, if determined appropriate in any particular case, to engage outside compensation consultants.

     The objectives of each Committee are to support the achievement of desired Trust performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of corporate performance.

     The executive compensation program is generally comprised of base salary, discretionary performance bonuses and long term incentives in the form of share options and restricted share awards. The compensation program also includes various benefits, including health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Trust's employees participate.

     Base salary levels for the Trust's executive officers are competitively set relative to salaries of officers of companies comparable in business, size and location. In each instance, base salary takes into account individual experience and performance specific to the Trust.

     The Compensation Committee is empowered to recommend for full Board approval the payment of cash performance bonuses to employees, including executive officers, of the Trust. Performance bonuses are paid based upon the degree of achievement of a specified earnings goal. The Board of Trustees determines annually both the targeted earnings goal and the maximum performance bonus to be paid to each employee. The amount of the target bonus is determined by each employee's level of responsibility and material contributions to the success of the Trust. No bonuses were paid during the last fiscal year.

     The Board of Trustees believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Trust's shareholders and, therefore, has authorized the Share Option Plan Committee to periodically recommend to the Board of Trustees grants of share options and restricted share awards to the Trust's employees, including executive officers. Share options are granted typically at prevailing market price and, therefore, will only have value if the Trust's share price increases over the exercise price. The Committee believes that the grant of share options and restricted share awards provides a long term incentive to such persons to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return, measured by the same index used by shareholders to measure Trust performance. The terms of options and restricted share awards granted by the Board of Trustees, including vesting, exercisability and term, are determined by the Share Option Plan Committee, subject to requirements imposed by the plans under which such options and awards may be granted, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Trust, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Trust's industry, geographic location and size. For information regarding recent options granted to the Trust's executive officers, reference is made to the tables set forth in the Proxy Statement under the caption "Executive Compensation."

     The Compensation Committee is aware that a recent amendment to the Internal Revenue Code of 1986 treats certain elements of executive compensation in excess of $1.0 million a year as an expense not deductible by the Trust for federal income tax purposes. Currently, no executive officer's compensation, as determined in accordance with these regulations, exceeds the $1.0 million cap. Accordingly, the Compensation Committee has not yet established a policy which would address compensation to the Trust's executive officers in light of the cap.


            Compensation Committee and Share Option Plan Committee
                               Joseph L. Castle
                              John Vincent Weber
                               Lawrence J. Longua

                         SHARE PRICE PERFORMANCE GRAPH

     The following table compares the cumulative total shareholder return for the Common Shares for the period commencing May 26, 1993 through December 31, 1997 with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500"), and the NAREIT Equity REIT Total Return Index (the "NAREIT Index") over the same period. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based upon cumulative total return assuming the investment of $100 in each of the S&P 500, the NAREIT Index and the Common Shares on May 26, 1993, and assuming reinvestment of such dividends. The shareholder return as set forth in the graph below is not necessarily indicative of future performance.


                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
   AMONG MARK CENTERS TRUST, THE S & P 500 INDEX AND THE NAREIT EQUITY INDEX

300-----------------------------------------------------------------------------



250-----------------------------------------------------------------------------
                                                                       @ 247

                                                              185
200--------------------------------------------------------------------*--------
                                                               @       199
                                                               *
                                               151            166
150---------------------------------------------@-------------------------------

                   108            110           *
                   @*             @*           122
100@#*--------------------------------------------------------------------------
                   103            106
                    #              #            #            #             #
                   76             75           74           75             72
 50-----------------------------------------------------------------------------



  0-----------------------------------------------------------------------------
   5/27/93         12/93         12/94         12/95         12/96         12/97

            # = MARK CENTERS TRUST   @ = S&P 500   * = NAREIT EQUITY

                        5/27/93    12/93    12/94    12/95    12/96    12/97
                        -------    -----    -----    -----    -----    -----
MARK CENTERS TRUST        100        76       75       74        75      72
S&P 500                   100       106      110      151       185     217
NAREIT EQUITY             100       103      106      122       166     199

* $100 INVESTED ON 5/27/93 IN STOCK OR ON 4/30/93
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING DECEMBER 31.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers and trustees and persons who own more than ten percent of the Company's Common Shares (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, the Company believes that all filings required to be made by the Reporting Persons for the period January 1, 1997 through December 31, 1997 were made on a timely basis.


                         PROPOSALS OF SECURITY HOLDERS


     All proposals of any shareholder of the Trust which the holder desires be presented at the next Annual Meeting of Shareholders and be included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than March 10, 1999. All such proposals must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.



                             INDEPENDENT AUDITORS

     Ernst & Young LLP performed the customary auditing services for the Trust for the year ended December 31, 1997. The Trust has selected Ernst & Young LLP to perform these services for the next fiscal year. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to questions and will be afforded an opportunity to make any statement which he may deem appropriate.

                         INDEX TO FINANCIAL STATEMENTS




I.      MARK CENTERS TRUST
        Report of Independent Auditors .......................................................   F-2
        Consolidated Balance Sheets as of December 31, 1997 and 1996 .........................   F-3
        Consolidated Statements of Operations for the years ended December 31, 1997, 1996
        and 1995 .............................................................................   F-4
        Consolidated Statements of Shareholders' Equity for the years ended December 31, 1997,
        1996 and 1995 ........................................................................   F-5
        Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996
        and 1995 .............................................................................   F-6
        Notes to Consolidated Financial Statements ...........................................   F-8
        Schedule III -- Real Estate and Accumulated Depreciation .............................   F-20
        Unaudited Consolidated Balance Sheet as of March 31, 1998 ............................   F-23
        Unaudited Consolidated Statements of Operations for the three months ended March 31,
        1998 and 1997 ........................................................................   F-24
        Unaudited Consolidated Statements of Cash Flows for the three months ended March 31,
        1998 and 1997 ........................................................................   F-25
        Notes to Unaudited Consolidated Financial Statements .................................   F-26
II.     THE RDC GROUP
        Report of Independent Auditors .......................................................   F-29
        Combined Balance Sheets as of December 31, 1997 and 1996 and March 31, 1998 (unau-
        dited) and 1997 (unaudited) ..........................................................   F-30
        Combined Statements of Operations for the years ended December 31, 1997, 1996 and 1995
        and the three months ended March 31, 1998 (unaudited) and 1997 (unaudited) ...........   F-31
        Combined Statements of Partners' and Members' Equity for the years ended December 31,
        1997, 1996 and 1995 and the three months ended March 31, 1998 (unaudited) ............   F-32
        Combined Statements of Cash Flows for the years ended December 31, 1997, 1996 and
        1995 and the three months ended March 31, 1998 (unaudited) and March 31, 1997
        (unaudited) ..........................................................................   F-33
        Notes to Combined Financial Statements ...............................................   F-35
        Schedule III -- Real Estate and Accumulated Depreciation .............................   F-42

                        REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Trustees of
Mark Centers Trust


     We have audited the accompanying consolidated balance sheets of Mark Centers Trust (a Maryland Trust) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedule listed in the Index to Financial Statements. These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mark Centers Trust and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.




                                                    /s/ ERNST & YOUNG LLP

New York, New York
April 8, 1998

                              MARK CENTERS TRUST
                          CONSOLIDATED BALANCE SHEETS
                   (In thousands, except per share amounts)




                                                                                      December 31,
                                                                                   1997           1996
                                   ASSETS                                      ------------   ------------
Rental property, at cost:
Land .......................................................................     $ 30,855       $ 31,084
Buildings and improvements .................................................      274,165        271,423
Property under development .................................................        6,668          4,904
                                                                                 --------       --------
                                                                                  311,688        307,411
Less: accumulated depreciation .............................................       83,326         72,956
                                                                                 --------       --------
   Net rental property .....................................................      228,362        234,455
Cash and cash equivalents ..................................................        1,287          3,912
Cash in escrow .............................................................        7,906          3,603
Rents receivable ...........................................................        4,802          4,956
Prepaid expenses ...........................................................        1,241          1,421
Due from related parties ...................................................          177            203
Deferred charges, net ......................................................        9,710          9,034
Other assets ...............................................................        1,015            933
                                                                                 --------       --------
                                                                                 $254,500       $258,517
                                                                                 ========       ========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable .....................................................     $183,943       $160,168
Lines of credit ............................................................           --         12,655
Accounts payable and accrued expenses ......................................        7,553          9,397
Distributions payable ......................................................           --          3,662
Note payable to Principal Shareholder ......................................        3,050          3,050
Other liabilities ..........................................................        1,910          2,027
                                                                                 --------       --------
   Total liabilities .......................................................      196,456        190,959
                                                                                 --------       --------
Minority interest ..........................................................        9,244         10,752
                                                                                 --------       --------
Commitments and contingencies
 Shareholders' equity:
Common stock, $.001 par value, authorized 50,000,000 shares, issued and out-
 standing, 8,554,177 and 8,548,817 shares, respectively ....................            9              9
Additional paid-in capital .................................................       51,073         57,521
Deficit ....................................................................       (2,282)          (724)
                                                                                 --------       --------
   Total shareholders' equity ..............................................       48,800         56,806
                                                                                 --------       --------
                                                                                 $254,500       $258,517
                                                                                 ========       ========

                             See accompanying notes

                              MARK CENTERS TRUST
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)




                                                                                    Year ended December 31,
                                                                               1997           1996           1995
                                                                           ------------   ------------   ------------
Revenue
Minimum rents ..........................................................    $  33,669      $  33,695      $  32,740
Percentage rents .......................................................        3,183          2,795          3,340
Expense reimbursements .................................................        6,632          6,559          6,431
Other ..................................................................        1,014            747            821
                                                                            ---------      ---------      ---------
Total revenue ..........................................................       44,498         43,796         43,332
                                                                            ---------      ---------      ---------
Operating expenses
Property operating .....................................................        9,013          9,772          8,834
Real estate taxes ......................................................        5,691          5,285          4,789
Depreciation and amortization ..........................................       13,768         13,398         11,820
General and administrative .............................................        2,351          2,811          2,751
                                                                            ---------      ---------      ---------
Total operating expenses ...............................................       30,823         31,266         28,194
                                                                            ---------      ---------      ---------
Operating income .......................................................       13,675         12,530         15,138
Interest expense .......................................................      (15,444)       (12,733)       (10,598)
(Loss) gain on sale of land ............................................          (12)            21             93
Adjustment to carrying value of property held for sale .................           --           (392)            --
                                                                            ---------      ---------      ---------
(Loss) income before extraordinary item and minority interest ..........       (1,781)          (574)         4,633
Extraordinary item -- write-off of deferred financing costs ............           --           (190)            --
                                                                            ---------      ---------      ---------
                                                                               (1,781)          (764)         4,633
Minority interest ......................................................          217             40           (833)
                                                                            ---------      ---------      ---------
Net (loss) income ......................................................    $  (1,564)     $    (724)     $   3,800
                                                                            =========      =========      =========
Basic and diluted net (loss) income per common share:
(Loss) income before extraordinary item ................................    $    (.18)     $    (.06)     $     .44
Extraordinary item .....................................................           --           (.02)            --
                                                                            ---------      ---------      ---------
Basic and diluted net (loss) income per common share ...................    $    (.18)     $    (.08)     $     .44
                                                                            =========      =========      =========

                             See accompanying notes

                              MARK CENTERS TRUST
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   (In thousands, except per share amounts)




                                                Shares of                                     Retained         Total
                                                  Common      Common     Additional Paid      Earnings     Shareholders'
                                                  Stock        Stock        in Capital       (Deficit)        Equity
                                               -----------   --------   -----------------   -----------   --------------
Balance, December 31, 1994 .................    8,536,765         9         $  78,174        $     --       $  78,183
Issuance of shares pursuant to the
 Company's restricted share plan ...........        6,687        --                93              --              93
Issuance of Operating Partnership Units
 in connection with the acquisition of
 property ..................................           --        --               (20)             --             (20)
Income before minority interest ............           --        --                --           4,633           4,633
Distributions paid to limited partners of
 the Operating Partnership .................           --        --                --          (2,452)         (2,452)
Dividends paid from accumulated
 earnings ($0.16 per share) ................           --        --                --          (1,348)         (1,348)
Dividends paid in excess of accumulated
 earnings ($1.28 per share) ................           --        --           (10,949)             --         (10,949)
Minority interest's equity .................           --        --             2,472            (833)          1,639
                                                ---------        --         ---------        --------       ---------
Balance, December 31, 1995 .................    8,543,452         9            69,770              --          69,779
Issuance of shares pursuant to the
 Company's restricted share plan ...........        5,365        --                57              --              57
Loss before minority interest ..............           --        --                --            (764)           (764)
Distributions paid or declared to limited
 partners of the Operating Partnership .....           --        --            (2,435)             --          (2,435)
Dividends paid or declared in excess of
 accumulated earnings ($1.44 per
 share) ....................................           --        --           (12,306)             --         (12,306)
Minority interest's equity .................           --        --             2,435              40           2,475
                                                ---------        --         ---------        --------       ---------
Balance, December 31, 1996 .................    8,548,817         9            57,521            (724)         56,806
Issuance of shares pursuant to the
 Company's restricted share plan ...........        5,360        --                52              --              52
Adjustment to minority interest ............           --        --                --               6               6
Loss before minority interest ..............           --        --                --          (1,781)         (1,781)
Distributions paid to limited partners of
 the Operating Partnership .................           --        --            (1,285)             --          (1,285)
Dividends paid in excess of accumulated
 earnings ($0.76 per share) ................           --        --            (6,500)             --          (6,500)
Minority interest's equity .................           --        --             1,285             217           1,502
                                                ---------        --         ---------        --------       ---------
Balance, December 31, 1997 .................    8,554,177       $ 9         $  51,073        $ (2,282)      $  48,800
                                                =========       ===         =========        ========       =========

                             See accompanying notes

                              MARK CENTERS TRUST
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (In thousands, except per share amounts)




                                                                            YEAR ENDED DECEMBER 31,
                                                                       1997           1996           1995
                                                                   ------------   ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)income ...............................................    $  (1,564)     $    (724)     $   3,800
 Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
   Loss (gain) on sale of land .................................           12            (21)           (93)
   Depreciation and amortization of leasing costs ..............       13,201         12,483         10,993
   Amortization of deferred financing costs ....................          567            915            827
   Write-off of deferred financing costs .......................           --            190             --
   Adjustment to carrying value of property held for sale                  --            392             --
   Minority interest ...........................................         (217)           (40)           833
   Provision for bad debts .....................................          833            972            721
   Other .......................................................           52             57             93
                                                                    ---------      ---------      ---------
                                                                       12,884         14,224         17,174
Changes in assets and liabilities:
 Rents receivable ..............................................         (679)          (580)        (1,846)
 Prepaid expenses ..............................................          180            (69)          (387)
 Due from related parties ......................................           26             31            408
 Other assets ..................................................         (290)           641           (959)
 Accounts payable and accrued expenses .........................        1,233           (756)         1,656
 Other liabilities .............................................         (117)           561             51
                                                                    ---------      ---------      ---------
   Net cash provided by operating activities ...................       13,237         14,052         16,097
                                                                    ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Expenditures for real estate and improvements, inclusive
   of payables related to construction activity ................      (10,558)       (16,642)       (21,671)
 Payment to Principal Shareholder for acquisition of land                  --             --         (1,500)
 Payment of deferred leasing charges ...........................       (1,205)        (3,399)        (1,650)
 Proceeds from sale of property ................................        1,288             22            105
                                                                    ---------      ---------      ---------
   Net cash used in investing activities .......................      (10,475)       (20,019)       (24,716)
                                                                    ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net funding of escrows ........................................       (4,303)          (688)        (2,014)
 Principal payments on mortgages ...............................      (14,835)       (40,622)       (49,491)
 Payment of deferred finance costs .............................         (757)        (2,415)          (770)
 Proceeds received on mortgage notes ...........................       25,955         61,617         75,690
 Dividends paid ................................................       (9,577)        (9,229)       (12,297)
 Distributions paid to Principal Shareholder ...................       (1,870)        (1,852)        (2,452)
                                                                    ---------      ---------      ---------
   Net cash (used in) provided by financing activities .........       (5,387)         6,811          8,666
                                                                    ---------      ---------      ---------
(Decrease) increase in cash and cash equivalents ...............       (2,625)           844             47
Cash and cash equivalents, beginning of period .................        3,912          3,068          3,021
                                                                    ---------      ---------      ---------
Cash and cash equivalents, end of period .......................    $   1,287      $   3,912      $   3,068
                                                                    =========      =========      =========
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest, net of amounts
 capitalized of $569, $897, and $978, respectively .............    $  15,502      $  12,950      $  10,172
                                                                    =========      =========      =========

                              MARK CENTERS TRUST
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (In thousands, except per share amounts)


     In connection with the exercise of the Company's options to acquire and develop certain properties and the subsequent transactions as a result of certain resolutions with the Principal Shareholder, the following assets and liabilities were recorded:




                                                                   YEAR ENDED DECEMBER 31,
                                                               1997        1996          1995
                                                             --------  ------------  ------------
Contingent liability due to Principal Shareholder .........  $  --       $ (6,156)     $ (8,133)
Establishment of note payable to the Principal Shareholder      --          3,031            --
                                                             -----       --------      --------
Net decrease in cost of property acquired .................  $  --       $ (3,125)     $ (8,133)
                                                             =====       ========      ========
  In connection with the acquisition of the Plaza 15 Shopping Center, the following assets and liabilities were
recorded:
Assumption of mortgage ....................................  $  --       $     --      $  1,219
Application of balance due the Company under the ground
 lease ....................................................     --             --           196
Operating Partnership Units issued ........................     --             --            20
Cash received .............................................     --             --           (46)
                                                             -----       --------      --------
Cost of property acquired .................................  $  --       $     --      $  1,389
                                                             =====       ========      ========

                             See accompanying notes

                              MARK CENTERS TRUST

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Dollars in thousands, except per share amounts)


1. Organization, Basis of Presentation and Summary of Significant Accounting Policies


Mark Centers Trust (the "Company") was formed as a Maryland Real Estate Investment Trust on March 4, 1993 by Marvin L. Slomowitz (the "Principal Shareholder"), the principal owner of Mark Development Group (the "Predecessor"), to continue the business of the Predecessor in acquiring, developing, renovating, owning and operating shopping center properties. The Company effectively commenced operations on June 1, 1993 with the completion of its initial public offering, whereby it issued 8,350,000 common shares (the "Offering"). The proceeds from the Offering were used to repay certain property-related indebtedness, for costs associated with the Offering and the transfer of the properties to the Company and for working capital. The acquisition of the properties was recorded by the Company at the historical cost reflected in the Predecessor's financial statements since these transactions were conducted with entities deemed to be related parties. The Company currently owns and operates 39 properties consisting of 34 neighborhood and community shopping centers, three enclosed malls and two mixed-use (retail/office space) properties. All of the Company's assets are held by, and all of its operations are conducted through Mark Centers Limited Partnership (the "Operating Partnership") and its majority owned partnerships. The Company as of December 31, 1997 controlled, as the sole general partner, 84% of the Operating Partnership. The Company will at all times be the sole general partner of, and owner of a 51% or greater interest in, the Operating Partnership. In excess of 99% of the minority interest in the Operating Partnership is owned by the Principal Shareholder who is the principal limited partner of the Operating Partnership.


Principles of Consolidation


The consolidated financial statements of Mark Centers Trust include the accounts of the Company and its majority owned partnerships, including the Operating Partnership. All significant intercompany balances and transactions have been eliminated in consolidation.


Use of Estimates


The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Properties


Real estate assets are stated at cost less accumulated depreciation. Such carrying amounts would be adjusted, if necessary, to reflect any impairment in the value of the assets. Expenditures for acquisition, development construction and improvement of properties, as well as significant renovations are capitalized. Interest costs are capitalized until construction is substantially complete. Depreciation is computed on the straight-line method over estimated useful lives of thirty to forty years for buildings and the shorter of the useful life or lease term of improvements, furniture, fixtures and equipment. Expenditures for maintenance and repairs are charged to operations as incurred.



In accordance with Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During 1997 market events and circumstances and the requirement for significant capital expenditures indicated that $35,412 of real estate assets might be impaired. However, the Company's estimate of undiscounted cash flows indicated that such carrying amounts were expected to be recovered. Nonetheless, it is reasonably possible that the estimate of undiscounted cash flows may change in the near term resulting in the need to write-down those assets to fair value.

Acquisition of Properties


On July 14, 1995, the Company acquired the equitable interest in the building and other improvements constituting the Plaza 15 Shopping Center, located in Lewisburg, Pennsylvania. The equitable interest in the land had already been assigned to the Company by the Principal Shareholder in the Offering in exchange for Operating Partnership Units ("OP Units"). The Company paid $1,389 for the equitable interest in the building and improvements held by an unrelated third party under an industrial development authority installment sales agreement through the issuance of 2,000 OP Units, the assumption of $1,219 of mortgage debt and the application of other amounts due the Company.

In May 1995, the Company and Principal Shareholder agreed to terminate an acquisition option which was obtained concurrent with the Offering to acquire property in New Castle, Pennsylvania. In lieu of the option the Company purchased the property from the Principal Shareholder in February 1996 for $4,495.


Sale of Property


On March 5, 1997, the Company completed the sale of the Newberry Plaza for $1,300. A $392 reduction in carrying value had been recorded as of December 31, 1996 to reflect the property at a fair value equal to the contract sales price less direct selling costs.


Deferred Costs


Fees and costs incurred in the successful negotiation of leases have been deferred and are being amortized on a straight-line basis over the terms of the respective leases. Fees and costs incurred in connection with obtaining financing have been deferred and are being amortized over the term of the related debt obligation.


Revenue Recognition


Leases with tenants are accounted for as operating leases. Minimum rents are recognized on a straight-line basis over the term of the respective leases. As of December 31, 1997 and 1996, unbilled rents receivable relating to straight-lining of rents were $1,652 and $1,476, respectively. Percentage rents, which are additional rents based on tenants' sales, are accrued based on historical tenant sales. Certain tenants pay percentage rent in lieu of minimum rent pursuant to their leases. Reimbursements from tenants for real estate taxes, insurance and other property operating expenses are recognized as revenue in the period the expenses are incurred.


An allowance for doubtful accounts has been provided against certain tenant accounts receivable which are estimated to be uncollectible. Rents receivable at December 31, 1997 and 1996 are shown net of an allowance for doubtful accounts of $972 and $544, respectively.


Cash and Cash Equivalents


The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.


Cash in Escrow


Cash in escrow consists principally of cash held for real estate taxes, property maintenance, insurance, lease renewals, environmental remediation and minimum occupancy requirements at specific properties as required by certain loan agreements.


Minority Interest


In excess of 99% of the minority interest represents the Principal Shareholder's 16% interest as a limited partner of the Operating Partnership. Such interest is held in the form of OP Units which are exchangeable on an equivalent basis with common shares. The remaining interest is the result of the issuance of OP Units to an unrelated third party in consideration for the acquisition of a property.

Income Taxes


The Company has made an election to be taxed, and believes it qualifies as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. A REIT will generally not be subject to federal income taxation on that portion of its income that qualifies as REIT taxable income to the extent that it distributes at least 95% of its taxable income to its shareholders and complies with certain other requirements. Accordingly, no provision has been made for federal income taxes for the Company in the accompanying consolidated financial statements. The Company is subject to state income or franchise taxes in certain states in which some of its properties are located. These state taxes, which in total are not significant, are recorded as general and administrative expenses in the accompanying consolidated financial statements.


Earnings Per Common Share


In 1997, the Financial Accounting Standards Board issued Statement No. 128 (SFAS 128), Earnings Per Share. SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share (which were not separately presented historically as they were either anti-dilutive or not materially dilutive). All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the SFAS 128 requirements.


For the years ended December 31, 1997, 1996 and 1995, basic earnings per share was determined by dividing net income (loss) applicable to common shareholders for the year by the weighted average number of common shares of beneficial interest ("Common Shares") outstanding during each year.


Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares or resulted in the issuance of Common Shares that then shared in the earnings of the Company. For the years ended December 31, 1997 and 1996 no additional shares were reflected as the impact would be anti-dilutive due to the net loss in such periods. For the year ended December 31, 1995 diluted earnings per share was determined by dividing net income applicable to common shareholders for the year by the total of the weighted average number of shares of common stock outstanding plus the dilutive effect of the Company's nonvested restricted shares (which amounted to 22,835 additional shares). The Company's outstanding stock options were not considered for the purpose of computing diluted earnings per share because their assumed conversion is antidilutive.


Segment Reporting


In June, 1997 the Financial Accounting Standards Board issued Statement No. 131 (SFAS 131), Disclosure About Segments of an Enterprise and Related Information, which is effective for financial statements issued for periods beginning after December 15, 1997. SFAS 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates. The Company does not believe that the implementation of SFAS 131 will have a material impact on its financial statements.


Reclassifications


Certain 1996 and 1995 amounts were reclassified to conform with the 1997 presentation.

2. Deferred Charges

Deferred charges consist of the following as of December 31, 1997 and 1996:




                                                  1997          1996
                                              -----------   -----------
         Deferred financing costs              $  6,382      $  5,822
         Deferred leasing and other costs         8,054         7,063
                                               --------      --------
                                                 14,436        12,885
         Accumulated amortization                (4,726)       (3,851)
                                               --------      --------
                                               $  9,710      $  9,034
                                               ========      ========

3. Mortgage Loans


Mortgage Notes Payable

At December 31, 1997, mortgage notes payable aggregated $183,943 and were collateralized by 37 properties and related tenant leases. Interest rates ranged from 7.7% to 9.50%. Mortgage payments are due in monthly installments of principal and/or interest and mature on various dates through 2022. The loan agreements contain customary representations, covenants and events of default. Certain loan agreements require the Company to comply with certain affirmative and negative covenants, including the maintenance of certain debt service coverage and leverage ratios. Additionally, the Principal Shareholder has personally guaranteed the repayment of mortgage loans with an aggregate balance of $41,000 at December 31, 1997 without consideration from the Company.

On September 18, 1997, the Company closed on a $5,500 construction loan with Firstrust Savings Bank ("Firstrust") which refinanced and expanded the Company's existing $2,000 credit facility with Firstrust. This construction loan, which is for the expansion of the Mark Plaza in Edwardsville, Pennsylvania, bears interest, payable monthly, at the Firstrust commercial reference rate plus 1% (9.5% as of December 31, 1997) and matures in March 1999.

On March 4, 1997, the Company closed on $23,000 of fixed rate financing from Nomura Asset Capital Corporation. The loan, which matures in March 2022, is secured by a mortgage on one of the Company's properties, bears interest at 9.02% and requires monthly payments of interest and principal amortized over 25 years. Approximately $10,155 of the proceeds were used to retire existing debt with Fleet Bank of Massachusetts, NA, $673 were used to pay financing costs, $3,015 was deposited in escrows, and the remaining proceeds were used for working capital. The Company is subject to certain affirmative and negative covenants related to this facility.

The following table summarizes lines of credit and mortgage indebtedness as of December 31, 1997 and 1996:

                                 December 31,    December 31,
                                     1997            1996
                                --------------  --------------
Lines of credit-variable rate
Fleet Bank of Massachusetts,
 NA                                $     --        $ 10,155
Firstrust Savings Bank                   --           2,500
                                   --------        --------
Total-lines of credit                    --          12,655
                                   --------        --------
Construction loans-variable
 rate
Firstrust Savings Bank                2,954              --
First Western Bank, NA                4,000           4,000
Mortgage notes
 payable-variable rate
Mellon Bank, NA                       2,759           3,396
Mortgage notes
 payable-fixed rate
Metropolitan Life Insurance
 Company                             41,000          41,000
Morgan Stanley Mortgage
 Capital                             45,312          45,845
Anchor National Life
 Insurance Company                    4,028           4,100
Northern Life Insurance
 Company                              3,627           3,829
Bankers Security Life                 2,501           2,641
John Hancock Mutual Life
 Insurance Co.                       54,922          55,357
Nomura Asset Capital
 Corporation                         22,840              --
                                   --------        --------
Total-mortgage notes
 payable                            183,943         160,168
                                   --------        --------
                                   $183,943        $172,823
                                   ========        ========

                                                                                           Monthly
                                       Interest                           Properties       Payment
                                         Rate               Maturity      Encumbered        Terms
                                ----------------------  ---------------  ------------  ---------------
Lines of credit-variable rate
Fleet Bank of Massachusetts,
 NA
Firstrust Savings Bank
Total-lines of credit
Construction loans-variable
 rate
Firstrust Savings Bank              Prime + 1%            March 1999            (1)           (11)
First Western Bank, NA              Prime + 1%            March 2013            (2)           (11)
Mortgage notes
 payable-variable rate
Mellon Bank, NA                  LIBOR + 200 basis        April 1998            (3)           (12)
                                points/Prime+ 1/2%
Mortgage notes
 payable-fixed rate
Metropolitan Life Insurance
 Company                        7.750%                    June 2000             (4)           (11)
Morgan Stanley Mortgage
 Capital                        8.840%                  November 2021           (5)        $  380(12)
Anchor National Life
 Insurance Company              7.930%                   January 2004           (6)        $   33(12)
Northern Life Insurance
 Company                        7.700%                  December 2008           (7)        $   41(12)
Bankers Security Life           7.700%                  December 2008           (7)        $   28(12)
John Hancock Mutual Life
 Insurance Co.                  9.110%                    April 2000          (8)(9)       $  455(12)
Nomura Asset Capital
 Corporation                    9.020%                    March 2022         (10)          $  193(12)
Total-mortgage notes
 payable

Notes:

 (1) Mark Plaza

 (2) Union Plaza

 (3) Auburn Plaza

 (4) Valmont Plaza
     Luzerne Street Plaza
     Green Ridge Plaza
     Crescent Plaza
     East End Centre

 (5) Midway Plaza
     Northside Mall
     New Smyrna Beach
     Cloud Springs Plaza
     Troy Plaza
     Martintown Plaza
     Kings Fairgrounds
     Shillington Plaza
     Dunmore Plaza
     Kingston Plaza
     Twenty Fifth Street Shopping Center
     Circle Plaza
     Mountainville Plaza
     Plaza 15
     Birney Plaza
     Monroe Plaza
     Ames Plaza

 (6) Pittston Plaza

 (7) Manahawkin Shopping Center

 (8) New Loudon Centre
     Ledgewood Mall
     Plaza 422
     Berlin Shopping Center
     Route 6 Mall
     Tioga West
     Bradford Towne Centre

 (9) The following two properties are encumbered related to an outstanding letter of credit held by the lender:
     Wesmark Plaza
     Searstown Mall

(10) Northwood Centre

(11) Interest only monthly

(12) Monthly principal and interest

The scheduled maturities of all mortgage indebtedness as of December 31, 1997 are as follows:



              1998             $  4,506
              1999                4,858
              2000               96,423
              2001                1,638
              2002                1,784
         Thereafter              74,734
                               --------
                               $183,943
                               ========

4. Related Party Transactions

As of December 31, 1997 and 1996 amounts due from related parties consisted of the following:
                                                               December 31,
                                                              1997       1996
                                                            --------   -------
         Accrued ground rent and management fees
          due from Blackman Plaza Partners                   $ 202      $ 232
         Other net amounts due to Principal Shareholder        (25)       (29)
                                                             -----      -----
                                                             $ 177      $ 203
                                                             =====      =====

Included in other income are management fees earned on properties owned by the Principal Shareholder or affiliates which for the years ended December 31, 1997, 1996 and 1995 aggregated $19, $36 and $166, respectively.


Included in rental income for the year ended December 31, 1995 is $140 of rent earned pursuant to a ground lease on Blackman Plaza with Blackman Plaza Partners, a limited partnership ("Lessee") in which the Principal Shareholder is the sole general partner (owning a one percent economic interest). The Company has not recognized rental income for the years ended December 31, 1997 and 1996 due to the Lessee's inability to pay the ground rent as a result of insufficient cash flow from the property. The lease, which expires in the year 2051, provides the Company ("Lessor") with an option, exercisable between January 2, 1997 and August 2, 2001, to purchase the Lessee's interests in the shopping center.


In the event the Lessor's option is not exercised prior to August 2, 2001, the Lessee may, until and including December 1, 2002, require the Lessor to purchase its interest in the shopping center, thereby terminating the ground lease. In addition, the ground lease provides the Lessee with an option, exercisable at any time, to purchase the leased premises from the Lessor. The purchase price with respect to each of the above options is defined in the lease and is no less than the fair market value of the premises (See Note 16).


In 1996, the Company issued a note payable to the Principal Shareholder for $3,030 for the purchase of the Union Plaza, located in New Castle, Pennsylvania. The note, which bears interest payable monthly at a rate equal to that charged on the Mellon Bank, N.A. facility, is payable in full the earlier of (i) two years following the date the Union Plaza is completed or (ii) on June 12, 1999. The note payable balance in the accompanying balance sheet also reflects $20 of accrued interest as of December 31, 1997 and 1996.


The Company leases office space from the Principal Shareholder under the terms of a noncancellable ten year operating triple net lease which provides for annual rent of $104 for the first five years with annual escalations thereafter based on increases in the consumer price index. Rent expense was $104 for each of the years ended December 31, 1997, 1996 and 1995.


The Principal Shareholder is a member of the Board of Directors of a tenant which leases space in 12 of the properties. Rental income from this tenant for the years ended December 31, 1997, 1996 and 1995 aggregated $885, $909 and $929, respectively, of which $100, $86 and $32 are receivable as of December 31, 1997, 1996 and 1995, respectively. Additionally, for the year ended December 31, 1995, the Company paid $1,050 for tenant improvements as provided by the respective lease agreements, at three properties for this tenant.

5. Tenant Leases

Space in the shopping centers and other properties is leased to various tenants under operating leases which usually grant tenants renewal options and generally provide for additional rents based on certain operating expenses as well as tenants' sales volume.

Minimum future rentals to be received under noncancelable leases as of December 31, 1997 are summarized as follows:


              1998             $ 27,213
              1999               24,507
              2000               21,146
              2001               19,044
              2002               17,271
         Thereafter             115,717
                               --------
                               $224,898
                               ========

Minimum future rentals above include a total of $7,016 for six tenants which have filed for bankruptcy protection. None of these leases have been rejected or affirmed.

During the years ended December 31, 1997, 1996 and 1995, rental income representing 10% or more of total revenues was earned from various governmental agencies of the State of Florida. These agencies have the right, under certain conditions, to cancel their leases upon three to six months written notice and are therefore not included in the above table of minimum future rentals. Rentals earned under these leases during the years ended December 31, 1997, 1996 and 1995 were $4,890, $4,735, and $4,389, respectively. During the year ended December 31, 1996, the Company also earned greater than 10% of its rental income from the Kmart Corporation at nine locations totaling $4,733. Rents from Kmart were less than 10% of total revenues for the years ended December 31, 1997 and 1995, totalling $4,348 and $4,180, respectively.


6. Lease Obligations

The Company leases land at six of its shopping centers which are accounted for as operating leases and generally provide the Company with renewal options. One of the leases terminates in 2088, with no renewal options and a purchase option for $1,600, that expires in 1999. Six of the leases terminate during the years 2006 to 2033 and provide the Company with options to renew the leases for additional terms aggregating from 20 to 60 years. Another ground lease which has no remaining renewal options, terminates in 2066. Additionally, the Company leases office space from the Principal Shareholder under a non-cancelable lease agreement for a term of ten years. Future minimum rental payments required for leases having remaining non-cancelable lease terms in excess of one year are as follows:


              1998             $   313
              1999                 313
              2000                 313
              2001                 313
              2002                 313
         Thereafter             13,520
                               -------
                               $15,085
                               =======

7. Share Option Plan


On November 10, 1994, the Company terminated the original incentive and nonqualified share option plan and adopted two new share option plans effective as of that date, authorizing the issuance of 500,000 share options to employees and 100,000 share options to non-employee trustees, respectively.

The Company has issued 200,000 share options to the Principal Shareholder and 64,500 to employees of the Company which vested 20% on the grant date and 20% for each of the four remaining years. The options are exercisable at the average fair market value as of the date preceding the grant date ($11.19 to $12.69 per share) for a period of ten years. The Company has also issued a total of 65,000 share options to non-employee trustees which vested 20% on the grant date and 20% for each of the four remaining years, and are exercisable at the average fair market price as of the date preceding the grant date ($10.13 to $12.75 per share) for a period of ten years. In addition, each trustee is entitled to 1,000 share options on each January 1, subsequent to the initial grant date of November 10, 1994.

The Company elected Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations in accounting for its employee stock options. Under APB 25, no compensation expense is recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant. The alternative fair value accounting provided for under SFAS 123, Accounting for Stock-Based Compensation, is not applicable because it requires use of option valuation models that were not developed for use in valuing employee stock options.

Proforma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rates ranging from 6.14% to 6.49%, expected dividend yield of 8.95%, volatility factor of the expected market price of the Company's common stock based on historical results of .137; and an expected life of 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate, management believes the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The Company has elected not to present proforma information because the impact on the reported net income and earnings per share is immaterial.

Changes in the number of shares under all option arrangements are summarized as follows:




                                                       Year ended December 31,
                                        -----------------------------------------------------
                                               1997                 1996             1995
                                        ------------------   -----------------   ------------
Outstanding at beginning of period               217,000             234,500        234,500
Granted                                          152,500               5,000          5,000
Option price per share granted            $ 10.13-$11.19      $        11.38      $   12.75
Cancelled                                         40,000              22,500          5,000
Exercisable at end of period                     181,100             127,200         92,800
Exercised                                             --                  --             --
Expired                                               --                  --             --
Outstanding at end of period                     329,500             217,000        234,500
Option prices per share outstanding       $ 10.13-$12.75      $ 11.38-$12.75      $   12.75

As of December 31, 1997 the outstanding options had a weighted average remaining contractual life of approximately 7.8 years and a weighted average exercise price of $12.66.


8.  Restricted Share Plan


The Company has established a restricted share plan which originally granted to employees 47,722 restricted common shares. Restricted common shares aggregating 3,800 and 10,718 were granted, but not vested, as of December 31, 1997 and 1996, respectively. The restricted shares which were granted vest and are issued 20% per year over a five year period which began June 1, 1994. Each plan participant is entitled to receive additional compensation on a quarterly basis equal to the dividend declared on their respective restricted shares granted under the plan until such plan participants' restricted shares are vested. For the years ended December 31, 1997, 1996 and 1995, compensation expense related to such restricted shares vested in such periods amounted to $24, $46 and $68, respectively.

9. Employee 401(k) Plan

The Company maintains a 401(k) plan for employees under which the Company matches 50% of a plan participant's contribution. A plan participant may contribute up to a maximum of 15% of their compensation but not in excess of $9.5 for the year ended December 31, 1997. The Company contributed $67, $67 and $64 for the years ended December 31, 1997, 1996 and 1995, respectively.

10. Distributions Payable

On November 14, 1996, the Trustees declared a cash distribution of $0.36 per common share and OP Unit which was subsequently paid on January 31, 1997.

The Company has determined that the cash distributed to the shareholders is characterized as follows for federal income tax purposes:


                          1997       1996       1995
                        --------   --------   --------
  Ordinary income           34%        35%        64%
  Return of capital         66%        65%        36%
                            --         --         --
                           100%       100%       100%
                           ===        ===        ===

11. Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments", requires disclosure on the fair value of financial instruments. Certain of the Company's assets and liabilities are considered financial instruments. Fair value estimates, methods and assumptions are set forth below.

Cash and Cash Equivalents, Accounts Receivable, Accounts Payable and Accrued Expenses

The carrying amount of these assets and liabilities approximates fair value due to the short-term nature of such accounts.

Mortgage Notes Payable

As of December 31, 1997 and 1996, the Company has determined the estimated fair value of its mortgage notes payable are approximately $206,491 and $153,668, respectively, by discounting future cash payments utilizing a discount rate equivalent to the rate at which similar mortgage notes payable would be originated under conditions then existing.

13. Summary of Quarterly Financial Information (unaudited)

The separate results of operations of the Company for the years ended December 31, 1997 and 1996 are as follows:





                                                March 31, 1997    June 30, 1997
                                               ----------------  ---------------
Revenue                                          $    11,124       $    11,128
Loss before minority interest                           (487)             (260)
Net loss                                                (416)             (242)
Net loss per share--basic and diluted            $     (0.05)      $     (0.03)
Cash dividends declared per share                $      0.36       $      0.20
Weighted average shares outstanding -- basic
 and diluted (1)                                   8,548,817         8,550,466



                                                Sept 30, 1997    Dec 31, 1997    Total for Year
                                               ---------------  --------------  ---------------
Revenue                                          $    10,874      $  11,372       $    44,498
Loss before minority interest                           (544)          (490)           (1,781)
Net loss                                                (472)          (434)           (1,564)
Net loss per share--basic and diluted            $     (0.06)     $   (0.04)      $     (0.18)
Cash dividends declared per share                $      0.20      $    0.00(a)    $      0.76
Weighted average shares outstanding -- basic
 and diluted (1)                                   8,554,177      8,554,177         8,551,930

------------
(a) To be determined by the Trustees in 1998.

                                                      March 31, 1996    June 30, 1996
                                                     ----------------  ---------------
Revenue                                                $    11,235       $   10,719
Income (loss) before gain from sale, extraordinary
 item, and minority interest                                   186               18
Net income (loss)                                              134                 (4)
Net income (loss) per share- basic and diluted         $      0.02       $     0.00
Cash dividends declared per share                      $      0.36       $     0.36
Weighted average shares outstanding
 -- basic                                                8,543,452        8,544,985
 -- diluted (1)                                          8,563,053        8,544,985
                                                      Sept 30, 1996    Dec 31, 1996    Total for Year
                                                     ---------------  --------------  ----------------
Revenue                                                $    10,497     $    11,345      $    43,796
Income (loss) before gain from sale, extraordinary
 item, and minority interest                                  (204)           (595)            (595)
Net income (loss)                                             (179)           (675)            (724)
Net income (loss) per share- basic and diluted         $     (0.02)    $     (0.08)     $     (0.08)
Cash dividends declared per share                      $      0.36     $      0.36      $      1.44
Weighted average shares outstanding
 -- basic                                                8,548,717       8,548,717        8,546,553
 -- diluted (1)                                          8,548,717       8,548,717        8,546,553

------------
(1) Due to a net loss for the last three quarters in fiscal 1996 and all quarters in fiscal 1997, the weighted average number of shares on a diluted basis does not include additional incremental shares as they would be anti-dilutive.

14.  Legal Proceedings

On November 20, 1995, Jack Wertheimer, the former President of the Company, filed a complaint against the Company, its Trustees including the Principal Shareholder, and the Company's former in-house General Counsel and current Chief Financial Officer in the United States District Court for the Middle District of Pennsylvania. The complaint, which was filed in connection with the termination of Mr. Wertheimer's employment, includes many of the allegations raised in a state court proceeding commenced by Mr. Wertheimer in November 1994. The Federal court complaint also includes a civil RICO action in which Mr. Wertheimer alleges that the Board of Trustees of the Company conspired with the Principal Shareholder to terminate Mr. Wertheimer's employment as part of the Principal Shareholder's breach of his duty of good faith and fair dealing. Further, Mr. Wertheimer alleges that the above defendants engaged in securities fraud in connection with the Offering and that the Principal Shareholder has defrauded or overcharged the Company in corporate transactions. The Federal complaint seeks treble damages under RICO, as well as damages arising from Mr. Wertheimer's alleged termination of employment, invasion of privacy, intentional infliction of emotional distress, fraud and misrepresentation. The Company and all defendants filed motions to dismiss the RICO and tort claims which the court, on December 9, 1996, granted in part and denied in part. Specifically, the court dismissed Mr. Wertheimer's claims for wrongful discharge, fraud and negligence misrepresentation, but declined to dismiss the remainder of the claims at this time. On January 23, 1997, the defendants filed an answer to Mr. Wertheimer's complaint. In the answer, the defendants denied all allegations of wrongdoing, and intend to vigorously defend against all of the counts. The Company and the Principal Shareholder have also filed counterclaims against Mr. Wertheimer alleging Mr. Wertheimer made material misrepresentations in connection with his hiring and breached his employment contract and fiduciary duties to the Company.

The Company is involved in other various matters of litigation arising in the normal course of business. While the Company is unable to predict with certainty the amounts involved, the Company's management and counsel are of the opinion that, when such litigation is resolved, the Company's resulting liability, if any, will not have a significant effect on the Company's consolidated financial position.

15. Contingencies

Upon conducting environmental site inspections in connection with obtaining the Morgan Stanley financing during October 1996, certain environmental contamination was identified at two of the collateral properties: soil contamination at the Troy Plaza in Troy, New York and soil and ground water contamination at the Cloud Springs Plaza in Fort Oglethorpe, Georgia. In each case, the contamination was determined to have originated from a former tenant. The Company has entered into a voluntary remedial agreement with the State of New York for the remediation of the Troy Plaza. Environmental consultants estimate that the total cost of such remediation will be approximately $80 for which the Company has recorded a reserve for as of December 31, 1997 and for which Morgan Stanley holds $228 in escrow to be released upon final environmental remediation at this property. The Company has received notification from the State of Georgia that the Cloud Springs Plaza will not be listed on the State's Hazardous Site Inventory because it has no reason to believe that contamination exceeding a reportable quantity has occurred at this property. As such, there is no reserve for remediation costs at this site recorded as of December 31, 1997.

Management is not aware of any other environmental liability that they believe would have a material adverse impact on the Company's financial position or results of operations. Management is unaware of any instances in which it would incur significant environmental costs if any or all properties were sold, disposed of or abandoned.


16. Subsequent Events

On January 7, 1998, the Company exercised its option to purchase the Lessee's interests in the Blackman Plaza (See Note 4) with a closing date anticipated to occur during fiscal 1998.

On January 28, 1998, the Company completed a closing on a construction loan with Royal Bank of Pennsylvania in the maximum amount of $3,500. The loan, which is secured by one of the Company's properties, requires monthly payment of interest only at the lender's prime rate plus 150 basis points and matures in February 1999 with additional extension periods through February 2000.

On January 31, 1998, the Company entered into an agreement with Pharmhouse Corp. (the "Tenant") to settle certain litigation. During 1997, the Tenant had obtained an injunction against the installation of Walmart in the Ledgewood Mall based on certain exclusive use provisions within the Tenant's lease. The Company has agreed to pay the Tenant $1,675 on or before May 1, 1998, amend certain terms of the Tenant's lease including rent and the lease expiration date, and withdraw its appeal of this case in return for the Tenant's withdrawal of all legal actions against the installation of Walmart at the mall.

On March 16, 1998, the Company and the Principal Shareholder agreed to terminate the option to purchase certain land owned by the Principal Shareholder in Lewisburg, Pennsylvania.


16.1 Event (Unaudited) Subsequent To Date of Report of Independent Auditors

The Company is in the late stages of negotiation of a significant transaction which will provide additional properties and capital to the Company. If the transaction is completed in its current form, assuming execution of a definitive agreement (the "Agreement") and satisfaction of all conditions to the transaction, including approval by the Company's shareholders, the Company, through Mark Centers Limited Partnership, a Delaware limited partnership through which the Company conducts substantially all of its activities, and in exchange for approximately 11 million Operating Partnership Units, will acquire substantially all of the ownership interests in twelve retail shopping centers and five multi-family apartment complexes controlled by a private New York real estate company. Under the current proposal, the Company will also receive a cash investment of $100 million in exchange for newly issued common shares of beneficial interest valued at a price of $7.50 per share. Upon completion of the transaction, it is contemplated that two senior executives of the New York real estate company will become Chief Executive Officer and President of the Company, respectively. Mr. Marvin Slomowitz, the current Chairman of the Board and Chief Executive Officer, will remain as a board member and is expected to continue as a consultant to the Company. The two new executives will serve on the board together with two designees of the real estate company and two designees (in addition to Mr. Slomowitz) of the existing board.

The transaction is subject to the completion of final negotiation and execution of the Agreement, receipt of a fairness opinion from Bear, Stearns & Co. Inc. (the Company's investment bankers), approval by the Company's Board of Trustees, evidence of the receipt by the real estate company of the necessary funds to make the cash investment and the completion of closing. The transaction is a complex one involving many parties and there can be no assurance that the Agreement will be executed or that the closing on this transaction will be completed. The transaction is subject to the approval by the shareholders of the Company at a meeting to be scheduled for that purpose if and when the Agreement is signed.

                              MARK CENTERS TRUST
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997
                            (Dollars in Thousands)




                                            INITIAL COST TO COMPANY
                        ---------------------------------------------------------------
                                                                     Costs Capitalized
                                                      Building &         Subsequent
Description               Encumbrances      Land     Improvements      to Acquisition
----------------------  ---------------  ---------  --------------  -------------------
Shopping Centers
Circle Plaza                     (1)      $    --       $3,435            $     13
Shamokin Dam, PA
Martintown Plaza                 (1)           --        4,625               1,252
N. Augusta, SC
Midway Plaza                     (1)          196        1,647               2,650
Opelika, AL
Northside Mall                   (1)        1,604        7,080               1,721
Dothan, AL
Searstown Mall                   (2)          491        4,854               3,155
Titusville, FL
New Smyrna Beach                 (1)          247        2,219               3,136
Shopping Center
New Smyrna
Beach, FL
Wesmark Plaza                    (2)          380        3,419               1,447
Sumter, SC
Kings Fairground                 (1)           --        1,426                 171
Danville, VA
Cloud Springs Plaza              (1)          159        2,712               1,189
Ft. Oglethorpe, GA
Crescent Plaza              12,000          1,147        7,425                 481
Brocton, MA
New Loudon Center                (3)          505        4,161               9,630
Latham, NY
Ledgewood Mall                   (3)          619        5,434              25,472
Ledgewood, NJ
Troy Plaza                       (1)          479        1,976                 812
Troy, NY
Birney Mall                      (1)          210        2,979                 931
Moosic, PA
Dunmore Plaza                    (1)          100          506                 182
Dunmore, PA
Mark Plaza                  2,954              --        4,268                 999
Edwardsville, PA
Kingston Plaza                   (1)          305        1,745                 473
Kingston, PA
Luzerne St. Shopping        2,000              35          315               1,150
Center
Scranton, PA
Blackman Plaza                 --             120           --                  --
Wilkes-Barre, PA
East End Centre             14,200          1,086        8,661               3,164
Wilkes-Barre, PA
Green Ridge Plaza           6,700           1,335        6,314                 595
Scranton, PA
Plaza 15                         (1)          171           81               1,481
Lewisburg, PA
Plaza 422                        (3)          190        3,004                 429
Lebanon, PA

                                  GROSS AMOUNTS AT WHICH CARRIED AT CLOSE OF PERIOD
                        ----------------------------------------------------------------------
                                                                                   Date of
                                     Building &                 Accumulated    Acquisition(A)
Description                Land     Improvements     Total     Depreciation    Construction(C)
----------------------  ---------  --------------  ---------  --------------  ----------------
Shopping Centers
Circle Plaza             $     2       $ 3,446      $ 3,448       $ 1,206           1978(C)
Shamokin Dam, PA
Martintown Plaza              --         5,877        5,877         1,981           1985(A)
N. Augusta, SC
Midway Plaza                 196         4,297        4,493         1,700           1984(A)
Opelika, AL
Northside Mall             1,604         8,801       10,405         3,206           1986(A)
Dothan, AL
Searstown Mall               491         8,009        8,500         3,529           1984(A)
Titusville, FL
New Smyrna Beach             247         5,355        5,602         1,933           1983(A)
Shopping Center
New Smyrna
Beach, FL
Wesmark Plaza                370         4,876        5,246         1,704           1986(A)
Sumter, SC
Kings Fairground              --         1,597        1,597           279           1992(A)
Danville, VA
Cloud Springs Plaza          159         3,901        4,060         1,334           1985(A)
Ft. Oglethorpe, GA
Crescent Plaza             1,147         7,906        9,053         2,479           1984(A)
Brocton, MA
New Loudon Center            505        13,791       14,296         3,229           1982(A)
Latham, NY
Ledgewood Mall               619        30,906       31,525        10,755           1983(A)
Ledgewood, NJ
Troy Plaza                   479         2,788        3,267         1,359           1982(A)
Troy, NY
Birney Mall                  210         3,910        4,120         3,193           1968(C)
Moosic, PA
Dunmore Plaza                100           688          788           296           1975(A)
Dunmore, PA
Mark Plaza                    --         5,267        5,267         3,312           1968(C)
Edwardsville, PA
Kingston Plaza               305         2,218        2,523         1,228           1982(C)
Kingston, PA
Luzerne St. Shopping          35         1,465        1,500           704           1983(A)
Center
Scranton, PA
Blackman Plaza               120            --          120            --           1968(C)
Wilkes-Barre, PA
East End Centre            1,086        11,825       12,911         4,367           1986(C)
Wilkes-Barre, PA
Green Ridge Plaza          1,335         6,909        8,244         2,373           1986(C)
Scranton, PA
Plaza 15                     171         1,562        1,733           302           1976(C)
Lewisburg, PA
Plaza 422                    190         3,433        3,623         1,866           1972(C)
Lebanon, PA

                                          INITIAL COST TO COMPANY
                      ---------------------------------------------------------------
                                                                  Costs Capitalized
                                                    Building &         Subsequent
Description           Encumbrances       Land     Improvements       to Acquisition
--------------------  --------------  ----------  --------------  -------------------
Shopping Centers
Tioga West                      (3)         48          1,238              3,414
Tunkhannock, PA
Mountainville                   (1)        420          2,390                491
Shopping Center
Allentown, PA
Monroe Plaza                    (1)         70          2,083                 67
Stroudsburg, PA
Ames Plaza                      (1)         57          1,958                219
Shamokin, PA
Route 6 Mall                    (3)         --             --             12,696
Honesdale, PA
Pittston Plaza             4,028            --             --              7,167
Pittston, PA
Valmont Plaza              6,100           522          5,591              1,027
W. Hazleton, PA
Manahawkin Village         6,128         2,400          9,396                260
Shopping Center
Manahawkin, NJ
25th St. Shopping               (1)      2,280          9,276                184
Center
Easton, PA
Berlin Shopping                 (3)         --             --              6,887
Center
Berlin, NJ
Auburn Plaza               2,759            --             --             13,287
Auburn, ME
Shillington Plaza               (1)         --             --              4,109
Reading, PA
Union Plaza                4,000            --             --             20,241
New Castle, PA
Bradford Towne                  (3)         --             --             16,087
Centre
Towanda, PA
Mixed Use
Properties
Northwood Centre          22,840         1,209          6,204             18,519
Tallahassee, FL
Normandale Centre             --           287          2,584              4,154
Montgomery, AL
Construction in               --            --             --              6,668
                          --------       -----          -----             ------
Progress
                         $183,943      $16,672       $119,006           $176,010
                         =========     =======       ========           ========

                                  GROSS AMOUNTS AT WHICH CARRIED AT CLOSE OF PERIOD
                      -------------------------------------------------------------------------
                                                                                    Date of
                                    Building &                   Accumulated    Acquisition(A)
Description              Land      Improvements      Total      Depreciation    Construction(C)
--------------------  ----------  --------------  -----------  --------------  ----------------
Shopping Centers
Tioga West                  48          4,652         4,700          1,849           1965(C)
Tunkhannock, PA
Mountainville              420          2,881         3,301          1,324           1983(A)
Shopping Center
Allentown, PA
Monroe Plaza                70          2,150         2,220            903           1964(C)
Stroudsburg, PA
Ames Plaza                  57          2,177         2,234          1,615           1966(C)
Shamokin, PA
Route 6 Mall             1,664         11,032        12,696          1,121           1995(C)
Honesdale, PA
Pittston Plaza           1,521          5,646         7,167            398           1995(C)
Pittston, PA
Valmont Plaza              522          6,618         7,140          2,444           1985(A)
W. Hazleton, PA
Manahawkin Village       2,400          9,656        12,056          1,066           1993(A)
Shopping Center
Manahawkin, NJ
25th St. Shopping        2,280          9,460        11,740          1,331           1993(A)
Center
Easton, PA
Berlin Shopping          1,332          5,555         6,887            678           1994(A)
Center
Berlin, NJ
Auburn Plaza             2,644         10,643        13,287          1,153           1994(A)
Auburn, ME
Shillington Plaza          809          3,300         4,109            362           1994(A)
Reading, PA
Union Plaza              5,426         14,815        20,241            505           1996(C)
New Castle, PA
Bradford Towne             816         15,271        16,087          1,806           1994(C)
Centre
Towanda, PA
Mixed Use
Properties
Northwood Centre         1,188         24,744        25,932         11,620           1985(A)
Tallahassee, FL
Normandale Centre          287          6,738         7,025          2,816           1985(A)
Montgomery, AL
Construction in             --          6,668         6,668             --
                         -----         ------        ------         ------
Progress
                       $30,855       $280,833      $311,688        $83,326
                       =======       ========      ========        =======

                             See accompanying notes

                              MARK CENTERS TRUST
                             NOTES TO SCHEDULE III
                               DECEMBER 31, 1997
                            (Dollars in thousands)


1. These seventeen properties serve as collateral for the financing with Morgan Stanley Mortgage Capital, Inc.

2. These two properties serve as collateral for a letter of credit with Fleet Bank.

3. These seven properties serve as collateral for the financing with John Hancock Life Insurance.

4. Depreciation and investments in buildings and improvements reflected in the statements of operations is calculated over the estimated useful live of the assets as follows:

               Buildings            30 to 40 years
               Improvements         Shorter of lease term or useful life

5. The aggregate gross cost of property included above for Federal income tax purposes was $326,412 as of December 31, 1997:

6.(a)Reconciliation of Real Estate Properties:

   The following reconciles the real estate properties from January 1, 1995 to December 31, 1997:




                                                                  Year ended December 31,
                                                           1997           1996             1995
                                                       -----------   --------------   --------------
Balance at beginning of period                          $307,411        $291,157         $278,611
Additions during period
Acquisitions through purchase                                 --             --               --
 Acquisition through exercise of purchase option              --             --             1,446
Acquisitions and adjustments related to development
 options and establishment of note payable to the
 Principal Shareholder                                        --          (3,125)          (8,133)
Other improvements                                         7,480          19,380           19,242
Fully depreciated assets written off                        (998)            --                --
Sale of property                                          (2,205)              (1)               (9)
                                                        --------        ----------       ----------
Balance at end of period                                $311,688        $307,411         $291,157
                                                        ========        ==========       ==========

  (b) Reconciliation of accumulated depreciation:

     The following table reconciles accumulated depreciation from January 1, 1995 to December 31, 1997:




                                            1997         1996         1995
                                         ----------   ----------   ----------
Balance at beginning of period            $72,956      $61,269      $51,002
Sale of property                             (905)          --           --
Fully depreciated assets written off         (998)          --           --
Depreciation related to real estate        12,273       11,687       10,267
                                          -------      -------      -------
Balance at end of period                  $83,326      $72,956      $61,269
                                          =======      =======      =======

                              MARK CENTERS TRUST
                          CONSOLIDATED BALANCE SHEET
                   (in thousands, except per share amounts)






                                                                 March 31,
                                                                   1998
                                                               ------------
                                                                (unaudited)
                         ASSETS
Rental property -- at cost:
 Land ......................................................     $ 31,560
 Buildings and improvements ................................      271,331
 Property under development ................................        8,650
                                                                 --------
                                                                  311,541
 Less: accumulated depreciation ............................       83,104
                                                                 --------
  Net rental property ......................................      228,437
 Cash and cash equivalents .................................          757
 Cash in escrow ............................................        8,612
 Rents receivable ..........................................        4,105
 Prepaid expenses ..........................................        1,122
 Due from related parties ..................................          206
 Deferred charges, net .....................................       11,625
 Other assets ..............................................          923
                                                                 --------
                                                                 $255,787
                                                                 --------
          LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Mortgage notes payable ....................................     $185,240
 Accounts payable and accrued expenses .....................        8,457
 Note payable to Principal Shareholder .....................        3,050
 Other liabilities .........................................        1,629
                                                                 --------
  Total Liabilities ........................................      198,376
                                                                 --------
Minority Interest ..........................................        9,144
                                                                 --------
Shareholders' Equity:
 Common shares, $.001 par value, authorized 50,000,000
   shares, issued and outstanding 8,554,177 shares .........            9
Additional paid-in capital .................................       51,073
Deficit ....................................................       (2,815)
                                                                 --------
  Total Shareholders' Equity ...............................       48,267
                                                                 --------
                                                                 $255,787
                                                                 --------



                             See accompanying notes

                              MARK CENTERS TRUST
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                    (in thousands, except per share amounts)






                                                         March 31,     March 31,
                                                            1998         1997
                                                        -----------   ----------
                                                              (unaudited)
Revenue:
 Minimum rents ......................................     $ 8,464      $ 8,444
 Percentage rents ...................................         565          684
 Expense reimbursements .............................       1,753        1,777
 Other ..............................................         169          219
                                                          -------      -------
  Total revenue .....................................      10,951       11,124
                                                          -------      -------
Operating Expenses:
 Property operating .................................       2,292        2,563
 Real estate taxes ..................................       1,428        1,439
 Depreciation and amortization ......................       3,473        3,324
 General and administrative .........................         456          537
                                                          -------      -------
  Total operating expenses ..........................       7,649        7,863
                                                          -------      -------
Operating income ....................................       3,302        3,261
Loss on sale of property ............................          --           12
Interest expense ....................................       3,923        3,736
                                                          -------      -------
Loss before minority interest .......................        (621)        (487)
Minority interest ...................................          88           71
                                                          -------      -------
Net loss ............................................     $  (533)     $  (416)
                                                          =======      =======
Basic and diluted net loss per common share .........    $   (.06)    $   (.05)
                                                         ========     ========



                             See accompanying notes

                              MARK CENTERS TRUST
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                (in thousands)






                                                                           March 31,      March 31,
                                                                              1998          1997
                                                                          -----------   ------------
                                                                                 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..............................................................    $   (533)     $    (416)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of leasing costs ........................       3,328          3,175
Amortization of deferred financing costs ..............................         145            149
Minority interest .....................................................         (88)           (71)
Provision for bad debts ...............................................         310             88
Loss on sale of property ..............................................          --             12
                                                                           --------      ---------
                                                                              3,162          2,937
Changes in assets and liabilities:
Rents receivable ......................................................         387          1,025
Prepaid expenses ......................................................         119            140
Due from related parties ..............................................         (29)            43
Other assets ..........................................................          20           (191)
Accounts payable and accrued expenses .................................        (164)           (37)
Other liabilities .....................................................        (281)           (32)
                                                                           --------      ---------
Net cash provided by operating activities .............................       3,214          3,885
                                                                           --------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for real estate and improvements, inclusive of payables
 related to construction activity .....................................      (3,810)        (5,340)
Net proceeds from sale of property ....................................          --          1,288
Payment of deferred leasing charges ...................................        (451)           (64)
                                                                           --------      ---------
Net cash used in investing activities .................................      (4,261)        (4,116)
                                                                           --------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgages .......................................        (702)       (10,849)
Proceeds received on mortgage notes ...................................       1,999         23,000
Net funding of escrows ................................................        (681)        (3,159)
Payment of deferred financing costs ...................................         (87)          (884)
Dividends paid ........................................................          --         (3,078)
Distributions paid to Principal Shareholder ...........................         (12)          (602)
                                                                           --------      ---------
Net cash provided by financing activities .............................         517          4,428
                                                                           --------      ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ......................        (530)         4,197
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ........................       1,287          3,912
                                                                           --------      ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD ..............................    $    757      $   8,109
                                                                           ========      =========
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest, net of amounts capitalized of
 $168 and $112, respectively ..........................................    $  3,509      $   3,791
                                                                           ========      =========



                             See accompanying notes

                              MARK CENTERS TRUST

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   (in thousands, except per share amounts)

1. THE COMPANY

     Mark Centers Trust (the "Company") currently owns and operates thirty-nine properties consisting of thirty-four neighborhood and community shopping centers, three enclosed malls and two mixed use (retail/office) properties. All of the Company's assets are held by, and all of its operations are conducted through Mark Centers Limited Partnership, (the "Operating Partnership") and its majority owned partnerships. As of March 31, 1998, the Company controlled 84% of the Operating Partnership as the sole general partner. The Company will at all times be the sole general partner of, and owner of a 51% or greater interest in, the Operating Partnership. Marvin L. Slomowitz (the "Principal Shareholder"), who is the principal limited partner of the Operating Partnership, owns in excess of 99% of the minority interest in the Operating Partnership. The Company is operating as a real estate investment trust ("REIT") for federal income tax purposes. On April 15, 1998 the Company entered into a Contribution and Share Purchase Agreement which will provide additional properties and capital to the Company (Note 8).

2. BASIS OF PRESENTATION

     The consolidated financial statements include the consolidated accounts of the Company and its majority owned partnerships, including the Operating Partnership, and have been prepared in accordance with generally accepted accounting principles for interim financial information and with instruction to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The information furnished in the accompanying consolidated financial statements reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the aforementioned consolidated financial statements for the interim periods. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998. For further information, refer to the consolidated financial statements and accompanying footnotes included herein.

3. SHAREHOLDERS' EQUITY AND MINORITY INTEREST

     The following table summarizes the change in the shareholders' equity and minority interest since
December 31, 1997:



                                                                      Shareholders'      Minority
                                                                          Equity         Interest
                                                                     ---------------   -----------
Balance at December 31, 1997 .....................................       $48,800         $ 9,244
Net loss for the period January 1 through March 31, 1998 .........          (533)            (88)
Distributions to Principal Shareholder ...........................            --             (12)
                                                                         -------         -------
Balance at March 31, 1998 ........................................       $48,267         $ 9,144
                                                                         =======         =======



4. RELATED PARTY TRANSACTIONS

     As of March 31, 1998 amounts due from related parties consisted of the following:



Accrued ground rent due from Blackman Plaza Partners (a limited partnership in which the
 Principal Shareholder is a 1% general partner) ........................................    $ 205
Other amounts (net) due from Principal Shareholder .....................................        1
                                                                                            -----
                                                                                            $ 206
                                                                                            =====

                              MARK CENTERS TRUST

                   (in thousands, except per share amounts)

4. RELATED PARTY TRANSACTIONS  -- (Continued)


     On January 7, 1998, the Company exercised its option to purchase Blackman Plaza Partners' interests in the Blackman Plaza with a closing date anticipated to occur during fiscal 1998.


     On March 16, 1998, the Company and the Principal Shareholder agreed to terminate the option to purchase certain land owned by the Principal Shareholder in Lewisburg, Pennsylvania.


5. MORTGAGE LOANS


     On January 28, 1998, the Company completed a closing on a construction loan with Royal Bank of Pennsylvania in the maximum amount of $3,500. The loan, which is secured by one of the Company's properties, requires monthly payments of interest only at the lender's prime rate plus 150 basis points and matures in February 1999 with additional extension periods through February 2000.


     On March 24, 1998, the Company completed an amendment and extension of its existing agreement with Mellon Bank, N.A. which extended the maturity date to July 2, 1998 and established minimum monthly payments of the greater of (a) actual net operating income from the collateral property or (b) $50 plus interest at the current rate of LIBOR plus 200 basis points.


6. PER SHARE DATA


     Basic earnings per share was determined by dividing net loss applicable to common shareholders by the weighted average number of common shares of beneficial interest ("Common Shares") outstanding during each period consistent with the guidelines of the Financial Accounting Standards Board Statement No.
128. The weighted average number of Common Shares for the three months ended March 31, 1998 and 1997 totalled 8,554,177 and 8,548,817, respectively. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares or resulted in the issuance of Common Shares that then shared in the earnings of the Company. For the three months ended March 31, 1998 and 1997, no additional Common Shares were reflected as the impact would be anti-dilutive due to the net loss in each period.


7. TENANT LEASES


     On January 31, 1998, the Company entered into an agreement with Pharmhouse Corp. (the "Tenant") to settle certain litigation. During 1997, the Tenant had obtained an injunction against the installation of Walmart in the Ledgewood Mall based on certain exclusive use provisions within the Tenant's lease. The Company paid $200 to the Tenant on May 1, 1998 and has further agreed, pursuant to the agreement as modified May 1, 1998, to pay the Tenant $1,525 on or before May 31, 1998, amend certain terms of the Tenant's lease including rent and the lease expiration date, and withdraw its appeal of this case in return for the Tenant's withdrawal of all legal actions against the installation of Walmart at the mall. The total of $1,725 is reflected in deferred charges as of March 31, 1998 in the accompanying financial statements.


8. SUBSEQUENT EVENTS


     On April 15, 1998 the Company entered into a Contribution and Share Purchase Agreement (the "Agreement") which will provide additional properties and capital to the Company. Subject to the satisfaction of all conditions to the transaction, including approval by the Company's shareholders at a meeting expected to be held during the third quarter of 1998, the Company, through Mark Centers Limited Partnership, a Delaware limited partnership through which the Company conducts substantially all of its activities, and in exchange for approximately 11.3 million Operating Partnership Units, will acquire substantially all of the ownership interests in twelve retail shopping centers, five multi-family apartment complexes, certain third party management contracts and promissory notes owned by real estate investment partnerships and related entities in which RD Capital, Inc.,

                              MARK CENTERS TRUST

                   (in thousands, except per share amounts)

8. SUBSEQUENT EVENTS  -- (Continued)


a Delaware corporation ("RD Capital"), or its affiliates serves as the general partner or in another similar management capacity. In addition, the Company will also receive a cash investment of $100 million from affiliates of RD Capital in exchange for approximately 13.3 million newly issued common shares of beneficial interest valued at a price of $7.50 per share. The Agreement also provides that Ross Dworman and Kenneth Bernstein of RD Capital will become Chairman of the Board and Chief Executive Officer and President of the Company, respectively. Mr. Marvin Slomowitz, the current Chairman of the Board and Chief Executive Officer, will remain as a board member and as a consultant to the Company. The two new executives will serve on the board together with two independent designees of RD Capital and two independent designees (in addition to Mr. Slomowitz) of the existing board. The Company will change its name to Acadia Realty Trust effective upon the closing of the transaction. The transaction is subject to evidence of the receipt by RD Capital of the necessary funds to make the cash investment and the completion of closing. The transaction is a complex one involving many parties and there can be no assurance that the closing on this transaction will be completed. The Company has incurred costs totalling $530 related to this transaction as of March 31, 1998 which are reflected in deferred charges in the accompanying financial statements.

     On April 1, 1998, the Company completed an amendment with Fleet National Bank which extended to June 15, 1998 the maturity of a standby letter of credit in the amount of $1.7 million.

                        Report of Independent Auditors


The Partners and Members of
The RDC Group


We have audited the accompanying combined balance sheets of The RDC Group, more fully described in Note 1, as of December 31, 1997 and 1996, and the related combined statements of operations, partners and members' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedule listed in the Index to Financial Statements. These financial statements and schedule are the responsibility of The RDC Group's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The RDC Group as of December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                          /s/ ERNST & YOUNG LLP

New York, New York
April 10, 1998

                                 The RDC Group

                            Combined Balance Sheets
                            (Dollars in thousands)







                                              December 31,                    March 31,
                                           1997           1996           1998           1997
                                       ------------   ------------   ------------   ------------
                                                                             (Unaudited)
Assets
Rental property -- at cost:
 Land ..............................    $  26,173      $  21,864      $  26,158      $  23,811
 Buildings and improvements ........      158,253        136,097        158,940        144,153
 Construction in progress ..........          352             --          9,398             --
                                        ---------      ---------      ---------      ---------
                                          184,778        157,961        194,496        167,964
 Less accumulated depreciation .....      (31,235)       (26,403)       (32,269)       (27,546)
                                        ---------      ---------      ---------      ---------
Net rental property ................      153,543        131,558        162,227        140,418
Investment in partnership ..........        3,011          8,675          2,364          8,550
Cash and cash equivalents ..........        7,422          5,970          9,936          6,762
Rents receivable, net ..............        4,792          3,760          4,675          4,271
Prepaid expenses ...................        1,936          1,882          1,949          2,373
Due from affiliates ................          285            359            372            159
 Furniture, fixtures, and equipment,
 net ...............................        1,455          1,215          1,330          1,275
Deferred charges, net ..............        4,989          3,981          5,166          4,100
Tenant security and other deposits .        2,277          2,712          2,459          2,840
                                        ---------      ---------      ---------      ---------
Total assets .......................    $ 179,710      $ 160,112      $ 190,478      $ 170,748
                                        =========      =========      =========      =========
 Liabilities and partners' and mem-
 bers' equity
Liabilities:
 Mortgage notes payable ............    $ 138,805      $ 125,079      $ 140,559      $ 124,789
 Other notes payable ...............        3,529          8,908          3,526          8,703
     Accounts payable and accrued
   expenses ........................        4,218          3,171          3,783          3,426
 Due to affiliates .................          914            696          1,014            528
    Rents received in advance and
   tenant security deposits ........        1,703          1,407          1,654          1,453
                                        ---------      ---------      ---------      ---------
Total liabilities ..................      149,169        139,261        150,536        138,899
Minority interest ..................           --             --            600             --
Commitments and contingencies ......           --             --             --             --
Partners' and members' equity ......       30,541         20,851         39,342         31,849
                                        ---------      ---------      ---------      ---------
 Total liabilities and partners' and
 members' equity ...................    $ 179,710      $ 160,112      $ 190,478      $ 170,748
                                        =========      =========      =========      =========



                            See accompanying notes.

                                 The RDC Group

                       Combined Statements of Operations
                            (Dollars in thousands)







                                                                                   Three-months ended
                                                                                          March
                                                Year ended December 31,                    31,
                                           1997         1996           1995          1998        1997
                                        ----------   ----------   -------------   ---------   ---------
                                                                                       (Unaudited)
Revenue:
 Minimum rents ......................    $26,769      $ 23,712      $  22,767      $6,954      $6,431
 Percentage rents ...................        302           319            364          96         142
 Expense reimbursements .............      4,424         3,634          3,462       1,194       1,039
 Fees and commissions ...............      1,838         1,595          2,474         580         395
 Equity in earnings of partnership           745           531            238          59         169
 Other ..............................        883           915            695         271         210
                                         -------      --------      ---------      ------      ------
Total revenue .......................     34,961        30,706         30,000       9,154       8,386
                                         -------      --------      ---------      ------      ------
Expenses:
 Property operating .................      7,813         7,495          7,776       2,322       1,990
 Real estate taxes ..................      3,840         3,210          3,192       1,014         913
 Interest and financing expense .....     11,879        11,526         11,272       2,941       2,858
 Depreciation and amortization ......      6,211         6,218          5,447       1,600       1,571
 General and administrative .........      3,706         3,835          3,536         806         670
                                         -------      --------      ---------      ------      ------
Total operating expenses ............     33,449        32,284         31,223       8,683       8,002
                                         -------      --------      ---------      ------      ------
Income (loss) before extraordinary
 item ...............................      1,512        (1,578)        (1,223)        471         384
Extraordinary item-cancellation of
 debt ...............................         --         3,461             --          --          --
                                         -------      --------      ---------      ------      ------
Net income (loss) ...................    $ 1,512      $  1,883      $  (1,223)     $  471      $  384
                                         =======      ========      =========      ======      ======



                            See accompanying notes.

                                 The RDC Group

              Combined Statement of Partners' and Members' Equity
                            (Dollars in thousands)





Balance, December 31, 1994 ..................    $ 18,049
Contributions ...............................       4,936
Distributions ...............................      (3,464)
Net loss ....................................      (1,223)
                                                 --------
Balance, December 31, 1995 ..................      18,298
Contributions ...............................       7,720
Distributions ...............................      (7,050)
Net income ..................................       1,883
                                                 --------
Balance, December 31, 1996 ..................      20,851
Contributions ...............................      17,882
Distributions ...............................      (9,704)
Net income ..................................       1,512
                                                 --------
Balance, December 31, 1997 ..................    $ 30,541
Contributions ...............................       9,064
Distributions ...............................        (734)
Net income ..................................         471
                                                 --------
Balance, March 31, 1998 (Unaudited) .........    $ 39,342
                                                 ========



                            See accompanying notes.

                                 The RDC Group

                       Combined Statements of Cash Flows
                            (Dollars in thousands)





                                                                                                     Three-months ended
                                                              Year ended December 31,                    March 31,
                                                          1997          1996          1995           1998          1997
                                                      -----------   -----------   ------------   -----------   ------------
                                                                                                          (Unaudited)
Operating activities
Net income (loss): ................................    $   1,512     $  1,883      $  (1,223)    $  471         $     384
 Adjustments to reconcile net income
   (loss) to net cash provided by operating
   activities:
   Equity in earnings of partnership ..............         (745)        (531)          (238)       (59)             (169)
   Depreciation of buildings and
    improvements ..................................        4,949        5,113          4,583      1,276             1,267
   Amortization of deferred costs .................        1,262        1,105            864        324               304
   Cancellation of debt ...........................           --       (3,461)            --         --                --
Net changes in operating assets and
 liabilities:
   Rents receivable ...............................       (1,032)        (601)          (517)       117              (511)
   Prepaid expenses ...............................          (54)          --          1,711        (13)             (491)
   Due to affiliates ..............................          292        1,508         (1,608)        13                32
   Tenant security and other deposits .............          435          (87)          (876)      (182)             (128)
   Accounts payable and accrued
    expenses ......................................        1,047         (407)            15       (435)              255
   Rents received in advance and tenants
    security deposits .............................          296          638            150        (49)               46
                                                       ---------     --------      ---------     ------         ---------
Net cash provided by operating activities .........        7,962        5,160          2,861      1,463               989
                                                       ---------     --------      ---------     ------         ---------
Investing activities
Investment in partnership .........................          (73)         (73)        (8,951)       (29)               --
Distributions from partnership ....................        6,482          873            245        735               294
Acquisition of properties .........................      (18,492)      (8,087)        (4,859)    (9,835)          (10,404)
Deferred charges ..................................       (2,270)        (559)        (2,815)      (501)             (424)
                                                       ---------     --------      ---------     ------         ---------
   Net cash used in investing activities ..........      (14,353)      (7,846)       (16,380)    (9,630)          (10,534)
                                                       ---------     --------      ---------     ------         ---------

                                 The RDC Group

                            (Dollars in thousands)





                                                                                                     Three-months ended
                                                              Year ended December 31,                     March 31,
                                                          1997          1996          1995           1998            1997
                                                      -----------   -----------   -----------   --------------   ------------
                                                                                                          (Unaudited)
Financing activities
Contributions .....................................       17,882        7,720          4,936         9,064           11,535
Distributions .....................................       (9,644)      (7,050)        (3,464)         (734)            (861)
Minority interest .................................           --           --             --           600               --
Principal payments on mortgages ...................      (19,555)      (9,358)       (32,872)      (13,855)         (19,123)
Repayments of other notes payable .................       (5,284)        (221)           (77)             (3)           (47)
Proceeds from mortgage notes ......................       24,381       13,587         39,543        15,609           18,833
Proceeds from other notes payable .................           63          500          5,526            --               --
                                                         -------       ------        -------    ------------        -------
Net cash provided by financing activities .........        7,843        5,178         13,592        10,681           10,337
                                                         -------       ------        -------    ------------        -------
Increase (decrease) in cash and cash
 equivalents ......................................        1,452        2,492             73         2,514              792
Cash and cash equivalents, beginning of
 period ...........................................        5,970        3,478          3,405         7,422            5,970
                                                         -------       ------        -------    ------------        -------
Cash and cash equivalents, end of period ..........    $   7,422     $  5,970      $   3,478      $  9,936        $   6,762
                                                       =========     ========      =========    ============      =========
Supplemental disclosures of cash flow
 information
Cash paid for interest ............................    $  12,268     $ 11,493      $  11,120      $  3,145        $   3,175
                                                       =========     ========      =========    ============      =========
Non-cash investing and financing
 activities
Assumption of mortgage ............................    $   8,900     $     --      $      --      $     --        $      --
Distribution of property ..........................    $      60     $     --      $      --      $     --        $      60



------------
See accompanying notes.

                                 The RDC Group

                    Notes to Combined Financial Statements
                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995


1. Organization

     The RDC Group (not a legal entity) is engaged in the ownership and operation of shopping center and multifamily properties located in the United States ( the "Properties"). Each of the Properties is owned by a separate partnership or limited liability company. Management, leasing and construction services with respect to the Properties have been historically provided by member companies of The RDC Group.

     The following table sets forth the Properties included in The RDC Group as of December 31, 1997:



                                          Year of
              Property                  Acquisition           Location              Size
------------------------------------   -------------   ----------------------   -----------
Retail Properties: .................
 Atrium Mall .......................       1990        Abington, PA             178,000 sf
 Bloomfield Town Square ............       1990        Bloomfield Hills, MI     229,000 sf
 Walnut Hill Plaza .................       1990        Woonsocket, RI           291,000 sf
 Elmwood Park Plaza ................       1994        Elmwood Park, NJ         122,000 sf
 Merrillville Plaza ................       1994        Hobart, IN               235,000 sf
 Soundview Marketplace .............       1994        Port Washington, NY      183,000 sf
 Marketplace of Absecon ............       1997        Absecon, NJ              115,000 sf
 Hobson West Plaza .................       1996        Naperville, IL           100,000 sf
 Smithtown Shopping Center .........       1996        Smithtown, NY            85,000 sf
 Town Line Plaza ...................       1997        Rocky Hill, CT           193,000 sf
 Crossroads (49% partnership
   interest) .......................       1995        Greenburgh, NY           310,000 sf
Residential Properties: ............
 Glen Oaks Apartments ..............       1984        Greenbelt, MD            463 units
 Colony Apartments .................       1995        Columbia, MD             282 units
 Gatehouse, Holiday House, Tiger
   Village .........................       1990        Columbia, MO             592 units
 Marley Run Apartments .............       1992        Baltimore, MD            336 units
 Village Apartments ................       1992        Winston-Salem, NC        600 units




2. Basis of Presentation


     The accompanying combined financial statements of the RDC Group have been presented on a combined basis, which is considered to be the most meaningful, due to the common general partners in partnerships or managing members in limited liability companies and common management. In addition, the entities are expected to be the subject of a business combination with Mark Centers Trust and subsidiaries ("MCT"), a fully integrated, self administered, self managed real estate investment trust. The business combination involves the planned acquisition by MCT of substantially all of the interests of the partners and members of the partnerships and limited liability companies in the Properties with the exception of Crossroads (see Note 7), in which MCT will acquire the RDC Group's 49% general partner interests, and with the exception of the following properties, in which MCT will acquire substantially all of the economic aspects of ownership but with the following partnership interests:



  Soundview Marketplace         50%
  Marketplace of Absecon        50%
  Smithtown Shopping Center     49%
  Atrium Mall                   89%



     Certain other properties and operations affiliated with The RDC Group have been excluded from these financial statements as they are not included in the anticipated business combination described above.

     All significant intercompany accounts and transactions have been eliminated in combination.

                                 The RDC Group

                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995


3. Summary of Significant Accounting Policies


Rental Property

     Real estate assets are stated at cost less accumulated depreciation. Such carrying amounts would be adjusted, if necessary to reflect any impairment in the value of the assets. Expenditures for acquisition, development construction and improvement of properties, as well as significant renovations are capitalized. Interest costs are capitalized until construction is substantially complete. Depreciation is computed on the straight-line method over estimated useful lives of thirty to forty years for buildings and the shorter of the useful life or lease term of improvements, furniture, fixtures, and equipment. Expenditures for maintenance and repairs are charged to operations as incurred.




Deferred Costs

     Fees and costs incurred in the successful negotiation of leases have been deferred and are being amortized on a straight-line basis over the terms of the respective leases. Fees and costs incurred in connection with obtaining financing have been deferred and are being amortized over the term of the related debt obligation. Organization costs are amortized on a straight-line basis over a period of five years.


Revenue Recognition

     Leases with tenants are accounted for as operating leases. Minimum annual rentals are generally recognized on a straight-line basis over the term of the respective lease. As of December 31, 1997 and 1996 and March 31, 1998 and 1997 (unaudited), unbilled rents receivable included in rents receivable in the accompanying balance sheets were $2,864 and $2,245 and $3,030 and $2,379, respectively. Contingent rents based on percentage rents are accrued based on historical tenants sales.


Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents.


Restricted Cash


     Included in tenant security and other deposits and prepaid expenses are restricted escrow and reserve funds for debt service, real estate taxes, property insurance, capital and tenant improvements, and leasing costs of $2,297 and $2,281 at December 31, 1997 and 1996, respectively and $2,759 and $3,140 at March 31, 1998 and 1997 (unaudited), respectively.



Partners' and Members' Contributions, Distributions and Profit and Loss Allocations

     The individual partnership agreements and operating agreements specify the required capital contributions of the partners and members and the procedures for the allocation of profits, losses, distributions and the return of equity to the partners and members. Generally, these items are allocated in proportion to the respective ownership percentages of the partners and members.


Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                 The RDC Group

                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995

3. Summary of Significant Accounting Policies  -- (Continued)

Income Taxes

     The entities included in the combined financial statements are partnerships and limited liability companies which are not subject to federal and state income taxes. The partners and members are required to report in their individual federal and state income tax returns their share of income or loss and other amounts. Accordingly, income taxes have not been provided for in the accompanying financial statements.


Segment Reporting

     In June 1997 the Financial Accounting Standards Board issued Statement No. 131 (SFAS 131), Disclosure About Segments of an Enterprise and Related Information, which is effective for financial statements issued for periods beginning after December 15, 1997. SFAS 131 requires disclosures about segments of an enterprise and related information regarding different types of business activities in which an enterprise engages and the different economic environments in which it operates. Management does not believe that the implementation of SFAS 131 will have a material effect on the disclosures in its financial statements.


4. Deferred Charges, Net


Deferred charges, net are comprised of the following:



                                          December 31,                March 31,
                                        1997         1996         1998         1997
                                     ----------   ----------   ----------   ----------
                                                                     (Unaudited)
Deferred leasing costs ...........    $  3,270     $  2,384     $  3,304     $  2,504
Deferred financing costs .........       4,942        4,594        5,159        4,896
Organization costs ...............       1,234        1,083        1,234        1,084
Other deferred costs .............          --           --          250           --
                                      --------     --------     --------     --------
                                         9,446        8,061        9,947        8,484
Less -- accumulated
 amortization ....................      (4,457)      (4,080)      (4,781)      (4,384)
                                      --------     --------     --------     --------
 Deferred charges, net ...........    $  4,989     $  3,981     $  5,166     $  4,100
                                      ========     ========     ========     ========

5. Mortgages Payable


     The RDC Group has non-recourse mortgages payable which are collateralized by one or more of the Properties included in these financial statements. The mortgages are generally due in monthly installments of interest and in certain cases principal based on amortization periods of 25 years, and mature at various dates through 2004. The mortgages outstanding are as follows:



                                          December 31,                  March 31,
                                        1997          1996          1998          1997
                                    -----------   -----------   -----------   -----------
                                                                       (Unaudited)
Fixed Rate Mortgages:
 SunAmerica Life
  Insurance Company .............    $  44,505     $  45,099     $  44,348     $  44,954
 Other ..........................       38,514        35,208        57,786        31,876
Variable Rate Mortgages .........       55,786        44,772        38,425        47,959
                                     ---------     ---------     ---------     ---------
                                     $ 138,805     $ 125,079     $ 140,559     $ 124,789
                                     =========     =========     =========     =========

                                 The RDC Group

                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995

5. Mortgages Payable  -- (Continued)

SunAmerica Life Insurance Company

     In December 1995, five of the RDC Group's properties were refinanced through an aggregate $45.6 million borrowing from SunAmerica Life Insurance Company ("Sun") evidenced by individual notes to each of the property owning partnerships. The loans, which are cross-collateralized by the five properties, amortize on a 25 year basis and bear interest at rates ranging from 8.26% -- 9.27% per annum until maturity on January 10, 2001.

     Under the terms of the loans, the five property partnerships are required to deposit substantially all revenues from the properties into a cash collection account under the control of an independent agent for Sun. Funds from the cash collection account are used to fund debt service, real estate taxes, insurance and required general reserves. Remaining funds are utilized to fund operating expenses and capital expenses. Each of the loans bear yield maintenance provisions.


Other Fixed Rate Mortgages

     Interest rates on other fixed rate mortgages range from 7.73% to 10.5%, at December 31, 1997.

     During 1996, in connection with the recapitalization of the Soundview Marketplace, $3,461 of the then outstanding balance of the mortgage encumbering such property was canceled. Such amount is reflected in the accompanying financial statements as an extraordinary gain.


Variable Rate Mortgages

     The interest rate on variable rate mortgages are generally based upon LIBOR plus spreads ranging from 1.05% to 1.75%. Two of the variable rate mortgages having outstanding balances of $11,801 and $7,083 at December 31, 1997 have rates based upon the lenders commercial paper rate plus 4% and 2.75%, respectively.

     In addition to the stated rates of interest, the $11,801 mortgage on one Property includes provisions for additional interest based on 10% of cash flows, as defined, of the underlying property pledged under the mortgage. No additional interest was incurred during the years ended December 31, 1997, 1996 and 1995 or the three-months ended March 31, 1998 (unaudited) and 1997 (unaudited).


Repayment Schedule

     Scheduled principal repayments for the above mortgages at December 31, 1997 are as follows:



  1998 ......................    $  21,947
  1999 ......................       26,319
  2000 ......................        2,117
  2001 ......................       49,774
  Thereafter ................       38,648
                                 ---------
  Total .....................    $ 138,805
                                 =========

6. Related Party Transactions

     Acadia Management Company, LLC occupies space in the Soundview Marketplace property. Total rent income for the years ended December 31, 1997, 1996 and 1995 approximated $44, $42 and $41, respectively and $11and $11for the three month periods ended March 31, 1998 and 1997 (unaudited), respectively.

                                 The RDC Group

                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995

6. Related Party Transactions  -- (Continued)


     Certain member companies of The RDC Group provide leasing, management and construction management services and charge the properties for the expenses associated with such services, comprising principally of employee costs. For the years ended December 31, 1997, 1996 and 1995, and the three month periods ended March 31, 1998 and 1997 (unaudited), the charges which were capitalized by the properties for such services were as follows:



                                                  December 31,                March 31,
                                           1997       1996       1995       1998       1997
                                         --------   --------   --------   --------   -------
                                                                             (Unaudited)
Leasing commissions ..................    $ 288      $ 163      $ 194      $  64      $ 49
Construction management fees .........       34         79         90         42        31
                                          -----      -----      -----      -----      ----
Totals ...............................    $ 322      $ 242      $ 284      $ 106      $ 80
                                          =====      =====      =====      =====      ====



7. Investment in Partnership

     On September 7, 1995 the Company acquired a 49% interest in Crossroads Joint Venture and Crossroads II Joint Venture (collectively "Crossroads") The Company accounts for its investment in Crossroads using the equity method. Condensed financial statements of Crossroads are as follows:


Balance Sheets





                                             December 31,                   March 31,
                                          1997           1996           1998           1997
                                      ------------   ------------   ------------   -----------
                                                                           (Unaudited)
Assets
Land ..............................    $     731      $     731      $     731      $     731
Building and improvements .........       11,982         11,982         12,114         11,982
Accumulated depreciation ..........       (3,703)        (3,245)        (3,728)        (3,360)
Deferred costs, net ...............          436            350            640            350
Cash ..............................        3,008          1,381          2,099          1,593
Accounts receivable ...............        2,155          2,010          2,020          1,873
Other .............................          519            431            147            548
                                       ---------      ---------      ---------      ---------
Total assets ......................    $  15,128      $  13,640      $  14,023      $  13,717
                                       =========      =========      =========      =========
Liabilities and Partners' Capital
Mortgage note payable .............    $  35,910      $  23,500      $  35,817      $  23,500
Accounts payable ..................          360            186            394            333
Other .............................          464            376            523            401
                                       ---------      ---------      ---------      ---------
                                          36,734         24,062         36,734         24,234
Partners' capital .................      (21,606)       (10,422)       (22,711)       (10,517)
                                       ---------      ---------      ---------      ---------
Total liabilities and partners
 capital ..........................    $  15,128      $  13,640      $  14,023      $  13,717
                                       =========      =========      =========      =========
RDC Group investment ..............    $   3,011      $   8,675      $   2,364      $   8,550
                                       =========      =========      =========      =========

                                 The RDC Group

                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995

7. Investment in Partnership  -- (Continued)



                                                       Year ended                 Three-months ended,
                                                      December 31,                      March 31
                                             1997         1996         1995         1998         1997
                                          ----------   ----------   ----------   ----------   ----------
                                                                                       (Unaudited)
Statements of Income
Revenues:
 Minimum rent .........................    $ 4,646      $ 4,609      $ 4,621      $ 1,168      $ 1,163
 Percentage rent ......................        211          172          221            4           45
 Expense reimbursements ...............      1,999        1,626        1,475          387          370
 Other ................................         98          109          138           53           11
                                           -------      -------      -------      -------      -------
Total revenues ........................      6,954        6,516        6,455        1,612        1,589
Expenses:
Property operating ....................        951          961          650          175          181
Real estate taxes .....................      1,069        1,012          888          279          266
Depreciation and amortization .........        457          757          555          193          114
General and administrative ............         25           24           21           12           12
Interest ..............................      2,292        2,039        2,124          673          510
                                           -------      -------      -------      -------      -------
Total expenses ........................      4,794        4,793        4,238        1,332        1,083
                                           -------      -------      -------      -------      -------
Net income ............................    $ 2,160      $ 1,723      $ 2,217      $   280      $   506
                                           =======      =======      =======      =======      =======
RDC Group equity in earnings ..........    $   745      $   531      $   238      $    59      $   169
                                           =======      =======      =======      =======      =======



8. Fair Value of Financial Instruments

     The following disclosure of estimated fair value was determined by management using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts The RDC Group could realize on disposition of the financial instruments at December 31, 1997. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The carrying values of cash and cash equivalents, rents receivable, prepaid expenses, due from affiliates, tenants security and other deposits, accounts payable and accrued expenses, due to affiliates and rents received in advance and tenant security deposits reasonably approximate their fair values.

     The carrying values of mortgages payable approximates their estimated aggregate fair value (excluding prepayment penalties) based upon then current interest rates for debt with similar terms and remaining maturities.

     Other notes payable with a carrying value of $2,958 (including accrued interest) at December 31, 1997, consisting of subordinated liens against one of the residential properties, have an estimated fair value of $1,500 based upon management's evaluation of the collateral securing the notes.

                                 The RDC Group

                             (Dollars in thousands)

                       December 31, 1997, 1996 and 1995


9. Commitments and Contingencies
Ground Lease

     The RDC Group leases land at the Soundview Marketplace pursuant to a ground lease expiring December 31, 2033. The RDC Group also leases office space in New York City pursuant to an operating lease which expires on July 30, 2002. The future minimum lease payments under these leases at December 31, 1997 are as follows:



  1998 ........................   $    406
  1999 ........................        410
  2000 ........................        413
  2001 ........................        413
  2002 ........................        366
  Thereafter ..................     15,910
                                  --------
  Total .......................   $ 17,918
                                  ========


     The ground lease provides for additional ground rent based on a percent of cash flow, as defined in the ground lease agreement.


Litigation

     The RDC Group is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operation or liquidity of the RDC Group.

10. Tenant Leases

     The Properties are leased to tenants under operating leases with various expiration dates through 2017. Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant's proportionate share of and/or increases in real estate taxes and certain operating costs as defined and the pass through of charges of electrical usage. Future minimum rentals to be received under non-cancelable operating leases at December 31, 1997 are as follows:




  1998 ........................   $  14,322
  1999 ........................      14,215
  2000 ........................      13,312
  2001 ........................      12,181
  2002 ........................      10,981
  Thereafter ..................      71,843
                                  ---------
  Total .......................   $ 136,854
                                  =========



11. Subsequent Events

     On January 27, 1998, the RDC Group acquired a four story retail and residential property containing approximately 40,000 square feet in Greenwich, Connecticut for a purchase price of $8,810 plus closing costs. The property will be redeveloped during 1998.

     On April 7, 1998, the RDC Group acquired the Branch Shopping Center, a 126,000 square foot shopping center located in Smithtown, New York for a purchase price of $14,143 plus closing costs.

12. Impact of Year 2000 (Unaudited)

     Management has assessed the Year 2000 issue, and has developed an action plan to address the issue. Management believes that its action plan will be implemented and completed in a timely fashion, and that the Year 2000 issue will not materially affect future operating results or future financial condition.

                                 The RDC Group

             Schedule III-Real Estate and Accumulated Depreciation
                               December 31, 1997
                            (Dollars in thousands)

                                                                             Initial Cost to Company
                                                         ---------------------------------------------------------------
                                                                                                      Costs Capitalized
                                                                                       Building &       Subsequent to
                                                          Encumberances      Land     Improvements       Acquisition
                  Property Description                   ---------------  ---------  --------------  -------------------
Retail
Atrium Mall, Abington, PA .............................      $ 11,672      $ 1,584      $  8,979           $   909
Bloomfield Town Square, Bloomfield Hills, MI ..........        11,107        1,695         9,246             3,734
Walnut Hill Plaza, Woonsocket, RI .....................        10,063        1,498         8,488             1,488
Elmwood Park Plaza, Elmwood Park, NJ ..................        11,801        3,443        10,568               855
Merrillville Plaza, Hobart, IN ........................        13,441        3,117        12,466             1,772
Soundview Marketplace, Port Washington, NY ............         7,083          300        14,689             3,072
Marketplace of Absecon, Absecon, NJ ...................         6,900        1,809         7,348                --
Hobson West Plaza, Naperville, IL .....................         4,439        1,265         5,059                58
Smithtown Shopping Center, Smithtown, NY ..............         6,545        1,900         7,600             1,055
Town Line Plaza, Rocky Hill, CT .......................            --          600         2,391               405
Residential
Gatehouse, Holiday House, Tiger Village, Columbia, MO .         8,557        1,338         7,582               901
Village Apartments, Winston-Salem, NC .................         8,882          923         8,308             2,608
Glen Oaks Apartments, Greenbelt, MD ...................        18,293        4,000        17,496               842
Colony Apartments, Columbia, MO .......................         4,022          436         2,468               469
Marley Run Apartments, Baltimore, MD ..................        16,000        2,265        17,143               211
                                                             --------      -------      --------           -------
Totals ................................................      $138,805      $26,173      $139,831           $18,379
                                                             ========      =======      ========           =======

                                                           Gross Amounts At Which Carried At Close of Period
                                                         -----------------------------------------------------
                                                                                                                     Date of
                                                                      Building &                  Accumulated    Acquisition (A)
                                                            Land     Improvements      Total     Depreciation    Construction (C)
                  Property Description                   ---------  --------------  ----------  --------------  -----------------
Retail
Atrium Mall, Abington, PA .............................   $ 1,584      $  9,888      $ 11,472       $ 2,459         1990 (A)
Bloomfield Town Square, Bloomfield Hills, MI ..........     1,695        12,980        14,675         4,382         1990 (A)
Walnut Hill Plaza, Woonsocket, RI .....................     1,498         9,976        11,474         2,496         1990 (A)
Elmwood Park Plaza, Elmwood Park, NJ ..................     3,443        11,423        14,866           919         1994 (A)
Merrillville Plaza, Hobart, IN ........................     3,117        14,238        17,355         1,257         1994 (A)
Soundview Marketplace, Port Washington, NY ............       300        17,761        18,061         6,013         1994 (A)
Marketplace of Absecon, Absecon, NJ ...................     1,809         7,348         9,157           126         1997 (A)
Hobson West Plaza, Naperville, IL .....................     1,265         5,117         6,382           148         1996 (A)
Smithtown Shopping Center, Smithtown, NY ..............     1,900         8,655        10,555           199         1997 (C)
Town Line Plaza, Rocky Hill, CT .......................       600         2,796         3,396            18         1997 (C)
Residential
Gatehouse, Holiday House, Tiger Village, Columbia, MO .     1,338         8,483         9,821         1,608         1990 (A)
Village Apartments, Winston-Salem, NC .................       923        10,916        11,839         2,846         1992 (A)
Glen Oaks Apartments, Greenbelt, MD ...................     4,000        18,338        22,338         6,030         1984 (A)
Colony Apartments, Columbia, MO .......................       436         2,937         3,373           238         1990 (A)
Marley Run Apartments, Baltimore, MD ..................     2,265        17,354        19,619         2,288         1992 (A)
                                                          -------      --------      --------       -------           ----
Totals ................................................   $26,173      $158,210      $184,383       $31,027
                                                          =======      ========      ========       =======

--------
Note: The schedule above does not include leasehold improvements, at the Company's principal offices, with a cost basis of $395 and accumulated depreciation of $208.

                                 The RDC Group
                             Notes to Schedule III
                               December 31, 1997
                            (Dollars in Thousands)


                   Reconciliation of Real Estate Properties:




                                                               Year ended December 31,
                                                      ------------------------------------------
                                                          1997          1996           1995
                                                      -----------   -----------   --------------
     Balance at Beginning of period ...............    $157,961      $150,707        $146,658
     Additions during period ......................
     Acquisition through purchase .................      16,020            --              --
     Other improvements ...........................      11,132         7,695           4,058
     Fully depreciated assets written off .........          --          (441)             --
     Sale of property and improvements ............        (335)           --              (9)
                                                       --------      --------        --------
     Balance at end of period .....................    $184,778      $157,961        $150,707
                                                       ========      ========        ========



Reconciliation of accumulated depreciation:




                                                             Year ended December 31,
                                                     ---------------------------------------
                                                        1997         1996           1995
                                                     ----------   ----------   -------------
     Balance at Beginning of period ..............    $26,403      $22,263        $17,832
     Sale/Transfer of Property ...................       (117)        (594)            (8)
     Depreciation related to real estate .........      4,949        4,734          4,439
                                                      -------      -------        -------
     Balance at end of period ....................    $31,235      $26,403        $22,263
                                                      =======      =======        =======

                                    GLOSSARY

     "Acadia" means Acadia Management Company LLC.

     "Acquisition Proposal" means any inquiry or proposal regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Common Shares or Units (including, but not limited to, a tender offer) or a similar transaction involving the Trust or the Operating Partnership.

     "Bear Stearns" means Bear, Stearns & Co. Inc., the financial advisor of the Trust.

     "Bear Stearns Opinion" means that Bear Stearns fairness opinion dated April 13, 1998 which sets forth the assumption made, matters considered, and certain limitations in the scope of review undertaken by Bear Stearns in connection with evaluating the fairness of the Transaction.

     "Board of Trustees" means the Board of Trustees of the Trust.

     "Cash Investment" means the $100.0 million cash investment to be made to the Trust by the RDC Funds in exchange for the 13,333,333 newly issued Common Shares being delivered to the RDC Funds in the Transaction.

     "Closing Date" means the closing date of the Transaction.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, par value of $.01 per share, of the Trust.

     "Company" or "Mark Centers" mean the Trust, collectively with the Operating Partnership and all other subsidiaries of the Trust and of the Operating Partnership.

     "Contributed Notes" means two promissory notes which represent the substantial economic benefit associated with one of the RDC Properties to be acquired by the Operating Partnership at Closing.

     "Contribution Agreement" means the Contribution and Share Purchase Agreement dated April 15, 1998 pursuant to which the Transaction will occur.

     "Declaration of Trust" means the Trust's Amended and Restated Declaration of Trust.

     "Development Property" means the 160,000 square foot shopping center currently under construction in which an RDC affiliate owns 25% limited partnership interests in each of two limited partnerships which own such property.

     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation, RDC's financial advisor.

     "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval System.

     "EIG" means Equity Investment Group.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FFO" means funds from operations.

     "GLA" means gross leasable area.

     "Interim Property" means any real property or any interest therein, (including, but not limited to, a leasehold interest as ground lessee) acquired by RDC or any of its affiliates between the date of the Contribution Agreement and the Closing Date.

     "MDG" or "Predecessor" means Mark Development Group, the Trust's predecessor.

     "Meeting" means the Trust's 1998 annual meeting of shareholders to be held on August 12, 1998 at The Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 87102, commencing at 10:00 o'clock, local time, or at any adjournment or postponement thereof.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "NAREIT Index" means the Nareit Equity Rate Total Return Index.

     "1995" means the year ended December 31, 1995.

     "1996" means the year ended December 31, 1996.

     "1997" means the year ended December 31, 1997.

     "NYSE" means the New York Stock Exchange.

     "Offering" means the Company's initial public offering.

     "Operating Partnership" means Mark Centers Limited Partnership, a Delaware limited partnership and a majority-owned subsidiary of the Trust of which the Trust also serves as general partner.

     "Principal Shareholder" means Marvin L. Slomowitz.

     "RDC" means RD Capital, Inc. a Delaware corporation.

     "RDC Group" means RDC, the RDC Property Partnerships, Acadia Management Company LLC and Sound View Management LLC.


     "RDC Designees" means Martin L. Edelman and Gregory White, two independent designees of RDC who will be appointed to the Board of Trustees.


     "RDC Funds" means investment partnerships in which an affiliate of RDC serves as a general partner and which will make the Cash Investment in the Transaction.

     "RDC Management Contracts" means property management contracts for third-parties owned by two RDC affiliates.

     "RDC Material Adverse Effect" means a change in the business, assets, properties, results of operations or financial condition or prospects of RDC and its affiliates as a result of which there is a reduction by more than 10% of the aggregate net operating income from all of the RDC Properties to be contributed in the Transaction, determined on the basis of aggregate net operating income for the 12 months as of December 31, 1997.

     "RDC Properties" means 12 retail shopping centers aggregating approximately 2.2 million square feet of GLA and five multi-family residential properties containing 2,273 residential units currently owned by RDC Property Partnerships.

     "RDC Property Partnerships" means RDC, together with the partnerships and other entities in which it or it affiliates serves as general partner or in another similar management capacity.

     "Reform Act" means the Private Securities Litigation Reform Act of 1995.

     "Registration Agreement" means a Registration Rights and Lock-Up Agreement to be executed at Closing pursuant to which (i) holders of Common Shares and Units will agree not to sell or otherwise transfer such Units or Common Shares (or Common Shares issuable upon exchange of the Unit), subject to certain limited exceptions, prior to the one year anniversary of the Closing Date, and
(ii) the Trust will be obligated, following the one year anniversary of the Closing Date, to register the Common Shares under the Securities Act.

     "REIT" means a real estate investment trust.

     "Reporting Persons" means the Company's officers and trustees and persons who own more than 10% of the Company's Common Shares.

     "Restricted Period" means as to each RDC Property, a specific period during which a sale or transfer must be made on a tax-free basis.

     "S&P 500" means the Standard & Poor's 500 stock index.


     "Securities Act" means the Securities Act of 1933, as amended.

     "Superior Proposal" means an unsolicited bona fide Acquisition Proposal which the Board of Trustees determine in good faith would result in a transaction more favorable to the shareholders of the Trust and to the limited partners of the Operating Partnership than the Transaction.


     "Transaction" means a transaction pursuant to which, among other things:
(i) the Operating Partnership will acquire fee title to, or all or substantially all of the ownership interests in, the RDC Properties, in exchange for approximately 1.8 million Common Shares and approximately 11.1 million Units in the Operating Partnership (each of which is exchangeable, on a one-for-one basis, for Common Shares); (ii) the RDC Properties will purchase an aggregate of approximately 13.3 million newly issued Common Shares in consideration of the Cash Investment; (iii) Ross Dworman and Kenneth Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC will become the Chief Executive Officer and President, respectively, of the Trust; and (iv) Messrs. Dworman and Bernstein and two other independent designees of RDC will become four of the seven Trustees compromising the Board of Trustees of the Trust.


     "Trust" means Mark Centers Trust, a Maryland real estate investment trust.


     "Trust Material Adverse Effect" means a change in the business, assets, properties, results of operations, financial condition of prospects of the Trust's portfolio as a result of which there is a reduction by more than 20% from the funds of operation from the Trust's properties, determined on the basis of funds from operations for the 12 months ending December 31, 1997.

     "Units" means limited partnership interests in the Operating Partnership.

                                    ANNEX I

                   CONTRIBUTION AND SHARE PURCHASE AGREEMENT
                       (Real Estate Partnership Interests,
                              Fee Simple Interests
                                and Other Assets)

                                 by and between

                The Contributing Owners Identified on Exhibit "A"
              The Contributing Entities Identified on Exhibit "A-1"
                             RD Properties, L.P. VI
                           RD Properties, L.P. VIA and
                             RD Properties, L.P. VIB

                                       and

                        Mark Centers Limited Partnership
                             and Mark Centers Trust

                               Table of Contents



Section     Caption                                                                                 Page
-------     -------                                                                                 ----

  1.        Contribution; Premises; Cash Investment for the Common Shares                            2
  2.        Contribution Consideration; Cash Investment                                              3
  3.        Existing Mortgages; Other Liabilities to be Discharged at Closing                        5
  4.        Closing                                                                                  5
  5.        Condition of Title and Related Matters                                                   9
  6.        Possession; Agreements and Leases                                                       12
  7.        Adjustments to Contribution Consideration                                               13
  8.        Conditions to Closing                                                                   16
  9.        Representations and Warranties of Owners                                                19
 10.        Representations and Warranties of Contributing Owners; Representations and Warranties
            of the Funds                                                                            30
 11.        Representations and Warranties of the Partnership and the Trust                         32
 12.        Additional Agreements                                                                   44
 13.        Termination, Amendment and Waiver                                                       56
 14.        Notices                                                                                 58
 15.        Fire or Other Casualty                                                                  59
 16.        Condemnation                                                                            59
 17.        Brokers                                                                                 60
 18.        Successors and Assigns                                                                  60
 19.        Captions or Headings; Cross-References                                                  60
 20.        Amendments                                                                              60
 21.        Applicable Law                                                                          60
 22.        Maintenance of Records                                                                  60
 23.        Survival of Representations, Warranties and Covenants                                   61
 24.        Indemnification                                                                         61
 25.        Fees and Expenses                                                                       64
 26.        Counterparts                                                                            64

                                   Exhibits


  Exhibit A       Contributing Owners; Contributing Entities; Contributed Management Contracts
  Exhibit A-1     Development Property
  Exhibit B       Restated Partnership Agreement
  Exhibit C       Premises
  Exhibit D       Development and Elmwood Expansion and Conditions to Issuance of Additional
                  Operating Partnership Interests
  Exhibit E       Registration Rights and Lock-Up Agreement
  Exhibit F       Assignment of Ground Lease
  Exhibit G       Bill of Sale, Assignment and Assumption Agreement
  Exhibit H       Assumption of Sales Agreements
  Exhibit I-1     Assignment and Assumption of Contributed Management Contracts
  Exhibit I-2     Assignment of Contributed Notes
  Exhibit J       Second Amendment to Partnership Agreement
  Exhibit K       Tenant Estoppel Certificate
  Exhibit L       Owner Major Tenants
  Exhibit M       Contributing Owners Subject to Registration Rights and Lock-Up Agreement
  Exhibit N       Trust Major Tenants
  Exhibit O       Investment Letter
  Exhibit P       Non-Compete Agreements
  Exhibit Q       Right of First Offer Agreement
  Exhibit R       Assignment and Assumption Agreement of RDC Office Leases

                                   Schedules


Schedule 1(c)(ii)       Acadia Management Company LLC and Sound View Management LLC Personal
                        Property
Schedule 2(a)           Allocation of Contribution Consideration
Schedule 3(a)           Existing Mortgages; Remaining Mortgages
Schedule 3(a)-1         Partnership Mortgage Indebtedness to be Satisfied
Schedule 3(b)           Discharged Liabilities
Schedule 4(k)           Third Party Partners
Schedule 4(k)-1         Premises Excluded from Target RDC NOI
Schedule 5(a)           List of Title Commitments and Permitted Encumbrances
Schedule 5(b)           Surveys
Schedule 6(a)           Leases
Schedule 7(a)(x)        Remaining Mortgage Escrows
Schedule 9(b)           Required Partner Consents and Approvals
Schedule 9(c)           Other Consents and Approvals
Schedule 9(d)           Significant Agreements
Schedule 9(f)           Litigation
Schedule 9(i)(i)        Violations
Schedule 9(i)(ii)       Notices of Proceedings
Schedule 9(i)(iii)      Unperformed Obligations
Schedule 9(i)(v)        Compliance with Insurance Company Policies
Schedule 9(j)           Environmental Reports
Schedule 9(k)           Engineering Reports
Schedule 9(k)(iii)      Private Water and Sanitary Sewer
Schedule 9(l)(i)        Real Estate Tax Proceedings
Schedule 9(l)(ii)       Tax Parcels
Schedule 9(l)(iii)      Notices of Assessments
Schedule 9(m)-1         Rights of First Refusal
Schedule 9(m)-2         Rent Roll
Schedule 9(m)-3         Lease Exceptions
Schedule 9(m)-4         Accrued and Unpaid Lease Obligations
Schedule 9(n)-1         Lease Rights; Access
Schedule 9(n)-2         Other Lease Purchase Options and Agreements
Schedule 9(p)           Insurance Policies
Schedule 9(q)           Non-Terminating Contracts
Schedule 9(r)           Employee Instruments
Schedule 9(s)           Employee Benefit Plans
Schedule 10(b)(v)       Names and Addresses of the Partners of the Fund; Conditions Precedent to Capital
                        Contributions
Schedule 10(b)(vi)      Fund Litigation
Schedule 11(a)          Information Concerning Subsidiaries
Schedule 11(g)(i)       Additional Options, Warrants and Rights
Schedule 11(g)(ii)      Operating Partnership Interests Owned by Trust
Schedule 11(g)(iii)     Other Equity Interests and Investments
Schedule 11(k)(ii)      Pending Tax Proceedings
Schedule 11(l)          Undisclosed Liabilities
Schedule 11(m)          Trust Litigation
Schedule 11(o)(i)       Trust Compliance with Applicable Laws
Schedule 11(o)(ii)      Notices of Violations of Ordinances, Public Regulations, etc.
Schedule 11(o)(iii)     Trust Compliance with Insurance Obligations
Schedule 11(o)(vi)      Trust Unperformed Obligations
Schedule 11(p)          Trust Environmental Reports
Schedule 11(q)          Trust Engineering Reports

Schedule 11(q)(ii)       Flood Hazard Premises
Schedule 11(q)(iii)      Exceptions to Engineering Reports; Private Water and Sanitary Sewer
Schedule 11(r)(i)        Trust Real Estate Tax Proceedings
Schedule 11(r)(ii)       Tax Parcels
Schedule 11(r)(iii)      Trust Notice of Assessments
Schedule 11(s)-1         Partnership Leases
Schedule 11(s)-2         Trust Rent Roll
Schedule 11(s)-3         Partnership Lease Exceptions
Schedule 11(s)-4         Trust Accrued and Unpaid Lease Obligations
Schedule 11(t)-1         Partnership Lease Rights; Access
Schedule 11(t)-2         Other Partnership Lease Purchase Options and Agreements
Schedule 11(u)           Insurance Policies
Schedule 11(v)           Non Terminating Trust Contracts
Schedule 11(w)           Employee Instruments
Schedule 11(x)           Employee Benefit Plans
Schedule 11(z)           Trust Financial Statement Exceptions
Schedule 11(aa)          Trust Affiliate Transactions
Schedule 12(a)(v)        Assumed Office Leases
Schedule 12(i)(v)        Permitted Additional Premises Indebtedness
Schedule 12(i)(viii)     Fund Property Subject to Option
Schedule 12(j)(ix)       Property Subject to Right of First Offer Agreement

                                  DEFINITIONS
                                                                        Section
Term                                                                    Number
----                                                                    ------

1996 Form 10-K.......................................................11(g)(i)
Acquisition Proposal.................................................12(f)(i)
Acquisition Property................................................Recital F
Actions...........................................................9(r)(ii)(C)
Agreement of Sale..................................................12(i)(vii)
Applicable Laws......................................................9(i)(iv)
Cash Investment..........................................................2(c)
Cash Investment Shares...................................................1(d)
Claim...............................................................12(h)(ii)
Closing Date.............................................................4(a)
Code.....................................................................4(d)
Common Shares.......................................................Recital E
Consolidated Trust......................................................11(l)
Contracts.............................................................9(q)(i)
Contributed Management Contracts....................................Recital A
Contributed Notes...................................................Recital A
Contributed Properties..............................................Recital A
Contributing Entity..............................................Introduction
Contributing Entity s Premises......................................Recital B
Contributing Owner...............................................Introduction
Contribution Price.......................................................2(a)
Contribution Consideration...............................................2(a)
Deed................................................................4(b)(vii)
Development Property...............................................Recital F
Discharged Liabilities...................................................3(b)
Disclosing Party....................................................12(m)(ii)
Economic Terms.......................................................12(i)(x)
Economic Terms....................................................12(j)(viii)
Elmwood Expansion........................................................2(b)
Employee Benefit Plan.................................................9(s)(i)
Engineering Report.......................................................9(k)
Environmental Report.....................................................9(j)
Environmental Reports...................................................11(p)
Environmental Claim......................................................9(j)
Environmental Laws.......................................................9(j)
ERISA.................................................................9(s)(i)
ERISA Affiliate.......................................................9(s)(i)
Escrow Agent.............................................................4(i)
Exchange Act.............................................................2(b)
Exchange Act Filings....................................................11(e)
Existing Note............................................................7(e)
Existing Mortgage...................................................11(o)(ii)
Existing Mortgages.......................................................3(a)
FFO...............................................................13(a)(viii)
GAAP.................................................................11(z)(i)
Gap Undertaking..........................................................4(j)
GLA..................................................................12(i)(x)
Hazardous Materials......................................................9(j)
Improvements..........................................................9(n)(v)
Incentive Plan.......................................................11(g)(i)
Indemnified Parties.................................................12(h)(ii)

                                                                        Section
Term                                                                    Number
----                                                                    ------

Indemnitee..............................................................24(d)
Indemnitor..............................................................24(d)
Industrial Establishment.............................................8(a)(vi)
Interests..........................................................Recital A
Interim Premises..................................................12(i)(viii)
Interim Premises Cost.............................................12(i)(viii)
IRS..................................................................9(s)(ii)
ISRA.................................................................8(a)(vi)
KB.......................................................................4(k)
Knowledge..................................................................23
Leases...................................................................6(a)
Limited Partnership Agreement............................................2(d)
Loan Repayment Documents.................................................4(i)
Losses..................................................................24(a)
Market Price.............................................................2(b)
Mark Centers Group...................................................11(k)(i)
Material Part...........................................................16(a)
MEPPA Plan...........................................................9(s)(iv)
NJDEPE...............................................................8(a)(vi)
Non-Compete Agreements..................................................12(c)
Notice of Breach...........................................................23
Offering Notice.................................................12(g)(iii)(A)
Operating Partnership Interests..........................................2(a)
Owner...............................................................Recital B
Owner Major Tenants......................................................6(c)
Partnership......................................................Introduction
Partnership Record Date..................................................2(f)
Partnership Significant Agreement.......................................11(d)
Partnership Service Agreements.......................................11(v)(i)
Partnership Leases...................................................11(s)(i)
Pennsylvania Contributing Owners....................................Recital C
Pension Plan........................................................9(s)(iii)
Permitted Encumbrances................................................5(a)(i)
Personal Property....................................................1(c)(ii)
PGBC.................................................................9(s)(ii)
Pre-Closing Month.....................................................7(a)(v)
Premises............................................................Recital B
Proxy Statement.........................................................12(d)
RD.......................................................................4(k)
RDC......................................................................2(a)
RDC Designees...........................................................12(a)
RDC Group Debt Amount................................................12(g)(i)
RDC Group...............................................................12(g)
RDC Material Adverse Effect.......................................13(a)(viii)
Release Date............................................................24(g)
Remaining Contributing Owners.......................................Recital C
Remaining Mortgages......................................................3(a)
Rent Roll...........................................................9(m)(iii)
Rents............................................................9(m)(iii)(D)
Restated Partnership Agreement...........................................1(a)
Restricted Period...................................................12(g)(ii)
Right of First Offering Agreement...................................12(i)(ix)

                                                                        Section
Term                                                                    Number
----                                                                    ------


Sale Agreement......................................................Recital F
Securities Act...........................................................2(e)
Security Deposits........................................................6(a)
Service Agreements.......................................................6(b)
Significant Agreement....................................................9(d)
Subsidiary..............................................................11(a)
Superior Proposal....................................................12(f)(i)
Survey...................................................................5(b)
Surveys.............................................................11(o)(ii)
Survival Period............................................................23
Surviving Indemnities......................................................23
Target RDC NOI....................................................13(a)(viii)
Target Trust FFO....................................................13(a)(ix)
Tax Returns.......................................................11(k)(v)(B)
Tax Payment.........................................................12(g)(ii)
Taxes.............................................................11(k)(v)(A)
Tenant...........................................................9(m)(iii)(B)
Tenant Estoppel Certificates.............................................6(c)
Third Party Partner Agreement............................................4(k)
Title Company............................................................4(j)
Trust............................................................Introduction
Trust Designees.........................................................12(a)
Trust Employee Benefit Plan..........................................11(x)(i)
Trust Engineering Report.............................................11(q)(i)
Trust ERISA Affiliate................................................11(x)(i)
Trust Major Tenants................................................8(c)(xiii)
Trust Material Adverse Effect.......................................13(a)(ix)
Trust MEPPA Plan....................................................11(x)(iv)
Trust Rent Roll....................................................11(s)(iii)
Trust Pension Plans................................................11(x)(iii)
Trust Portfolio.........................................................11(l)
Trust Property..........................................................11(l)
Warrantor...................................................................9

                   CONTRIBUTION AND SHARE PURCHASE AGREEMENT
   (Real Estate Partnership Interests, Fee Simple Estates and Other Assets)


     This Agreement is made as of the 15th day of April, 1998, by and among the parties identified as Contributing Owners on Exhibit "A" (individually, a "Contributing Owner" and collectively, the "Contributing Owners"), the parties identified as Contributing Entities on Exhibit "A" (individually, a "Contributing Entity" and collectively, the "Contributing Entities"), RD PROPERTIES, L.P. VI, RD PROPERTIES, L.P. VIA and RD PROPERTIES, L.P. VIB, each a Delaware limited partnership (individually, a "Fund" and collectively, the "Funds"), MARK CENTERS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), and MARK CENTERS TRUST, a Maryland real estate investment trust (the "Trust").



                                 INTRODUCTION

     A. Each Contributing Owner owns, and will own immediately prior to Closing (as defined herein), a partnership interest, a membership interest or capital stock (the "Interests") in one or more Contributing Entities which owns either
(i) title to or a ground leasehold interest in the properties (the "Contributed Properties") which are owned directly or indirectly by one or more of certain of the Contributing Owners, (ii) property management contracts with respect to properties which are not Contributed Properties (the "Contributed Management Contracts") or (iii) unsecured notes pertaining to certain Contributed Properties (the "Contributed Notes"). The percentage interests owned by each Contributing Owner in each Contributing Entity or in the Contributed Properties, Contributed Management Contracts or Contributed Notes are set forth on Exhibit "A". Except as set forth on Exhibit "A," the Contributing Owners listed on Exhibit "A" in the aggregate own 100% of the partnership interests, membership interests or capital stock in each Contributing Entity and are all of the partners of such Contributing Entity, and own 100% of the interests in the Contributed Properties, the Contributed Management Contracts and the Contributed Notes.

     B. Each Contributing Entity is a limited partnership, general partnership, limited liability company or corporation and is the owner or ground leasee of:
(i) the property or properties identified as the property of such Contributing Entity on Exhibit "A" (individually and collectively with the Contributed Properties, the "Premises" and, as to each Contributing Entity, the "Contributing Entity's Premises"); (ii) the Contributed Management Contracts identified on Exhibit "A"; or (iii) the Contributed Notes identified on Exhibit "A". The Contributing Entities, with respect to the Contributing Entity's Premises, the Contributing Owners, as to the Contributed Properties, and the Contributing Owners or Contributed Entities, as to the Contributed Management Contracts and the Contributed Notes, are sometimes herein referred to individually as "Owner" and collectively as "Owners."

     C. It is intended that pursuant to this and other contemporaneously executed agreements and assignments, the Partnership will acquire from the Contributing Owners at Closing 100% of the interests in the Contributing Entities, other than with respect to the Pennsylvania Contributing Entity (as hereinafter defined), and the Contributed Properties (or the ground leasehold interest in the Premises as described elsewhere herein). It is also intended that pursuant to this Agreement and the Restated Partnership Agreement (as defined below) the Partnership will acquire from the Contributing Owners which own 100% of the interests in RD Abington Associates Limited Partnership (the "Pennsylvania Contributing Entity"), an eighty-nine percent (89%) interest in capital and ninety-nine percent (99%) interest in profits and losses as the sole general partner in the Pennsylvania Contributing Entity and that such Contributing Owners in the Pennsylvania Contributing Entity (the "Remaining Contributing Owners") will immediately thereafter be the only partners other than the Partnership in the Pennsylvania Contributing Entity, and the Remaining Contributing Owners will immediately thereafter continue to own in the aggregate an eleven percent (11%) interest in capital and a one percent (1%) interest in profits and losses in the Pennsylvania Contributing Entity.

     D. It is also intended that pursuant to this and other contemporaneously executed agreements, the Partnership or its designee will acquire at Closing the Contributed Management Contracts and the Contributed Notes from certain Owners.

     E. It is also intended that pursuant to this and other contemporaneously executed agreements, the Funds will collectively purchase and acquire from the Trust, and the Trust will issue and deliver to the Funds, Common Shares of Beneficial Interest of the Trust, $0.01 per share ("Common Shares"), in consideration of a cash investment to be made by the Funds.

     F. In connection with the transactions described herein, the Partnership also will be obligated to acquire from certain of the Contributing Owners, and such Contributing Owners will be obligated to contribute to the Partnership, such Contributing Owners' Interests in Kips Bay Development, L.P., which holds fee simple title to the Premises described on Exhibit "A-1" (the "Development Property"), and in DFD Development Limited Partnership, which owns the leasehold interest in the Development Property, pending satisfaction, or the waiver thereof by the Partnership, of certain conditions relating to the completion of the Development Property, as described on Exhibit "D".


     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, hereby agree as follows:


     1. Contribution; Premises; Cash Investment for the Common Shares.


     (a) The Contributing Owners agree to contribute to the Partnership, and the Partnership agrees to accept from the Contributing Owners, upon the terms and conditions hereinafter set forth, the Interests. The Partnership and each Remaining Contributing Owner in the Pennsylvania Contributing Entity shall cause the Partnership Agreement of the Pennsylvania Contributing Entity to be substantially in the form of the Amended and Restated Limited Partnership Agreement (the "Restated Partnership Agreement"), a copy of which is attached to this Agreement as Exhibit "B". To the extent any one or more of the Contributed Properties are being contributed by means of the contribution by the Contributing Owners of 100% of the Interests of a Contributing Entity, the Partnership shall direct that a portion of the Interests shall be contributed to a designee of the Partnership in lieu of the Partnership and such Interests are held by such designee (or another entity affiliated with the Partnership) for a period of at least one (1) year.


     (b) To the extent a Contributed Property or interest therein is to be contributed to the Partnership or to its designee other than by a contribution by the Contributing Owners of Interests in the Contributing Entity which owns such Contributed Property or interest therein, the Contributing Owners shall cause each such Contributing Entity to deliver to the Partnership, and such Contributing Entity agrees to deliver to the Partnership, and the Partnership agrees to accept from the Contributing Entity, upon the terms and conditions hereinafter set forth, a deed for such Contributing Entity's Premises evidencing succession to fee simple title to the Premises by the Partnership or other entity designated herein by the Partnership, subject only to the Permitted Encumbrances (as hereinafter defined), and in the case of Port Bay Associates and RD Branch Associates, L.P., an assignment of the ground leasehold interest of each such Contributing Entity in the respective Premises, constituting each such Contributing Entity's respective entire right, title and interest in and to such Premises. Additionally, as to each Contributing Entity which owns a Contributed Management Contract or a Contributed Note, the Contributing Owners of such Contributing Entity shall cause each such Contributing Entity to assign to the Partnership, and each such Contributing Entity agrees to assign to the Partnership, upon the terms and subject to the conditions hereinafter set forth, all right, title and interest in, to and under the Contributed Management Contracts and the Contributed Notes.


     (c) All of the Premises consist of:


       (i) all those certain lots or pieces of ground described on Exhibit "C" and the buildings and improvements located thereon; the Premises also include (A) all easements, rights-of-way or use, privileges, licenses, appurtenances, interests and other rights of each Owner appurtenant to or benefitting the Premises, including, without limitation, such Owner's interest as lessee under any ground leases; (B) all right, title and interest of any Owner in and to any land lying in the bed of any streets, roads, or avenues, opened or unopened, existing or proposed, vacated or hereafter to be vacated, public or private in front of, behind or adjoining the Premises and also as they extend beyond the Premises for ingress, egress and regress to or from the Premises or any part thereof and for the installation, replacement, maintenance and use of utility facilities; (C) all right, title and interest of each Owner in and to any award made for condemnation of the Premises as provided in Section 16 hereof (or to be made in lieu thereof) and in and to any unpaid award for damage to the Premises by reason of change of grade of any street, road, highway, avenue or alley, or otherwise; (D) all of each Owner's rights to connect with and to utilize, for service to the Premises or any part thereof, any private or public utility facilities as may now or hereafter be within or without the boundaries of the Premises; (E) the Owner's interest in the Leases (as hereafter defined); (F) all licenses, permits, certificates of occupancy and governmental approvals with respect to the Premises; (G) all trade names used in connection with the Premises; (H) to the extent in the Owner's possession after exercising diligent efforts to obtain the same, all plans and specifications for improvements to the Premises, including approved site plans; (I) all of each Owner's right, title and interest in and to all contracts (including, but not limited to, option agreements and agreements of sale to acquire real property and Service Agreements (as hereinafter defined)), warranties and guarantees, if any, with regard to the foregoing and the Personal Property (as hereinafter defined) and contracts to which each Owner is a party or to which it has the benefit and which relates to or inures, directly or indirectly, to the benefit of the Premises; (J) all of each Owner's right, title and interest in and to insurance proceeds by reason of a loss insured under any insurance policy and which relate to or inure, directly or indirectly, to the benefit of the Premises; and (K) all and singular the mineral rights, waters, water courses, rights, liberties, privileges, hereditaments and appurtenances whatsoever belonging to the Premises or in any way appertaining thereto and the reversions and remainders, rents, issues and profits thereof; and

       (ii) the fixtures, furnishings, equipment and other items of personal property owned by each Owner and located on or used in connection with the operation of such Owner's Premises and, in the case of Acadia Management Company LLC and Sound View Management LLC, owned by such entities and located at their offices or used in connection with the performance of their respective obligations under the Contributed Management Contracts, including, but not limited to, that personal property set forth on Schedule 1 (c) (ii) (the "Personal Property").

     (d) The Funds hereby agree to purchase and acquire from the Trust, and the Trust hereby agrees to issue and deliver to the Funds, upon the terms and subject to the conditions hereinafter set forth, an aggregate of 13,333,333 Common Shares (the "Cash Investment Shares") which, upon issuance, shall be duly authorized, validly issued, fully paid and non-assessable.

     2. Contribution Consideration; Cash Investment.

     (a) The aggregate consideration (the "Contribution Consideration") to be given by the Partnership to the Contributing Owners (other than in respect of the Development Property and the Elmwood Expansion (as hereinafter defined)) shall consist of: (i) the assumption of the Remaining Mortgages pursuant to
Section 3 hereof and (ii) the issuance of 11,333,333 limited partnership interests in the Partnership ("Operating Partnership Interests"), each of which shall be exchangeable, on a one-for-one basis, for Common Shares, subject to the restrictions and on the basis set forth in the Agreement of Limited Partnership of the Partnership (including, without limitation, those provisions providing for adjustment in the number of Common Shares into which Operating Partnership Interests are convertible upon certain changes in the capitalization of the Trust). No amendment to the Agreement of Limited Partnership of the Partnership after the date hereof shall adversely modify the exchange rights of the holders of Operating Partnership Interests without the requisite consent of the holders thereof obtained in accordance with the terms of the Agreement of Limited Partnership of the Partnership, except such modifications as may be necessary to comply with law. The number of Operating Partnership Interests to be given by the Partnership to each Owner (the "Contribution Price") for the Interests, the Contributed Properties, the Contributed Management Contracts and the Contributed Notes shall be the number or percentage set forth next to the name of such Owner on Schedule 2(a). The allocation of the Contribution Consideration among the Premises, the personal property to be contributed pursuant to this Agreement, the Contributed Management Contracts and the Contributed Notes shall be as set forth on
Schedule 2(a); provided, however, that RD Capital, Inc., a Delaware corporation ("RDC"), shall be authorized by each of the Owners which are signatories hereto to adjust the allocation of the Contribution Consideration as set forth on
Schedule 2(a) upon two (2) business days prior notice to the Partnership (and by their execution of this Agreement, each of the Owners does hereby acknowledge and agree that RDC has been granted such authority and does hereby indemnify and hold the Trust and the Partnership harmless from and against the exercise by RDC of any such authority).

     (b) In addition to the Contribution Consideration: (i) upon satisfaction of the conditions set forth on Exhibit "D" to the extent satisfied on or prior to January 1, 2000, and the contribution of the Interests owned by the Contributing Owners in Kip's Bay Development, L.P., which holds fee simple title to the Development Property, and in DFD Development Limited Partnership, which owns the leasehold interest in the Development Property, all in accordance with the terms and conditions of this Agreement as if the interests in and to Development

Property as aforesaid had been contributed to the Partnership on the Closing Date (including, but not limited to, the making of representations and warranties by the general partners of each of Kip's Bay Development, L.P. and DFD Development Limited Partnership which own the Development Property and the leasehold interest therein on the date the Contributing Owners Interests are contributed to the Partnership); and (ii) upon satisfaction of the conditions set forth on Exhibit "D" relating to the Premises described on Exhibit "D" (the "Elmwood Expansion"), the Partnership shall issue such number of Operating Partnership Interests to the Contributing Owners, as shall equal the quotient obtained by (x) dividing $5.5 million, subject to adjustment, (in the case of the Development Property) and $2.75 million (in the case of the Elmwood Expansion) and (y) the average Market Price (as hereinafter defined) of the Common Shares for the twenty (20) consecutive trading days ending upon the date the Interests in respect of the Development Property are contributed to the Partnership and upon satisfaction of the conditions set forth on Exhibit "D" relating to the Elmwood Expansion, as the case may be. The term "Market Price" means, as of any day, the closing sale price of the Common Shares on such day on the New York Stock Exchange or the American Stock Exchange (or if the Common Shares shall not then be listed on either such exchange, such closing sales price on the principal (determined by highest volume average for a period of 20 consecutive business days prior to the day as to which "Market Price" is being determined) national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on which the Common Shares may then be listed or, if there shall have been no sales on such exchange or exchanges on such day, the closing sales price of the Common Shares on such day on the Nasdaq Stock Market National Market or, if there shall have been no sales on such day on the Nasdaq Stock Market National Market, or if the Common Shares are not included on the Nasdaq Stock Market National Market, the average of the closing bid price at the end of such date quoted by three independent market makers as reported by the Nasdaq Stock Market or, if the Common Shares shall not then be so listed, the average of the closing bid prices at the end of the day quoted by three independent market makers in the over-the-counter market as reported by the Nasdaq Stock Market by the National Quotation Bureau, Inc. or by any successor organization. The parties acknowledge that the purchase price for the Development Property set forth in clause (x) of this subsection 2(b) is based upon $57,000,000 principal amount of indebtedness encumbering the Development Property on the date the Development Property is to be contributed to the Partnership. The purchase price for the Development Property shall be increased or decreased, as the case may be, by an amount equal to 25% of any increase or decrease in the $57,000,000 of such indebtedness, determined as of the date the Development Property is contributed to the Partnership. If the conditions set forth in Exhibit "D" concerning the Development Property are not satisfied on or prior to January 1, 2000, the obligation of the Partnership and of the Contributing Owners to acquire and sell, respectively, the Interests of the Contributing Owners in Kip's Bay Development, L.P. and DFD Development Limited Partnership shall become null and void.


     (c) In consideration for the issuance of the Cash Investment Shares, the Funds shall collectively pay at Closing to the Trust or to its designee(s) which shall be identified to the Funds at least two (2) business days prior to the Closing by the Trust or the Partnership the aggregate sum of $100,000,000 (the "Cash Investment"), which shall be paid by wire transfer to the account or accounts as designated to the Funds in writing at least two (2) business days prior to the Closing by the Trust or the Partnership. The number of Cash Investment Shares to be issued and delivered to any Fund shall be in the same proportion that the portion of the Cash Investment paid by such Fund shall bear to the total Cash Investment.


     (d) In the event that, prior to Closing, the outstanding Common Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, share split-up, combination or exchange of Common Shares and the like (not including the issuance of Common Shares on the conversion of other securities of the Trust which are outstanding on the date of the Agreement and which are convertible into Common Shares), an adjustment in the number of Common Shares into which the Operating Partnership Interests issuable hereunder are convertible, an adjustment in the number of Cash Investment Shares, and an adjustment in the number of Operating Partnership Interests in the manner provided in the Agreement of Limited Partnership, as amended, of the Partnership (the "Limited Partnership Agreement"), shall be made to reflect such adjustment in the Company's capitalization.


     (e) Each Contributing Owner and each Fund acknowledges and confirms that:
(i) none of the Operating Partnership Interests, the Common Shares into which the Operating Partnership Interests may be converted or the Cash Investment Shares have been registered under the Securities Act of 1933, as amended (the "Securities

Act"), or any state securities laws; (ii) there is no obligation to register the Operating Partnership Interests, the Common Shares or the Cash Investment Shares except pursuant to a certain Registration Rights and Lock-Up Agreement attached hereto as Exhibit "E"; and (iii) none of the Operating Partnership Interests, the Common Shares into which the Operating Partnership Interests may be converted or Cash Investment Shares may be sold or otherwise transferred by such Owner or Fund unless pursuant to registration under the Securities Act and state securities laws or an exemption therefrom and then only in accordance with this Agreement and the Agreement of Limited Partnership of the Partnership. Each Owner and each Fund by execution of this Agreement hereby acknowledges, represents and warrants that the Operating Partnership Interests being acquired by such Owner and the Cash Investment Shares being acquired by such Fund hereunder are being acquired by such Owner and such Fund, respectively, for its, his or her own account and not for the account of any other person or persons, for investment and not with a view to the disposition thereof in violation of the Securities Act.


     (f) With respect to the first Partnership Record Date (defined below) on or after the Closing for distributions by the Partnership, the Owners receiving Operating Partnership Interests shall receive distributions payable with respect to the Operating Partnership Interests on a pro rata basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the Owners receiving Operating Partnership Interests held Operating Partnership Interests. "Partnership Record Date" shall mean the record date established by the general partner for any particular distribution of Operating Cash Flow or Capital Cash Flow as defined in and pursuant to the Limited Partnership Agreement which record date shall be the same as the record date established by the general partner for distribution to its shareholders of some or all of their portion of such distribution.


     3. Existing Mortgages; Other Liabilities to be Discharged at Closing.


     (a) As of Closing, the Premises shall be encumbered by the lien of those certain Mortgages (collectively, the "Existing Mortgages") described on
Schedule 3(a) to this Agreement, which shall constitute the only indebtedness secured by a mortgage on the Premises as of the Closing other than as permitted in accordance with subsection 12(i)(v) hereof. At Closing, the Partnership shall cause the payment and discharge, solely from the net proceeds of the Cash
Investment: (i) of all amounts then due and payable (or such portion of the amount due and payable as designated on Schedule 3(a)) under each Existing Mortgage (whether in respect of principal, accrued interest, prepaid real estate taxes or otherwise, (but specifically excluding prepayment penalties, if any, not set forth on Schedule 3(a) and accelerated or prepaid principal)) other than those Existing Mortgages designated on Schedule 3(a) to remain outstanding in whole or in part (the "Remaining Mortgages") and (ii) of all amounts then due and payable (or such portion of the amount due and payable as designated on Schedule 3(a)-1) under each mortgage as to which the Partnership or a Subsidiary (as defined herein) thereof is the mortgagor and which is identified on Schedule 3(a)-1. Notwithstanding anything contained herein to the contrary, in the event that prior to Closing, the mortgagee of a Remaining Mortgage described on Schedule 3(a) shall require prepayment of such Remaining Mortgage, whether in whole or in part, or shall require the payment of an assumption fee or other fee or payment as a condition to obtaining a requisite consent without which there would occur a default under a Remaining Mortgage, the Partnership shall be under no obligation to provide for such prepayment, even if the failure to make such prepayment would cause a termination of this Agreement, but shall be obligated to pay such other assumption fees and other payments, but only to the extent set forth on Schedule 3(a).


     (b) At or immediately following Closing, the Owners shall cause the payment and discharge from the net proceeds of the Cash Investment of each of the liabilities and obligations of the Owners described on Schedule 3(b) (collectively, the "Discharged Liabilities") (which Discharged Liabilities shall include the amounts to be paid and discharged by the Owners under all of the Existing Mortgages, other than the Remaining Mortgages, as provided in paragraph 3(a) hereof).


     4. Closing.


     (a) Closing shall be held within five (5) days following the satisfaction of all conditions to Closing as set forth in Section 8 hereof, but in no event later than October 30, 1998 (the "Closing Date"), commencing at 10:00 a.m. at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York, unless the Contributing Owners, the Trust and the Partnership shall have otherwise agreed in writing.

   (b) Closing is the event during which, among other things:


       (i) the Partnership shall deliver the Contribution Consideration to the Owners for the Interests, the Contributed Properties, the Contributed Management Contracts and the Contributed Notes;


       (ii) the Owners shall deliver to the Partnership an assignment of the Interests, the Contributed Properties, the Contributed Management Contracts and the Contributed Notes;


       (iii) the Owners receiving Operating Partnership Interests in the Partnership shall sign and deliver the Second Amendment to the Agreement of Limited Partnership of the Partnership as limited partners (which will evidence the Operating Partnership Interests given by the Partnership to such Owners as part of the Contribution Consideration);


       (iv) the Funds shall pay the Cash Investment to the Trust, and the Trust shall issue and deliver the Cash Investment Shares to the Funds;


       (v) the Partnership and the Remaining Contributing Owners of the Pennsylvania Contributing Entity shall sign and deliver the Restated Partnership Agreement;


       (vi) the Trust shall provide to the Owners copies of resolutions of the Board of Trustees of the Trust, certified as true and correct by the Secretary of the Trust, authorizing the execution and delivery of this Agreement and each of the other agreements and interests contemplated hereby and the performance of the Trust's and Partnership's obligations as contemplated hereby and thereby; and


       (vii) the parties will sign and deliver such other documents and instruments as may be required pursuant to this Agreement. Closing is also the event during which, among other things, each Contributing Entity shall deliver to the Partnership the deeds (either special warranty deed with limited covenants or bargain and sale deed with covenant against grantor's acts or such comparable form of deed as may be the customary means of conveyance in the jurisdiction in which the Premises (individually, a "Deed", collectively, the "Deeds") of such Contributing Entity is located), bills of sale and other documents to be delivered by each Contributing Entity hereunder, each without representation or warranty other than as set forth in this Agreement.


     (c) At or after Closing, the Contributing Owners and the Contributing Entities shall execute and deliver to the Partnership and Trust, or other entity designated by the Partnership or Trust, and the Partnership and Trust shall execute and deliver to the Contributing Owners, such other documents or instruments as in the reasonable opinion of the respective counsel for the Trust and the Partnership and for the Contributing Owners may be necessary to effectuate the transactions described in this Agreement and to transfer the Interests, Contributed Properties, Contributed Management Contracts and Contributed Notes, and to issue and deliver the Operating Partnership Interests and the Cash Investment Shares as contemplated by this Agreement.


     (d) The Partnership and the Contributing Owners acknowledge that upon the contribution of the Interests at Closing hereunder, certain of the Contributing Entities that are partnerships will terminate for federal tax purposes under Section708(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and a final partnership tax return will be filed. The Contributing Owners of such terminating Contributing Entities shall prepare such final partnership tax returns and deliver them to the Partnership for review and approval (which approval shall not unreasonably be withheld) prior to filing.


     (e) At the Closing and on the Closing Date, and in addition to any other obligation which an Owner may have in connection with the Closing, each Contributing Entity as to its Premises and each Contributing Owner as to its Contributed Property shall do or perform the following:


       (i) To the extent the Premises is being conveyed by a Deed in fee simple rather than by a contribution of Interests, execute and deliver to the Partnership (or to the Partnership's designee), a Deed, in recordable form dated as of the date of Closing, evidencing the succession to fee simple title to the Premises by the Partnership or other entity designated by the Partnership, subject only to the Permitted Encumbrances (as hereinafter defined).

       (ii) Execute and deliver to the Partnership an assignment, in recordable form and substantially in the form of Exhibit "F," whereby any ground lease or leasehold estate created by such ground lease is assigned by a Contributing Owner or Contributing Entity to the Partnership, or any other entity designated by the Partnership (other than through a contribution of Interests of the Contributing Owner which is the ground lessee), subject only to the Permitted Encumbrances. Such Contributing Entity will also obtain and deliver to the Partnership any consents necessary to effectuate such assignment.

       (iii) Execute and deliver to the Partnership a Bill of Sale and Assignment, substantially in the form of Exhibit "G,"; (A) transferring title to the Personal Property to the Partnership or its designee, free and clear of all liens, claims and encumbrances, except the Permitted Encumbrances, and including a warranty of title by the relevant Owner with respect to the Premises and the Contributing Owners as to their respective Contributed Properties, but excluding all other warranties, of any nature or kind, except to the extent specifically set forth in this Agreement; (B) assigning (1) all of such Contributing Entity's and such Contributing Owner's rights and interest under the Service Agreements (as hereinafter defined), together with the original or duplicate original of each such Service Agreement to the extent in the possession of the Owner, (2) intangible property of the Owner to the extent required to be transferred to the Partnership by this Agreement, (3) warranties and guaranties relating to or inuring, directly or indirectly, to the benefit, directly or indirectly, of the Premises and (4) other assets to be transferred and assigned hereunder; and (C) assigning the Contributing Entity's interest, and as to the Contributed Properties, the Contributing Owners' interests in all existing Leases then in effect, which Bill of Sale and Assignment shall contain an assumption by the Partnership of the Contributing Entity's, and as to the Contributed Properties, the Contributing Owners' obligations arising after the Closing.

       (iv) Deliver the originals, to the extent in the Owner's possession after exercising diligent efforts to obtain the same, of all Leases and amendments thereto directly to the Partnership, or copies thereof certified as true, correct and complete by the Owners.

       (v) Deliver the originals, to the extent in the Owner's possession after exercising diligent efforts to obtain the same, of all ground leases and amendments thereto under which a Contributing Entity is a lessee, or copies thereof certified as true, correct and complete by the Owners.

       (vi) Execute and deliver a notice (suitable for reproduction) to the tenants advising of the transfer of the Premises to the Partnership and advising the tenants to pay all future rentals to the Partnership or other entity designated by the Partnership.

       (vii) Pursuant to Section 6, or pursuant to other actions as may be required, deliver to the Partnership all tenant deposits, including security deposits and other deposits, together with interest thereon if required by law, contract or otherwise with respect to the Premises.

       (viii) Cause to be furnished and delivered to the Partnership the title policy or title commitments in accordance with Section 5(a)(i).

       (ix) Deliver or make available to the Partnership copies of building plans and specifications, including, but not limited to, approved site plans, for the Premises, to the extent in the Owner's possession after exercising diligent efforts to obtain the same.

       (x) Deliver possession of the Premises to the Partnership, subject only to the rights of tenants under their respective Leases and the Permitted Encumbrances.

       (xi) Deliver or make available to the Partnership copies of all certificates of occupancy, licenses, permits, authorizations and approvals, to the extent that such certificates of occupancy, licenses, permits authorizations and approvals are in the Owner's possession or under its control after exercising diligent efforts to obtain the same, required by law and issued by all governmental authorities having jurisdiction over the Premises, together with copies of all certificates issued by any local board of fire underwriters (or other body exercising similar functions) if, and to the extent that, such fire underwriters' certificates are in the Contributing Entity's (or, as to the Contributing Properties, the Contributing Owners') possession or control, and the original or copies of each bill together with proof of payment thereof (if any of the same have been paid) for current real estate and personal property taxes.

       (xii) Deliver to the Partnership a Non-Foreign Transferor Certificate, certifying that each Contributing Owner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446 of the Code.

       (xiii) Deliver to the Partnership the legal opinions of each of Battle Fowler LLP, local counsel and general counsel to Acadia Management Company, LLC, Sound View Management, LLC and RDC in form and substance reasonably satisfactory to the Trust and the Partnership.

       (xiv) if applicable, execute and deliver to the Partnership an Assignment, substantially in the form attached hereto as Exhibit "H," assigning its rights and obligations under any Agreement of Sale as to which the Partnership exercises an election under subsection 12(i)(vii).

       (xv) Execute and deliver to the Partnership such other documents or instruments as in the reasonable opinion of counsel for the Partnership may be necessary to effectuate the transactions described in this Agreement and to transfer title to the Premises as contemplated by this Agreement.

     (f) At the Closing and on the Closing Date, and in addition to any other obligation which an Owner may have in connection with the Closing, each Contributing Owner, as to its Contributed Management Contracts and Contributed Notes, if any, shall assign to the Partnership or its designee, pursuant to agreements of assignment and assumption in substantially the forms of Exhibit "I-1" and Exhibit "I-2," respectively, all of its rights and obligations under the Contributed Management Contracts and Contributed Notes.

     (g) At the Closing and on the Closing Date, the Funds shall wire transfer to the Trust or to its designees their respective allocable share of the Cash Investment.

     (h) At the Closing and on the Closing Date, and in addition to any other obligation which the Trust or the Partnership may have in connection with the Closing, the Partnership and the Trust shall do or perform the following:

       (i) Execute and deliver to the Owners a Second Amendment to the Agreement of Limited Partnership of the Partnership, substantially in the form of Exhibit "J", evidencing the issuance of the Operating Partnership Interests as a portion of the Contribution Consideration and other matters.


       (ii) Deliver to the Funds certificates representing their respective allocable share of the Cash Investment Shares.

       (iii) Deliver to those of the Owners to whom Operating Partnership Interests are to be issued, to the Funds and to the Contributing Entities as to which Interests therein are not being contributed but whose assets are being assigned to the Trust or the Partnership at Closing, the opinion of Cozen and O'Connor in form and substance reasonably satisfactory to RDC on behalf of the Owners and the Funds.

       (iv) Execute and deliver to the Maryland Department of Assessments and Taxation an Amendment to the Trust's Amended and Restated Declaration of Trust reflecting, among other things, a change in the name of the Trust as approved by the shareholders at the Special Meeting (as hereinafter defined) and such other amendments as shall be approved by the shareholders at the Special Meeting and as required by this Agreement.

       (v) Execute and deliver to Owners an assignment and assumption agreement substantially in the form of Exhibit "R" evidencing the assignment and assumption of the office leases set forth on Schedule 12(a)(v).

     (i) Each Owner shall use its best efforts to cause an escrow, with New York Land Title Services, Inc. (the "Escrow Agent") as escrowee, to be created at Closing for purposes of releasing the liens of Existing Mortgages (other than the Remaining Mortgages). Each Owner shall use its best efforts to cause documents reflecting the payment of indebtedness and release of liens securing Existing Mortgages other than the Remaining Mortgages (the "Loan Repayment Documents") to be delivered to the Escrow Agent on or before the Closing Date.

     (j) This transaction shall be closed by means of a so-called "New York Style Closing", with the concurrent delivery of the documents of title, transfer of Interests, Contributed Management Contracts, Contributed Properties and Premises, delivery of the title policies or marked-up title commitments, the delivery of the Contribution Consideration and delivery of the Cash Investment and the Cash Investment Shares. The Contributing

Owners, as to their respective Premises, and the Contributing Entities, jointly and severally as to all of the Premises, shall provide, if required by New York Land Title Services, Inc. (the "Title Company"), an undertaking (the "Gap Undertaking") to the Title Company necessary to effectuate the New York Style Closing, in form and content reasonably acceptable to those providing the Gap Undertaking.

     (k) The parties acknowledge that, as of the date hereof, the Owners do not have all consents necessary to consummate the transactions contemplated by this Agreement. Ross Dworman ("RD") and Kenneth Bernstein ("KB") shall diligently exercise all commercially reasonable efforts to obtain all necessary consents, waivers and approvals from third parties, including, but not limited to those third party partners identified on Schedule 4(k), constituting either (i) those parties who are not signatories hereto but whose consent is necessary to consummate the transactions contemplated hereby and to confirm the due and valid execution and delivery of this Agreement by the Contributing Entities to which such third party partners are partners or (ii) those parties who are not signatories hereto on the date hereof but who are Owners and who are contemplated to be contributing their Interests to the Partnership or its designee as aforesaid, such that either: (A) 100% of the Interests of each Contributing Entity shall be contributed to the Partnership at Closing as contemplated by the Agreement (and such that such third party partners shall become signatories to this Agreement as Contributing Owners to the extent their signature is required or shall become signatories to an Agreement and Power of Attorney (the "Third Party Partner Agreement") to the extent their signature to this Agreement is not required) or (B) fee simple title to the Contributed Property can be conveyed by deed to the Partnership or its designee or the Contributed Management Contract or Contributed Note can be assigned, to the extent such conveyance or assignment requires approval or consent by such third parties. In the event RD and KB are unable to obtain the requisite consents, waivers or approvals from any such third party and, as a consequence thereof, the Premises, the Contributed Management Contracts or the Contributed Notes cannot be conveyed, or 100% of the Interests of a Contributing Entity cannot be contributed to the Partnership as contemplated hereby, and provided that this Agreement is not otherwise terminated by the Trust to the extent permitted by
Section 13(a), the Partnership shall accept the contribution of only those Interests in respect of a Contributing Entity from the Contributing Owners, although constituting less than 100% of the interests in such Contributing Entity, and those Premises, Contributed Management Contracts and Contributed Notes for which all necessary consents, waivers and approvals have been obtained. In such event, the total consideration payable hereunder shall be reduced by the Contribution Consideration attributable to such Interests, Contributed Property, Contributed Management Contract or Contributed Note, as the case may be, as set forth on Schedule 2(a).

     5. Condition of Title and Related Matters.

     (a) Title. (i) At Closing, title to the Premises shall be such as will be insured, solely in the Partnership's name (or in the name of the Partnership's designee as grantee of such Premises), as good and marketable (at the Partnership's expense) by the Title Company at regular rates pursuant to the standard stipulations and conditions of the 1970 Form B ALTA Policy of Owner's Title Insurance as revised in 1984, if available or such other form which is promulgated as a matter of law or state insurance regulations, and as the same may be modified by such endorsements, affirmative coverage and other matters reasonably required by the Partnership, free and clear of all liens and encumbrances, except for the Permitted Encumbrances. The term "Permitted Encumbrances" as to each Premises shall mean (i) the liens of real estate taxes, personal property taxes, water charges, and sewer charges, provided the same are not yet due and payable, but subject to adjustment as provided herein;
(ii) the rights of those parties occupying space at any of the improvements, as tenants only, pursuant to Leases existing on the date hereof and Leases approved hereunder; (iii)(A) those restrictions, covenants, agreements, easements, matters and things affecting title to the Premises as of the date hereof and more particularly described in the marked-up title commitments delivered to the Partnership prior to the date hereof and listed on Schedule 5(a); provided, however, if the Trust discovers prior to the date hereof any exception on such title commitments (or any other exception that is subsequently arising) which the Trust has identified in writing to the Contributing Entity or Contributing Owner, as the case may be, on or prior to the date hereof or if such exception arises after the date hereof, within five
(5) business days of the Trust's discovery thereof, and such exception materially affects the value or marketability of the Premises or materially impairs the use of the Premises for its current use, then such exception shall not be deemed a Permitted Encumbrance, provided further that the Contributing Entity or Contributing Owner, as the case may be, may, at its election, undertake to eliminate such unacceptable exceptions, (it being agreed, however, that the Contributing Entity or Contributing Owner, as the case may be, shall be obligated to eliminate those unacceptable exceptions constituting (A) final, unappealable judgments against such Contributing Entity or Contributing Owner, as the case may be, (B) mortgages or other liens which can be satisfied by payment of a liquidated amount, other than the Remaining Mortgages, (C) exceptions which can be removed by payments not to exceed $25,000 for each Contributed Property and not to exceed $100,000 in the aggregate for all title defects, and (D) payments to the mortgagees which are currently required pursuant to existing loan documents in order to cause the mortgagees to consent to the Partnership assuming the Remaining Mortgages), and except as provided below (or as provided in the immediately proceeding parenthetical), the Contributing Entity or Contributing Owner, as the case may be, shall have no obligation to incur any expense or bring any action in connection with curing such title exceptions. The Contributing Entity or Contributing Owner, as the case may be, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate such unacceptable exceptions. If after complying with the foregoing requirements, the Contributing Entity or Contributing Owner, as the case may be, is unable to or elects not to eliminate all unacceptable exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, then the Partnership shall elect to (x) if such unacceptable exceptions results in an RDC Material Adverse Effect, terminate this Agreement in accordance with Section 13(a)(viii), (y) terminate this Agreement only as to such Contributing Property (provided, however, that if this Agreement is terminated as to such Contributing Property, then for purposes of an RDC Material Adverse Effect thereafter, the FFO attributable to the first Contributed Property (or Premises) as to which the Partnership exercises its right to terminate this Agreement shall not be considered for calculating Target RDC NOI), and the contribution thereof by the Owner or the Interests of the corresponding Contributing Owners in their respective capacities as such, whereupon this Agreement shall become null and void as to such Contributing Owner (with respect to the applicable Contributing Entity) or Contributed Property, and neither the Partnership nor such Contributing Owner or Contributing Entity in its respective capacities as such shall have any further rights or obligations under this Agreement with respect to such Premises, or such Contributing Owner's Interest in such Contributing Entity or Contributed Property and the total consideration payable hereunder shall be reduced by the Contribution Consideration attributable to such Premises set forth on Schedule 2(a), or (z) to accept title subject to such unacceptable exceptions and receive no credit against or reduction of the consideration to be given to the Contributor hereunder; (iv) any other easements, covenants and restrictions which are entered into with the consent of the Trust after the date hereof, such consent not to be unreasonably withheld, delayed or conditioned; (v) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Premises, including, without limitation, those related to zoning and land use, as of the date hereof; (vi) the state of facts shown on the surveys listed on Schedule 5(b) for each of the individual properties comprising the Premises and any other state of facts which a recent and accurate survey of the Premises would actually show, provided that same does not materially impair the use of the Premises as it is currently being used and does not render title uninsurable at standard rates; (vii) the Service Agreements; (viii) any installment not yet due and payable of assessments imposed after the date hereof and affecting the Premises or any portion thereof; (ix) any utility company rights, easements and franchises to maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under or upon the Premises, provided the same do not impair, other than a de minimis manner, the present use of the Premises; (x) any prohibition against the interference with the natural and unobstructed flow of any applicable brook crossing the Premises or other riparian rights, provided the same does not materially impair the use of the Premises as it is currently being used and does not render title uninsurable at standard rates; (xi) such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage, including minor variations between record lines and tax lot lines; and (xii) the lien of the Existing Mortgages on those Premises encumbered by the Existing Mortgages as of the date hereof (but on the terms and conditions of this Agreement); provided, however, that the title insurance policy to be issued promptly following Closing and consistent with the title commitments described above will not show as a lien or encumbrance any mortgage, including an Existing Mortgage, other than a Remaining Mortgage. At Closing, title to the Personal Property associated with each Premises shall only be subject to the Permitted Encumbrances as to such Premises and, with respect to a Contributing Entity's Personal Property, shall be transferred to the Partnership (or to the Partnership's designee). The Contributing Entities (and with respect to the Contributed Properties, the Contributing Owners) and the Partnership shall deliver to the Title Company such commercially reasonable instruments as the Escrow Agent requires to issue non-imputation and other endorsements and other coverages, in such form as the Partnership reasonably requires. The premiums and other costs of title insurance shall be borne by the Partnership and paid at Closing.

     (ii) In all cases in which there is an Existing Mortgage which is not a Remaining Mortgage, the Contributing Entity or Contributing Owners, as the case may be, shall diligently exercise commercially reasonable efforts to cause the Loan Repayment Documents to be placed in escrow with the Escrow Agent, the terms of the escrow to be reasonably acceptable to the Partnership. In the event the Contributing Entity shall only cause the holder of such Existing Mortgage to deliver a pay-off statement or agreement, such Contributing Entity shall cause the Title Company to commit to omit such Existing Mortgage as an exception to the title policy at Closing upon timely payment of the amount indicated on the pay-off statement.

     (iii) If title to any Premises is not, at Closing, insurable as set forth in this subsection 5(a), and, as a result thereof, this Agreement is not otherwise terminated to the extent permitted by subsection 13(a)(viii) hereof, the Partnership shall nonetheless be obligated to consummate the transactions contemplated hereby (subject to the prior satisfaction of all conditions precedent to such obligation or the waiver thereof), but may elect, as its sole right and remedy, to terminate this Agreement only as to such Premises and the contribution thereof by the Owner thereof or the Interests of the corresponding Contributing Owners in their respective capacities as such, whereupon this Agreement shall become null and void as to such Contributing Owner (with respect to the applicable Contributing Entity or Contributed Property), and neither the Partnership nor such Contributing Owner or Contributing Entity in their respective capacities as such shall have any further rights or obligations under this Agreement with respect to such Premises or such Contributing Owner's Interests in such Contributing Entity or Contributed Property. In such event, the total Contribution Consideration payable hereunder shall be reduced by that portion of the Contribution Consideration allocated to the Premises or Interests of the Contributing Owners in respect thereof as set forth on Schedule 2(a).

     (b) Survey. Schedule 5(b) sets forth a true, correct and complete list of each available existing as-built survey (the "Survey") of the Premises. At Closing, the Premises shall be subject to no condition or other state of facts which is less favorable to the Partnership, as reasonably determined by the Partnership, than the condition and state of facts set forth on any Survey delivered to the Partnership with respect to such Premises (other than changes to those Premises identified on Schedule 5(b) as being under construction).

     (c) UCC Searches. The Owners shall deliver to the Partnership prior to Closing searches, dated no earlier than thirty (30) days from the Closing Date, of all Uniform Commercial Code financing statements filed against the Contributing Entities, the Contributing Owners identified on Exhibit "A", the Contributed Properties, the Premises or the Personal Property, in each case filed with the Secretary of State and/or county clerk in the state and county in which the Contributing Entities have been formed, the Contributing Owners are domiciled and the Contributed Properties and Premises are located, together with tax lien searches in all such jurisdictions. It is a condition to Closing by the Partnership that such searches, or new searches conducted prior to Closing, reveal that, other than the Permitted Encumbrances, there are no bankruptcies, actions, claims or liens against any of such parties or affecting or encumbering or which might encumber the Interests, the Premises, the Personal Property or any other interest in the Premises which will continue after Closing and which, individually or in the aggregate, could constitute an RDC Material Adverse Effect (as defined in Section 13(a)(viii)).

     6. Possession; Agreements and Leases.

     (a) At Closing, each Owner will transfer to the Partnership (or to the Partnership's designee) possession of such Owner's Premises and the Personal Property as to such Premises subject to the leases for the Premises all as previously disclosed by the Owners to the Partnership (other than those leases which expire or are terminated or modified as contemplated by the provisions of this subsection set forth below) and any new leases entered into after the date hereof (hereinafter collectively, the "Leases"), all of which Leases which are in existence on the date hereof being listed on Schedule 9(m)-2, and will assign to the Partnership (or to the Partnership's designee as the case may be) the landlord's interest in each Lease and any guarantees with regard to each Lease (all of which are identified on Schedule 9(m)-2. Set forth on Schedule 6(a) is a description of each arrangement by which brokers are entitled to be paid leasing brokerage commissions, finders or referral fees or similar commissions. The Owners shall be obligated to pay at or prior to Closing all accrued and unpaid leasing commissions, finders or referral fees or similar commission due on or prior to Closing with respect to Leases existing on the date hereof (other than those identified on Schedule 12 (i) (v)) or, at such Owner's option, either (i) deposit a sufficient amount of cash at Closing with the Partnership to pay such commissions and fees when due and payable or (ii) reduce at Closing the number of Operating Partnership Interests otherwise issuable by the Partnership to such Owner constituting such Owner's allocable share of the Contribution Consideration by an amount (based upon $7.50 per Operating Partnership Interest) equal to the amount the Partnership will be obligated to pay for such commissions and fees when due and payable. Subject to the limitations set forth in Sections 23 and 24 hereof, the Warrantors also agree to jointly and severally indemnify, defend and hold the Partnership harmless from and against any payments of any such commissions and fees payable after Closing with respect to or on account of the Leases set forth on Schedule 9(m)-2, except to the extent set forth in the immediately succeeding sentences. The Partnership, or its designee, shall, by its acceptance of such assignment, be deemed to have assumed and promised to observe and perform all covenants and obligations of the landlord under the Leases thereafter arising, including, but not limited to, the assumption of any obligations of a Contributing Entity associated with tenant security deposits and interest thereon, all of which are listed on Schedule 9(m)-2 (the "Security Deposits"), and the obligation to pay leasing brokerage commissions, finders or referral fees or similar commission with respect to or on account of the renewal of Leases set forth on Schedule 9(m)-2, on or after the Closing Date or on account of new leases executed on or after the date hereof. Each Contributing Entity and each Contributing Owner as to the Contributed Properties covenants that after the date hereof, such Owner shall not have entered into new Leases or modified or terminated any Lease (except by reason of a default by the tenant thereunder) except as hereafter provided in Section 12(i).


     (b) Except as set forth on Schedule 9(d), there are no existing service agreements (hereinafter collectively, and together with any substitute contract mentioned below, called the "Service Agreements") which are not terminable without cause or penalty upon not more than thirty (30) days' notice. The Owners have advised the Partnership of existing Service Agreements and, except as set forth in Section 9 below, the termination of any of the Service Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse the Partnership from its obligation to complete Closing and to pay the full Contribution Consideration, provided that if the service in question is necessary or appropriate to the proper operation of any Premises or the performance of a Contributed Management Contract, as the case may be, the Owner of such Premises or of the Contributed Management Contract, as the case may be, will obtain a substitute contract on terms reasonably acceptable to the Partnership prior to Closing. All rights and interests under the Service Agreements will be assigned by the Owners to the Partnership (or to the Partnership's designee) at Closing by an assignment as described in Section 4(e)(iv), and the Partnership (or its designee) shall be deemed, by its acceptance of such assignment, to have assumed and promised to observe and perform all obligations of the Owners thereunder arising after Closing.


     (c) Each Owner agrees to diligently exercise commercially reasonable efforts to cause each tenant whose name is designated on Exhibit "L" ("Owner Major Tenants") to deliver to the Partnership at or prior to Closing a written statement ("Tenant Estoppel Certificate") substantially in the form of Exhibit "K" attached hereto. If an Owner fails to obtain a Tenant Estoppel Certificate from an Owner Major Tenant of the Premises of such Owner, after using commercially reasonable efforts to obtain the same, then such Owner shall deliver a certificate representing to the Partnership the facts that are to be covered by the Tenant Estoppel Certificates. The Owner's representations shall be deemed for all purposes hereunder to have been made under Section 9, and shall terminate as to any Owner Major Tenant as to which a Tenant Estoppel Certificate from such Owner Major Tenant shall have been subsequently delivered to the Trust so long as such Tenant Estoppel Certificate confirms in all respects the representations of the Owner concerning such Owner Major Tenant in the Owner's certificate previously delivered to the Trust.


     (d) All realty transfer taxes or sales taxes accruing or payable regarding the contribution of the Premises of such Owner's Contributed Entity or Contributed Property shall be payable by the Partnership. It is not expected that any realty transfer taxes or sales taxes shall accrue or be payable regarding the contribution of Interests. However, if any realty transfer tax or sales tax accrues or is payable in connection with the contribution of Interests, such realty transfer tax or sales tax shall be payable by the Partnership. If any inquiry or proceeding shall be commenced with respect to realty transfer taxes or sales taxes in connection with this transaction relating to the Interests, the Partnership will not enter into any settlement or make any payment of such realty transfer taxes or sales taxes without the approval of the Contributing Owners against whom the tax has been assessed; provided, however, that if the pendency of any such proceeding threatens the Partnership's title to the Interests or title to any Premises or creates a risk of material liability to the Partnership, the Partnership may require the posting of a bond or other collateral during the pendency of such proceeding, or take any other action reasonably necessary to protect its interests. If any inquiry or proceeding shall be commenced with respect to realty transfer taxes or sales taxes in connection with this transaction relating to the Contributed Properties contributed by the Contributing Owners, and the portion of the taxes subject to such inquiry or proceeding is that typically paid by the seller of the real property in accordance with the custom of the locale in which the real property in question is located, such Contributing Owners shall undertake and shall be entitled to respond to such inquiry and defend such proceeding, and the Partnership will not enter into any settlement or make any payment of such realty transfer taxes or sales taxes without the approval of the Contributing Owners which have contributed interests in the Contributed Properties; provided, however, that if the pendency of any such proceeding threatens the Partnership's title to the Premises contributed by the Contributing Owners or creates a risk of material liability to the Partnership, the Partnership may require the posting of a bond or other collateral by one or more of the Contributing Owners during the pendency of such proceeding, or take any other action necessary to protect its interests.


     7. Adjustments to Contribution Consideration.


     (a) (i) Taxes, Rents, etc. Real estate taxes (on the basis of the due dates of the tax bills for the period for which such taxes are assessed) on the Premises, personal property taxes on the Personal Property, minimum water and sewer rentals, rents, including, without limitation, expense pass throughs, percentage rents, income from and expenses for electricity and other sums paid by tenants, licensees and concessionaires and collected by the Owners prior to Closing under the Leases, payments due under the Service Agreements which are to be assigned to the Partnership, prepaid license fees, utility deposits and other charges for licenses and permits for the Premises which will remain in effect for the Partnership's benefit after Closing, rental under any ground lease, municipal rubbish removal charges, lease rejection awards made in any bankruptcy proceedings of a tenant, and prepaid insurance premiums for insurance which will remain in effect for the Partnership's benefit after Closing, if any, shall be apportioned pro rata between the Owners and the Partnership on a per diem basis as of midnight on the day before the Closing Date, so that the Owners shall bear all expenses with respect to the Premises and benefit from all items of income with respect to the Premises through the day before the Closing Date. To the extent that the amounts of the items to be adjusted are not reasonably ascertainable as of the Closing Date, they shall be adjusted as promptly after the Closing Date as the amounts thereof are ascertained.


     (ii) All rents and other sums collected by the Partnership after the Closing Date, up to the respective amounts currently due the Partnership from time to time, will be retained by the Partnership and applied on account of the rents and other sums due to the Partnership. At Closing, the Owners shall identify all tenants which are in arrears in the payment of rent or other sums due under the Leases on the Closing Date. If any tenant shall pay to the Partnership after the Closing Date a sum in excess of all rents and other sums which have accrued to the Partnership, and which excess sum is on account of arrearages which became due prior to Closing, the Partnership will remit to the Owner of such Premises such excess net of a proportionate share of the cost of collection based on the relative amounts recovered by each of the Owners and the Partnership, to be applied on account of the arrearages due to the Owner. The Owners shall not bring any suit or other proceeding against any tenant currently in occupancy under the Leases after the Closing Date on account of rental delinquencies. The Partnership assumes no obligation to collect or enforce the payment of any such moneys which may be owing to an Owner. If the Partnership employs an agent to collect rent under the Leases after Closing, such agent shall have the right to deduct and retain from the Owners' share of any rent or other payments received by the Partnership after the Closing Date a pro rata share of the compensation payable to such agent by the Partnership, based on the relative amounts recovered by each party.

     (iii) Any refunds received by the Partnership under any of the Service Agreements on account of payments which are applicable to periods prior to the Closing Date shall be apportioned and paid by the Partnership to the Owners.

     (iv) All amounts collected from tenants pursuant to provisions in the Leases (or in any reciprocal easement agreements) on account of real estate taxes shall be transferred to the Partnership on the Closing Date, subject to any prior rights of mortgagees with respect to the Remaining Mortgages. The Owners shall be responsible for the collection of all such amounts up to the Closing Date and the Partnership shall be responsible for the collection of all such amounts from and after the Closing Date. At Closing, the difference between the aggregate amount collectable by an Owner under the Leases and reciprocal easement agreements on account of real estate taxes for the tax period in which the prorated taxes are due, and the amount of real estate taxes for the Premises for the tax period in which the Closing Date occurs, shall be credited through a cash adjustment to the Owner or the Partnership, as applicable.

     (v) Common area maintenance expenses which by the terms of the Leases (or any reciprocal easement agreements) are recoverable in whole or in part from tenants of the Premises (or parties to reciprocal easement agreements) shall be calculated on the basis of the actual expenses incurred by the parties as of the Closing Date. The Owner shall be responsible for the collection of all such amounts up to the Closing Date and the Partnership shall be responsible for the collection of all such amounts from and after the Closing Date. The Owners and the Partnership recognize that the common area maintenance expense contributions made by tenants or parties to reciprocal easement agreements during the month in which Closing occurs will be applied by the Owners for the common area maintenance expenses incurred for the Premises during the month which precedes the month in which Closing occurs (the "Pre-Closing Month"). Notwithstanding such application, items of common area maintenance expense and income shall be prorated as of the Closing Date in conformity with generally accepted accounting principles applied on an accrual basis of accounting excluding straight lining of rent, except that the parties shall defer the cash adjustment to be made to the Partnership which arises from an Owners' application of the common area maintenance expense contributions made during the month in which Closing occurs to the expenses incurred during the Pre-Closing Month until the year-end common area maintenance reconciliation is made under the Leases. If an Owner shall have failed to have paid common area maintenance expenses incurred for any period prior to the Pre-Closing Month, or if an Owner shall have collected payments for such expenses for periods beyond Closing, then there shall be a credit to the Partnership in the form of a cash adjustment for the amount of such expense or excess.

     (vi) If the apportionment of any percentage rents, "escalation" payments relating to operating expenses, merchant's association dues or fees for promotion, income and expenses for electricity or other payments received by the Partnership after the Closing Date from a tenant under any of the Leases on account of periods prior to the Closing Date or on account of sums which are attributable to expenses incurred by the landlord for periods of time prior to the Closing Date, cannot be precisely determined at the Closing Date, the Owner and the Partnership shall reasonably estimate the apportionment of such sums pro rata between the Partnership and the Owner on a per diem basis as of the Closing Date. A post-closing adjustment and apportionments between the Owner and the Partnership shall be made, if necessary, between the Partnership and the Owner for such apportioned items when the amounts thereof can be ascertained.

     (vii) The apportionment of "percentage rent", and the amounts due by the Partnership to the Owners, respectively, under each of the Leases for "percentage rent", shall be made or paid with respect to the lease year (as defined in such Lease) in which the Closing Date falls and the post-Closing adjustment shall be made at the time that the accounting for the tenant's percentage rent obligation for the lease year is determined under the Lease. The amount to be apportioned shall be the total of the amounts collected by both the Partnership and the

Owner as percentage rent for such percentage rent lease year. The Owner's portion thereof shall be an amount which bears the same ratio to the total percentage rent for the applicable percentage rent lease year as the number of days up to but excluding the Closing Date in such percentage rent lease year shall bear to the full number of days in such percentage rent lease year; and the Partnership shall be entitled to retain the remaining portion.


     (viii) If bills for real estate taxes on the Premises have not been issued as of the Closing Date, and if the amount of real estate taxes for the then current tax fiscal year is not then known, the apportionment of real estate taxes shall be made at Closing on the basis of the prior year's real estate taxes and a post-Closing adjustment shall be made when the actual amounts are ascertained.


     (ix) If, at Closing, the Premises or any part thereof is affected by an assessment which is payable in installments of which the first installment is then a charge or lien, or has been paid, then all unpaid installments of such assessments shall be prorated between the parties as of the date of Closing as follows: the Owner shall be responsible for those installments thereof for years prior to the year in which Closing occurs and the Partnership shall be responsible for those installments thereof for years following the year in which Closing occurs; the installment due for the year in which Closing occurs shall be prorated between the parties on a per diem basis.


     (x) Any credit due to the Partnership pursuant to this Paragraph 7(a) shall be paid, at the option of the Owners, either (i) in cash to the Partnership at Closing and not applied as a credit against the Contribution Price or (ii) by reduction at Closing in the number of Operating Partnership Interests otherwise constituting Contribution Consideration by an amount (based upon $7.50 per Operating Partnership Interest) equal to the amount of the adjustment. Any credit due to the Owners pursuant to this Paragraph 7(a) shall be paid by the Partnership to the Owners at Closing as an addition to the Contribution Price, at the Owner's election either (i) in cash or (ii) by the issuance of additional Operating Partnership Interests valued on the basis of the Market Price per Common Share averaged for twenty (20) consecutive trading days ending upon the date when the additional Operating Partnership Interests are issued into which each Operating Partnership Interest may be exchanged; provided that in no event will the issuance of additional Operating Partnership Interests to the Owners cause the Trust to own less than 51% of the total number of Operating Partnership Interests to be issued and outstanding immediately following Closing . In addition to the foregoing, all amounts held in escrow at Closing by a mortgagee of a Remaining Mortgage, shall be assigned at Closing by the Owner which is the mortgagor of such Remaining Mortgage to the Partnership upon payment to such Owner by the Partnership of an amount in cash equal to the amount of the escrow at the Closing less amounts held in escrow to fund obligations to which the Owners have contractually agreed herein to remain liable following the Closing. The amounts escrowed by mortgagees of Remaining Mortgages on the date hereof are as set forth on Schedule 7(a)(x). Any amounts due to either party under this Agreement shall be promptly paid to the party entitled thereto within ten (10) business days of the final reconciliation of the amount due.


     (b) Security Deposits. The total sum of all tenant security deposits, together with all interest earned thereon as of the Closing Date which the Owner is obligated to pay to tenants, shall be transferred to the Partnership or its designee at Closing and not as a credit against the Contribution Price.


     (c) Utility Meter Readings. At Closing, the Owners shall pay all charges for the water, electric, gas and other utility meters servicing the Premises (other than meters measuring exclusively utility consumption which is to be paid in full by tenants under Leases) apportioned on the basis of the prior month's readings. When the charges for the month during which Closing occurs are ascertained, the parties shall make any necessary post-Closing adjustments. The apportionment of items of expense and income for tenant contributions on account of utilities shall be handled in the same manner as items of expense and income for tenant contributions for common area maintenance are handled as described in subparagraph 7(a)(v) above.


     (d) Tenant Improvement Costs. The Owners shall pay at or prior to Closing all tenant improvement costs, tenant allowances and other bona fide third party costs, fees and expenses incurred or to be incurred in respect of Leases entered into on or before the date hereof (including, but not limited to, fees due to developers, construction managers and others, but excluding costs, fees and expenses in connection with (i) the Elmwood Expansion and (ii) pertaining to those properties identified on Schedule 12(i)(v), which costs, fees and expenses pertaining to the Premises described in clauses (i) and (ii) are to be paid by the Partnership) or at such Owner's option, either (i) deposit a sufficient amount of cash at Closing with the Partnership to pay such costs, fees and expenses or (ii) reduce at Closing the number of Operating Partnership Interests otherwise issuable by the Partnership to such Owner constituting such Owner's allocable share of the Contribution Consideration by an amount (based upon $7.50 per Operating Partnership Interest) equal to the amount the Partnership will be obligated to pay for such costs, fees and expenses when due and payable. Subject to the limitations set forth in Sections 23 and 24, the Warrantors agree to jointly and severally indemnify, defend and hold the Partnership harmless from and against any liability associated with such costs, fees and expenses. If Closing occurs, the Partnership shall pay all tenant improvement costs, tenant allowances, and other bona fide third-party costs and expenses actually incurred in connection with procuring the tenant for those Leases entered into after the date hereof.

     (e) Interest on Existing Mortgage. Interest under the notes secured by the Remaining Mortgages (the "Existing Note") is payable monthly or quarterly in arrears. Therefore, the interest portion of the monthly or quarterly payment to be made to the holder of an Existing Note on the Closing Date, if Closing occurs on the first day of a calendar month or quarter, or to be made on the first day of the first calendar month or first quarter after the Closing Date, if Closing does not occur on the first day of a month or quarter, shall be apportioned on a per diem basis for the monthly or quarterly period preceding such payment, and the Partnership shall be paid at Closing for the portion of such interest payment attributable to the period occurring prior to the Closing Date. The Partnership shall pay, at or prior to Closing, any assumption fees payable to a holder of a Remaining Mortgage in consideration of its consent to the transfer of the Premises to the Partnership subject to the Remaining Mortgage, but only to the extent the assumption fee is set forth on Schedule 3(a).

     8. Conditions to Closing.

     (a) The obligation of the Trust and the Partnership to consummate Closing hereunder is conditioned upon the following:

       (i) All representations and warranties of all Owners and of the Fund shall be true in all material respects as of the date hereof and as of the Closing Date.

       (ii) Each Owner and the Fund shall have performed all of its respective covenants and obligations to be performed at or prior to Closing, including, but not limited to, the payment of the Cash Investment by the Funds.

       (iii) The Title Company shall be unconditionally committed to issue, promptly following Closing, policies of title insurance or binding marked-up commitments to issue title insurance policies described in subsection 5(a)(i).

       (iv) Except as permitted by subsection 6(c), Tenant Estoppel Certificates acceptable to the Partnership shall have been obtained from no less than 75% of the Owner Major Tenants and Owner's certificates as described in subsection 6(c) shall have been delivered for Leases of all other Owner Major Tenants, which certificates shall be subject to the limitations set forth in Sections 23 and 24.

       (v) Estoppel Certificates reasonably acceptable to the Partnership shall have been obtained from lessors under any ground lease to be assigned.

       (vi) For each portion of any Contributing Owner's Premises located in the State of New Jersey and that constitutes an "Industrial Establishment" within the meaning of the Industrial Site Recovery Act, New Jersey Statutes annotated Sections 13:1K-6, et seq., as amended ("ISRA") if any, a Contributing Owner of such Premises shall have delivered to the Partnership (or to its designee) on or before Closing, a negative declaration approved by the New Jersey Department of Environmental Protection and Energy ("NJDEPE") pursuant to ISRA. For each portion of any Contributing Owner's Premises located in the State of New Jersey (other then vacant land) and which does not constitute an "Industrial Establishment" within the meaning of ISRA, the Contributing Owner shall deliver to the Partnership (or to its designee) on or before Closing, a determination issued by the NJDEPE that ISRA is not applicable to the transactions contemplated by this Agreement.

       (vii) RD and KB shall have executed and delivered to the Partnership the Non-Compete Agreement to which reference is made in subsection 12(c).

       (viii) (a) Each Contributing Owner who will receive Operating Partnership Interests as all or part of the Contribution Consideration shall have executed and delivered to the Trust the Investment Letter to which reference is made in subsection 12(b).


       (ix) Each Fund, as to those Cash Investment Shares for which a proxy shall not have been granted by such Fund to the partners thereof, shall have executed and delivered to the Trust the Voting Trust Agreement and, as to all Cash Investment Shares, the Investment Letter to which reference is made in subsection 12(b).


       (x) Each Contributing Owner set forth on Exhibit "M" and each Fund shall have executed and delivered the Registration Rights and Lock-Up Agreement to which reference is made in subsection 2(e).


       (xi) The Owners and the Funds shall have delivered the legal opinions of Battle Fowler LLP, local counsel and general counsel to Acadia Management Company LLC, Sound View Management LLC and RDC, to which reference is made in subsection 4(a)(xiii).


       (xii) Within thirty (30) days from the date hereof, the Funds shall have received binding irrevocable written commitments from equity owners (evidenced by execution of partnership agreements of the Funds) to make not less than an aggregate of $100,000,000 in capital contributions for purposes of funding the Cash Investment, subject only to the conditions precedent set forth on Schedule 10(b)(v).


       (xiii) The shareholders of the Trust shall have approved this Agreement and the transactions contemplated hereby as required by Maryland law, the rules of the New York Stock Exchange (or such other principal exchange on which the Common Shares shall then be listed), and the Trust's Amended and Restated Declaration of Trust.


       (xiv) Bear Stearns & Co. Inc. shall have delivered its opinion to the Trust's Board of Trustees that the Agreement and the transactions contemplated by the Agreement are fair to the Trust's shareholders from a financial point of view.


       (xv) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect at Closing which would prevent the consummation of the transactions contemplated by this Agreement.


       (xvi) To the extent the assumption by the Partnership of the obligations under any Remaining Mortgage is conditioned upon the payment of any assumption fees other than principal or interest outstanding under such Remaining Mortgage, the Partnership shall have paid such fees to the extent set forth on Schedule 3(a), and the Contributing Owner which is the owner of the Premises subject to such Remaining Mortgage shall have paid all other assumption fees from sources other than the Contribution
   Consideration or the Cash Investment.


       (xvii) The Remaining Contributing Owners of the Pennsylvania Contributing Entity shall have executed and delivered the Restated Partnership Agreement.


       (xviii) Each Owner to whom the Operating Partnership Interests shall be issued hereunder shall have executed and delivered the Second Amendment to the Agreement of Limited Partnership of the Partnership.


       (xix) Each Owner which is not a signatory hereto shall have executed and delivered to the Trust Third Party Partner Agreement to the extent such Owner has consented to the transactions contemplated by this Agreement.


       (xx) The Owners and the Funds shall have obtained all necessary third-party consents, waivers and/or approvals.


       (xxi) Each of the other documents and instruments required by this Agreement to be delivered to the Partnership or the Trust at Closing shall have been delivered.

       The Partnership, for itself and on behalf of the Trust, may waive any condition to Closing in whole or in part (other than the condition set forth in subsection 8(a)(xx)). As to any failure of a condition affecting one or more of the Contributed Properties, Contributed Management Contracts, Contributed Notes, Premises or Interests, and provided that this Agreement is not otherwise terminated by the Trust to the extent permitted by Section 13(a) hereof, the Partnership may decline to acquire only those Interests, Premises, Contributed Properties, Contributed Management Contracts and Contributed Notes as to which a condition to Closing has failed, and to consummate Closing as to the remaining Interests, Premises, Contributed Properties, Contributed Management Contracts and Contributed Notes; provided, however, that, except as contemplated by subsection 4(k), if the Partnership declines to acquire certain Interests, Premises, Contributed Properties, Contributed Management Contracts or Contributed Notes by reason of the failure of a condition to Closing, the Partnership shall be obligated to decline to acquire all Interests and Premises affected by the failure of such condition (and in such event, the total consideration payable hereunder shall be reduced by the Contribution Consideration attributable to such Interests, Contributed Property, Contributed Management Contracts or Contributed Notes, as the case may be, as set forth on Schedule 2(a)).

     (b) The obligation of the Contributing Owners and of the Fund to consummate Closing hereunder is conditioned upon the following:

       (i) All representations and warranties of the Partnership and the Trust shall be true in all material respects as of the date hereof and as of the Closing Date;

       (ii) The Partnership and the Trust each shall have performed all of its respective covenants and obligations to be performed at or prior to Closing;

       (iii) All necessary Partnership and Trust actions shall have been taken to confirm and ratify the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, receipt of requisite approval from the Trust's shareholders;

       (iv) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect at Closing which would prevent the consummation of the transactions contemplated hereby; and

       (v) The Partnership shall have executed and delivered to the Contributing Owners, to the Funds and to the partners of the Funds listed on Schedule "M" the Registration Rights and Lock-Up Agreement to which reference is made in subsection 2(e).

       (vi) The Partnership shall have delivered the legal opinion of Cozen and O'Connor to which reference is made in Section 4(h)(ii).

       (vii) The Partnership shall have executed and delivered the Restated Partnership Agreement.

       (viii) The Trust, as general partner of the Partnership, shall have executed and delivered the Second Amendment to the Agreement of Limited Partnership of the Partnership.

       (ix) The Board of Trustees shall have taken all necessary action to authorize as an exemption from the Excess Share Limitations provided in the Amended and Restated Declaration of Trust the issuance of the Cash Investment Shares and Operating Partnership Interests to be issued hereunder.

       (x) The Trust shall not have revoked its prior election pursuant to
   Section 856(c)(1) of the Code to be taxed as a REIT and shall be in material compliance with all applicable federal income tax laws, rules and regulations, including the Internal Revenue Code of 1986, as amended (the "Code"), necessary to permit it to be taxed as a REIT; and any immaterial non-compliance shall not prevent the Trust from being classified as a REIT. The Trust shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

       (xi) Each of the other documents and instruments required by this Agreement to be delivered to the Owners or the Funds at Closing shall have been delivered.

       (xii) The Partnership shall have delivered to RDC Tenant Estoppel Certificates executed by the tenants whose names are designated on Exhibit "N" ("Trust Major Tenants"), or if Tenant Estoppel Certificates are delivered as to less than seventy-five percent (75%) of such Trust Major Tenants, than a certificate of the Partnership representing to the Owners the facts that are to be covered by the Tenant Estoppel Certificates, which certificate shall be subject to the limitations set forth in Sections 23 and 24.


       RDC, for itself and on behalf of all of the Owners, may waive any condition to Closing in whole or in part.


     9. Representations and Warranties of Owners. The following representations and warranties, severally as to each Contributing Entity and such Contributing Entity's Premises, Contributed Management Contracts and Contributed Notes, are made jointly and severally by (i) such Contributing Entity, (ii) each Contributing Owner which is a general partner of such Contributing Entity which is a partnership, each managing member and the managers, if any, of such Contributing Entity which is a limited liability company, and the principal or controlling shareholder and board of directors of such Contributing Entity which is a corporation, (iii) RD and (iv) KB and, severally as to each Owner which is a signatory to this Agreement and which is not a Contributing Entity, jointly and severally by (i) such Owner, (ii) RDC and (iii) KB (except that where any such representation and warranty is made to the knowledge of RD or KB or such Contributing Entity's or Contributing Owner's general partner, member, manager, shareholder or board of directors or such Owner, as the case may be, such representation is made severally by each as to his, her or its own knowledge). The foregoing parties making the representations and warranties are hereinafter referred to individually as a "Warrantor" and collectively as "Warrantors." Each Warrantor represents and warrants to the Trust and the Partnership as follows:


     (a) Organization; Authority. Each Contributing Entity which is a partnership is a partnership duly formed, validly subsisting and in good standing under the laws of its jurisdiction of formation and has the requisite partnership power and authority to enter into and perform its obligations under this Agreement. Each Contributing Entity which is a limited liability company is a limited liability company duly formed and subsisting under the laws of its jurisdiction of formation and has the requisite power and authority to enter into and perform its obligations under this Agreement. Each Contributing Entity which is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. Each Contributing Entity has all power and authority to own and lease its Premises and carry on its business as it is now being conducted.


     (b) Due Authorization; Binding Agreement. Except as to those Owners identified on Schedule 9(b), for which a consent from one or more of such Owner's partners, shareholders or members must be obtained under the organizational document of such Owner and as to which RD and KB are obligated to use commercially reasonable efforts to obtain pursuant to Section 4(k), the execution, delivery and performance of this Agreement by each Owner and of each of the other agreements and instruments to be executed and delivered in connection herewith have been duly and validly authorized by all necessary action of the Owner. This Agreement has been duly executed and delivered by each such Owner, or an authorized representative of each such Owner and constitutes a legal, valid and binding obligation of such Owner, enforceable against such Owner in accordance with the terms hereof.


     (c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by any such Owner prior to or as a condition to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except as have been made, obtained or given or except as set forth on Schedule 9(c), all of which shall have been made, obtained or given on or prior to Closing, or as set forth on Schedule 9(b) for which a consent from one or more of such Owner's partners, shareholders or members must be obtained under the organizational document of such Owner and as to which RD and KB are obligated to use commercially reasonable efforts to obtain pursuant to Section 4(k).


     (d) No Violation. None of the execution, delivery or performance of this Agreement by each such Owner does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) except as to those Owners identified on Schedule 9(b), for which a consent from one or more of such Owner's partners, shareholders or members must be obtained under the organizational document of such Owner and as to which RD and KB are obligated to use commercially reasonable efforts to obtain pursuant to Section 4(k), the organizational documents of such Owner or any material provision of any Significant Agreement (as defined below) or other agreement to which such Owner is a party or by which it or its assets or properties are bound, or (B) any terms or provisions of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such Owner or (ii) result in the creation of any lien or other encumbrance upon the assets or properties of such Owner.

     For purposes hereof, "Significant Agreement" means and includes any of the following to which a Contributing Entity is a party or by which a Contributing Entity or any of its assets or properties may be bound, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

       (i) all agreements, instruments and documents evidencing, securing, or pertaining to the contractual obligations of a Contributing Entity that involve annual payments or receipts in excess of $25,000 (including, but not limited to, Contributed Management Contracts and Contributed Notes);

       (ii) all leases where the Contributing Entity is the lessee (including capital leases) which are not terminable without penalty on not more than ninety (90) days' notice and that involve annual payments and receipts in excess of $25,000;

       (iii) all ground leases where the Contributing Entity is a ground lessee;

       (iv) all reciprocal easement agreements affecting the Premises; and

       (v) all agreements representing obligations for borrowed money in excess of $25,000.

There are no Significant Agreements of any Contributing Entity other than the Existing Mortgages, the Leases, agreements which are Permitted Encumbrances, the Service Agreements, the Contributed Management Contracts, the Contributed Notes and any other agreement set forth in Schedule 9(d).

     (e) Absence of Undisclosed Liabilities and Contractual Obligations. Except for immaterial liabilities arising in the ordinary course of business, which shall not exceed $250,000 in the aggregate as to all of the Contributing Entities, and except for those matters disclosed in this Agreement and the Exhibits and Schedules hereto, no Contributing Entities have any liabilities of any nature, whether matured or unmatured, fixed or contingent, which would have, individually or in the aggregate, a material adverse effect upon the Owner or such Owner's Premises.

     (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to such Warrantor's knowledge, threatened in writing before any court, governmental unit or any arbitrator against any Owner or its assets or properties or with respect to the transactions contemplated by this Agreement except the matters, if any, set forth on Schedule 9(f), none of which, individually or in the aggregate, would have a material adverse effect or would prohibit or restrain the consummation of the transactions contemplated hereby.

     (g) Attachment, Execution, Etc. No attachments, execution proceedings, assignments for the benefit or creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of the Warrantors, threatened in writing against any Owner or any of its assets, nor are any of such proceedings contemplated by any Owner.

     (h) All Equity Owners. Except as set forth on Schedule 4(k), the Contributing Owners are all of the partners, members or shareholders of the Contributing Entities or hold all of the equity interests in the Contributed Properties.

     (i) Operation of Premises; Compliance with Laws; Violations, Etc.

       (i) As to each Contributing Entity, such Contributing Entity's sole business is the operation and ownership of its Premises. Except for the violations set forth on Schedule 9(i)(i), none of which, individually or in the aggregate, are material, each Owner has complied in all material respects with all laws applicable to the conduct of the business of such Owner and the Owner's use and operation of its Premises and has obtained all licenses, certificates, approvals and permits required for the conduct thereof, (1) except where the failure to do so would not have, individually or in the aggregate, an RDC Material Adverse Effect on the Owners or the Premises taken as a whole, (2) except as described in engineering reports delivered to the Partnership in connection with this Agreement, and (3) except to the extent that non-compliance is a result of a change after the date hereof in the interpretation or enforcement of existing laws and regulations and such Owner, before such change, reasonably believed that it was in compliance. Such licenses, certificates, approvals and permits are in full force and effect, such Owner has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses, certificates, approvals or permits and such Owner has not received any notice of violation from any federal, state or municipal entity or notice of an intention by any such government entity to modify or revoke any certificate, approval, license or permit issued by it to such Owner that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action would not have a material adverse effect on such Owners or the Premises taken as a whole.

       (ii) Except as set forth on Schedule 9(i)(ii), no such Owner has received and, to the knowledge of Warrantors, none of Owner's employees has received any written notice with respect to such Owner's Premises or associated parking rights from any public authority concerning any eminent domain or condemnation proceeding, or any uncorrected violation of any ordinance, public regulation, statute, permit, site plan approval, plan of development, zoning or subdivision regulation, parking requirement or urban redevelopment plan applicable to the Premises; and, except for the Permitted Encumbrances, neither such Owner nor, to the knowledge of Warrantors, any previous owner of the Premises, has sold, transferred, conveyed, or entered into any agreement regarding transfer of "air rights," "excess floor area ratio," parking rights or other development rights relating to the Premises.

       (iii) Except as set forth on Schedule 9(i)(iii), each such Owner has complied with all work orders, requirements and demands of each and every insurance company insuring all or any part of the Premises.

       (iv) To the knowledge of Warrantors, the continued maintenance, operation and use of any buildings, structures or other improvements on the Premises for their respective present purposes will not violate in a material manner any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting all or any portion of the Premises, including, without limitation, housing, building, safety, health, environmental, fire or zoning ordinances, codes and regulations of the respective jurisdictions within which the Premises are located (collectively, "Applicable Laws"), or the certificate(s) of occupancy issued for the Premises.

       (v) Except as set forth on Schedule 9(i)(v), there are no material unperformed obligations relative to the Premises outstanding pursuant to any written agreements with any governmental or quasi-governmental body or authority.

     (j) Environmental Matters. Each Owner has obtained and delivered to the Partnership the environmental report listed next to the name of such Owner on
Schedule 9(j) (the "Environmental Report"). Except as disclosed in the Environmental Report, (i) such Owner has not done anything to cause or permit and, to the knowledge of Warrantors, no other person or entity has done anything to cause or permit Hazardous Materials (as defined below) to be now, or in the past, located on, in or under the Premises or released into the environment, or discharged, placed or disposed of at, on or under the Premises (except in small amounts used in the ordinary course for the operation or maintenance of the Premises by such Owner in accordance with all applicable laws or used by tenants of the Premises in the ordinary course of operation of their business, which use by tenants is, and has been, to the knowledge of Warrantors, in accordance with all Applicable Laws); (ii) except as set forth on Schedule 9(j), to the knowledge of Warrantors, there are no underground storage tanks located at the Premises now or in the past; (iii) such Owner has not done anything to cause or permit and, to the knowledge of Warrantors, no other person or entity has done anything to cause or permit the Premises to be used to store, treat or dispose of Hazardous Materials (except in small amounts used in the ordinary course for the operation or maintenance of the Premises by such Owner in accordance with all Applicable Laws or used by tenants of the Premises in the ordinary course of operation of their business, which use by tenants is, and has been, to the knowledge of Warrantors, in accordance with all Applicable Laws); and (iv) such Owner has not done anything to cause or permit and, to the knowledge of Warrantors, no other person or entity has done anything to cause or permit the Premises and its prior uses to fail to materially comply with, at all times, any applicable Environmental Laws (as defined below) or any other governmental law, regulation or requirement relating to environmental matters or Hazardous Materials. Except as described in the Environmental Reports, there currently exist no facts or circumstances that could reasonably be expected to give rise to a material non-compliance with Environmental Laws, material environmental liability or material Environmental Claim (as defined below).

     The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State or Commonwealth in which the subject Premises is located, or the United States Government, including, but not limited to, any material or substance which is or contains: (i) a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste" or words of similar import, as defined under any provision of any applicable Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos; (iv) polychlorinated biphenyls; (v) radioactive material; (vi) radon gas; (vii) a "hazardous substance" designated pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section1251 et seq. (33 U.S.C. Section1317); (viii) a "hazardous waste" defined pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section6901 et seq. (42 U.S.C. Section6903); or (ix) a "hazardous substance" defined pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section9601 et seq. (42 U.S.C. Section9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials. The term "Environmental Claim" shall mean any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any applicable Environmental Law or any permit issued under any such applicable Environmental Law including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment as a result of the presence of Hazardous Materials.

     (k) Engineering Matters.

       (i) Each Owner has obtained and delivered to the Partnership the engineering report(s) listed next to the name of such Owner on Schedule 9(k) (the "Engineering Report"). Except as disclosed in the Engineering Report, there are neither material patent nor, to the knowledge of Warrantors, latent defects in, mechanical failures of or damages to the Improvements (as hereinafter defined), including the roof, structure, elevators, walls, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems, or other improvements on or forming a part of the Premises, all of which, to the knowledge of Warrantors, have been constructed in a good and workerlike manner consistent with generally accepted practices for first-class construction. Except as described in the Engineering Report, to the knowledge of Warrantors, all of the personal property used in connection with the operation of the Premises and all improvements thereon are in good condition and working order, ordinary wear and tear excepted.

       (ii) All telephone and other public utilities and all storm water drainage required by law or necessary for the operation of the Premises (A) except as to the Premises described on Schedule 5(b), are installed, connected and operating, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, (B) are being utilized in compliance with all applicable governmental and environmental protection authorities' laws, rules, regulations and requirements, and (C) are adequate and, to the knowledge of Warrantors, will continue to be adequate to service the Premises as improved and presently used. To the knowledge of Warrantors, no moratorium, proceeding or other fact or condition exists which (x) threatens to impair continued furnishing of such services to the Premises at regular rates and fees, or (y) could result in the discontinuance of such services presently available or necessary. Except as set forth on Schedule 9(k)(iii), water and sanitary sewer are public.

     (l) Real Estate Taxes and Assessments.

       (i) The copies of the real property tax bills for the Premises for the current tax year which have been furnished by each such Owner to the Partnership are true, correct and complete copies of all of such tax bills. All real estate taxes due and payable as of the Closing have been paid in full and, except as set forth on Schedule 9(l)(i), there are no pending or, to the knowledge of Warrantors, threatened proceedings for an increase in the assessed valuation of the Premises for the current or prior tax years.

       (ii) Except as set forth on Schedule 9(l)(ii), the Premises alone constitute one or more entire tax parcel(s) for real estate tax purposes, and are not taxed as part of a larger tax parcel.

       (iii) Except as set forth on Schedule 9(l)(iii), no Owner has received any written notice that, and the Warrantors have no knowledge that: (A) public improvements in the nature of off-site improvement, or otherwise, have been ordered to be made or have heretofore been assessed; and (B) special or general assessments (other than regular, annual real estate taxes) are pending against or affecting the Premises or are being considered in formal municipal or quasi-municipal proceedings.

     (m) Leases

       (i) Except for the Leases (and any seasonal sales leases which will be terminated prior to Closing), no Owner has entered into any contracts for the sale or leasing of the Premises or any portion thereof. There are no outstanding rights of first refusal or options to purchase all or any portion of the Premises except as set forth in Schedule 9(m)-1, none of which becomes exercisable solely by reason of the transactions contemplated by this Agreement, and except for those rights and options pertaining to portions of any Premises constituting less than 5,000 square feet of gross leaseable area. The exercise of termination rights by one or more tenants under Leases pursuant to rights to terminate for reasons other than casualty or condemnation or a default by the Owner of the Premises will not have an RDC Material Adverse Effect on all Premises in the aggregate or the cash flow therefrom, taken in the aggregate.

       (ii) Subject to the right of governmental and law enforcement authorities to enter the Premises for lawful business, as of the Closing, no persons or entities, other than such Owner and the tenants under the Leases and their permitted subtenants and licensees, shall have any right to the possession, use or occupancy of the Premises or any portion thereof for any reason whatsoever.

       (iii) Schedule 9(m)-2 (the "Rent Roll") is true and correct in all material respects as of the date noted thereon and discloses all Leases. The Leases include all subleases, tenancies, licenses and other rights of occupancy or use for all or any portion of the Premises pursuant to which such Owner is landlord or licensor, all as amended, renewed and extended to the date of the Rent Roll, whether oral or written. There has been no material adverse change in the information set forth in the Rent Roll between the effective date of the Rent Roll and date of Closing. The Rent Roll specifies at least the following information as to each Lease:

          (A) a description (by rentable square feet) of the leased space;

          (B) the name of the current tenant of the space (the "Tenant");


          (C) the expiration dates of the current term and any renewal terms thereof;


          (D) the basic and additional rents (which include all escalators, pass-throughs of taxes, expenses or other items, and percentage rents, and all other sums payable by the Tenant to the lessor, including, without limitation, utility charges) during the original and any renewal terms thereof (collectively, "Rents"), and the extent of any delinquencies thereof and the period of delinquency;


          (E) rights of tenants for early termination other than by reason of casualty or condemnation; and


          (F) rights of tenants to purchase the Premises, if any;


       (iv) Each Security Deposit has been and is held (or applied) by Owner or its agent in compliance with the respective Lease and applicable law. There are no unfulfilled obligations as to Security Deposits to tenants under Leases the terms of which have expired or been terminated and there is no suit, action or other claim made, or, to the knowledge of Warrantors, pending or threatened with respect to any such Security Deposit, except as set forth on Schedule 9(m)-2.


       (v) The following is true with respect to each Lease:


          (A) the Lease is valid and subsisting and in full force and effect in accordance with its terms. No Lease has been modified, in writing or otherwise, except as set forth on the Tenant Estoppel Certificate for such Lease and Schedule 9(m)-2;


          (B) except as set forth on Schedule 9(m)-4, all obligations of the lessor thereunder arising on or prior to the date hereof have been performed and paid for in full by such Owner on or prior to Closing;


          (C) except as set forth in Schedule 9(m)-3 and except for delinquencies in payment of rent of less than thirty (30) days, to the knowledge of Warrantors, there has been no material default on the part of the tenant thereunder or event which, with the giving of notice or the lapse of time, or both, would constitute a default on the part of the tenant thereunder and, except as set forth in Schedule 9(m)-3 the tenant has not asserted in writing and, to the knowledge of Warrantors, has no defense to or offset or claim against its rent or the performance of its other obligations under the Lease;


          (D) except as set forth on Schedule 9(m)-3, no tenant has prepaid any rent for more than one (1) month if the lease term has commenced and two
       (2) months if the lease term has not yet commenced.


          (E) except as set forth on Schedule 9(m)-3, the Warrantors have no knowledge of any tenant or any guarantor of a Lease to an Owner Major Tenant being or becoming unable or unwilling to perform any of its obligations under the Lease for any reason;


          (F) to the knowledge of Warrantors, except as set forth on Schedule 9(m)-3, no other person has released or discharged any guarantor, voluntarily or involuntarily or by operation of law, from any obligation with respect to the Lease that such guarantor has guaranteed except in accordance with the terms of such guarantee;


          (G) at the time of Closing, no rents will have been assigned, pledged or encumbered except to the Existing Mortgagee of each Premises;


          (H) except as set forth on Schedule 9(m)-3, all of the Leases are assignable by such Owner without the consent of any other party (except the Existing Mortgagee of the Premises) (all of which consents shall be obtained at or prior to Closing) and after such assignment all rights and benefits thereunder shall automatically inure to the benefit of the Partnership or its designee and the Partnership or such designee shall assume all such obligations thereunder from and after the Closing Date; and

          (I) except as set forth on Schedule 9(m)-3, no Owner owns, directly or indirectly, (1) five percent (5%) or more of the total combined earnings of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any tenant of the Premises or (2) an interest of five percent (5%) or more in the assets or net profits of any tenant of the Premises.

       (vi) Except as set forth in Schedule 9(m)-3, there has been no material default or event which, with the giving of notice or the lapse of time, or both, would constitute a default on the part of the Owner as lessee under any ground lease.

     (n) Title

       (i) Such Owner has indefeasible, good and marketable legal and equitable title to its respective interest in the Premises such as will be insured as such by the Escrow Agent on the form of Owner's Policy specified in subsection 5(a), subject only to the Permitted Encumbrances and the Leases.


       (ii) There is no pending or, to the knowledge of Warrantors, threatened eminent domain proceeding affecting the Premises or any part thereof or affecting the sidewalks or any streets or public ways in front of or adjoining the Premises.

       (iii) There has been no material violation by such Owner or the Premises of any provision, condition or agreement contained in any restrictive covenant, cross-easement agreement or similar instrument or agreement affecting the Premises or any portion thereof, which would have a material adverse effect on such Owner or such Premises.

       (iv) (A) The Premises enjoys the benefit of all easements and cross-easements necessary for operating the Premises as currently operated, and (B) all such easements and cross-easements are in full force and effect, will survive the transactions contemplated by this Agreement and will inure to the benefit of the Partnership.

       (v) The Personal Property located on the Premises, other than that owned by tenants, utility companies or contractors, is owned or leased by such Owner or by an affiliate which is also an Owner hereunder or which is separately contributing such Personal Property to the Partnership or its designee, includes all the types and approximate quantities of personal property heretofore owned or leased by such Owner and used in the ownership, operation and maintenance of the improvements located on the Premises (the "Improvements") and, if owned or leased by such Owner, is, or as of Closing will be owned or leased by such Owner free and clear of any liens or security interests of any kind, except for Permitted Encumbrances.


       (vi) Except as set forth on Schedule 9(n)-1, the Premises are located along and have unimpeded access to one or more adjoining public streets. To the knowledge of Warrantors, any curb-cut and street-opening permits or licenses required for vehicular access to and from the Premises to any adjoining street or to any parking spaces utilized in connection with the Premises have been obtained and paid for by the Owner, are in full force and effect and shall inure to the benefit of the Partnership. To the knowledge of Warrantors, no fact or condition exists which would result in the termination or material impairment of access to the Premises from adjoining public or private streets or ways.


       (vii) To the knowledge of Warrantors, each Premises is an independent unit which does not now rely on any facilities (other than facilities covered by Permitted Encumbrances including, without limitation, any reciprocal easement agreements or facilities of municipalities or public utility and water companies and other than parking areas which the Premises makes legal use of under any reciprocal easement agreements) located on any property not included in such Premises to fulfill any municipal or governmental requirement or for the furnishing to the Premises of any essential building systems or utilities or services.


       (viii) (A) Except as set forth on Schedule 9(n)-2, and on Schedule 9(m)-1 to the extent set forth in the Leases and except for Permitted Encumbrances, and other than rights of first refusal or options to purchase pertaining to portions of any Premises constituting less than 5,000 square feet of gross leaseable area, there are no purchase contracts, options, or any other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than the Partnership will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of all or a portion of the Premises. (B) Except as set forth on Schedule 9(n)-1 or 9(n)-2 where such right survives Closing, at Closing there will not be any rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any interest or profit participation of any kind in the Premises (or any portion thereof).


     (o) Financial Matters


       (i) There is no income derived from the Premises other than rental income and interest income. All the rental income derived from the Premises constitutes "rent from real property" as defined in Section856(d)(1) of the Code. All the interest income derived from the operation of the Premises constitutes "interest" as defined in Section856(c)(2)(B) of the Code.


       (ii) The Owners covenant that Owners' profit from electricity distributed by the Owners to tenants under the Leases is in compliance with all Applicable Laws and that the provision by landlords of electricity to their tenants in this manner is usual and customary in the geographical area in which the Premises are located. The Owners also represent that the profits received by the landlord from the sale of the electricity to its tenants does not exceed in any year one percent (1%) of the total amount received or accrued during the year.


     (p) Insurance


       (i) Schedule 9(p) sets forth an accurate and complete list of the insurance policies relating to the Premises or any part thereof and naming the Owner for such Premises as an insured; all such policies are in full force and effect and all premiums thereunder have been paid to the extent due; and no notice of cancellation has been received with respect thereto and, to the knowledge of Warrantors, none is threatened in writing.


       (ii) No Owner has received any notice from any insurance company of any defect or inaccuracies in any of the Premises, or any parts thereof, which would adversely affect the insurability of any of the Premises, or would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of such Premises. All of the Premises are fully insured in accordance with prudent and customary practice.


     (q) Service Agreements; Contributed Management Contracts; Contributed
Notes


       (i) A current, complete and correct copy of each Service Agreement has been delivered to the Partnership and there are no material construction, management, leasing, service, equipment, supply, maintenance or concession agreements (oral or written, formal or informal) with respect to or affecting all or any portion of the Premises (collectively, "Contracts") except as delivered to the Partnership. Each Service Agreement is valid and binding and as of Closing all amounts due and payable on or prior to the Closing Date will have been paid. Neither any such Owner nor any of its agents is in default under any Service Agreement or has received any written notice from any party to any Service Agreement claiming the existence of any default or breach thereunder which would have a material adverse effect on such Owner or the Premises and no event or omission has occurred which, with the giving of notice or the lapse of time or both would constitute such a default. Except as disclosed on Schedule 9(q), all Contracts are terminable without cause on thirty (30) days' notice or less without payment of any penalty or termination payment.


       (ii) A current, complete and correct copy of each Contributed Management Contract, to the extent available on the date hereof, has been delivered to the Partnership and otherwise shall be delivered to the Partnership on or prior to Closing. Each Contributed Management Contract is (or will be, as applicable) valid and binding and, as of Closing, all amounts due and payable on or prior to Closing will have been paid and all obligations to be performed on or prior to Closing will have been performed. Neither any Owner nor any of its agents is in default under any Contributed Management Contract nor has any of the foregoing received written notice from any party thereto claiming the existence of any default or breach thereunder which would give rise to a termination of such Contributed Management Contract, and no event or omission has occurred which, with the giving of notice of the lapse of time or both, would constitute such a default.

       (iii) A current, complete and correct copy of each Contributed Note has been delivered to the Partnership. Each Contributed Note is valid and binding and, as of Closing, all amounts due and payable on or prior to Closing in respect of the Contributed Note shall have been paid and all obligations to be performed on or prior to Closing by the obligor thereunder will have been performed. The obligor is not in default under any Contributed Note, and no event or omission has occurred which, with the giving of notice of the lapse of time or both, would constitute such a default.

     (r) Employee and Employment Matters

       (i) There are no collective bargaining agreements or other agreements requiring arbitration of employment disputes, or employment agreements or severance agreements which have not been fully performed, to which any Owner is a party or by which it is bound. Set forth on Schedule 9(r) is also a list of all employees of each such Owner, broken down by location, together with their title, original date of hire, length of service and vacation benefits accrued to date (if payable in cash upon termination of employment), and a list of all other individuals employed by such Owner as independent contractors and who are expected to perform services for the Owner, if any. Each such Owner has previously delivered to the Partnership true and correct copies of all of the documents referred to on Schedule 9(r) and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of each such Owner. Except as set forth on Schedule 9(r), there is no union representing or purporting to represent any of the employees of any such Owner and each such Owner is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

       (ii) Except as set forth on Schedule 9(r):

          (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the knowledge of Warrantors, threatened against or involving any such Owner;


          (B) To the knowledge of Warrantors, each such Owner has complied in all material respects with all laws relating to labor, employment and employment practices, including, without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination, and the payment of social security, unemployment compensation and similar taxes, and such Owner is not (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and


          (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or, to the knowledge of Warrantors, threatened against such Owner, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of such Owner with respect thereto, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of the Owner to terminate its employees, employment discrimination, occupational safety and health, and workers' compensation.


     Except as shown on Schedule 9(r), there are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of any Owner is not terminable at will.


     Except as may be a liability not assumed by the Partnership or any affiliate thereof (and as to which the Partnership shall be entitled to indemnification hereunder), no Owner is a party to any oral or written (A) agreement with any executive officer or other key employee of such Owner (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving such Owner of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     No Owner has taken any action which required or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

     (s) ERISA; Benefit Plans.

       (i) Neither any Owner nor any ERISA Affiliate (as hereinafter defined) maintains, sponsors, contributes to or has any liability under any agreement, plan, practice or program, whether written or oral, providing for bonus payments, child or dependent care benefits, death benefits, accidental death and dismemberment benefits, deferred compensation benefits, disability or other wage continuation benefits, educational assistance or tuition benefits, health benefits, paid holidays benefits, incentive compensation payments, leave of absence rights, medical expense payments, reimbursement benefits, profit sharing, pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) benefits or other benefits, retiree medical or retiree life insurance benefits, stock option, stock appreciation rights or stock purchase benefits, severance or termination pay or benefits (including post-employment consulting arrangements or benefits), or vacation benefits, except as set forth on Schedule 9(s). The items set forth on Schedule 9(s) are individually referred to as an "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans". Schedule 9(s) includes, but is not limited to, each plan maintained by each such Owner or an ERISA Affiliate (as hereinafter defined), which is an "an employee benefit plan" as such term is defined in Section 3(3) of ERISA, other than a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Each such Owner has delivered to the Partnership a true and complete copy of each Employee Benefit Plan, including all texts, amendments and other agreements (whether formal or informal) adopted in connection therewith. No employee or former beneficiary thereof participates in or has any rights to benefits with respect to employment with such Owner under any agreement, plan, practice, or program not listed on Schedule 9(s), other than a multi-employer plan. No person who is not a current or former employee (or a beneficiary thereof) of such Owner participates in or is entitled to any benefits under any Employee Benefit Plan listed on Schedule 9(s). For purposes of this Agreement, "ERISA Affiliate" means each person, company and trade or business which together with the Owner, are treated as a single employer under Section 414(b), (c), (m), (n) and (o) of the Code.

       (ii) Each Employee Benefit Plan has complied and currently complies in form, and in all material respects in operation and administration, with all applicable provisions of applicable law, including the Code and ERISA and any contractual obligation. Each such Owner has delivered to the Partnership with respect to each Employee Benefit Plan subject to ERISA true and correct copies of (A) the annual return/report (Form 5500 Series) with attached schedules and a financial statement for the three most recent fiscal years, (B) the summary plan descriptions and all written announcements or disclosures to participants, (C) the most recent Internal Revenue Service ("IRS") determination letter, (D) each written description intended to describe any Employee Benefit Plan and (E) all correspondence from the IRS, Department of Labor and the Pension Guaranty Benefit Corporation ("PGBC").

       (iii) Each Employee Benefit Plan intended to be tax qualified under
   Section 401(a) of the Code has been determined by the IRS to be so qualified and each trust created thereunder has been determined to be exempt from tax and, to the knowledge of Warrantors, nothing has occurred which would cause the loss of such qualification or tax-exempt status. With respect to each Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA (collectively, "Pension Plan") there has been no failure to make any contribution or pay any amount due as required by
   Section 412 of the Code, Section 302 of ERISA or the terms of any such Pension Plan, and no request or receipt of any funding waiver has been requested or received from the IRS. The present value of the benefit liabilities (as defined in ERISA) of each Pension Plan that is subject to Title IV of ERISA, as of any determination date, is less than the fair market value of the assets of such Pension Plan, all determined using the actuarial assumptions that would be used by PBGC in the event of a termination of the Pension Plan on such determination date. Within the past five

   (5) years, neither any Owner nor any ERISA Affiliate has transferred any assets or liabilities of a Pension Plan subject to Section 412 of the Code which had, at the date of such transfer, accrued benefits in excess of the fair market value of its assets as of any determination date, determined using the actuarial assumptions that would be used by PBGC in the event of a termination of the Pension Plan on such determination date or has engaged in a transaction which may reasonably be subject to Section 4212(c) or 4069 of ERISA. There has been no reportable event (as defined in Section 4043 of ERISA) within the last five (5) years. Such Owner does not sponsor, maintain or have obligations, direct, contingent or otherwise, with respect to any Employee Benefit Plan that is subject to the laws of any country other than the laws of the United States. With respect to the Employee Benefit Plans subject to Title I Part 4 of ERISA or Section 4975 of the Code, neither such Owner nor any other person has (i) engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or
   Section 406 of ERISA which would subject the Partnership, the Trust or such Owner to liability for a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA, or (ii) committed a breach of its fiduciary duties (as defined in Section 404 of ERISA) which could subject the Partnership, the Trust or such Owner to any material liability. Except as required by law, neither such Owner nor any ERISA Affiliate has made any written or other binding commitment to amend any Employee Benefit Plan.

       (iv) No Employee Benefit Plan provides for post-employment medical, health or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law, or continued coverage under an insurance policy for a period not to exceed sixty days (60) following termination of employment. Each Owner and its respective ERISA Affiliates have complied in all material respects with the notice and contribution requirements of Section 4980(B) of the Code and Sections 601-608 of ERISA. Any contribution or payment required to be made by such Owner to or on behalf of any Employee Benefit Plan has been made on or before its due date. Adequate accruals for all contributions or payments required to be made by such Owner to or on behalf of any Employee Benefit Plan and multi-employer pension plan to which the Owner and/or any of its ERISA Affiliates makes contributions to or has any liabilities with respect thereto ("MEPPA Plan") for all periods prior to December 31, 1997 have been made on the books and records of such Owner and the same will be reflected on any financial statements of such Owner delivered to the Trust on or after the date hereof.

       (v) With respect to the Employee Benefit Plans, no actions, suits or claims: (i) with respect to the assets or liabilities thereof (other than routine claims for benefits); (ii) against any such Owner or an ERISA Affiliate; or (iii) against any fiduciary with respect to any Employee Benefit Plan are pending or threatened in writing, and Warrantors have no knowledge of any facts which could be reasonably be expected to give rise to or result in any such actions, suits or claims. Neither any such Owner nor any ERISA Affiliate: (i) has incurred a complete or partial withdrawal, as those terms are defined in Section 4203 or 4205, respectively, of ERISA with respect to which there remains any outstanding liability; (ii) has engaged or intends to engage in a transaction or course of conduct which could result in liability under Title IV of ERISA to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA; (iii) has any outstanding liability under Title IV of ERISA, contingent or otherwise; or (iv) will incur any liability with respect to any Employee Benefit Plan or MEPPA Plan solely as a result of undertaking the transactions contemplated by this Agreement.

     (t) Financial Statements; Cash Flow.

       (i) The unaudited operating statements of each of the Contributing Entities previously delivered to the Partnership fairly presented, in all material respects, the results of operations (excluding non-cash adjustments), net operating income and cash flows of each of the Contributing Entities to which they relate for the periods set forth therein.

       (ii) Except as otherwise disclosed elsewhere herein or in any Exhibit or Schedule hereto, since the date of the last unaudited operating statements of each of the Contributing Entities delivered to the Partnership, there has been no change in the aggregate cash flow of all of the Premises and no variation in the aggregate income from all of the Leases which could, in either case, constitute an RDC Material Adverse Effect and, since the date of said last unaudited operating statements, each of the Premises has been operated in the ordinary course of business consistent with past practice.

     10. Representations and Warranties of Contributing Owners; Representations and Warranties of the Funds.

     (a) Representations and Warranties of Contributing Owners. Each Contributing Owner executing this Agreement severally, and not jointly and severally, and each of KB and RD, jointly and severally with each such Owner, represents and warrants to the Trust and the Partnership, as follows:

       (i) Organization; Authority. Each Contributing Owner which is other than a natural person is either (A) in the case of Contributing Owners which are corporations, duly incorporated and in good standing or subsisting (to the extent applicable) under the laws of its jurisdiction of incorporation, or
   (B) in the case of Contributing Owners which are partnerships, limited liability companies or trusts, a partnership, limited liability company or trust, as the case may be, duly formed and in good standing or subsisting (to the extent applicable) under the laws of its jurisdiction of formation. Each Contributing Owner which is other than a natural person is duly qualified and in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a material adverse effect on the Contributing Owner, the Interests or the Premises. Each Contributing Owner has the requisite authority to enter into and perform this Agreement.

       (ii) Due Authorization; Binding Agreement. Except as to those Owners identified on Schedule 9(b), for which a consent from one or more of such Owner's partners, shareholders or members must be obtained under the organizational document of such Owner and as to which RD and KB are obligated to use commercially reasonable efforts to obtain pursuant to
   Section 4(k), the execution, delivery and performance of this Agreement by each Contributing Owner and of each of the other agreements and instruments to be executed and delivered in connection herewith have been duly and validly authorized by all necessary action of such Contributing Owner. This Agreement has been duly executed and delivered by such Contributing Owner, or an authorized representative of such Contributing Owner, and constitutes a legal, valid and binding obligation of such Contributing Owner enforceable against the Contributing Owner in accordance with the terms hereof.

       (iii) Consents and Approvals. Except as to those Owners identified on
   Schedule 9(b), for which a consent from one or more of such Owner's partners, shareholders or members must be obtained under the organizational document of such Owner and as to which RD and KB are obligated to use commercially reasonable efforts to obtain pursuant to Section 4(k), no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by such Contributing Owner prior to or as a condition to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except such as have been obtained. Without limiting the foregoing, all consents required under the organizational documents of each Contributing Owner for the due and valid execution and delivery of the Agreement by the Contributing Owner and for the performance of the transactions contemplated hereby have been obtained.

       (iv) No Violation. None of the execution, delivery or performance of this Agreement by such Contributing Owner will, on the date hereof and at Closing, and with or without the giving of notice, lapse of time or both,
   (A) violate, conflict with or constitute a default under any term or condition of, (1) except as to those Owners identified on Schedule 9(b), for which a consent from one or more of such Owner's partners, shareholders or members must be obtained under the organizational document of such Owner and as to which RD and KB are obligated to use commercially reasonable efforts to obtain pursuant to Section 4(k), as to Contributing Owners which are not natural persons, the organizational documents of such Contributing Owner, or (2) any material provision of any terms or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such Contributing Owner or any Significant Agreement to which such Contributing Owner is a party or by which it or its assets or properties are bound or (B) result in the creation of any lien or other encumbrance upon the Interests of such Contributing Owner.

       (v) Ownership of the Contributed Interests. Prior to and at Closing, the Contributing Owner will be the sole owner of the Interests contributed by such Contributing Owner to the Partnership and, at Closing, will deliver title to such Interests, free and clear of all liens, encumbrances and security interests. To the knowledge of the Contributing Owner, the Contributing Owner's Interests have been issued in compliance with the partnership agreements (as then in effect) of the Contributing Entity.

       (vi) Foreign Person. The Contributing Entity is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446 of the Code.

       (vii) No Attachments, Etc. No attachments, execution proceedings, assignments for the benefit or creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of the Contributing Owner, threatened against the Contributing Owner or any of its assets nor are any of such proceedings contemplated by the Contributing Owner which would affect the ability of the Contributing Owner to perform under this Agreement.

     (b) Representations and Warranties of the Funds. Each Fund, severally and not jointly (other than as provided in subsection 9(b)(v)(B), in which case, jointly and severally), and KB and RD, jointly and severally with each Fund, hereby represents and warrants to the Trust and the Partnership as follows:


       (i) The Fund is duly formed, validly subsisting and in good standing under the laws of its jurisdiction of formation, and is duly qualified and in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a material adverse effect on the Fund. The Fund has the requisite power and authority to enter into this Agreement and to perform the transactions contemplated hereby.


       (ii) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Fund and of each of the other agreements and instruments to be executed and delivered in connection herewith have been duly and validly authorized by all necessary partnership action and proceedings. This Agreement has been duly executed and delivered by the Fund, or its authorized representative, and constitutes a legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms.


       (iii) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the Fund prior to, or as a condition to the execution, delivery and performance of this Agreement, except such as has been obtained. Without limiting the foregoing, the Fund has received all necessary consents and approvals from its equity holders with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.


       (iv) No Violation. None of the execution, delivery or performance of this Agreement by the Fund will, on the date hereof and at Closing, and with or without the giving of notice, lapse of time or both violate, conflict with or constitute a default under any term or condition of the partnership agreement, certificate of incorporation, bylaws or other constituent or organizational documents of the Fund or any material term or provision of any agreement or instrument to which the Fund is a party or by which its properties or assets are bound, or any material term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Fund or any Significant Agreement to which the Fund is a party or by which it or its assets or properties are bound.


       (v) Irrevocable Commitments for Cash Investment; Deposit of Cash Investment.


          (A) The persons whose names and addresses are set forth on Schedule 10(b)(v) constitute all of the equity owners of the Fund as of the date hereof, and the commitment set forth opposite such equity owner's name accurately sets forth the binding, irrevocable commitment by such equity owner to make a capital contribution to the Fund on or prior to the date hereof, subject only to the conditions precedent set forth in the partnership agreement of the Fund, and which conditions precedent, as excerpted from such partnership agreements, are listed on Schedule 10(b)(v). Each Fund covenants and agrees that it shall not establish any additional conditions precedent to the obligation of any equity owner to make a capital contribution, or modify in any adverse respect any condition precedent set forth on Schedule 10(b)(v). Each such equity owner has duly executed all necessary agreements and instruments establishing such equity owner's commitment to make the capital contribution set forth opposite such equity owner's name on Schedule 10(b)(v), and each such agreement is enforceable against each equity owner in accordance with its terms. The general partner of the Fund has received no notice from any equity owner contesting or disputing such equity owner's obligations to make the capital contribution set forth opposite such equity owner's name, and the Fund is not aware of any facts or sets of circumstances which would lead the Fund to reasonably conclude that any equity owner would breach or default in such equity owner's obligations or become unable to meet its obligations to make the capital contribution such equity owner is obligated to make on or prior to the Closing Date.


          (B) The Funds jointly and severally represent and warrant and hereby covenant and agree that on the date hereof and at all time between the date hereof and the Closing Date, the Funds shall have an aggregate net worth, giving effect to all liabilities and other obligations, whether known or unknown, liquidated or unliquidated, contingent or otherwise, of not less than $10,000,000. Each Fund shall promptly notify the Trust in writing of any dispute or challenge by any equity owner as to its obligations under the organizational documents of such Fund or under the agreements pursuant to which the equity owner has agreed to make the capital contribution set forth opposite such equity owner's name, or a default by any such equity owner in the performance or observance by such equity owner of its obligations thereunder. RD and KB each covenants and agrees to use commercially reasonable efforts to cause each agreement or instrument pursuant to which each equity owner is irrevocably obligated to make a capital contribution to a Fund in the amount set forth opposite such equity owner's name on Schedule 10(b)(v) to provide that, if the Closing shall occur notwithstanding the failure of such equity owner to make the capital contribution to the Fund which such equity owner is obligated to make, the Partnership shall have a legal right to enforce the rights of such Fund to compel such equity owner to make its capital contribution, or, if after having exercised commercially reasonable efforts, RD and KB cannot cause any such instrument or agreement to vest such right in the Partnership, then the general partner of each Fund shall enter into an agreement to provide the Partnership with the right to direct and compel the general partner to enforce such Fund's rights to compel such equity owner to make its capital contribution. Each Fund also shall deliver to the Trust all agreements and other instruments received by such Fund evidencing any obligation or commitment from any person or entity which is not an equity owner of such Fund on the date hereof to make a capital contribution to such Fund or to otherwise become an equity owner of such Fund.


       (vi) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the Fund's knowledge, threatened before any court, governmental unit or any arbitrator against the Fund or any of its assets or properties or with respect to the transactions contemplated by this Agreement and except for the matters, if any, set forth on Schedule 10(b)(vi), none of which matters would have a material adverse effect on the Fund or any of its assets or properties, or which would prohibit or restrain the consummation of the transactions contemplated hereby.


     11. Representations and Warranties of the Partnership and the Trust. The Partnership and the Trust jointly and severally hereby represent and warrant to the Owners as follows (the Owners hereby acknowledge and agree that any reference to a Schedule in this Section 11 shall be deemed to be modified by, and the information, if any, set forth therein shall be deemed to include, the information disclosed in the Exchange Act Filings regardless of whether express reference thereto is made herein or therein):


     (a) Organization; Authority. The Partnership is a partnership duly formed, validly subsisting and in good standing under the laws of the State of Delaware. The Trust is a duly formed and validly subsisting real estate investment trust in good standing under the laws of the State of Maryland. The Trust and the Partnership each has full power and authority to own and lease their real properties and to carry on their business as it is now being conducted. Schedule 11(a) sets forth the name of each subsidiary of the Trust or the Partnership (whether owned directly or indirectly through one or more intermediaries) (individually, a "Subsidiary" and collectively, "Subsidiaries"). All of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries owned by the Trust or the Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Trust or the Partnership, free and clear of all liens except as set forth on Schedule 11(a). The following information for each Subsidiary is set forth in Schedule 11(a), if applicable:
(i) its name and jurisdiction of incorporation or organization, (ii) the type of and interest held by the Trust or the Partnership in the Subsidiary and, in the case of Subsidiaries, the partnership agreement or other organizational documents of the Subsidiary, and (iii) any loans from the Trust or the Partnership to, or priority payments due to the Trust or the Partnership from, the Subsidiary, and the rate of return thereon. Except as set forth on Schedule 11(a), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Trust or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.


     (b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Partnership and the Trust and of each of the other agreements and instruments to be executed and delivered in connection herewith have been duly and validly authorized by all necessary action. This Agreement has been duly executed and delivered by the authorized representatives of the Partnership and the Trust and constitutes a legal, valid and binding obligation of each, enforceable against each in accordance with its terms.


     (c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to any governmental unit or any other person is required to be made, obtained or given by the Partnership or the Trust prior to or as a condition to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except as shall have been obtained by Closing.


     (d) No Violation. None of the execution, delivery or performance of this Agreement by the Partnership or the Trust does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of the Partnership or the Trust or any material provision of any Partnership Significant Agreement (as defined below) or other agreement to which the Partnership or Trust is a party or by which it or its assets or properties are bound, or (B) any terms or provisions of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Partnership or the Trust or (ii) result in the creation of any lien or other encumbrance upon the assets or properties of the Partnership or the Trust. Neither the Trust, the Partnership nor any of its Subsidiaries is in material default under or in violation of any provision of its organizational documents.


     For purposes hereof, "Partnership Significant Agreement" means and includes any agreement or instrument which is required to be filed as an exhibit to any filings by the Trust under the Exchange Act.


     (e) Securities Filings. The Partnership and the Trust have previously delivered or made available to RDC on behalf of the Owners (i) the Trust's Annual Report on Form 10-K for each of the fiscal years ended December 31, 1996, 1995 and 1994, and (ii) copies of the Trust's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, all as filed with the Commission (collectively, the "Exchange Act Filings"). As of their respective filing dates with the Commission, the Exchange Act Filings complied as to form in all material respects with the applicable requirements of the Exchange Act, and the respective rules and regulations promulgated thereunder, and the Exchange Act Filings did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No event has occurred since the filing of the Trust's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 which is required to be disclosed in a report filed either by the Partnership or the Trust pursuant to Section 13 or 15(d) of the Exchange Act which has not been so disclosed. To the knowledge of the Trust, there is no unresolved violation or position asserted in writing by any governmental authority with respect to any of the Exchange Act Filings. Except as disclosed in the Exchange Act Filings: (A) the Trust and each of its Subsidiaries has conducted its business only in the ordinary course of business, consistent with past practice and (B) all material assets of the Trust are owned by the Trust, directly or indirectly through the Partnership or their respective Subsidiaries.


     (f) Status of Securities. The Operating Partnership Interests to be issued to the Contributing Owners in accordance with Schedule 2(a), and the Cash Investment Shares will be, when issued pursuant to this Agreement, duly authorized, validly issued, fully paid and non- assessable, free and clear of all liens, claims, security interests, pledges and encumbrances. The Common Shares to be issued upon conversion or exchange of the Operating Partnership Interests will be, when issued, duly authorized, validly issued, fully paid and non-assessable, and no liability shall attach to the owner thereof. The issuance of Operating Partnership Interests hereunder will not give any shareholder in the Trust or any limited partner in the Partnership the right to demand payment for Common Shares or Operating Partnership Interests (as the case may be) under applicable law or give rise to any preemptive or similar rights.

   (g) (i) Authorized Capital of Trust and Operating Partnership Interests. The authorized capital of the Trust on the date hereof consists of 50,000,000 Common Shares. As of December 31, 1997, there were 8,554,177 shares of Common Shares issued and outstanding. All such issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Trust has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the shareholders of the Trust on any matter. Except for the options awarded under the Trust's 1994 Share Option Plan (the "Incentive Plan"), the Trust's 1994 Non-Employee Trustees' Share Option Plan, the Trust's Restricted Share Plan and the Trust's Dividend Reinvestment Plan, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Trust to issue, transfer or sell any Common Shares or other equity interests of the Trust or the Partnership except: (A) as disclosed in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Form 10-K");
   (B) as disclosed on Schedule 11(g)(i); and (c) with respect to the right to receive Operating Partnership Interests and Common Shares as provided in this Agreement. The consummation of the transactions contemplated by this Agreement will not give rise to any preemptive rights or anti-dilution rights exercisable by any holder of Common Shares except for any such rights which have been waived.

       (ii) Schedule 11(g)(ii) sets forth the number of Operating Partnership Interests which will be outstanding and owned by the Trust and each person who is a limited partner of the Partnership as of the date hereof immediately after the Closing (and giving effect to the transactions contemplated hereby). Except as provided on Schedule 11(g)(ii), as contemplated by this Agreement, and as disclosed in the 1996 Form 10-K, there will be no other Operating Partnership Interests issued or outstanding, or any other form of general or limited partnership interest of the Partnership issued or outstanding, immediately after the Closing. As of the Closing Date, the Partnership will not have issued or granted securities convertible into interests in the Partnership, and will not be a party to any outstanding commitments of any kind relating to, or any agreements with respect to, interests in the Partnership, whether issued or unissued, except for contribution agreements entered into for the acquisition of properties by the Partnership as set forth on Schedule 11(g)(ii).

       (iii) Except as set forth on Schedule 11(g)(iii) and except for interests in the Subsidiaries of the Trust and the Partnership, none of the Trust or any of its Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

     (h) Maryland Takeover Law. The terms of Section 3-602 and 3-702 of the Maryland Corporation Code will not apply to the Owners or to the Fund with respect to, or to any acquisition of Operating Partnership Interests and Common Shares pursuant to, this Agreement, or as a result of the exchange or conversion of Operating Partnership Interests issued hereunder into Common Shares.

     (i) Vote Required. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and duly present in person or by proxy at a meeting duly called (and with each Common Share entitled to one vote per Common Share) at which a quorum is present is the only vote of the holders of any class or series of Common Shares necessary to approve, for the purposes of the rules of the New York Stock Exchange or otherwise, the transaction contemplated by this Agreement, including, without limitation, the issuance of Common Shares or the exchange of Operating Partnership Interests issued hereunder for Common Shares.

     (j) Exemption from Ownership Restrictions. The Board of Trustees of the Trust shall have adopted resolutions on or prior to Closing, exempting the Fund from the ownership restrictions under Section 6.6 of the Amended and Restated Declaration of Trust of the Trust.

     (k) Tax Matters.

       (i) REIT Status. The Trust, beginning with its taxable year ended December 31, 1993 and through December 31, 1997: (A) has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT within the meaning of the Code, (B) to its knowledge, has operated in such a manner as to qualify as a REIT for the tax year ending December 31, 1998, and (C) to its knowledge, has not taken or omitted to take any action which would reasonably be expected to result in a successful challenge by the Internal Revenue Service to its status as a REIT, and to the knowledge of the Trust, no such challenge is pending or threatened. Neither the Trust, the Partnership nor any Subsidiary of the Trust or the Partnership (collectively, the "Mark Centers Group") holds any asset that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

       (ii) Tax Returns. To the knowledge of the Trust, each member of the Mark Centers Group has (A) timely filed with the appropriate taxing authority all Tax Returns required to be filed by it (after giving effect to any filing extension granted by any governmental authority) and such Tax
   Returns were complete and accurate in all material respects and (B) has paid all Taxes shown as owed by each member of the Mark Centers Group on any Tax Return, other than Taxes being contested in good faith and for which adequate reserves have been taken. No member of the Mark Centers
   Group has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 11(k)(ii), no member of the Mark Centers Group is a party to any material pending action or proceeding by any taxing authority for assessment or collection of any Tax, and to the knowledge of the Trust, no material claim for assessment or collection of any Tax has been asserted in writing against it. Except as set forth on Schedule 11(k)(ii), to the knowledge of the Trust, no claim has been made in writing by any authority in a jurisdiction in which a member of the Mark Centers Group does not file Tax Returns that such member is or may be subject to taxation by such jurisdiction. Except as set forth in Schedule 11(k)(ii), there is no material dispute or claim concerning any Tax liability of a member of the Mark Centers Group claimed or raised by any taxing authority in writing, and no member of the Mark Centers Group or the Subsidiaries has entered into or intends to enter into any agreements with any taxing authority, including but not limited to, closing agreements.

       (iii) Certain Tax Liabilities. Since January 1, 1997, no member of the Mark Centers Group has incurred (A) any material liability for Taxes under Sections 856(b), 860(c) or 4981 of the Code, or (B) a material liability for Taxes other than Taxes incurred in connection with the ordinary course of business.

       (iv) Tax Status of Subsidiaries. Each Subsidiary organized as a partnership, including, without limitation, the Partnership (and any other Subsidiary that files tax returns as a partnership for federal income tax purposes) is not and has never been a publicly traded partnership within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

       (v) Definitions. For purposes of this Section 11(k), the following defined terms shall have the meanings set forth below:

          (A) "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs, duties, fees, assessments or other similar charges, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereof or with respect thereto, in each and every case, imposed by any taxing authority (domestic or foreign).

          (B) "Tax Returns" means all federal, state, local and foreign income, franchise, sales and other tax returns.

     (l) Absence of Undisclosed Liabilities and Contractual Obligations. Except for immaterial liabilities arising in the ordinary course of business, which shall not exceed $250,000 in the aggregate as to the Trust, the Partnership and their respective Subsidiaries on a consolidated basis (collectively, the "Consolidated Trust") and except for those matters disclosed in this Agreement, the Exhibits and Schedules hereto, the Exchange Act Filings or Schedule 11(1), none of the Trust, the Partnership or any of their respective Subsidiaries has any liabilities of any nature, whether matured or unmatured, fixed or contingent, which would have, individually or in the aggregate, a material adverse effect upon the Consolidated Trust, or upon the real property interests in which the Consolidated Trust holds fee title or a leasehold interest as ground lessee (individually, a "Trust Property" and collectively, the "Trust Portfolio"), taken as a whole.

     (m) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the Trust's knowledge, threatened before any court, governmental unit or any arbitrator against the Trust, the Partnership or any of their respective Subsidiaries or their respective assets or properties or with respect to the transactions contemplated by this Agreement except as disclosed in the Exchange Act filings, and except for the matters, if any, set forth on Schedule 11(m), none of which matters set forth on such Schedule, individually or in the aggregate, would have a material adverse effect on the Consolidated Trust or the Trust Portfolio or would prohibit or restrain the consummation of the transactions contemplated hereby. There are no material facts concerning any allegations made against the Trust in any litigation disclosed in the Exchange Act filings or on Schedule 11(m) which have not already been disclosed in pleadings filed on or prior to the date hereof or during discovery conducted on or prior to the date hereof.

     (n) Attachment, Execution, Etc. No attachments, execution proceedings, assignments for the benefit or creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of the Trust, threatened against the Trust, the Partnership or any of their respective Subsidiaries or any of their respective assets, nor are any of such proceedings contemplated by any of the foregoing.

     (o) Compliance with Laws; Violations, Etc.

       (i) Except for the violations set forth on Schedule 11(o)(i), none of which, individually or in the aggregate, are material, the Consolidated Trust has complied in all material respects with all laws applicable to the conduct of its business and its use and operation of the Partnership Portfolio, and has obtained all licenses, certificates, approvals and permits required for the conduct thereof, (1) except where the failure to do so would not have, individually or in the aggregate, a Trust Material Adverse Effect on the Consolidated Trust or the Partnership Portfolio, (2) except as described in engineering reports delivered by the Partnership to RDC, on behalf of the Owners, in connection with this Agreement, and (3) except to the extent that non-compliance is a result of a change after the date hereof in the interpretation or enforcement of existing laws and regulations and the Trust, before such change, reasonably believed that the Consolidated Trust was in compliance. Such licenses, certificates, approvals and permits are in full force and effect, the Trust and the Partnership have not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses, certificates, approvals or permits, and the Trust and the Partnership have not received any written notice of violation from any federal, state or municipal entity or notice of an intention by any such government entity to modify or revoke any certificate, approval, license or permit issued by it to the Trust, the Partnership or any of their respective Subsidiaries that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action would not have a material adverse effect on the Consolidated Trust or the Trust Portfolio.

       (ii) Except as set forth on Schedule 11(o)(ii), neither the Trust nor the Partnership has received any written notice and, to the knowledge of the Trust, none of the Trust's or Partnership's employees has received any written notice with respect to any Trust Property or associated parking rights from any public authority concerning any eminent domain or condemnation proceeding, or any uncorrected violation of any ordinance, public regulation, statute, permit, site plan approval, plan of development, zoning or subdivision regulation, parking requirement or urban redevelopment plan applicable to such Trust Property; and, except for the Permitted Encumbrances (which, for purposes of this Section 11, shall have the meaning of Permitted Encumbrances as set forth in subsection 3(a) hereof except that the terms "Premises" shall refer to a Trust Property, "Leases" shall refer to Partnership Leases, the "surveys" shall refer to those delivered by the Partnership to RDC, and "Existing Mortgage" shall refer to all mortgage indebtedness encumbering the subject Trust Property, none of the Partnership, the Trust or any of their respective Subsidiaries or, to the knowledge of the Trust, any previous owner of the Trust Property, has sold, transferred, conveyed, or entered into any agreement regarding transfer of "air rights," "excess floor area ratio," parking rights or other development rights relating to the Trust Property.

       (iii) Except as set forth on Schedule 11(o)(iii), the Partnership has complied with all work orders, requirements and demands of each and every insurance company insuring all or any part of the Trust Portfolio.

       (iv) To the knowledge of the Trust, the continued maintenance, operation and use of any buildings, structures or other improvements on the Trust Portfolio for their respective present purposes will not violate in a material manner any Applicable Laws or the certificate(s) of occupancy issued for the Trust Portfolio.


       (v) Except as set forth on Schedule 11(o)(v), there are no material unperformed obligations relative to the Trust Portfolio outstanding pursuant to any written agreements with any governmental or quasi-governmental body or authority.


     (p) Environmental Matters. The Partnership has delivered to RDC, on behalf of the Owners, the environmental reports listed on Schedule 11(p) (the "Environmental Reports"). Except as disclosed in the Environmental Reports or in the Exchange Act Filings, (i) none of the Trust, the Partnership or any of their respective Subsidiaries has done anything to cause or permit and, to the knowledge of the Trust, no other person or entity has done anything to cause or permit Hazardous Materials to be now, or in the past, located on, in or under any Trust Property or released into the environment, or discharged, placed or disposed of at, on or under any Trust Property (except in small amounts used in the ordinary course for the operation or maintenance of the Trust Property by the Partnership in accordance with all applicable laws or used by tenants of the Trust Property in the ordinary course of operation of their business, which use by tenants is, and has been, to the knowledge of the Trust, in accordance with all Applicable Laws); (ii) except as set forth on Schedule 11(p), to the knowledge of the Trust, there are no underground storage tanks located at any Trust Property now or in the past; (iii) none of the Trust, the Partnership or any of their respective Subsidiaries has done anything to cause or permit and, to the knowledge of the Trust, no other person or entity has done anything to cause or permit any Trust Property to be used to store, treat or dispose of Hazardous Materials (except in small amounts used in the ordinary course for the operation or maintenance of the Trust Property by the Partnership in accordance with all Applicable Laws or used by tenants of the Trust Property in the ordinary course of operation of their business, which use by tenants is, and has been, to the knowledge of the Trust, in accordance with all Applicable
Laws); and (iv) none of the Trust, the Partnership or any of their respective Subsidiaries has done anything to cause or permit and, to the knowledge of the Trust, no other person or entity has done anything to cause or permit any Trust Property and its prior uses to fail to materially comply with, at all times, any applicable Environmental Laws or any other governmental law, regulation or requirement relating to environmental matters or Hazardous Materials. Except as described in the Environmental Reports or in the Exchange Act Filings, there currently exist no facts or circumstances that could reasonably be expected to give rise to a material non-compliance with Environmental Laws, material environmental liability or material Environmental Claim.


     (q) Engineering Matters.


       (i) The Partnership has obtained and delivered to RDC, on behalf of the Owners, the engineering report(s) listed on Schedule 11(q) (the "Trust Engineering Report"). Except as disclosed in the Trust Engineering Reports or in the Exchange Act Filings, there are neither material patent nor, to the knowledge of the Trust, latent defects in, mechanical failures of or damages to the Improvements, including the roof, structure, elevators, walls, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems, or other improvements on or forming a part of any Trust Property, all of which, to the knowledge of the Trust, have been constructed in a good and workerlike manner consistent with generally accepted practices for first-class construction. Except as described in the Trust Engineering Reports or in the Exchange Act Filings, to the knowledge of the Trust, all of the personal property used in connection with the operation of any Trust Property and all improvements thereon are in good condition and working order, ordinary wear and tear excepted.


       (ii) Except as set forth on Schedule 11(q)(ii), no portion of the buildings on any such Trust Property are located in an area designated by any governmental entity as a flood hazard area.


       (iii) All telephone and other public utilities and all storm water drainage required by law or necessary for the operation of each Trust Property (A) except as to the Trust Property described on Schedule 11(q)(iii), are installed, connected and operating, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, (B) are being utilized in compliance with all applicable governmental and environmental protection authorities' laws, rules, regulations and requirements, and (C) are adequate and, to the knowledge of the Trust, will continue to be adequate to service the Trust Property as improved and presently used. To the knowledge of the Trust, no moratorium, proceeding or other fact or condition exists which (x) threatens to impair continued furnishing of such services to the Trust Property at regular rates and fees, or (y) could result in the discontinuance of such services presently available or necessary. Except as set forth on Schedule 11(q)(iii), water and sanitary sewer are public.

     (r) Real Estate Taxes and Assessments.

       (i) The copies of the real property tax bills for each Trust Property for the current tax year which have been furnished by the Partnership to RDC on behalf of the Owners are true, correct and complete copies of all of such tax bills. All real estate taxes due and payable as of the Closing have been paid in full and, except as set forth on Schedule 11(r)(i), there are no pending or, to the knowledge of the Trust, threatened proceedings for an increase in the assessed valuation of any Trust Property for the current or prior tax years.

       (ii) Except as set forth on Schedule 11(r)(ii), each Trust Property alone constitutes one or more entire tax parcel(s) for real estate tax purposes, and is not taxed as part of a larger tax parcel.

       (iii) Except as set forth on Schedule 11(r)(iii), neither the Trust nor the Partnership has received any written notice that, and the Trust has no knowledge that: (A) public improvements in the nature of off-site improvement, or otherwise, have been ordered to be made or have heretofore been assessed; and (B) special or general assessments (other than regular, annual real estate taxes) are pending against or affecting any Trust Property or are being considered in formal municipal or quasi-municipal proceedings.

     (s) Leases

       (i) Except for the leases for any Trust Property or portion thereof and any new leases entered into after the date hereof (collectively, the "Partnership Leases"), all of which Partnership Leases which are in existence on the date hereof being listed on Schedule 11(s)(i), neither the Partnership nor any Subsidiary of the Trust or the Partnership has entered into any contracts for the sale or leasing of any Trust Property or any portion thereof. There are no outstanding rights of first refusal or options to purchase all or any portion of any Trust Property or rights of early termination by tenants other than by reason of casualty or condemnation except as set forth in Schedule 11(s)-1, none of which becomes exercisable solely by reason of the transactions contemplated by this Agreement, and except for those rights and options pertaining to portions of any Trust Property constituting less than 5,000 square feet of gross leaseable area. Except as set forth on Schedule 11(s)-1, the exercise of termination rights by one or more tenants under Partnership Leases pursuant to rights to terminate for reasons other than casualty or condemnation or a default by the Partnership will not have a Trust Material Adverse Effect on the Trust Portfolio in the aggregate or the cash flow therefrom, taken in the aggregate.

       (ii) Subject to the right of governmental and law enforcement authorities to enter a Trust Property for lawful business, as of the Closing, no persons or entities, other than the Partnership and the tenants under the Partnership Leases and their permitted subtenants and licensees, shall have any right to the possession, use or occupancy of any Trust Property or any portion thereof for any reason whatsoever.

       (iii) Schedule 11(s)-2 (the "Trust Rent Roll") is true and correct in all material respects as of the date noted thereon and discloses all Partnership Leases. The Partnership Leases include all subleases, tenancies, licenses and other rights of occupancy or use for all or any portion of the Trust Property pursuant to which the Partnership or any Subsidiary of the Trust or of the Partnership is landlord or licensor, all as amended, renewed and extended to the date of the Trust Rent Roll, whether oral or written. There has been no material change in the information set forth in the Trust Rent Roll between the effective date of the Trust Rent Roll and date of Closing. The Trust Rent Roll specifies at least the following information as to each Lease:


          (A) a description (by rentable square feet) of the leased space;


          (B) the name of the current Tenant;


          (C) the expiration dates of the current term; and

          (D) the basic and additional Rents during the original and any renewal terms thereof and the extent of any delinquencies thereof and the period of delinquency.


       (iv) Each Security Deposit has been and is held (or applied) by the Partnership or its agent in compliance with the respective Partnership Lease and applicable law. There are no unfulfilled obligations as to Security Deposits to tenants under Partnership Leases the terms of which have expired or been terminated and there is no suit, action or other claim made, or, to the knowledge of the Trust, pending or threatened with respect to any such Security Deposit, except as set forth on Schedule 11(s)-2.


       (v) The following is true with respect to each Partnership Lease:


          (A) the Partnership Lease is valid and subsisting and in full force and effect in accordance with its terms. No Partnership Lease has been modified, in writing or otherwise, except as set forth on the tenant estoppel certificate for such Lease and Schedule 11(s)-3;


          (B) except as set forth on Schedule 11(s)-4, all obligations of the lessor thereunder arising on or prior to the date hereof and required to be performed prior to the date hereof have been performed on a timely basis;


          (C) except as set forth in Schedule 11(s)-3 and except for delinquencies in payment of rent of less than thirty (30) days, to the knowledge of the Trust, there has been no material default on the part of the tenant thereunder or event which, with the giving of notice or the lapse of time, or both, would constitute a default on the part of the tenant thereunder and, except as set forth in Schedule 11(s)-3 the tenant has not asserted and, to the knowledge of the Trust, has no defense to or offset or claim against its rent or the performance of its other obligations under the Partnership Lease;


          (D) except as set forth on Schedule 11(s)-3, no tenant has prepaid any rent for more than one (1) month if the lease term has commenced and two (2) months if the lease term has not yet commenced;


          (E) except as set forth on Schedule 11(s)-3, the Trust has no knowledge of any tenant or any guarantor of a Partnership Lease to a Trust Major Tenant being or becoming unable or unwilling to perform any of its obligations under the Partnership Lease for any reason;


          (F) to the knowledge of the Trust, except as set forth on Schedule 11(s)-3, no other person has released or discharged any guarantor, voluntarily or involuntarily or by operation of law, from any obligation with respect to the Partnership Lease that such guarantor has guaranteed except in accordance with the terms of such guarantee;


          (G) at the time of Closing, no rents will have been assigned, pledged or encumbered except to an existing mortgagee of a Trust Property; and


          (H) except as set forth on Schedule 11(s)-3, no Trustee of the Trust or executive officer of the Trust owns, directly or indirectly, (1) five percent (5%) or more of the total combined earnings of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any tenant of a Trust Property or
       (2) an interest of five percent (5%) or more in the assets or net profits of any tenant of a Trust Property, including all the types and approximate quantities of Improvements owned or leased by the Trust, the Partnership or such Subsidiary.


       (vi) Except as set forth in Schedule 11(s)-3, there has been no material default or event which, with the giving of notice or the lapse of time, or both, would constitute a default on the part of the Partnership, the Trust or any of their respective Subsidiaries as lessee under any ground lease.


     (t) Title


       (i) The Partnership or a Subsidiary of the Trust or the Partnership has indefeasible, good and marketable legal and equitable title to its respective interest in each Trust Property as insured by the title policy pertaining to such Trust Property as previously delivered by the Partnership to RDC on behalf of the Owners.

       (ii) There is no pending or, to the knowledge of the Trust, threatened eminent domain proceeding affecting any Trust Property or any part thereof or affecting the sidewalks or any streets or public ways in front of or adjoining any Trust Property.

       (iii) There has been no material violation by the Partnership or the Trust Property of any provision, condition or agreement contained in any restrictive covenant, cross- easement agreement or similar instrument or agreement affecting the Trust Property or any portion thereof, which would have a material adverse effect on the Consolidated Trust or the Trust Portfolio.

       (iv) (A) Each Trust Property enjoys the benefit of all easements and cross-easements necessary for operating the Trust Property as currently operated, and (B) all such easements and cross-easements are in full force and effect, and will survive the transactions contemplated by this Agreement.

       (v) The personal property located on each Trust Property, other than that owned by tenants, utility companies or contractors, is owned or leased by the Trust, the Partnership or a Subsidiary of the Trust or the Partnership free and clear of any liens or security interests of any kind, except for liens and encumbrances in favor of mortgagees of the Trust, the Partnership or a Subsidiary of either.

       (vi) Except as set forth on Schedule 11(t)-1, each Trust Property is located along and has unimpeded access to one or more adjoining public streets. To the knowledge of the Trust, any curb-cut and street-opening permits or licenses required for vehicular access to and from a Trust Property to any adjoining street or to any parking spaces utilized in connection with the Trust Property have been obtained and paid for by the Consolidated Trust, and are in full force and effect. To the knowledge of the Trust, no fact or condition exists which would result in the termination or material impairment of access to a Trust Property from adjoining public or private streets or ways.

       (vii) To the knowledge of the Trust, each Trust Property is an independent unit which does not now rely on any facilities (other than facilities covered by Permitted Encumbrances including, without limitation, any reciprocal easement agreements or facilities of municipalities or public utility and water companies and other than parking areas which the Trust Property makes legal use of under any reciprocal easement agreements) located on any property not included in such Trust Property to fulfill any municipal or governmental requirement or for the furnishing to the Trust Property of any essential building systems or utilities or services.

       (viii) Except as set forth on Schedule 11(t)-2, and on Schedule 11(s)-1 to the extent set forth in the Partnership Leases and except for Permitted Encumbrances, and other than rights of first refusal or options to purchase pertaining to portions of any Trust Property constituting less than 5,000 square feet of gross leaseable area, there are no purchase contracts, options, or any other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than the Partnership will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of all or a portion of the Trust Property.

     (u) Insurance

       (i) Schedule 11(u) sets forth an accurate and complete list of the insurance policies relating to the Partnership Portfolio or any part thereof and naming the Partnership as an insured; all such policies are in full force and effect and all premiums thereunder have been paid to the extent due; and no notice of cancellation has been received with respect thereto and, to the knowledge of the Trust, none is threatened.

       (ii) None of the Trust, the Partnership or any of their respective Subsidiaries has received any notice from any insurance company of any defect or inaccuracies in any of the insurance policies, or any parts thereof, which would adversely affect the insurability of any Trust Property, or would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of any Trust Property. All of the Partnership Portfolio is fully insured in accordance with prudent and customary practice.

   (v) Service Agreements

       (i) A current, complete copy of each Partnership Service Agreement (collectively, Partnership Service Agreements ) has been delivered to RDC, on behalf of the Owners and there are no material construction, management, leasing, service, equipment, supply, maintenance or concession agreements (oral or written, formal or informal) with respect to or affecting all or any portion of the Trust Property except as delivered to RDC. Each Partnership Service Agreement is valid and binding and as of Closing all amounts due and payable thereunder will have been paid. Neither the Partnership nor any of its agents is in default under any Partnership Service Agreement or has received any written notice from any party to any Partnership Service Agreement claiming the existence of any default or breach thereunder which would have a material adverse effect on the Consolidated Trust or the Trust Portfolio and no event or omission has occurred which, with the giving of notice or the lapse of time or both would constitute such a default. Except as set forth on Schedule 11(v), each Partnership Service Agreement may be terminated without cause upon thirty (30) days notice or less without the payment of a penalty or termination payment, and each Partnership Service Agreement is with third parties unaffiliated with the Consolidated Trust.

     (w) Employee and Employment Matters

       (i) Set forth on Schedule 11(w) is a list of:

          (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which the Trust, the Partnership or any Subsidiary of either is a party or by which it is bound; and

          (B) All employment agreements, and all severance agreements which have not been fully performed, to which the Trust, the Partnership or any Subsidiary of either is a party or by which it is bound. Set forth on Schedule 11(w) is also a list of all employees of the Trust, the Partnership or any Subsidiary of either, and a list of all other individuals employed by the Trust, the Partnership or any Subsidiary of either. Each of the Trust, the Partnership and each Subsidiary of either has previously delivered to RD true and correct copies of all of the documents referred to on Schedule 11(w) and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of the Trust, the Partnership or any Subsidiary of either. There is no union representing or purporting to represent any of the employees of the Trust, the Partnership or any Subsidiary of either and the Trust, the Partnership and each Subsidiary of either is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

       (ii) Except as set forth on Schedule 11(w):

          (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the knowledge of the Trust, threatened against or involving the Trust, the Partnership or any Subsidiary of either;

          (B) To the knowledge of Trust, each of the Trust, the Partnership and each Subsidiary of either has complied in all material respects with all laws relating to labor, employment and employment practices, including, without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination, and the payment of social security, unemployment compensation and similar taxes, and none of the Trust, the Partnership or any Subsidiary of either is (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

          (C) There are no Actions concerning or in any way relating to the employees or employment practices of the Trust, the Partnership or any Subsidiary of either, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of the Owner to terminate its employees, employment discrimination, occupational safety and health, and workers' compensation.

     Except as shown on Schedule 11(w), there are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of the Trust, the Partnership or any Subsidiary of either is not terminable at will.

     Except as set forth on Schedule 11(w), none of the Trust, the Partnership or any Subsidiary of either is a party to any oral or written (A) agreement with any executive officer or other key employee of the Trust, the Partnership or any Subsidiary of either (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Trust, the Partnership or any Subsidiary of either of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     None of the Trust, the Partnership or any Subsidiary of either has taken any action which required or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

     (x) ERISA; Benefit Plans.

       (i) None of the Trust, the Partnership or any Subsidiary of either nor any Trust ERISA Affiliate (as hereinafter defined) maintains, sponsors, contributes to or has any liability under any agreement, plan, practice or program, whether written or oral, providing for bonus payments, child or dependent care benefits, death benefits, accidental death and dismemberment benefits, deferred compensation benefits, disability or other wage continuation benefits, educational assistance or tuition benefits, health benefits, paid holidays benefits, incentive compensation payments, leave of absence rights, medical expense payments, reimbursement benefits, profit sharing, pension plan of ERISA benefits or other benefits, retiree medical or retiree life insurance benefits, stock option, stock appreciation rights or stock purchase benefits, severance or termination pay or benefits (including post-employment consulting arrangements or benefits), or vacation benefits, except as set forth on Schedule 11(x). The items set forth on Schedule 11(x) are individually referred to as "Trust Employee Benefit Plan" and collectively referred to as "Trust Employee Benefit Plans". Schedule 11(x) includes, but is not limited to, each plan maintained by the Trust, the Partnership or any Subsidiary of either or a Trust ERISA Affiliate (as hereinafter defined), which is an "an employee benefit plan" as such term is defined in Section 3(3) of ERISA, other than a multi-employer plan" within the meaning of Section 3(37) of ERISA. The Trust has delivered to RD a true and complete copy of each Trust Employee Benefit Plan, including all texts, amendments and other agreements (whether formal or informal) adopted in connection therewith. No employee or former employee or any beneficiary thereof participates in or has any rights to benefits with respect to employment with the Trust under any agreement, plan, practice, or program not listed on Schedule 11(x), other than a multi- employer plan. No person who is not a current or former employee (or a beneficiary thereof) of the Trust, the Partnership or any Subsidiary of either participates in or is entitled to any benefits under any Trust Employee Benefit Plan listed on Schedule 11(x). For purposes of this Agreement, "Trust ERISA Affiliate" means each person, company and trade or business which together with the Trust, the Partnership or any Subsidiary of either, are treated as a single employer under Section 414(b), (c), (m),
   (n) and (o) of the Code.

       (ii) Each Trust Employee Benefit Plan has complied and currently complies in form, and in all material respects in operation and administration, with all applicable provisions of applicable law, including the Code and ERISA and any contractual obligation. The Trust has delivered to RDC with respect to each Trust Employee Benefit Plan subject to ERISA true and correct copies of (A) the annual return/report (Form 5500 Series) with attached schedules and a financial statement for the three most recent fiscal years, (B) the summary plan descriptions and all written announcements or disclosures to participants, (C) the most recent (IRS) determination letter, (D) each written description intended to describe any Trust Employee Benefit Plan and (E) all correspondence from the IRS, Department of Labor and PGBC.

       (iii) Each Trust Employee Benefit Plan intended to be tax qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and each trust created thereunder has been determined to be exempt from tax and, to the knowledge of the Trust, nothing has occurred which would cause the loss of such qualification or tax-exempt status. With respect to each Trust Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA (collectively, "Trust Pension Plans") there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Pension Plan, and no request or receipt of any funding waiver has been requested or received from the IRS. The present value of the benefit liabilities (as defined in ERISA) of each Trust Pension Plan that is subject to Title IV of ERISA, as of any determination date, is less than the fair market value of the assets of such Pension Plan, all determined using the actuarial assumptions that would be used by PBGC in the event of a termination of the Trust Pension Plan on such determination date. Within the past five (5) years, none of the Trust, the Partnership or any Subsidiary of either nor any Trust ERISA Affiliate has transferred any assets or liabilities of a Trust Pension Plan subject to Section 412 of the Code which had, at the date of such transfer, accrued benefits in excess of the fair market value of its assets as of any determination date, determined using the actuarial assumptions that would be used by PBGC in the event of a termination of the Trust Pension Plan on such determination date or has engaged in a transaction which may reasonably be subject to
   Section 4212(c) or 4069 of ERISA. There has been no reportable event (as defined in Section 4043 of ERISA) within the last five (5) years. None of the Trust, the Partnership or any Subsidiary of either sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Trust Employee Benefit Plan that is subject to the laws of any country other than the laws of the United States. With respect to the Trust Employee Benefit Plans subject to Title I Part 4 of ERISA or Section 4975 of the Code, none of the Trust, the Partnership or any Subsidiary of either nor any other person has (i) engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA which would subject the Partnership or the Trust to liability for a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA, or
   (ii) committed a breach of its fiduciary duties (as defined in Section 404 of ERISA) which could subject the Partnership or the Trust to any material liability. Except as required by law, none of the Trust, the Partnership or any Subsidiary of either nor any Trust ERISA Affiliate has made any written or other binding commitment to amend any Trust Employee Benefit Plan.

       (iv) No Trust Employee Benefit Plan provides for post-employment medical, health or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law, or continued coverage under an insurance policy for a period not to exceed sixty days (60) following termination of employment. The Trust and its respective ERISA Affiliates have complied in all material respects with the notice and contribution requirements of Section 4980(B) of the Code and Sections 601-608 of ERISA. Any contribution or payment required to be made by such Owner to or on behalf of any Trust Employee Benefit Plan has been made on or before its due date. Adequate accruals for all contributions or payments required to be made by the Trust, the Partnership and each Subsidiary of either to or on behalf of any Trust Employee Benefit Plan and multi-employer pension plan to which any of the foregoing and/or any of its Trust ERISA Affiliates makes contributions to or has any liabilities with respect thereto ("Trust MEPPA Plan") for all periods prior to December 31, 1997 have been made on the Warranted Balance Sheet.

       (v) With respect to the Trust Employee Benefit Plans, no actions, suits or claims: (i) with respect to the assets or liabilities thereof (other than routine claims for benefits); (ii) against the Trust or an Trust ERISA Affiliate; or (iii) against any fiduciary with respect to any Trust Employee Benefit Plan are pending or threatened, and the Trust has no knowledge of any facts which could be reasonably be expected to give rise to or result in any such actions, suits or claims. Neither the Trust nor any Trust ERISA Affiliate: (i) has incurred a complete or partial withdrawal, as those terms are defined in Section 4203 or 4205, respectively, of ERISA; (ii) has engaged or intends to engage in a transaction or course of conduct which could result in liability under Title IV of ERISA to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA; (iii) has any outstanding liability under Title IV of ERISA, contingent or otherwise; or (iv) will incur any liability with respect to any Trust Employee Benefit Plan or Trust MEPPA Plan solely as a result of undertaking the transactions contemplated by this Agreement.

     (y) Cash Flow. Except as otherwise disclosed elsewhere herein or in any Exhibit or Schedule hereto, since the last audited consolidated financial statements of the Trust, there has been no change in the aggregate cash flow of the Trust Portfolio and no variation in the aggregate income from all of the Partnership Leases which, in either case, constitutes a Trust Material Adverse Effect and, since the date of said last audited financial statements, each Trust Property has been operated in the ordinary course of business consistent with past practice.

     (z) SEC and Other Documents.

       (i) Except as set forth in Schedule 11(z), each of the balance sheets included in or incorporated by reference into the Exchange Act Filings (including the related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders equity (deficit) and cash flows included in or incorporated by reference into the Exchange Act Filings (including any related notes and schedules) fairly in all material respects presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments.

       (ii) Except as disclosed in the Exchange Act filings, in Schedule 11(z) or in any other Schedule to this Agreement, since September 30, 1997, the Trust and each of its Subsidiaries has conducted its business only in the ordinary course of such business and has not (i) sold or acquired any real estate or interest therein, (ii) leased all or substantially all of any property, (iii) entered into any financing arrangements in connection therewith, (iv) granted an option to purchase or lease all or substantially all of any property or (v) entered into a contract, letter of intent, term sheet or other similar instrument to do any of the fore-going and there has not been any change, circumstance or event that has resulted in a material adverse effect on the business, properties, results of operations or financial condition of the Trust, the Partnership and its Subsidiaries, taken as a whole.

     (aa) Affiliate Transactions. Schedule 11(aa) sets forth a complete and accurate list of (i) all relationships and transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Trust or any of its Subsidiaries since December 31, 1996, which are of the type required to be disclosed by the Trust pursuant to Item 404 of Regulation S-K of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) all agreements, arrangements or policies of the Trust and/or the Subsidiaries of the Trust (including the Partnership) concerning transactions with Affiliates or other conflicts of interest. Each agreement, arrangement or policy described in clause (ii) hereof and set forth in Schedule 11(aa) is in full force and effect, and the Trust, each of its Subsidiaries, and the other parties thereto are in compliance therewith, or such compliance has been waived by the Trust s Board of Trustees as set forth in Schedule 11(aa). A true and complete copy of all agreements or contracts relating to any such transaction has been made available for inspection by the Owners.

     12. Additional Agreements.

     (a) Board Representation; Appointment of Executive Officers. The Board of Trustees of the Trust covenants and agrees that at the Closing Date, the Trust shall be governed by a Board of Trustees consisting of seven (7) Trustees. At the Closing, the Board of Trustees of the Trust shall appoint four (4) Trustees, two of whom shall be RD and KB, and two of whom shall be designated by RDC and who shall be neither officers nor employees of the Trust, the Partnership or of any Contributing Owner or Contributing Entity (the "RDC Designees") (provided also that the RDC Designees shall be reasonably acceptable to the Board of Trustees of the Trust, which acceptance shall not unreasonably be withheld), and the Board of Trustees of the Trust shall also appoint two (2) Trustees (provided that such designees shall be reasonably acceptable to RD and KB, which acceptance shall not unreasonably be withheld) (the "Trust Designees"). The appointment of the RDC Designees and the Trust Designees shall be effective until the 1999 Annual Meeting of Shareholders of the Trust and until their successors are duly elected and qualified. Concurrently at the Closing, the Trustees of the Trust, other than the Trust Designees (if they are then incumbent Trustees) and Marvin L. Slomowitz, shall resign as Trustees from the Trust, Marvin L. Slomowitz shall resign as Chief Executive Officer and the Board of Trustees shall appoint RD and KB to serve as Chief Executive Officer and President, respectively.

     (b) Voting Trust Agreement; Investment Letter. At the Closing, each Fund shall execute and deliver to each of its partners a proxy, appointing each partner such Fund's proxy with respect to those Cash Investment Shares to which such partner would be entitled upon a dissolution of such Fund and the distribution of the Cash Investment Shares to such partner as a liquidating distribution, with authority to consent or withhold consent, in such partner's sole discretion, with respect to any matter as to which shareholders may act pursuant to the Declaration of Trust and By-laws of the Trust; provided, however, that if any partner of a Fund determines not to accept such Fund's proxy as to those Cash Investment Shares to which it would otherwise be entitled, then such Fund shall enter into a Voting Trust Agreement with the Trust, appointing the Board of Trustees of the Trust (so long as KB and RD are Trustees and executive officers of the Trust) as Voting Trustee with respect to those Cash Investment Shares to which such Fund would otherwise be entitled to vote, with authority to consent or withhold consent, in the Board of Trustees' sole discretion, with respect to any matter as to which shareholders may act pursuant to the Declaration of Trust and By-laws of the Trust. At Closing, each Fund and each Contributing Owner to whom Operating Partnership Interests shall be issued as part of the Contribution Consideration, shall execute and deliver to the Trust and the Partnership an investment letter in the form attached as Exhibit "O."


     (c) Non-Compete Agreements. At Closing, RD and KB shall enter into the non-compete agreements with the Partnership and the Trust in the form attached as Exhibit "P" (the "Non-Compete Agreements").


     (d) Proxy Statement; Listing on New York Stock Exchange. As promptly as reasonably practicable after execution of this Agreement, the Trust, at its expense, shall prepare and file with the Commission under the Exchange Act, and shall use its best efforts to have approved by the Commission, a proxy statement with respect to the meeting of the Trust's shareholders referred to in subsection 12(e) (the "Proxy Statement"). Each of the Contributing Owners and each Fund covenants and agrees to cooperate with the Trust in providing such information as the Trust deems necessary to comply with the rules and regulations of the Commission with respect to the Proxy Statement (including, but not limited to, such information as the Trust deems necessary to respond to any comments issued from time to time by the Commission staff concerning the Proxy Statement and audited financial statements prepared in accordance with generally accepted accounting principles and as may be required by the rules and regulations of the Commission, and which shall reflect no material adverse change in the financial condition or results of operations of the Contributing Entities, and which the Warrantors covenant shall confirm as accurate the net operating income of each Premises, each Contributed Management Contract and each Contributed Note, all as reflected in the unaudited operating statements of each of the Contribution Entities previously delivered to the Partnership). The Trust and each of the Contributing Owners and each Fund agrees that the information provided by each for inclusion in the Proxy Statement shall not, when the Proxy Statement is first mailed to the Trust's shareholders and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated in order to make such information, in light of the circumstances in which it is made, not misleading. The Trust shall notify RDC, on behalf of the Contributing Owners and the Funds, as promptly as reasonably practicable of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement, and will supply RDC, on behalf of the Contributing Owners and the Funds, with copies of all correspondence between the Trust and/or its representatives, on the one hand, and the Commission or the members of its staff or any other appropriate government official, on the other hand, with respect to the Proxy Statement. Each party shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement; shall use commercially reasonable efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement, form of proxy, and any preliminary version thereof, and the Trust shall cause the Proxy Statement and related form of proxy to be mailed to its shareholders at the earliest practicable time. The parties agree to correct, as promptly as practicable and, in any event, prior to the date of the meeting of the Trust's shareholders referred to in subsection 12(e) hereof, any such information provided by them for use in the Proxy Statement which shall have become materially false or misleading. Subject to the limitations set forth in Sections 23 and 24, the Trust covenants and agrees that the Cash Investment Shares and the Common Shares issuable from time to time upon conversion or exchange of the Operating Partnership Interests shall be listed on the New York Stock Exchange or on such other principal exchange as the Common Shares shall generally be listed on the Closing Date.


     (e) Meeting of Shareholders of the Trust. The Trust shall take all action necessary, in accordance with the Maryland Law and its Amended and Restated Declaration of Trust and By-laws, to duly call, give notice of and convene a meeting of its shareholders, as promptly as practicable, to consider and vote upon (i) amendments to its Amended and Restated Declaration of Trust authorizing a change in the Trust's name, the creation of a newly authorized class of preferred stock and an increase in the number of Common Shares which the Trust is authorized to issue, to be effective immediately upon the Closing; and (ii) the approval and adoption of this Agreement and the transactions contemplated hereby, including, but not limited to the Cash Investment and the issuance of the Cash Investment Shares. The Proxy Statement shall contain the determinations and affirmative recommendation of the Board of Trustees as to each of the proposals set forth in this subsection 12(e).

     (f) No Solicitation by the Trust.

       (i) The Trust shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Trust, the Partnership or any of its Subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Common Shares or Operating Partnership Interests (including, without limitation, by way of a tender offer) or similar transaction involving the Trust or the Partnership (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Trustees of the Trust, after consultation with its financial advisors, and after receiving advice from outside counsel to the effect that the Board of Trustees of the Trust is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the shareholders of the Trust and to the limited partners of the Partnership an unsolicited bona fide Acquisition Proposal which the Board of Trustees of the Trust determines in good faith would result in a transaction more favorable to the shareholders of the Trust and to the limited partners of the Partnership than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

       (ii) The Trust shall immediately notify RDC after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Trust, the Partnership or any of their respective Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Trust, the Partnership or any of their respective Subsidiaries by any person or entity that informs the Board of Trustees that it is considering making, or has made, an Acquisition Proposal. Such notice to RDC shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

       (iii) If the Board of Trustees of the Trust receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Trustees of the Trust determines that such proposal is a Superior Proposal, then, and only in such case, the Trust may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding the Trust.

       (iv) The Trust shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than with the Contributing Owners and Contributing Entities) conducted heretofore with respect to any of the foregoing.

       (v) The Trust shall ensure that the officers, directors, trustees and employees of the Trust, the Partnership and their respective Subsidiaries and any investment banker or other advisor or representative retained by the Trust are aware of the restrictions described in this subsection 12(g), and shall be responsible for any breach of this Section by such bankers, advisors and representatives.

       (vi) In the event the Board of Trustees of the Trust determines, in accordance with its fiduciary obligations, to execute an agreement constituting a Superior Proposal prior to the Closing or within twelve (12) months after the termination by the Trust of this Agreement other than by reason of Sections 13(a)(i), (ii), (iii), (iv), (vi) or (viii), then upon the execution of a definitive binding agreement between the Trust and the third party providing for the consummation of the Superior Proposal and containing the affirmative recommendation of a majority of the Board of Trustees as to the Superior Proposal, and provided that the Owners shall have not theretofore breached or otherwise been in default of any obligation or condition to consummate the transactions contemplated by this Agreement which would give rise to the Trust s right to terminate this Agreement pursuant to Section 13(a)(i), (ii), (iii), (iv), (vi) or (viii), the Trust shall pay to RDC or to its designees in cash the sum of One Million Seven Hundred Fifty Thousand Dollars as liquidated damages, and not as a penalty, in addition to any other amounts payable under Section 13(b).

     (g) Agreements Respecting Contributed Properties and Remaining Existing Mortgages. The parties acknowledge that the Contributing Owners to whom Operating Partnership Interests will be issued in exchange for Interests (collectively, the "RDC Group") have structured the transactions contemplated by this Agreement to defer recognition of gain for federal income tax purposes at Closing, and to maintain such deferral thereafter to the extent provided herein based upon the agreement of the Trust and the Partnership to abide by certain covenants set forth in this Agreement. Based upon the foregoing, the Trust and the Partnership hereby covenant as follows:

       (i) Guaranty or Indemnity. At Closing, or at any time subsequent thereto in accordance with the terms hereof, the Trust and the Partnership and its respective Subsidiaries will permit the RDC Group to guarantee, or indemnify the Trust, the Partnership and their respective Subsidiaries for, the "bottom" portion (i.e., the least risky portion) of indebtedness of the Partnership. In the event that other partners of the Partnership or any Subsidiary (including future contributors) similarly require a guarantee or indemnity of indebtedness of the Trust, the Partnership and/or their respective Subsidiaries to defer the recognition of gain for federal income tax purposes resulting from the contribution of property to the Partnership, and such guarantee of indemnity of indebtedness is the "bottom" portion of the indebtedness of the Partnership, then all such partners (including the RDC Group) shall share pari pasu in the "bottom" portion of such indebtedness. Notwithstanding the previous sentence, the Trust and the Partnership agree to maintain (or make available for the benefit of the RDC Group) (i) during the Restricted Period (as defined below) an amount of indebtedness equal to $50,000,000, and (ii) after the Restricted Period any debt encumbering the Contributed Properties, solely for the RDC Group to guarantee (or indemnify the Trust, the Partnership or their respective Subsidiaries for such indebtedness (the "RDC Group Debt Amount")). In the event that the RDC Group guarantees or indemnifies the Trust, the Partnership, or their respective Subsidiaries with respect to indebtedness encumbering any property of the Trust, the Partnership or any Subsidiary, such indebtedness shall not exceed 60% of the fair market value of such property, as determined by a majority of the disinterested Trustees of the Trust. The Trust and the Partnership agree, and shall cause their respective Subsidiaries to agree, to take any and all action reasonably designed so that the execution of each guarantee or indemnity by the RDC Group results in tax basis for such RDC Group for federal income tax purposes.

       (ii) No Property Disposition. The Trust and the Partnership covenant that they shall not sell, transfer, distribute or otherwise dispose, nor permit any of their respective Subsidiaries to sell, transfer, distribute or otherwise dispose, of the Contributed Properties (including, but not limited to, the stock of any corporations) (or the properties, if any, that are substituted or exchanged for the Contributed Properties) contributed by the RDC Group, prior to the date set forth on Schedule 12(g)(ii) for such Contributed Property or stock (the period of restriction for each such property or stock being the "Restricted Period") other than an exchange or other disposition which does not cause the RDC Group to recognize gain for federal income tax purposes (including, without limitation, a transaction pursuant to Section 1031 of the Code or any successor provision which would not cause such recognition of gain). Before the end of the applicable Restricted Period, the Trust, the Partnership or any of their respective Subsidiaries shall have the right to dispose of or distribute any of the Contributed Properties provided the Trust, the Partnership and/or such Subsidiary pays to the RDC Group the Tax Payment (as defined below). Nothing contained in Section 12(g)(ii) shall be deemed to be construed to limit the rights of any lender or other secured party to foreclose on, or otherwise dispose of, the Contributed Properties contributed by the RDC Group or, of the Partnership to dispose of the Contributed Properties contributed by the RDC Group; provided, however, the Trust, the Partnership and/or such Subsidiary shall pay to the RDC Group the Tax Payment, if any, triggered by any taxable disposition of the Contributed Properties contributed by the RDC Group (other than as a result of a foreclosure) prior to the expiration of the Restricted Period. The term "Tax Payment" as used herein means an amount equal to the sum of (A) the federal, state, and local income Taxes actually payable by the members of the Contributing Owners resulting from the recognition of gain and (B) an additional payment in an amount equal to the amount such that, after payment by the members of the Contributing Owners of all Taxes (including interest and penalties) on amounts received under clause (A) and this clause (B), the Contributing Owners retain an amount equal to the amount described in clause (A).

       (iii) Right of Redemption.

          (A) In the event that after the end of the Restricted Period and prior to the second anniversary of the termination of the Restricted Period, the Trust, the Partnership or any of their respective Subsidiaries desires to sell or otherwise desire to dispose of (through foreclosure or otherwise), or receive an unsolicited offer to purchase any Contributed Property after the Restricted Period, which offer the Trust, the Partnership or such Subsidiary wishes to accept, and provided that the RDC Group has given notice to the Trust in December of the calendar year immediately preceding the calendar year in which occurs such proposed sale or disposition to the effect that the RDC Group desires to receive any Offering Notice (as described below) required to be sent during the next calendar year; the Trust, the Partnership or such Subsidiary shall give notice (the "Offering Notice") thereof to RDC or such other representatives as may be designated by the RDC Group from time to time for such purpose. The Offering Notice shall specify the nature of the sale and the consideration and other terms upon which it intends to undertake such sale, and shall specify that the failure of the RDC Group, through its authorized representative, to respond within the time period set forth below shall be deemed an election by the RDC Group not to purchase the Contributed Property. Within thirty (30) days from the date of the Offering Notice, the RDC Group may elect, by written notice to the Trust, to purchase the Contributed Property. If the RDC Group elects to so purchase the Contributed Property as aforesaid, then such purchase shall be consummated on the terms and conditions set forth in the Offering Notice; provided, however, to the extent that the Contributed Property is then subject to separately allocated debt and the lender thereof consents to the RDC Group assuming such debt at no cost, expense or liability to the Trust, the Partnership or any Subsidiary, the Trust shall cause the Contributed Property to be conveyed to the RDC Group subject to such debt.

          (B) The RDC Group may use their Operating Partnership Interests as currency, in whole or in part, in connection with the purchase of the Contributed Property from the Trust, Partnership or any Subsidiary pursuant to an election made in accordance with Section 12(g)(iii)(A). In addition, as part of a transfer of the Contributed Property pursuant to a foreclosure proceeding with respect to any debt secured by the Contributed Property, if the RDC Group can cause the third party which is otherwise to obtain title to the Property to accept Operating Partnership Interests, in whole or in part, in lieu of obtaining title to the Contributed Property (and without modifying any other terms in the agreement of sale or transfer which has been executed in respect of such Contributed Property), the RDC Group shall have the right to do so provided that such third party agrees in writing for the benefit of the Partnership to be bound by all of the terms and conditions of the Agreement of Limited Partnership of the Partnership and, in accordance therewith, compliance with all requirements pertaining to a transfer of Operating Partnership Interests (other than the need to obtain the consent of the general partner of the Partnership, which consent is deemed to be given pursuant to the terms of this Section 12(g)(iii)); in such event, title to the Property shall be transferred to the RDC Group in redemption of the Operating Partnership Interests described above.

          (C) If within the thirty (30) day period during which the RDC Group has the right to elect to purchase the Contributed Property under the Offering Notice, the RDC Group does not make the election or fails to respond to the Offering Notice, the Trust, the Partnership or their Subsidiary may undertake to sell the Contributed Property on such terms and conditions as it shall elect; provided, however, that the sale of the Contributed Property to which the Offering Notice pertains shall not be consummated at less than ninety percent (90%) of the price as specified in the Offering Notice unless the Trust, the Partnership or the Subsidiary again offers the Contributed Property to the RDC Group upon such more favorable terms and conditions. If the RDC Group notifies the Trust of their intention not to purchase the Contributed Property as set forth in the revised Offering Notice, or if the RDC Group does not respond to the revised Offering Notice within the prescribed thirty (30) day period, then the Trust, the Partnership or the Subsidiary may consummate the sale at any time thereafter. In such event, the RDC Group shall have no further right of redemption as against the party to whom the Trust, the Partnership or the Subsidiary transferred title to the Contributed Property; provided, however, that RDC Group's right of redemption hereunder shall apply to any real property received by the Trust, the Partnership or a Subsidiary and in an exchange for the Contributed Property, whether said property represents all or only a part of the consideration for the transfer of the Contributed Property.

          (D) In the event that the RDC Group elects to purchase the Contributed Property pursuant to this Section 12(g)(iii), the Trust agrees to cooperate with the RDC Group at no cost, expense or liability to the Trust to cause debt to be placed on the Contributed Property immediately prior to the closing of the conveyance of the Contributed Property; provided that: (1) the RDC Group arranges for such debt at its sole cost and expense; (2) the RDC Group is unconditionally and irrevocably prepared to close such conveyance immediately after said closing of the loan; and (3) the RDC Group agrees to assume the debt and thereafter assumes the same at the closing and the Trust, the Partnership and all of their respective Subsidiaries are released of all liability thereunder immediately following the closing of the conveyance of the Contributed Property.


       (iv) Allocation Method. The Partnership covenants that the "traditional method" (without curative allocations), as defined in Treas. Reg. 1.704-3(b), of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Contributed Properties for federal income tax purposes, shall be used (i) with respect to the contribution of the Contributed Properties, and (ii) with respect to any revaluation of the Property, pursuant to Treas. Reg. Sections 1.704-l(b)(2)(iv)(f), 1.704l(b)(2)(iv)(g) and 1.704-3(a)(6).


       (v) Tax Matters. The Contributing Owners will pay or provide for payment of all Taxes (excluding all real estate taxes) due and payable on or after the Closing and will file all Tax Returns and reports required to be filed on or after the Closing with respect to Taxes imposed in connection with the ownership and operation of the Contributed Properties for all taxable periods (or portions thereof) ending on or prior to the Closing.


(h) Indemnification of Trustees and Officers.


       (i) Those provisions of the Amended and Restated Declaration of Trust and By-Laws of the Trust and of the Agreement of Limited Partnership of the Partnership with respect to indemnification, advancement of expenses and limitation on liability for the benefit of the trustees, officers, employees and consultants set forth therein, shall not be amended, repealed, or otherwise modified for a period of six (6) years after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing Date were trustees or officers of the Trust in respect of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.


       (ii) From and after the Effective Time, the Trust and the Partnership shall indemnify, defend and hold harmless the present and former officers and trustees of the Trust (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities, or amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a trustee, officer, employee or agent of the Trust or any Subsidiary thereof (including the Partnership) and arising out of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under Maryland law as it pertains to the Trust and under Delaware law as it pertains to the Partnership (and shall pay in advance of the final disposition of any action or proceeding to each Indemnified party to the fullest extent permitted by Maryland law and Delaware law, as the case may be, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances in the event that it shall be finally judicially determined that indemnification and the payment of such advances is not permissible under applicable law).


       (iii) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Closing
   Date) after the Closing Date: (A) the Indemnified Parties may retain the Trust's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Trust; (B) the Trust shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (C) the Trust will use their reasonable best efforts to assist in the vigorous defense of any such matter, provided that the Trust shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 12(h), upon learning of any such Claim, shall notify the Trust (although the failure so to notify the Trust shall not relieve the Trust from any liability which the Trust may have under this Section 12(h) except to the extent such failure prejudices the Trust, and shall deliver to the Trust and to the Partnership the undertaking contemplated by the Maryland law and the Delaware law, respectively). The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

       (iv) The Trust shall cause to be maintained in effect for not less than six (6) years after the Closing Date the current policies of trustees' and officers' liability insurance maintained by the Trust with respect to matters occurring prior to the Closing Date; provided, however, that the Trust may substitute therefor policies of substantially similar coverage containing substantially similar terms and conditions to the extent reasonably available and the Trust shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount. In addition to, and not in lieu of any other obligation of the Trust and the Partnership under this
   Section 12(h), each of the Trust and the Partnership shall in all events continue to be obligated under those agreements to which either is a party pursuant to which either or both of the Trust and the Partnership has agreed to indemnify and hold harmless the trustees and officers of the Trust on account of claims and proceedings arising on or prior to the Closing Date.

       (v) This Section 12(h) is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, shall be binding on the Trust and its and their respective successors and assigns, and shall not be amended or modified to adversely affect any such party without the prior written consent of such party.

     (i) Conduct of the Business of the Contributing Entities and Operation of the Premises Pending the Closing. Between the date hereof and the Closing Date:


       (i) The Owners will not take or suffer or permit any action which would render untrue any of the representations or warranties of the Owners herein contained, and not omit to take any action, the omission of which would render untrue any such representation or warranty;

       (ii) The Owners will, at their expense, make all repairs and replacements, structural and non-structural, which are required with respect to any portion of the Premises to maintain it in its present condition ordinary wear and tear excepted. To the extent due and payable on or prior to Closing, the Owners will pay in full, by the time of the Closing, all bills and invoices for labor, goods, materials and services of any kind and taxes due and assessments and utility charges payable relating to the Premises, and each Contributing Entity shall pay in full at or prior to the Closing, all expenses theretofore payable connected with the negotiation, execution and delivery of each Lease, including, without limitation, recording fees required to be paid by the lessor under any Lease. To the extent any bills, invoices, expenses, taxes, assessments and other charges pertain to periods prior to the Closing Date but are not due and payable on or prior to the Closing Date, such items shall be treated as adjustments to the Contribution Consideration in the manner provided in
   Section 7. The Owners shall also complete, at their expense to the extent that the expenses may not be passed through to tenants, all alterations, repairs, capital and tenant improvements or other work required to have been completed by such Owner under any reciprocal easement agreements, Leases and other agreements to which it is a party, including, without limitation, all alterations, improvements and other work or allowances therefor required to prepare space for the initial occupancy of each tenant under a Lease. The Owners shall cure, prior to the Closing Date or, at the Partnership's sole option, as soon after the Closing Date as is reasonably practical, any violation of Applicable Laws (as defined in Paragraph 9(h) below) which existed prior to the Closing Date unless the cost to cure the same shall exceed $125,000 as determined by a contractor acceptable to the Partnership. If the cost to cure exceeds such amount, and the Partnership nonetheless exercises its option to compel the Owner to cure the violation, then the Owner shall have the right to terminate this Agreement, but only as to such Premises, and the total consideration payable hereunder shall be reduced by the Contribution Consideration attributable to such Premises as set forth on Schedule 2(a).

       (iii) The Owners shall operate and manage the Premises in the same manner as it has been operated and managed prior to the date of this Agreement and in accordance with Applicable Laws. The Owners shall submit to the Partnership monthly reports of rental collections, occupancy and vacancies.


       (iv) The Owners shall comply with all of the obligations of the Owners under the Leases, the Existing Mortgages, the Service Agreements, the Contributed Management Contracts and the Contributed Notes and all other agreements and contractual arrangements by which the Owners and/or the Premises are bound or affected. Without in any manner limiting the generality of the foregoing, the Owners agree timely to pay to the holder of the Existing Mortgage on or before the Closing Date all amounts of principal, interest, prepaid real estate taxes, prepaid insurance premiums, and all other sums due and payable under the Existing Mortgages on or before the Closing Date. The Owners shall maintain their insurance policies in full force and effect and shall pay all required premiums and other charges.


       (v) The Owners shall not encumber any Contributed Property with any indebtedness other than for Existing Mortgages unless the instrument or agreement giving rise to such indebtedness expressly permits the prepayment of all principal and accrued interest at any time and from time to time without the payment of any penalty or premium or unless the Owners shall pay the prepayment penalty and premium. Notwithstanding the foregoing, however:


          (A) the Owners shall cause to be paid and satisfied prior to Closing, all mortgage indebtedness on any Premises other than an Existing Mortgage; and


          (B) the Owners shall be permitted to incur additional mortgage indebtedness (from affiliates of the Owners or otherwise), not to exceed the amount, and encumbering only those Contributed Properties, identified on Schedule 12(i)(v), solely for the purpose of financing the improvements to such Contributed Properties in accordance with the estimated construction budgets attached to Schedule 12(i)(v). Such additional indebtedness (or additional equity contributed to the Contributed Entity (from affiliates of the Owners or otherwise) in lieu of incurring indebtedness as permitted hereby, but in no event in excess of the amount of additional indebtedness permitted hereby), but only to the extent the improvements financed thereby have been completed on or prior to the Closing Date, shall be deemed an Existing Mortgage, to be discharged in accordance with the terms of subsection 3(a) (provided that no prepayment or other penalties or fees shall apply to any repayment thereof). The Partnership shall be promptly notified in advance of the incurrence of any additional mortgage indebtedness permitted by this clause (B), and shall be advised of all relevant terms and conditions thereof, all of which shall be commercially reasonable.


       (vi) Promptly after receipt thereof by the Owners, the Owners shall deliver to the Partnership the following:


          (A) a copy of any notice of default or termination given or received under any Existing Mortgage, Lease, Service Agreement, Contributed Management Contract or Contributed Note;


          (B) a copy of any tax bill, notice or statement of value, or notice of change in a tax rate affecting or relating to the Premises;


          (C) a copy of any notice of an actual or alleged violation of Applicable Laws; and


          (D) a copy of any notice of any condemnation proceedings with respect to the Premises.


       (vii) If a Contributing Owner or another entity in which RDC or an affiliate of RDC (including, but not limited to, RD and KB) is a general partner, manager or principal executive officer enters into an agreement (an "Agreement of Sale") to purchase real property or any interest therein (including, but not limited to, a leasehold interest as ground lessee), such Contributing Owner or RDC, on behalf of a proposed purchaser which is not a Contributing Entity, shall cause the Agreement of Sale to provide that the purchaser may assign its rights under the Agreement of Sale to the Trust, the Partnership or to a designee of the Trust, which, upon such assignment, exercisable at the election of the Trust at Closing as provided below, shall also assume the purchaser's obligations thereunder. Promptly upon execution of any Agreement of Sale, a fully executed copy thereof, together with all addenda and exhibits thereto, shall be delivered to the Trust. The Trust shall have the right to conduct such due diligence concerning the property which is subject to the Agreement of Sale as the Trust shall deem advisable and the Agreement of Sale shall expressly permit the Trust to conduct such due diligence as permitted hereby. The Trust shall notify RDC at or prior to Closing of its election to exercise the option to obtain an assignment of the Agreement of Sale and, if exercised, the proposed purchaser and the Trust (or its designee) shall execute and deliver an Assignment and Assumption of Sales Agreement as to such Agreement of Sale in the form of Exhibit "H".


       (viii) If a Contributing Owner or another entity in which RDC or an affiliate of RDC (including, but not limited to, RD and KB) is a general partner, manager or principal executive officer acquires (after the date hereof but prior to Closing) real property or any interest therein (including, but not limited to, a leasehold interest as ground lessee) (the "Interim Premises"), the Trust shall have the option, exercisable as set forth below, to cause the Contributing Owner or such other person which is not then a Contributing Owner to convey at Closing either fee simple title to the Interim Premises or 100% of the interests in the Contributing Owner or other person which owns of record the Interim Premises, on the same terms and subject to the same conditions (including compliance with all of the conditions to Closing as set forth in Section 8 hereof) as if the Interim Premises constituted a Premises or the interests constituted Interests as of the date of this Agreement and as if the Contributing Owner or other person had executed and delivered this Agreement as of the date hereof; provided, however, that, at the option of the Contributing Owner, the consideration shall consist either of cash or Operating Partnership Interests and, if Operating Partnership Interests, the number of Operating Partnership Interests to be issued to the Contributing Owners at Closing (which Operating Partnership Interests shall be allocated among the Contributing Owners as shall be designated by RDC to the Partnership at Closing) shall be equal to the quotient obtained by dividing (A) the Interim Premises Cost and (B) the average of the Market Price (as defined in subsection 2(b)) of the Common Shares for the twenty (20) consecutive trading days ending on the Closing Date. The term "Interim Premises Cost" shall mean the sum obtained by adding (1) the purchase price paid for the Interim Premises as reflected in the Agreement of Sale pursuant to which the Interim Premises was purchased, plus (2) brokerage fees, legal fees and due diligence costs and acquisition expenses, and commissions and other closing costs paid by the purchaser for the Interim Premises, all as confirmed by the Trust, plus (3) the documented costs, if any, for renovation or other improvements to the Interim Premises incurred between the date of purchase and the Closing Date, plus (4) an amount equal to one percent (1%) of the sum of the amounts determined in clauses (1) through
   (3) above for each month which has elapsed between the date the Interim Premises was purchased and the Closing Date (or a pro rata portion of such one percent (1%) on the basis of the number of days elapsed for any partial month), but in no event less than an aggregate of three percent (3%), and by subtracting from such sum all indebtedness assumed by the Partnership (or by its designee) in connection with the acquisition of the Interim Premises or the interests (including, but not limited to, mortgage indebtedness). The purchase price shall be adjusted at Closing subject to normal closing adjustments in accordance with local custom. Without limiting anything in this subsection 12(i) (viii), the aforementioned option with respect to an Interim Premises shall be similarly granted by RD Properties, L.P. VI and exercisable by the Trust, with respect to the property described on Schedule 12(i) (viii).


       (ix) The Owners agree that at Closing they shall cause to be delivered to the Partnership from the holder of the fee interest in the real property identified on Schedule 12(i)(viii) and any Interim Premises an agreement, in the form of Exhibit "Q" (the "Right of First Offer Agreement"), granting to the Partnership a right of first offer to purchase such real property on the terms and subject to the conditions set forth in the Right of First Offer Agreement.


       (x) Subject to Section 6, the Owners and the Partnership agree that as to proposed new Leases to be entered into for more than 10,000 square feet of gross leasable area ("GLA"), the Owner will submit its completed standard lease request form prior to negotiating the Lease, and the Partnership shall have three (3) business days after receipt of such form in which to object to or propose modifications to such proposed Lease. The Partnership's failure to respond to the notice shall be deemed an acceptance of the terms of such Lease. The Owner agrees to obtain the Partnership's approval of any sub-sequent modifications to such economic terms and the Partnership shall not unreasonably withhold, delay or condition its consent to such subsequent modification, provided that the Owner shall have the right to make customary modifications to its standard lease form so long as such modifications do not affect the following terms (collectively the "Economic Terms"): (i) the term, (ii) square footage, (iii) tenant improvement or tenant allowance amounts, (iv) rent, (v) percentage rent or (vi) the obligation to pay a proportionate share of taxes or common area maintenance (except to the extent that the Owner customarily caps such charges or allows certain other modifications to the scope of inclusions in common area maintenance clauses). The Owner shall have the right to modify the terms of an existing Lease provided that the Owner first gives to the Partnership prior written notice of any proposed modifications to the Economic Terms of the existing Lease. The Partnership shall have three (3) business days after receipt of such notice to object to or propose modifications to the proposed terms. The Partnership's failure to object to such proposed modification within such three (3) business day period shall be deemed an acceptance of the terms of such modification to the existing Lease. The termination of any of the Leases prior to Closing as permitted herein shall not excuse the Partnership from its obligation to complete Closing and to pay the full Contribution Price, except as set forth in subsection 13(a)(vii) below.

     (j) Conduct of the Business of the Trust and Partnership Pending the Closing. Between the date hereof and the Closing Date:

       (i) The Trust and the Partnership will not take or suffer or permit any action which would render untrue any of the representations and warranties of the Trust or Partnership herein contained, and not omit to take any action, the omission of which would render untrue any of such representations or warranties; and


       (ii) The Partnership will, at its expense, make all repairs and replacements, structural and non-structural, which are required with respect to any portion of the Partnership Portfolio to maintain it in its present condition, ordinary wear and tear excepted, including, without limitation, all alterations, improvements or other work required to have been completed by the Consolidated Trust under any reciprocal easement agreements, Partnership Leases and other agreements to which it is a party, including, without limitation, all alterations, improvements and other work or allowances therefor required to prepare space for the initial occupancy of each tenant under a Partnership Lease.


       (iii) The Partnership will operate and manage the Partnership Portfolio in the same manner as it has been operated and managed prior to the date of this Agreement and in accordance with Applicable Laws. The Partnership shall submit to RDC, on behalf of the Contributing Owners, monthly reports of rental collections, occupancy and vacancies.


       (iv) The Partnership will comply with all of its obligations under the Partnership Leases, the Partnership's mortgages, the Partnership Service Agreements and all other agreements and contractual arrangements by which the Partnership and/or the Partnership Portfolio are bound or affected. The Partnership shall not enter into any new Partnership Service Agreement without first obtaining the prior approval of RDC, which approval shall not be unreasonably withheld, delayed or conditioned, unless the new Partnership Service Agreement is entered into in the ordinary course of business and provides that the Partnership may terminate the Partnership Service Agreement upon thirty (30) days notice without the payment of a penalty or termination payment. Failure by RDC to respond to any request for an approval or consent for a period of five days from the date of such request shall be conclusive evidence of its approval as to the new Partnership Service Agreement. The Partnership shall maintain its insurance policies in full force and effect and shall pay all required premiums and other charges.


       (v) The Partnership shall not encumber any property of the Trust with any indebtedness from the date hereof through the Closing Date without first obtaining the prior written consent of RD, whichconsent shall not be unreasonably withheld.


       (vi) Neither the Trust nor the Partnership shall declare, set aside or pay any cash dividends or make any other cash distributions to its shareholders or partners on account of their Common Shares or Operating Partnership Interests other than dividends by the Trust and distributions by the Partnership which the Trust determines are necessary to comply with and maintain its status as a REIT.


       (vii) Promptly after receipt thereof by the Partnership, the Partnership shall deliver to RDC, on behalf of the Contributing Owners, the following:

          (A) a copy of any notice of default given or received under any Partnership Mortgage, Partnership Leases or Partnership Service Agreements or any notices of termination given for any Partnership Lease;

          (B) a copy of any tax bill, notice or statement of value, or notice of change in a tax rate affecting or relating to the Trust Portfolio;

          (C) a copy of any notice of an actual or alleged violation of Applicable Laws; and

          (D) a copy of any notice of any condemnation proceedings with respect to the Trust Portfolio.

       (viii) The Owner and the Partnership agree that as to proposed new Partnership Leases to be entered into for more than 10,000 square feet GLA, the Partnership will submit its completed standard lease request form prior to negotiating the Partnership Lease, and RDC, on behalf of the Contributing Owners, shall have three (3) business days after receipt of such form in which to object to or propose modifications to such proposed Partnership Lease. RDC's failure to respond to the notice shall be deemed an acceptance of the terms of such Partnership Lease. The Partnership agrees to obtain RDC's approval of any subsequent modifications to such economic terms and RDC shall not unreasonably withhold, delay or condition its consent to such subsequent modification, provided that the Partnership shall have the right to make customary modifications to its standard lease form so long as such modifications do not affect the following terms (collectively the "Economic Terms"): (i) the term, (ii) square footage,
   (iii) tenant improvement or tenant allowance amounts, (iv) rent, (v) percentage rent or (vi) the obligation to pay a proportionate share of taxes or common area maintenance (except to the extent that the Partnership customarily caps such charges or allows certain other modifications to the scope of inclusions in common area maintenance clauses). The Partnership shall have the right to modify the terms of an existing Partnership Lease provided that the Partnership first gives to RDC, on behalf of the Contributing Owners, prior written notice of any proposed modifications to the Economic Terms of the existing Partnership Lease. RDC shall have three
   (3) business days after receipt of such notice to object to or propose modifications to the proposed terms. RDC's failure to object to such proposed modification within such three (3) business day period shall be deemed an acceptance of the terms of such modification to the existing Partnership Lease. The termination of any of the Partnership Leases prior to Closing as permitted herein shall not excuse the Owners from their obligations to complete Closing except as set forth in subsection 13(a)(ix) below.

     (k) Conduct of the Funds Pending the Closing. Between the date hereof and the Closing Date, none of the Funds will take or suffer or permit any action which would render untrue any of its representations or warranties herein contained, and not omit to take any action, the omission of which would render untrue any such representation or warranty.

     (l) Covenants Regarding Affiliated Transactions. The Contributing Owners hereby covenant and agree that, except as otherwise expressly contemplated or otherwise provided by the terms of this Agreement, commencing upon the Closing Date and ending on the third anniversary of the Closing Date, the consummation by the Trust or the Partnership of any transaction between the Partnership, the Trust or any Subsidiary of the Partnership or the Trust, on the one hand, and RD or KB, or any of their designees to the Board of Trustees or any of their respective affiliates, on the other hand, shall require approval by a majority of the then disinterested Trustees of the Trust; provided, however, that the foregoing shall in no event be deemed to prevent or otherwise impair the exercise by the Board of Trustees of its rights and the fulfillment of its obligations under applicable law in respect of corporate opportunities, interested transactions and similar conflicts or alleged conflicts of interest involving the Trust, the Partnership or any of their respective affiliates.

     (m) Right of RDC to Market Trust Property. The Trust and the Partnership covenant and agree that following: (i) receipt by the Trust of evidence reasonably satisfactory to the Trust that the Fund has obtained binding irrevocable commitments from its partners to make capital contributions in an aggregate amount not less than $50,000,000 in respect of the Cash Investment and (ii) receipt by the Partnership of evidence reasonably satisfactory to the Partnership that sufficient consents have been obtained pursuant to the obligations of RD and KB under Section 4(k) such that the Partnership shall not be entitled to terminate this Agreement pursuant to Section 13 (a)(viii), then RD, on behalf of the Trust and the Partnership, shall be entitled to negotiate and execute agreements concerning the disposition and/or financing of Trust Property; provided that: (A) none of the Trust, the Partnership nor any Subsidiary of either shall have any obligations to any third parties under any such agreements (including, but not limited to the obligation to sell property or borrow funds) unless and until the Closing shall have occurred; (B) none of the Trust, the Partnership nor any Subsidiary of either shall incur any cost or expense in connection with any rights granted RDC under this Section 12(m) unless and until the Closing shall have occurred;
(C) neither RDC nor any agent or affiliate of RDC shall represent itself as an agent of or otherwise act on behalf of the Trust, the Partnership or any Subsidiary, nor have any authority to bind any of the foregoing except upon consummation of the Closing Date (and subject to any approvals or ratifications that must be obtained from the Board of Trustees of the Trust or from the general partner of the Partnership following the Closing Date; and (D) the Warrantors [and the Fund] shall jointly and severally indemnify and hold the Trust, the Partnership and each Subsidiary harmless from and against any and all costs, expenses, damages, liabilities, claims, demands and actions (including reasonable attorneys' fees and expenses) arising by reason of any agreement or purported agreement or by reason of any action by RDC or any of its agents under this Section 12(m) if the Closing shall not occur.


     (n) Access to Information; Confidentiality.


       (i) The Trust and the Partnership, on the one hand, and the Contributing Owners and Funds, on the other hand, each shall cause their representatives, officers, directors, trustees, employees, auditors and other agents, to afford to each other and to their respective officers, employees and agents, complete and unimpeded access at all reasonable times to, from the date of this Agreement until the Closing Date, their officers, employees, agents, properties, records and contracts, and shall furnish such other party all financial, operating or other data and information as such party, through its officers, employees or agents, may request.


       (ii) In the event that transactions contemplated by this Agreement are not consummated, no party may disclose, use or otherwise employ the confidential information of another party in its business or otherwise unless the party disclosing, using or otherwise employing such information (the "Disclosing Party") shall establish either that the information (A) came into the possession of the Disclosing Party on a nonconfidential basis from a source other than the party asserting the confidentiality of such information or from another party which is not known by the Disclosing Party to be bound by a confidentiality or other obligation of secrecy to the party asserting the confidentiality of the information or (B) has become generally available to the public other than as a result of the breach by the Disclosing Party of its obligations hereunder. In addition to the foregoing, a Disclosing Party may disclose confidential information of another party if required by law; provided, however, that the Disclosing Party shall (x) give as much notice to the other party as is practicable prior to making such disclosure, (y) cooperate with the other party at the other party's cost and expense to obtain an appropriate protective order or other reliable insurance to prevent or limit the disclosure of the confidential information and (z) disclose only that portion of the confidential information as such party, with the advice of its counsel, deems necessary to comply with applicable law.


     (o) Public Announcements. The Partnership and the Trust, on the one hand, and RDC (for itself, all of the Owners and the Funds), on the other hand, will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, and no party shall issue any press release or make any such public announcement prior to such consultation, except as may be required by law, the Commission or by the securities exchange on which the Common Shares are then traded.


     (p) Notification of Certain Matters. The Trust and the Partnership shall give prompt written notice to RDC, and the Owners and the Funds shall given prompt written notice to the Trust, of (a) the obtaining by it of actual knowledge of any fact or (b) the occurrence, or failure to occur, of any event (of which such party has actual knowledge) which fact would cause, or which occurrence or failure to occur would be likely to cause, (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any material failure of the Trust, the Partnership, any Owner or any Fund, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.


     (q) Future Issuances of Convertible Preferred Stock. The Trust covenants and agrees that if, following Closing, the Board of Trustees determines, in the exercise of its duties, that it is in the interests of the Trust and its shareholders to engage in an offering of preferred stock convertible into Common Shares, then upon commencement of any such offering, the Trust shall use commercially reasonable efforts to provide to those of the equity owners of the Fund who are equity owners of the Fund on the Closing Date, a right of first preference to purchase such convertible preferred stock, on terms and conditions which will be identical to the offer and sale of the preferred stock to investors other than such equity owners; provided that such right of first purchase shall be made only if and to the extent permitted by all applicable federal and state securities laws, rules and regulations, and provided that the terms of any such rights of first preference shall be only in the manner determined fair and equitable to the Trust.


13. Termination, Amendment and Waiver.


     (a) Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date, whether prior to or after approval by the shareholders of the Trust:


       (i) By mutual written consent of the Board of Trustees of the Trust and the Board of Directors of RDC, acting on behalf of all of the Owners; or


       (ii) By either the Board of Trustees of the Trust or by RDC, on behalf of all of the Owners, if a court of competent jurisdiction or governmental, regulatory administrative agency or commission shall have issued an order, decree or ruling or shall have taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or


       (iii) By either the Board of Trustees of the Trust or by RDC, on behalf of all of the Owners, if the Closing Date shall not have occurred on or before October 30, 1998, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it prior to the Closing Date; or


       (iv) By either the Board of Trustees of the Trust or by RDC, on behalf of all of the Owners, if at the Shareholders meeting referred to in subsection 12(e) hereof (including any adjournment thereof) this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the requisite vote of shareholders of the Trust as required by the applicable law; or


       (v) By either the Board of Trustees of the Trust or by RDC, on behalf of all of the Owners, if the Trust consummates a transaction constituting a Superior Proposal.


       (vi) By the Board of Trustees of the Trust, if the Contributing Owners, Contributing Entities or any Fund fail to perform in all material respects their obligations under this Agreement; or


       (vii) By RDC, on behalf of all of the Owners, if the Trust and the Partnership fail to perform in all material respects their respective obligations under this Agreement; or


       (viii) By the Trust, if there shall have occurred an RDC Material Adverse Effect. For purposes of this Agreement, the term "RDC Material Adverse Effect" shall mean a change in the business, assets, properties, results of operations, financial condition or prospects of the Owners or the Premises taken as a whole since the date of this Agreement which can reasonably be expected to result in a reduction of the aggregate net operating income ("NOI") from the Premises, the Contributed Management Contracts, the Contributed Notes and other assets to be transferred by the Owners to the Partnership pursuant to this Agreement, taken as a whole, by more than 10% of the Target RDC NOI. The term Target RDC NOI shall mean the actual aggregate net operating income from operations of all of the Premises, for the twelve months ended December 31, 1997 as reflected in the unaudited operating statements of each of the Contributing Entities previously delivered by the Owners to the Partnership; provided, however, that with respect to determining an "RDC Material Adverse Effect," the NOI with respect to each Premises described on Schedule 13(a)(viii), but only if such Premises is not contributed (by a contribution of Interest or otherwise as provided herein), shall not be considered for purposes of calculating Target RDC NOI.

          (ix) By RDC, on behalf of all of the Owners, if there shall have occurred a Trust Material Adverse Effect. For purposes of this Agreement, the term "Trust Material Adverse Effect" shall mean a change in the business, assets, properties, results of operations, financial condition or prospects of the Trust Portfolio taken as a whole since the date of this Agreement which can reasonably be expected to result in a reduction of the aggregate FFO from the Trust Portfolio taken as a whole by more than 20% of the Target Trust FFO. The term Target Trust FFO shall mean the actual aggregate FFO from operations of all of the Trust Portfolio real properties for the twelve months ended December 31, 1997. The aforementioned termination may occur notwithstanding approval of this Agreement by the shareholders of the Trust.

     (b) Effect of Termination. In the event of a termination of this Agreement and abandonment of the transactions as contemplated hereby pursuant to subsection 13(a), this Agreement shall become void, and, except as provided in this subsection 13(b) and subsection 12(f), there shall be no liability on the part of any of the parties hereto or of any of their respective officers, directors, trustees, employees, agents or shareholders, regardless of whether such termination and abandonment arose out of a breach of this Agreement by any party or for any other reasons. Notwithstanding the termination of this Agreement and the abandonment of the transactions contemplated hereby, nothing in this Section 13(b) shall relieve (i) any party which is a signatory hereto from any liability for any wilful breach or wilful default by such party of any provision of this Agreement (including, but not limited to, attorneys' fees and costs, court costs and other costs and expenses incurred in litigating the cause of action and in enforcing its rights hereunder) (it being acknowledged by the parties hereto that a termination of this Agreement by the Trust or by RDC pursuant to subsection 13(a)(v) shall not be deemed a wilful breach or wilful default by the Trust) or (ii) the Trust from its obligation to make the payment to RDC, on behalf and for the benefit of the Owners as provided in subsection 12(f) hereof. In addition to the foregoing: (x) in the event of a termination of this Agreement by the Trust pursuant to subsection 13(a)(vi), RD, KB and the Contributing Owners who are signatories to this Agreement shall be jointly and severally liable for and shall promptly pay to the Trust and the Partnership all out-of-pocket expenses and costs incurred by the Trust and the Partnership in connection with this Agreement and the fulfillment of all obligations hereby, including, but not limited to, legal, accounting, investment banking and appraisal fees and due diligence costs and expenses and printing costs and expenses associated with printing and mailing of the Proxy Statement; and (y) in the event of a termination of this Agreement by RDC, on behalf of all other Owners, pursuant to subsection 13(a)(iv) or subsection 13(a)(vii) or a termination of this Agreement by RDC, on behalf of all other Owners, or by the Trust, in each case pursuant to subsection 13(a)(v), the Partnership and the Trust shall be jointly and severally liable for and shall promptly pay to RDC, on behalf and for the benefit of the Contributing Owners, all out-of-pocket expenses, costs and fees incurred by the Contributing Owners in connection with this Agreement and the fulfillment of their obligations and the transactions contemplated hereunder including, but not limited to, due diligence costs and expenses, legal, accounting, investment banking fees and environmental and engineering fees and costs (but excluding costs and expenses incurred in connection with the formation and capitalization of the Funds); provided, however, that (A) in no event shall any payments under subsection 13(b)(x) or (y) exceed $1,250,000; and (B) in no event shall the Trust or Partnership be obligated to make any payment if the termination of this Agreement by RDC, on behalf and of the Owners, pursuant to subsection 13(a)(vii) arises by reason of a breach of the representations set forth in subsection 11(m).

14. Notices.

     (a) All notices, demands, requests or other communications required or permitted under the terms of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by any party addressed to and delivered in the manner set forth in this Section 14, shall be sent to the parties at the following addresses:


                if intended for the Owners:

                RD Capital, Inc.
                805 Third Avenue
                9th Floor
                New York, NY 10022
                Attention: Kenneth F. Bernstein, Chief
                        Operating Officer
                Telecopy: (212) 421-2290

                with a copy delivered in the
                manner provided to:

                Martin L. Edelman, Esquire
                Battle Fowler LLP
                75 East 55th Street
                New York, NY 10022
                Telecopy: (212) 856-7808
                    -and-

                Robert Masters, Esquire
                Acadia Management Company LLC
                20 Soundview Marketplace
                Port Washington, NY 11050
                Telecopy: (516) 767-8834

                if intended for the Trust or
                the Partnership:

                Mark Centers Trust
                600 Third Avenue
                Kingston, PA 18704-1679
                Attention: Joshua Kane, Senior Vice President
                Telecopy: (717) 288-1028

                with a copy sent in the
                manner provided to:

                Steven N. Haas, Esquire
                Cozen and O'Connor
                The Atrium
                1900 Market Street
                Philadelphia, PA 19103
                Telecopy: (215) 665-2013

     (b) Each such notice, demand, request or other communication shall be deemed to have been properly served for all purposes if: (i) hand delivered against a written receipt of delivery; (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid; (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at the address set forth above in this Section; or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed in this Section, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i), (ii) or (iii) of this subsection (b).

     (c) Each such notice, demand, request or other communication shall be deemed to have been received by its addressee upon the earlier of: (i) actual receipt or refusal by the addressee (by facsimile or otherwise); or (ii) two
(2) business days after deposit thereof at any main or branch United States post office, ifsent in accordance with clause (ii) of subsection 14(b), and one
(1) business day after delivery to the courier if sent pursuant to clause (iii) of subsection 14(b).


15. Fire or Other Casualty.


     (a) Each Owner shall maintain in full force and effect until the Closing Date the fire and extended coverage insurance policies now in effect on the Premises of such Owner.


     (b) In the event that any building on the Premises shall have been materially damaged by fire or other casualty in excess of $500,000 and (X) tenants comprising 90% of the damaged Premises do not have a right (or have waived their right) to terminate their Leases as a result of such casualty and such tenants are not subject to rent insurance or (Y) the Premises cannot be restored on a timely basis solely because the proceeds of insurance of such Premises are insufficient to permit restoration of such Premises and the Contributing Entities were not willing to jointly and severally indemnify and hold harmless the Partnership for the shortfall, the Trust and the Partnership shall have the right to terminate this Agreement as to such Premises by written notice to such Owner. In the event of such termination, none of the Partnership, the Trust or such Owner shall have any further rights or obligations under this Agreement and as to such Premises or such Contributing Owners' Interests in the Owner of such Premises, this Agreement shall be null and void; but as to all other parties and as to any other Premises, this Agreement shall remain in full force and effect and the total contribution payable hereunder shall be reduced by the Contribution Consideration attributable to such Premises as set forth on Schedule 2(a). If this Agreement is not so terminated or if such casualty is unknown to the Partnership, then the proceeds of the insurance policies attributable to the Premises or the Personal Property paid by the insurer(s) and either (i) received by such Owner prior to Closing and not used by such Owner for the repair of the Premises or the Personal Property (and the Partnership hereby authorizes each Owner to use the proceeds for such purpose), or (ii) not held by the holder of the Existing Mortgage nor applied against the Existing Mortgage, shall be part of the assets of the Owner contributed to the Partnership at Closing and, in either such event, there shall be no reduction in the Contribution Consideration by reason of any such unpaid claim. If with respect to the Premises of an Owner (i) the Trust and the Partnership do not exercise their right to terminate this Agreement as provided in this subsection or (ii) if such casualty as described in this subsection is unknown to the Trust or the Partnership, and the proceeds of the insurance policies attributable to such Premises or the Personal Property have not been paid as of Closing by the insurer(s), such Owner shall assign to the Partnership its entire interest in, and right to receive all insurance proceeds payable in connection with such casualty. The assignment of such interest and right shall be part of the assets of such Owner transferred to the Partnership at Closing. There shall not be any reduction in the Contribution Consideration by reason of such assignment.


     (c) Each Owner will certify to the Trust and the Partnership at Closing that to its knowledge, no damage by fire or other casualty has occurred, or, if such has occurred, will describe in writing the nature and extent of such damage and whether such damage has been restored.


16. Condemnation.


     (a) If any of the Premises or any "material part" thereof shall be taken by the exercise of the power of eminent domain after the date hereof and prior to Closing, this Agreement may be terminated by the Trust and the Partnership as to such Premises by written notice to the applicable Owners. In the event of such termination, none of the Trust, the Partnership or such Owner shall have any further rights or obligations under this Agreement and as to such Premises or such Owner's Contributing Owner in their capacity as such, and this Agreement shall be null and void, but as to all other parties and as to any other Premises, this Agreement shall remain in full force and effect and the total contribution payable hereunder shall be reduced by the Contribution Consideration attributable to such Premises as set forth on Schedule 2(a). The term "material part" means the institution of any proceedings, judicial, administrative or otherwise, which would (i) reasonably be expected to reduce the aggregate useable square footage of the Premises by at least 25% of gross leasable area (ii) entitle one or more tenants occupying at least 25% of gross leasable area to terminate its lease and such tenant does not waive such right prior to Closing, (iii) cause access to the Premises to be taken or materially diminished (i.e., such taking does not provide access to a publicly dedicated street or is an impediment to traffic flow from and to the Premises) or (iv) result in parking no longer being in compliance with applicable zoning laws and the Contributing Entity is unable to remedy such non-compliance prior to Closing. If this Agreement as to such Premises or Interests of the Contributing Owners in such Owner is not so terminated, then this Agreement as to such Premises or Interests shall continue in full force and effect and there shall be no reduction in the Contribution Consideration. As of Closing, each Owner shall cause all of such Owner's rights and claims to any awards arising therefrom as well as the amount of any money theretofore received by such Owner on account thereof (and not retained by the holder of the Existing Mortgage), net of any expenses incurred by such Owner, including, without limit thereto, reasonable counsel fees, in collecting the award to be part of the assets of such Owner. As of Closing, each Owner shall transfer to the Partnership all of such Owner's rights and claims to any awards arising therefrom as well as the amount of any money theretofore received by such Owner on account thereof (and not retained by the holder of the Existing Mortgage), net of any expenses incurred by such Owner, including, without limit thereto, reasonable counsel fees, in collecting the award. With respect to any such taking after the date of this Agreement, the affected Owner shall furnish to the Partnership a copy of the declaration of taking promptly after Owner's receipt thereof.

     (b) Each Owner will certify to the Trust and the Partnership at Closing that no such taking has occurred, or, if such has occurred, will describe in writing the nature and extent of such taking.

     17. Brokers. The Trust, the Partnership and each Owner represents and warrants to the other that he, she or it has dealt with no broker or other intermediary in connection with the transactions contemplated by this Agreement other than Bear, Stearns & Co., Inc., on behalf of the Trust, and Donaldson, Lufkin & Jenrette, on behalf of the Owners. In the event that any broker or other intermediary claims to have dealt with any of the Owners or with the Trust or the Partnership in connection with the transactions contemplated by this Agreement, to have introduced the Interests or the Premises to the Trust or the Partnership for contribution, or to have been the inducing cause of the contribution, each of the Contributing Owners and the Trust and the Partnership shall indemnify, defend and save the others harmless from and against any claim for commission or compensation by such broker or other intermediary, as well as all costs and liabilities incurred by the others by reason thereof, if its representation or warranty above is false.

     18. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns. Except to the extent this Agreement contemplates that one or more Subsidiaries of the Trust may act as designee of the Partnership to receive title to certain of the Premises, this Agreement and the rights arising hereunder may not be assigned by any party without the consent of the other parties hereto.

     19. Captions or Headings; Cross-References. The captions or headings of the Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. References in this Agreement to Sections and subsections are references to Sections and subsections of this Agreement, unless expressly stated to the contrary. References in this Agreement to Exhibits and Schedules are, unless expressly stated to the contrary, references to Exhibits and Schedules to this Agreement, each of which is part of this Agreement.

     20. Amendments. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless in writing and signed by the parties to this Agreement who are or will be affected thereby.

     21. Applicable Law. This Agreement shall be governed and construed according to the laws of the jurisdiction in which the Premises is located as to the contribution of such Premises and by the laws of the State of Maryland as to all other matters arising hereunder.

     22. Maintenance of Records. Each Owner shall deliver at Closing to the Partnership, and the Partnership shall maintain or cause each Owner to maintain at the Premises or at an office of the Partnership, all tenant files, tenant correspondence, operating and capital budgets, blueprints, plans and specifications, drawings and studies of the Premises in its possession after exercising diligent efforts to obtain the same, for a period of seven (7) years after Closing. Each Contributing Owner, upon reasonable prior notice to the Partnership, shall for a period of seven (7) years after the Closing have access to such records at any reasonable time and from time to time during normal business hours and shall be entitled to copy such records at its expense.

     23. Survival of Representations, Warranties and Covenants. All covenants (other than those as to which performance thereof as a condition to Closing have been expressly waived by the party entitled thereto), and all representations and warranties contained in this Agreement, shall survive Closing; provided, however, that no claim for a breach of any representation or warranty or covenant contained in this Agreement (other than:
(w) those contained in subsection 10(a)(v); (x) a breach by the Trust of its covenant to make the Tax Payment; (y) the breach by the Trust to make the payment required by subsection 12(f) or required by subsection 13(b)(y) if required to be so paid; and (z) a breach by RD, KB or the Contributing Owners who are signatories hereto of their covenant to make the payment required by subsection 13(b)(x) if required to be so paid (clauses (w) through (z) collectively, the Surviving Indemnities ), which shall survive indefinitely), may be maintained by any party alleging such breach or misrepresentation unless such aggrieved party shall have delivered a written notice ("Notice of Breach") specifying the details (to the extent known at such time) of such claimed breach to the alleged breaching party within: (A) as to breaches of representations and warranties (other than as contained in clause (w) above), one (1) year from the Closing Date and (B), as to breaches or defaults in covenants (other than those in clauses (x) through (z) above), one year from the date the obligation to perform the covenant to which the breach or default pertains first arises (the "Survival Period"). For purposes of this Agreement, the term "knowledge" shall mean: (i) with respect to each Contributing Owner which is other than a natural person, the actual knowledge of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of such Contributing Owner or of the general partner of the Fund, as well as the knowledge which such person would reasonably be expected to have in the exercise of his duties on behalf of such Contributing Owner; (ii) with respect to the Partnership and the Trust, the actual knowledge of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Trust, as well as the knowledge which such person would reasonably be expected to have in the exercise of his duties on behalf of the Trust, including as general partner of the Partnership; (iii) with respect to each natural person who is also a chief executive officer, chief operating officer or chief financial officer of a corporation, of a general partner of a partnership or of a manager of a limited liability company which is a Contributing Owner or a Fund, then the actual knowledge of such person as well as the knowledge which such person would reasonably be expected to have in the exercise of his duties in the foregoing capacity on behalf of such Contributing Owner or Fund; and (iv) with respect to each natural person other than as described in clause (iii) above, the actual knowledge of such person. Each representation, warranty, covenant and agreement contained herein, and each exception thereto, is independent of all other warranties, representations, covenants, agreements and exceptions contained therein (whether covering an identical or related subject matter) and must be independently and separately complied with and satisfied. No such representation or warranty shall be deemed to have been waived, affected or impaired by any investigation made by the party to whom such representation or warranty is given hereunder.


     24. Indemnification.


     (a) To the extent and in the manner provided in this Section 24 after the Closing, each of the Warrantors, jointly and severally, hereby agrees to indemnify and hold harmless the Trust, the Partnership, each Subsidiary of the Trust or of the Partnership or any of their respective heirs, successors, employees, officers, agents, trustees, directors, personal representatives and assigns, from, against and in respect of all demands, claims, actions or causes of action, assessments, taxes, losses, fines, penalties, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses costs of litigation and reasonable fees and expenses of accountants and including any such fees, costs and expenses with respect to any actions to enforce the terms of this Section 24(a)) and charges (collectively, "Losses") sustained or incurred by any of the foregoing:


       (i) as a result of or arising out of any inaccuracy in or breach of any representation or warranty of any of the Contributing Owners in this Agreement or breach of any covenant or agreement to be performed post-Closing by any of the Contributing Owners pursuant to this Agreement, any assignment or other agreement (other than the Third Party Partner Agreement, in the case of which the Trust shall seek recourse solely against RD, KB and the signatory to such Third Party Partner Agreement, jointly and severally) transferring assets or property (or interests therein), or in any other agreement with respect to the assignment, conveyance, contribution or transfer of the Premises (or interest therein), assets, agreements, rights or other instruments conveyed, assigned, contributed or otherwise transferred to the Trust, the Partnership or any Subsidiary of the Trust or the Partnership; or

       (ii) obligations (1) accruing and arising prior to the Closing Date (or arising after the Closing Date but pertaining to the period prior to the Closing Date) under the Leases, ground leases, Service Agree-ments, Sales Agreements, Agreements of Sale and any and all contracts as to which any of the Con-tributing Owners are parties or by which any of them are bound or
   (2) accruing or arising prior to the Closing Date (or arising after the Closing Date but pertaining to the period prior to the Closing Date) with respect to the ownership, operation or use of the Premises and, in each of the cases described in clauses (1) and (2) above, except to the extent expressly assumed by the Partnership or its designee by the terms of this Agreement and/or the Schedules or transfer documents to be executed in connection with the Closing (in the forms of the Exhibits attached hereto or otherwise).

     (b) To the extent and in the manner provided in this Section 24 after the Closing, the Partnership and the Trust agree to and shall indemnify and hold harmless the Owners and their respective heirs, successors, employees, officers, agents, trustees, directors, personal representatives and assigns from, against and in respect of any and all Losses sustained or incurred by any of the foregoing:

       (i) as a result of or arising out of any inaccuracy in or breach of any representation or warranty of any of the Trust, Partnership, or Subsidiary of the Trust in this Agreement or breach of any covenant or agreement to be performed post-Closing by any of the Trust, Partnership, Subsidiary of the Trust pursuant to this Agreement, in any assignment or other agreement transferring assets or property (or interests) therein, or in any other agreement with respect to the assignment, conveyance, contribution or transfer of the Premises (or interest therein), assets, agreements, rights or other instruments conveyed, assigned, contributed or otherwise transferred to the Trust, the Partnership or any Subsidiary of the Trust or the Partnership; or

       (ii) obligations (1) accruing and arising after the Closing Date (other than those arising after the Closing Date and pertaining to the period prior to the Closing Date) under the Leases, ground leases, Service Agreements, Sales Agreements and any and all contracts as to which any of the Contributing Owners or Contributing Parties are parties or by which any of them are bound or (2) accruing or arising after the Closing Date with respect to the ownership, operation or use of the Premises and, in each of the cases described in clauses (1) and (2) above, which are assumed by the Partnership or its designee by the terms of this Agreement and/or the Schedules or transfer documents to be executed in connection with the Closing (in the forms of the Exhibits attached hereto or otherwise); or

       (iii) as a result of the breach of any representation or warranty by the Partnership or the Trust in connection with the assumption of any of the Remaining Mortgages or the breach after the Closing Date of any representation, warranty or covenant contained in any documents, instruments or agreements evidencing or relating to the Remaining
   Mortgages, or any modification, renewal, extension, supplement or replacement thereof.

     (c) To the extent and in the manner provided in this Section 24 after the Closing, each Fund, severally, and KB and RD, jointly and severally with each Fund (except that as to breaches arising under subsection 10(b)(v)(B), the Funds, jointly and severally, and KB and RD, jointly and severally with the Funds), hereby agrees to indemnify and hold harmless the Trust, the Partnership, each Subsidiary of the Trust or of the Partnership or any of their respective heirs, successors, employees, officers, agents, trustees, directors, personal representatives and assigns, from, against and in respect of all Losses sustained or incurred as a result of or arising out of any inaccuracy in or breach of any representation or warranty of the Fund in this Agreement or breach of any covenant or agreement to be performed post-Closing by the Fund.

     (d) If a claim arises as to which a party hereto is entitled to indemnification hereunder (an "Indemnitee"), such Indemnitee shall give prompt notice of such claim to the party obligated to indemnify the Indemnitee (an "Indemnitor") specifying the details of such claim of Loss (as to which notice to the Partnership shall be considered sufficient notice as to all Indemnitors who are obligated to indemnify the Indemnitee together with the Partnership and as to which notice to RD shall be considered sufficient notice as to all Indemnitors who are obligated to indemnify the Indemnitee together with RD); provided, however, that the failure to provide notice as aforesaid shall not relieve an Indemnitor from its indemnification obligations hereunder unless, and only to the extent, that such failure materially prejudices the Indemnitor's defense with regard to such claim.

   (e) Notwithstanding anything herein to the contrary:

       (i) Other than Losses attributable to the Surviving Indemnities, no claim for indemnity may be maintained with respect to Losses under subsection 24(a)(i), 24(b)(i) or 24(c) unless an Indemnitee shall have delivered the written notice required by subsection 24(c) to the Indemnitor on or before the expiration of the Survival Period;

       (ii) the obligation of any Warrantors to indemnify any party hereunder for a Loss shall be reduced to the extent that the Partnership is entitled to payment for all or a portion of such Loss under any title insurance policy or policies issued to the Partnership hereunder;

       (iii) the liability of any Contributing Owner signing this Agreement or the Third Party Partner Agreement (other than RD, KB or RDC) hereunder shall be limited to Losses directly from or arising out of the breach by him, her or it of his, her or its representations and warranties contained in Section 10 hereof or in the Third Party Partner Agreement;

       (iv) The Trust, the Partnership and their respective Subsidiaries shall not be entitled to seek indemnification for Losses under Section 24(a) and
   Section 24(c) hereunder until the aggregate amount of Losses shall equal $500,000, in which event the Trust, the Partnership and their respective Subsidiaries shall be entitled to seek indemnification for the total amount of Losses; provided, however, that the aggregate amount of Losses attributable to the Surviving Indemnity described in clause (z) of Section 23 shall be recoverable without regard to the foregoing limitation (and the amount of such Losses shall not be credited against the $500,000 deductible);

       (v) The Contributing Owners and the Funds shall not be entitled to seek indemnification for Losses under Section 24(b) hereunder until the aggregate amount of Losses shall equal $500,000, in which event the Contributing Owners and the Funds shall be entitled to seek indemnification for the total amount of Losses; provided, however, that the aggregate amount of Losses attributable to the Surviving Indemnities described in clauses (x) and (y) of Section 23 shall be recoverable without regard to the foregoing limitation (and the amount of such Losses shall not be credited against the $500,000 deductible); and

       (vi) The total amount of Losses to which the Trust, the Partnership and their respective Subsidiaries shall be entitled to indemnification under
   Section 24(a) and 24(c) hereunder shall not exceed $5,000,000, and the total amount of Losses to which the Contributing Owners and the Funds shall be entitled to indemnification under Section 24(b) hereunder shall not exceed $5,000,000; provided, however, that for purposes of calculating the maximum amount of indemnifiable Losses, Losses attributable to the Surviving Indemnities described in clauses (w), (x), (y) and (z) shall be excluded.

     (f) Recourse for the indemnity obligations of the Contributing Owners (including, but not limited to, RD and KB) set forth in subsection 24(a) above shall be limited solely to the Indemnity Collateral (as defined below). Recourse for the indemnity obligations of the Trust and the Partnership set forth in subsection 24(b) shall be, at the option of the Indemnitee, to Operating Partnership Interests or Common Shares (in each case valued at the Market Price on the date on which the indemnification obligation is finally established), or cash. Indemnity Collateral shall be, with respect to any Contributing Owner: (i) the Operating Partnership Interests acquired by such Contributing Owner in connection with the consummation of the transactions contemplated hereby; (ii) any Common Shares received by such Contributing Owner as a result of the exchange of Operating Partnership Interests for Common Shares; and (iii) cash or in-kind distributions, share splits or other securities received or receivable with respect to the Common Shares or Operating Partnership Interests as described in clauses (i) and (ii) above.

     (g) With respect to the indemnity obligations of RD, KB and RDC set forth under subsection 24(a) hereof, RD, KB and RDC hereby grant to the Indemnified Parties, a first and prior lien upon and a continuing security interest in the Indemnity Collateral and in any proceeds or substitution thereof, whether now existing or hereafter acquired. Any transfers permitted by the Agreement of Limited Partnership of the Partnership or otherwise by RD, KB or RDC of their Operating Partnership Interests or their Shares which may be received by them upon exchange of their Operating Partnership Interests shall expressly remain subject to the liens and security interests granted hereby until and unless such liens and security interests are released in accordance with the provisions of this subsection 24(g). In connection with the grant of such security interests, RD, KB and RDC on the date of Closing shall deliver such instruments, including stock transfer powers duly endorsed in blank, as shall be necessary to grant to the Trust and the Partnership a fully perfected first priority security interest in any Common Shares that may, after the date hereof, be issued to such persons by share dividend, split or similar distribution, and shall execute and deliver UCC Financing Statements and such other documents and take such other action necessary to grant to the Trust and the Partnership a fully perfected first priority security interest in all of their respective Operating Partnership Interests. In the event RD, KB or RDC are determined to have an indemnification obligation pursuant to Section 24 hereof, then each Indemnified Party shall have all of the rights now or hereafter existing under applicable law, and all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions, and each of RD, KB and RDC agrees to take all such actions as may be reasonably requested of them by an Indemnified Party to insure that the Indemnified Party can realize on such security interest. The liens and security interests with respect to one hundred percent (100%) in fair market value of the Indemnity Collateral granted hereunder shall not be released until the expiration of one (1) year from the Closing Date (the "Release Date"); provided, however, that if a claim for indemnification under Section 24 hereof has been made and is continuing at the Release Date, that amount of the Indemnity Collateral otherwise to be released at the Release Date, and equal to 200% of the amount of such claim shall not be released until the final disposition of such indemnification claim. Upon satisfaction of the conditions to the release of the liens and security interests and the Indemnity Collateral, the Trust and the Partnership shall prepare and file all documents and shall take all other action necessary to release such security interests in the indemnity collateral, as applicable.

     (h) If notice of a claim for indemnification under subsection 24(c) is asserted under this Section 24, the person or entity to whom such notice of a claim is asserted shall have the right, at its own expense, to participate in the defense of any Claim asserted which resulted in the claim for indemnification, and if such right is exercised, the party shall cooperate in the defense of such Claim. If a Claim is asserted which is subject to possible indemnification under this Section 24, the person against whom such Claim is asserted shall give prompt notice thereof to such Indemnitor; provided, however, that the failure to so provide prompt notice shall not relieve such indemnitor from the indemnification obligations hereunder unless and to the extent such failure materially prejudices the indemnitor's defense with regard to such claim. Indemnification of the Indemnified Parties pursuant to this
Section 24 shall be the exclusive remedy of the Indemnified Parties for any breach of any representation, obligation, warranty or covenant of any of the Contributing Owners and the liability of all such parties shall be limited as expressly provided in this Section 24.

     25. Fees and Expenses. Except to the extent expressly provided in this Agreement or in any Exhibit hereto to the contrary:

       (a) each party shall bear its own fees, costs and expenses in connection with the negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder;

       (b) provided, however, that if Closing shall occur, the due diligence, legal, accounting, investment banking, environmental, engineering and other third party out-of-pocket fees, costs and expenses incurred by RDC, the Owners and the Funds (other than any fees, costs and expenses incurred in connection with the formation and capitalization of the Funds) in connection with negotiation, execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation by them of the transactions provided for herein, shall be borne by the Trust and the Partnership.

     26. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending legally to be bound, have executed this Agreement as of the day and year first above written.

                                          MARK CENTERS TRUST

                                           By: /s/ Marvin L. Slomowitz
                                              ---------------------------------
                                              Its: Chief Executive Officer

                                          MARK CENTERS LIMITED PARTNERSHIP
                                           By: Mark Centers Trust, General
                                                Partner

                                                By: /s/ Marvin L. Slomowitz
                                                  -----------------------------
                                                  Its: Chief Executive Officer

                                          RD CAPITAL, INC.

                                           By: /s/ Ross Dworman
                                              ---------------------------------
                                              Name: Ross Dworman
                                              Title: President

                                          /s/ Ross Dworman
                                          -------------------------------------
                                          Ross Dworman
                                          /s/ Kenneth F. Bernstein
                                          -------------------------------------
                                          Kenneth F. Bernstein

                                          RD ABSECON ASSOCIATES, L.P.

                                           By: RD Absecon, Inc., individually
                                               and as General Partner of
                                               RD Absecon Associates, L.P.

                                           By: /s/ Kenneth F. Bernstein
                                              ---------------------------------
                                              Name: Kenneth F. Bernstein
                                              Title: Vice President

                                          RD PROPERTIES, L.P. V
                                           By: RD New York, LLC, General
                                               Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Member


                                          RD CROSSROADS ASSOCIATES, L.P.

                                           By: RD Crossroads, Inc., General
                                                Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          PORT BAY ASSOCIATES

                                           By: RD Soundview Associates, L.P.,
                                               Managing General Partner

                                               By: RD Soundview Associates,
                                                  Inc., General Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD SMITHTOWN LLC

                                           By: RD Smithtown Associates, L.P.,
                                               Managing Member

                                               By: RD Smithtown Associates,
                                                  Inc., General Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD ELMWOOD ASSOCIATES, L.P.

                                           By: RD Elmwood Associates, Inc.,
                                               individually and as General
                                               Partner of RD Elmwood Associates,
                                               L.P.

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD PROPERTIES, L.P. III

                                           By: /s/ Ross Dworman
                                              ---------------------------------
                                              Name: Ross Dworman
                                              Title: General Partner

                                          RD TOWN LINE ASSOCIATES LIMITED
                                          PARTNERSHIP
                                           By: RD Townline, Inc., General
                                               Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD HOBSON ASSOCIATES, L.P.

                                           By: RD Hobson, Inc., individually
                                               and as General Partner of
                                               RD Hobson Associates, L.P.

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD ABINGTON ASSOCIATES LIMITED
                                          PARTNERSHIP

                                           By: RD Abington, Inc., individually
                                               and as General Partner of
                                               RD Abington Associates
                                               Limited Partnership

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD PROPERTIES, L.P. II

                                           By: /s/ Ross Dworman
                                              ---------------------------------
                                              Name: Ross Dworman
                                              Title: General Partner

                                          RD WOONSOCKET ASSOCIATES LIMITED
                                          PARTNERSHIP

                                           By: RD Woonsocket, Inc.,
                                               individually and as General
                                               Partner of RD Woonsocket
                                               Associates Limited Partnership

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          EVAN FRAZIER PARTNERS

                                           By: /s/ Kenneth F. Bernstein
                                              ---------------------------------
                                              Name: Kenneth F. Bernstein
                                              Title: Partner

                                          RD BLOOMFIELD ASSOCIATES LIMITED
                                          PARTNERSHIP

                                           By: RD Bloomfield, Inc.,
                                               individually and as
                                               General Partner of RD Bloomfield
                                               Associates Limited Partnership

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD TOWN SQUARE ASSOCIATES LIMITED
                                          PARTNERSHIP

                                           By: /s/ Ross Dworman
                                              ---------------------------------
                                              Name: Ross Dworman
                                              Title: General Partner

                                          RD MERRILLVILLE ASSOCIATES, L.P.
                                           By: RD Merrillville, Inc., General
                                               Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD BRANCH ASSOCIATES, L.P.
                                           By: RD Branch, Inc., General Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          RD WHITEGATE ASSOCIATES LIMITED
                                          PARTNERSHIP

                                           By: RD Whitegate, Inc., individually
                                               and as General Partner of
                                               RD Whitegate Associates
                                               Limited Partnership

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          G.O. ASSOCIATES LIMITED PARTNERSHIP

                                           By: RD G.O. Properties, Inc.,
                                               individually and as General
                                               Partner of G.O. Associates
                                               Limited Partnership

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President


                                          RD VILLAGE ASSOCIATES LIMITED
                                          PARTNERSHIP

                                           By: RD Village, Inc., individually
                                               and as General Partner of
                                               RD Village Associates
                                               Limited Partnership

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President


                                          RD PROPERTIES, L.P. IV

                                           By: /s/ Ross Dworman
                                              ---------------------------------
                                              Name: Ross Dworman
                                              Title: General Partner


                                          RD COLUMBIA ASSOCIATES, L.P.

                                           By: RD Missouri, Inc., individually
                                               and as General Partner of RD
                                               Columbia Associates, L.P.

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President


                                          COLUMBIA VGH INVESTORS

                                           By: /s/ Ross Dworman
                                              ---------------------------------
                                              Name: Ross Dworman
                                              Title: Managing Partner


                                          MARLEY/OAKWOOD PROPERTIES, INC.

                                           By: /s/ Kenneth F. Bernstein
                                              ---------------------------------
                                              Name: Kenneth F. Bernstein
                                              Title: Vice President


                                          RD MARLEY PARTNERS
                                           By: RD Marley, Inc., General Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                          MARLEY ASSOCIATES LIMITED
                                          PARTNERSHIP
                                           By: RD Marley, Inc., General Partner


                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President


                                          SOUND VIEW MANAGEMENT LLC

                                           By: /s/ Kenneth F. Bernstein
                                              ---------------------------------
                                              Name: Kenneth F. Bernstein
                                              Title: Member


                                          ACADIA MANAGEMENT COMPANY LLC

                                           By: /s/ Kenneth F. Bernstein
                                              ---------------------------------
                                              Name: Kenneth F. Bernstein
                                              Title: Member


                                          RD G.O. PROPERTIES, L.P.
                                           By: RD Greenbelt, Inc., General
                                               Partner

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: President


                                          KCRF, L.L.C.
                                           By: KCRF Management, Inc., Member

                                               By: /s/ Kenneth F. Bernstein
                                                 ------------------------------
                                                 Name: Kenneth F. Bernstein
                                                 Title: Vice President

                                    ANNEX II

                                                         BEAR STEARNS & CO, INC.
BEAR
STEARNS

                                                                 245 PARK AVENUE
                                                        NEW YORK, NEW YORK 10167
                                                                  (212) 272-2000
                                  April 13,1998

Board of Trustees
Mark Centers Trust
600 Third Avenue
Kingston, Pennsylvania 18704

Gentlemen:

We understand that Mark Centers Limited Partnership and Mark Centers Trust (collectively "Mark Centers") and certain real estate partnerships and related entities controlled by RD Capital, Inc. or one of its affiliates (collectively "RD Capital") intend to enter into a Contribution and Share Purchase Agreement to be dated as of April 15, 1998 (the "Contribution Agreement"), pursuant to which RD Capital will contribute certain assets into Mark Centers' operating partnership in exchange for, the assumption of certain mortgage indebtedness and the issuance of 11,333,333 exchangeable operating partnership units and will invest $100 million in cash in Mark Centers in exchange for 13,333,333 Mark Centers common shares (such contribution and investment collectively referred to as the "Contribution").

You have asked us to render our opinion as to whether the Contribution is fair, from a financial point of view, to Mark Centers.

In the course of our analyses for rendering this opinion, we have:

      i. reviewed a draft of the Contribution Agreement;

     ii. reviewed Mark Centers' Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1994 through 1996, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and a draft of its Annual Report and on Form 10-K for the year ended December 31, 1997;

    iii. met with certain members of Mark Centers' senior management to discuss the operations, historical financial statements and future prospects of Mark Centers and their view of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Contribution;

     iv. met with certain members of RD Capital's senior management to discuss the operations, historical financial statements and future prospects of RD Capital and their view of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Contribution;

Board of Trustees
April 13, 1998
Page 2



      v. reviewed historical stock prices and trading activity of the Mark Centers common shares;

     vi. reviewed publicly available financial data and stock market performance data of companies that we deemed generally comparable to Mark Centers and RD Capital or otherwise relevant to our inquiry;

    vii. reviewed the terms, to the extent publicly available, of recent transactions that we deemed generally comparable to the Contribution or otherwise relevant to our inquiry;

   viii. reviewed the Limited Appraisal Restricted Appraisal Report prepared by CB Commercial dated April 10, 1998; and

     ix. considered such other information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.


In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Mark Centers and RD Capital. With respect to Mark Centers' and RD Capital's projected financial results (including projected divestitures, cost savings and synergies resulting from, and contemplated tax and accounting effects of, the Contribution and related transactions), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Mark Centers and RD Capital as to the expected future performance of Mark Centers and RD Capital, respectively. We understand that, in light of Mark Centers' current cash position, the Board of Trustees intends to suspend dividend distributions to shareholders for the foreseeable future. We have not assumed any responsibility for the information provided to us and we have further relied upon the assurances of the managements of Mark Centers and RD Capital that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have also assumed with your consent that the Contribution will be consummated in accordance with the terms described in the Contribution Agreement. In arriving at our opinion, we have not performed any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Mark Centers or RD Capital. With respect to the value of RD Capital's properties, we have relied on the estimates and analysis of Mark Centers' management.

Board of Trustees
April 13, 1998
Page 3


Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as they exist and can be evaluated as of the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range of Mark Centers common shares either prior to or subsequent to the consummation of the Contribution, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion as expressed below does not address Mark Centers' underlying business decision to effect the Contribution, and is not a recommendation to Mark Centers trustees or shareholders as to whether to approve or vote for the Contribution. Our opinion as expressed below is expressly limited to the Contribution and does not address any collateral matters including, without limitation, any severance or other arrangements with current or future management.

We have acted as financial advisor to Mark Centers in connection with the Contribution and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Transaction. In the ordinary course of our business, we may actively trade the securities of Mark Centers for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Trustees of Mark Centers and is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in the proxy statement to be distributed to the holders of Mark Centers common shares in connection with the Contribution.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Contribution is fair, from a financial point of view, to Mark Centers.

                                                Very truly yours,

                                                BEAR, STEARNS & CO. INC.

                                                By: /s/
                                                    ----------------------------
                                                    Senior Managing Director

                                   ANNEX III

               PROPOSED AMENDMENTS TO THE DECLARATION OF TRUST,
                       AS AMENDED, OF MARK CENTERS TRUST



        RESOLVED, that SECTION 1.1 of the Declaration of Trust of Mark Centers Trust, as amended to the date hereof, be and it hereby is amended by deleting therefrom the name "Mark Centers Trust" and by substituting in lieu thereof the name "Acadia Realty Trust."


        FURTHER RESOLVED, that SECTION 6.1 of the Declaration of Trust of Mark Centers Trust, as amended to the date hereof, be and it hereby is amended by deleting from the first sentence thereof the number "50,000,000" and by substituting in lieu thereof the number "100,000,000".